Exhibit 10.60

Below is a list of omitted schedules from the Amended and Restated Shareholders’ Agreement, dated April 15, 2013, by and among Willis Europe BV, Willis Netherlands Holdings BV, Astorg Partners, and the other parties listed on the signature pages thereto. The Company agrees to furnish supplementally a copy of any of these omitted schedules to the SEC upon request.

Schedule P0	List of the Gras Accessing Relatives
Schedule P1	List of the Original Lucas Shareholders
Schedule P2	List of the Original Gras Shareholders
Schedule (C)	Allocation of the Securities as at December 17, 2009
Schedule (E1)	Allocation of Manco1's share capital and list of the Original Managers as of December 17, 2009
Schedule (E2)	Allocation of Manco1's share capital and list of the Managers holding shares in Manco1 as of the date hereof
Schedule (F)	Allocation of Manco2's share capital as of the date hereof
Schedule (G)	Chart of the Group
Schedule (K)	Allocation of the Securities as at the date hereof
Schedule 1(C)	Transparency
Schedule 8.4	Examples of the application the Distribution Fundamentals in the case of various types of Sales
Schedule 8.7	Examples of the application of the Distribution Fundamentals in the case of exercise of the Call Options or Willis Put Options
Schedule 8.8	Examples of the application of the Distribution Fundamentals in the case of exercise of the Lucas Parties' Put Options
Schedule 8.9	Examples of the application of the Distribution Fundamentals to a Refinancing
Schedule 20.2	Form of Instrument of Adherence

April 15, 2013
(1) Astorg IV FCPR;
(2)    Financière Muscaris IV;
(3)    Willis Europe BV;
(4)    Willis Netherlands Holdings BV;
(5)    Lucaslux;
(6)    Financière Natelpau;
(7)    Maera;
(8)    Simon Minco EURL;
(9)    PRPHI EURL;
(10)    Dream Management 1;
(11)    Dream Management 2;
(12)    Natelpau Belgium;
(13)    Foyer International;
(14)    The Persons Listed in Schedule P0; and
(15)    The Persons Listed in Schedule P1.

AMENDED AND RESTATED
SHAREHOLDERS' AGREEMENT
WITH RESPECT TO
GS & CIE GROUPE (FORMERLY SOLEIL)

En accord avec les parties, les présentes ont été reliées par le procédé ASSEMBLACT R.C. empêchant toute substitution ou addition et sont seulement signées à la dernière page

i

	8.6	Non-Significant Partial Sale	74
	8.7	Application in the case of exercise of the Call Options or Willis Put Options	74
	8.8	Application in case of exercise of the Lucas' Parties' Put Options	76
	8.9	Application in the case of a refinancing of the Subordinated Convertible Bonds	77
	8.10	Application in the case of an IPO	77
	8.11	Application in case of a Merger	78
	8.12	Valuation of Securities Other Than Shares	79
9	Permitted Transfers and prohibition of indirect Transfers		80
	9.1	Scope of the Permitted Transfers	80
	9.2	Transfer Notice	81
	9.3	Prohibition of Indirect Transfers	81
10	Willis' Call Options and Put Options Granted by Willis		83
	10.1	Grant of the Call Options	84
	10.2	Calculation of the Notification Enterprise Value and Estimated Notification Equity Value and Prices; Pre-Notifications Due diligence	84
	10.3	Notification of Willis' Intention and Grant of the Willis Put Options	88
	10.4	Calculation of the Final Notification Equity Value and Prices	88
	10.5	Calculation of the Call Enterprise Value and the Estimated Call Equity Value and Prices	89
	10.6	Exercise of the Call Options	91
	10.7	Exercise of the Willis Put Options	91
	10.8	Final Consideration for the Option Securities	93
	10.9	Completion of the Transfers Upon Exercise of the Call Options or Willis Put Options and under the First and Second Conditional Sales	93
	10.10	Calculation of the Final Call Equity Value and Prices	94
	10.11	Payment of the Consideration Upon Exercise of the Call Options	95
	10.12	Payment of the Consideration Upon Exercise of the Willis Put Options	97
	10.13	Liquidity of the Lucas Shareholders	100
	10.14	Mancos Call Options	101
	10.15	Cooperation	103
	10.16	Miscellaneous	105
11	Liquidity of the Parties		106
	11.1	Auction Bid Process	106
	11.2	Drag Along	109
	11.3	Liquidity of the Lucas Shareholders	112
12	Restrictions on Transfers		113
	12.1	Pre-emption Right	113
	12.2	Total Tag Along Right	115
	12.3	Proportional Tag Along Right	116
	12.4	Exercise of the Pre-emption Right, the Total Tag Along Right and the Proportional Tag Along Right	117
	12.5	Completion of a Transfer	119
	12.6	Exercise of the Total Tag Along Right by the Lucas Shareholders	120
13	Initial Public Offering		121
14	Lucas Parties' Put Options		122

ii

	14.1	Conditions to the Put Options	122
	14.2	Determination of the Base Put Value and Prices	123
	14.3	Exercise of the Put Options	124
	14.4	Completion of the Transfers Upon Exercise of the Put Options	124
	14.5	Final Consideration for the Put Securities	127
	14.6	Earn Out	127
	14.7	Determination of the Final Put Value and Prices and Payment of the Consideration for the Put Securities	128
	14.8	Sale of Securities Issued by the Lucas Parties	130
	14.9	Miscellaneous	132
15	Anti-Dilution Protection		133
16	Recapitalization		133
17	Willis Correduria		134
	17.1	[Reserved]	134
	17.2	Distribution of Willis Correduria's Profits	134
	17.3	Correduria Put and Call	135
18	Compliance with Laws		139
19	Non Compete and Non Solicitation		139
	19.1	Willis Parties' Undertakings	139
	19.2	Reciprocal Obligations of Willis Parent and the Company	140
	19.3	Financial Investors' Undertakings	142
	19.4	Lucas Parties' Undertakings	142
	19.5	Gras Parties' Undertakings	143
	19.6	Other Parties' Undertakings	143
20	Miscellaneous		144
	20.1	Lucas Representative	144
	20.2	Accession	144
	20.3	Agreement Manager	145
	20.4	Affiliates	146
	20.5	Confidentiality	146
	20.6	Severability	147
	20.7	Entire Agreement	147
	20.8	Additional Information	148
	20.9	Notices	148
	20.10	Terms	151
	20.11	Binding Effect	152
	20.12	Assignment	152
	20.13	No Third Party Beneficiaries	153
	20.14	Amendment; Waivers, etc	153
	20.15	Governing Law; Jurisdiction	153
	20.16	Number of Original Copies	155
List of Schedules			159

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AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT
THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this "Agreement") is entered into as of April 15, 2013, by and between:

(1)
Astorg Partners, a company (société par actions simplifiée) organized under the Laws of France, having a share capital of €675,000 and its registered office at 68, rue du Faubourg Saint-Honoré, 75008 Paris, France, registered with the French Registry of Commerce and Companies under number 419 838 545 R.C.S. Paris, represented by Mr. Xavier Moreno or Mr. Thibault Surer, duly authorized for the purposes hereof, and acting as the management company (société de gestion) for and on behalf of the "fonds communs de placement à risques" Astorg IV FCPR (hereinafter referred to as the "Original Fund"):

(2)
Financière Muscaris IV, a company (société par actions simplifiée) organized under the Laws of France, having a share capital of €988,000 and its registered office at 68, rue du Faubourg Saint Honoré, 75008 Paris, France, registered with the French Registry of Commerce and Companies under number 501 614 523 R.C.S. Paris, represented by Mr. Xavier Moreno or Mr. Thibault Surer, duly authorized for the purposes hereof (hereinafter referred to as "TeamCo");

the Original Fund and TeamCo are hereinafter collectively referred to as the "Original Financial Investors" and each individually, as an "Original Financial Investor";

(3)
Willis Europe B.V., a limited company organized under the Laws of the Netherlands, having its registered office at Marten Messweg 51, 3068 AV Rotterdam, Netherlands and a mailing address at 51 Lime Street, London EC3M 7DQ, United Kingdom, represented by Ms. Sarah Turvill or Mr. Geoff Butterfield, duly authorized for the purposes hereof (hereinafter referred to as "Willis Europe");

(4)
Willis Netherlands Holdings B.V., a limited company (Besloten Vennootschap) organized under the Laws of the Netherlands, having its registered office at Piet Heinkade 55, 1000BH Amsterdam, the Netherlands, registered with the Trade Register of the Dutch Chamber of Commerce under number 34367289 and represented by Ms. Sarah Turvill or Mr. Geoff Butterfield, duly authorized for the purposes hereof (hereinafter referred to as "WNH BV");

(5)
Lucaslux, a company (société à responsabilité limitée) organized under the Laws of Luxembourg, having a share capital of €60,617,653 and its registered office at 145, rue du Kiem, L-8030 Strassen, Luxembourg, registered with the Registry of Commerce and Companies of Luxembourg under number B 149 762, represented by Mr. Patrick Lucas or Mr. Hubert Moreno, duly authorized for the purposes hereof (hereinafter referred to as "Lucaslux");

(6)	Financière Natelpau, a company (société anonyme) organized under the Laws of Luxembourg, having a share capital of €24,027,000 and its registered office at 6, rue

Guillaume Schneider, L-2522 Luxembourg, Luxembourg, registered with the Registry of Commerce and Companies of Luxembourg under number B 148 397, represented by Mr. Hervé d’Halluin or Mr. Gérard Hees, duly authorized for the purposes hereof (hereinafter referred to as "Graslux");
Lucaslux and Graslux are hereinafter collectively referred to as the "Original Family Companies" and each individually, as an "Original Family Company";

(7)
Maera, a company (société anonyme) organized under the Laws of Luxembourg, having a share capital of €4,606,093 and its registered office at au 63-65 rue de Merl, L-2146 Luxembourg, Luxembourg, registered with the Registry of Commerce and Companies of Luxembourg under number 132 353, represented by Mr. Patrick Lambert or Mr. Hubert Moreno, duly authorized for the purposes hereof (hereinafter referred to as "Maera");

(8)
Simon Minco EURL, a company (enterprise unipersonnelle à responsabilité limitée) organized under the Laws of France, having a share capital of €2,756,115 and its registered office at 6bis, rue Jean Nicolas Collignon, 57000 Metz, France, registered with the French Registry of Commerce and Companies under number 518 569 843 R.C.S. Metz, represented by Mr. Pierre Simon or Mr. Hubert Moreno, duly authorized for the purposes hereof (hereinafter referred to as "Simon EURL");

(9)
PRPHI EURL, a company (entreprise unipersonnelle à responsabilité limitée) organized under the Laws of France, having a share capital of €2,734,110 and its registered office at 13, rue du Tour des Portes, 56100 Lorient, France, registered with the French Registry of Commerce and Companies under number 493 791 701 R.C.S. Lorient, represented by Mr. Philippe Rouault or Mr. Hubert Moreno, duly authorized for the purposes hereof (hereinafter referred to as "PRPHI");

Maera, Simon EURL and PRPHI are hereinafter collectively referred to as the "MinCos" and each individually, as a "MinCo";

(10)
Dream Management 1, a company (société par actions simplifiée) organized under the Laws of France, with a share capital of €5,600,001, having its registered office at 33-34, quai de Dion Bouton, 92800 Puteaux, France, registered with the French Registry of Commerce and Companies under number 518 454 152 RCS Nanterre, represented by Mr. François Varagne or Mr. Hubert Moreno, duly authorized for the purposes hereof (hereinafter referred to as "Manco1");

(11)
Dream Management 2 (formerly named Soleil Management 2), a company (société anonyme) organized under the Laws of France, with a share capital of €4,700,001, having its registered office at 33-34, quai de Dion Bouton, 92800 Puteaux, France, registered with the French Registry of Commerce and Companies under number 518 556 212 R.C.S. Nanterre, represented by Mr. François Varagne or Mr. Hubert Moreno, duly authorized for the purposes hereof (hereinafter referred to as "Manco2");

Manco1 and Manco2 are hereinafter collectively referred to as the "Mancos" and each individually, as a "Manco";
the Original Financial Investors, Willis Europe, WNH BV, the Original Family Companies, the MinCos and the Mancos are hereinafter collectively referred to as the "Original Direct Parties" and each individually, as an "Original Direct Party";

(12)
Natelpau Belgium, a company (société anonyme) organized under the Laws of Belgium, having a share capital of €5,900,000 and its registered office at 36 Rue du Pinson, B-1170 Watermael-Boitsfort, Belgique, registered with the Registry of Commerce and Companies of Brussels (RPM de Bruxelles) under number 0821.761.036, represented by Mr. Hervé d’Halluin or Mr. Gérard Hees, duly authorized for the purposes hereof (hereinafter referred to as "Natelpau Belgium");

(13)
Foyer International, a company (société anonyme) organized under the Laws of Luxembourg, having a share capital of €30,000,000 and its registered office at 12 Rue Léon Laval, L-3372 Leudelange, Luxembourg, registered with the Registry of Commerce and Companies of Luxembourg under number B 53682, represented by Mr. Hervé d’Halluin or Mr. Gérard Hees, duly authorized for the purposes hereof (hereinafter referred to as "Foyer International");

(14)
Each of the Persons identified in Schedule P0 hereto (hereinafter collectively referred to as the "Gras Accessing Relatives"), represented by Mr. Hervé d’Halluin or Mr. Gérard Hees, duly authorized for the purposes hereof;

Natelpau Belgium, Foyer International and the Gras Accessing Relatives are hereinafter collectively referred to as the "Gras Accessing Parties" and each individually, as a "Gras Accessing Party";

(15)
Each of the Persons identified in Part A of Schedule P1 hereto (hereinafter collectively referred to as the "Lucas Accessing Parties"), represented by Mr. Patrick Lucas or Mr. Hubert Moreno, duly authorized for the purposes hereof;

(16)
Such other Persons who may become owners of Securities (as such term is defined in Section 1.1 below) and parties to this Agreement in accordance with the terms hereof (together with the Original Direct Parties, the Gras Accessing Parties and the Lucas Accessing Parties, the "Direct Parties");

(17)
Each of the Persons identified in Part B of Schedule P1 hereto (hereinafter collectively referred to, together with the Lucas Accessing Parties, as the "Original Lucas Shareholders"), represented by Mr. Patrick Lucas or Mr. Hubert Moreno, duly authorized for the purposes hereof in their capacity as representatives of Lucaslux;

the Original Direct Parties and the Original Lucas Shareholders are hereinafter collectively referred to as the "Original Parties" and each individually, as an "Original Party";

IN THE PRESENCE OF:

(18)
Willis Group Holdings Plc, a public limited company organized under the Laws of Ireland, having its registered office at Grand Mill Quay Barrow Street, Dublin 4, Ireland, registered with the Ireland Companies Registry under number 475616 and represented by Ms. Sarah Turvill or Mr. Geoff Butterfield, duly authorized for the purposes hereof (hereinafter referred to as "WGH Plc");

WGH Plc is a party to this Agreement as Ancillary Party in accordance with Section 1.3 and hereinafter referred to as the "Willis Ancillary Party";

(19)
GS & Cie Groupe (formerly named Soleil), a company (société par actions simplifiée) organized under the Laws of France, having a share capital of €118,564,674 and its registered office at 33-34, quai de Dion Bouton, 92800 Puteaux, France, registered with the French Registry of Commerce and Companies under number 515 061 141 R.C.S. Nanterre, represented by Mr. François Varagne or Mr. Hubert Moreno, duly authorized for the purposes hereof (hereinafter referred to as the "Company") being a party to this Agreement for the sole purpose of Section 1, Section 10, Section 14, Section 17, Section 19 and Section 20;

(20)
Gras Savoye, a company (société par actions simplifiée) organized under the Laws of France with a share capital of €1,462,600, having its registered office at 33-34, quai de Dion Bouton, 92800 Puteaux, France, registered with the French Registry of Commerce and Companies under number 311 248 637 RCS Nanterre, and represented by Mr. François Varagne or Mr. Hubert Moreno, duly authorized for the purposes hereof (hereinafter referred to as "Gras Savoye") being a party to this Agreement for the sole purpose of Section 1, Section 17 and Section 20;

(21)
Gras Savoye Eurofinance, a company (société anonyme), organized under the Laws of Belgium, having its registered office at 4020 Liège 2, Quai des Vennes, 18-20, Belgium, registered under number 0403.276.015 and represented by Mr. François Varagne or Mr. Hubert Moreno, duly authorized for the purposes hereof (hereinafter referred to as "GS Eurofinance") being a party to this Agreement for the sole purpose of Section 1, Section 17 and Section 20;

the Willis Ancillary Parties, the Company, Gras Savoye and GS Eurofinance are hereinafter collectively referred to as the "Original Ancillary Parties" and each individually, as an "Original Ancillary Party".

RECITALS
WHEREAS:

(A)
On December 17, 2009, pursuant to an investment and share purchase agreement dated November 18, 2009 entered into by and among, inter alia, the Original Parties other than WNH BV, GS Financière (formerly named Alcée), a société par actions simplifiée formed and existing under the Laws of France, with a share capital of €349,700,00, having its registered office at 33-34, quai de Dion Bouton, 92800 Puteaux, France, registered with the French Registry of Commerce and Companies under number 517 842 811 R.C.S. Nanterre ("BidCo"), has acquired 94.99% (including treasury shares at the denominator) of the share capital and 99.96% of the voting rights of Gras Savoye & Cie, a société par actions simplifiée organized under the Laws of France with a share capital of €1,462,860, having its registered office at 33-34, quai de Dion Bouton, 92800 Puteaux, France, registered with the French Registry of Commerce and Companies under number 457 509 867 RCS Nanterre ("GSC"), which in turn, directly owns more than 99% of the share capital and voting rights of Gras Savoye, (collectively with GSC, the "Targets");

(B)	In order to partially finance the acquisition of the shares in GSC by BidCo, the Company granted a shareholder's loan to BidCo and subscribed for shares issued by BidCo;

(C)
In order to partially finance this shareholder's loan and this subscription, each Original Direct Party other than WNH BV has subscribed, on or about December 17, 2009, for the Securities (as such term is, and such other capitalized terms as are used without definition in these Recitals are, defined in Section 1.1) set forth opposite its name in the table appearing in Schedule (C); and on December 17, 2009, the Original Direct Parties other than WNH BV collectively owned 100% of the Shares and 100% of the Company's voting rights;

(D)
On December 17, 2009, the Original Parties and the Original Ancillary Parties entered into a Shareholders' Agreement with respect to certain matters relating to the Securities and the governance of the Company and its Subsidiaries (the "Original Shareholders' Agreement");

(E)
On December 17, 2009, the share capital of Manco1 was allocated as set forth in Schedule (E1); as of such date 59.82% of Manco1's share capital was owned by certain key managers of the Group Companies listed in Schedule (E1) (the "Original Managers"); and on the same date the Original Fund, Willis Europe, certain Original Lucas Shareholders, Lucaslux, Graslux, Manco1 and the Original Managers have entered into a shareholders' agreement to organize their relationships as shareholders of Manco1 (the "Manco1 Shareholders' Agreement"). The share capital of Manco1 on the date hereof is allocated as set forth in Schedule (E2); and all of the holders of shares in Manco1 are party to the Manco1 Shareholders’ Agreement;

(F)
3,913,043 Class 2 Non-Voting Shares with Warrants attached were subscribed by Manco2 on December 17, 2009; for the purpose of this subscription Manco2 has been financed by an issuance of ordinary shares which was initially subscribed by Willis Europe, certain Original Lucas Shareholders and the Original Fund, each of whom later sold such ordinary shares to other managers of the Group Companies through a public offer (offre au public) process. Upon acquisition of Manco2 ordinary shares by managers of the Group Companies, those managers, the Original Fund, Willis Europe, certain Original Lucas Shareholders, Lucaslux, Graslux and Manco2 have entered into a shareholders' agreement to organize their relationships as shareholders of Manco2 (the "Manco2 Shareholders' Agreement"). The share capital of Manco2 on or about the date hereof is allocated as set forth in Schedule (F); and all of the holders of shares in Manco2 are party to the Manco2 Shareholders’ Agreement;

(G)	Schedule (G) sets forth a chart of the companies Controlled, directly or indirectly, by the Company, including BidCo and the Targets;

(H)	The Original Lucas Shareholders held on December 17, 2009, and continue to hold on the date hereof all the Lucas Securities issued by Lucaslux on December 17, 2009;

(I)
As contemplated by the Original Shareholders' Agreement, (i) Willis Europe Transferred its Subordinated Convertible Bonds to the Original Willis Parent on the date hereof, (ii) the Original Willis Parent Transferred such Subordinated Convertible Bonds to WGH Plc and (iii) WGH Plc Transferred such Subordinated Convertible Bonds to WNH BV; the Original Willis Parent was dissolved after these transactions and is therefore not a party to this Agreement;

(J)
Since the effective date of the Original Shareholders' Agreement, Natelpau Belgium, Foyer International and the Gras Accessing Relatives have become holders of Securities. The Parties agree to ratify the transfer of Vendors Bonds to Foyer International as a Permitted Transfer under section 9.1(o) of the Original Shareholders’ Agreement. Foyer International confirms that upon acquiring Vendor Bonds it has adhered to, and remains bound by, the terms and conditions of the Vendors Bonds;

(K)	On the date hereof, each of the Direct Parties holds the Securities set forth opposite its name in the table appearing in Schedule (K);

(L)	The Correduria Lump Sum Cash Payment occurred as contemplated by the Original Shareholders’ Agreement;

(M)	In February 2012, the Company sold its indirect equity interest in Willis Gras-Savoye Ré SA to Willis Europe BV;

(N)
On 15 February 2013, a senior facilities agreement was entered into between, inter alios, Gras-Savoye as borrower, and Caisse Régionale de Crédit Agricole Mutuel de Nord de France, Caisse Régionale de Crédit Agricole Mutuel de Paris et d’Ile de France as initial lenders (the "New Senior Facilities Agreement"). The proceeds from the loans under the New Senior Facilities Agreement, together with certain cash resources of the Group Companies, were used to repay in full all sums due under the Original Senior Facilities Agreement;

(O)	On 4 April 2012, Mr. François Varagne was appointed to serve as directeur général of the Company, BidCo and the Targets;

(P)
Within the context of the change of the management of the Group, the Original Parties have agreed to amend certain stipulations of the Original Shareholders' Agreement, inter alia with respect to the governance of the Company and Willis' Call Options and Willis Put Options;

(Q)
The Original Parties desire to amend and restate the Original Shareholders' Agreement to reflect such amendments on the terms and subject to the conditions set forth herein. The Senior Lenders have consented to such amendment and restatement pursuant to a letter dated 11 April 2013.

(R)
This Amended and Restated Agreement replaces and supersedes the Original Shareholders’ Agreement; provided, however, that each Party to the Original Shareholders’ Agreement shall remain liable in case of breach of the Original Shareholders’ Agreement prior to the date hereof.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties and the Ancillary Parties hereto hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In addition to such terms as are defined elsewhere in this Agreement (including in the Preamble and the Recitals) the following words and expressions shall have the following meanings:
"1592 Arbitrator" means the Agreed 1592 Arbitrator or, in the event that the Agreed 1592 Arbitrator is unable or not willing to perform any of his missions under this Agreement, an Appointed 1592 Arbitrator;
"Admissible Offer" means a bona fide offer to acquire, directly or indirectly, a specified amount of Securities for cash and/or Cash Equivalent and which:

(a)	is made in writing by a Third Party or a Party after the expiration of the Standstill Period;

(b)	indicates:

(i)	the number and type of Securities proposed to be acquired;

(ii)
the global consideration offered for all the Securities proposed to be acquired (and in the event of a Transfer for Non-Cash Consideration, the offer shall include a valuation in Euro of such Non-Cash Consideration);

(iii)	the Global Valuation expressed in Euro on which is based the offer;

(iv)	the terms and conditions of the offer; and

(v)	the name and address of the Person making the offer and, if that Person is an Entity, of each Person which Controls it directly or indirectly;

(c)	is not conditional upon completion of any due diligence or any conditions precedent within the direct control of the Person making the offer;

(d)	does not require any non-compete or non-solicitation undertakings from the Parties in addition to those set forth in Section 19; and

(e)
if made by a Third Party, includes the irrevocable commitment of such Third Party to execute and deliver to the Parties an Instrument of Adherence on the date of completion of the proposed Transfer at the latest;

"Admissible Transfer of Lucas Securities" means a Transfer of Lucas Securities which will not result in any of the Lucas Parties becoming a Defaulting Party;
"Affiliate" when used with reference to a specified Person, means any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, is Controlling, or is under the same Control as, such specified Person; it being specified that (a) a fund shall be deemed to be Controlled by the company managing or advising such fund, (b) a société en commandite shall be deemed to be Controlled by its unlimited partners (associés commandités) or by the Person Controlling its unlimited partners (associés commandités) and (c) TeamCo shall be deemed to be an Affiliate of the Original Fund but an Affiliate of TeamCo shall not be deemed to be an Affiliate of the Original Fund;
"Agreed 1592 Arbitrator" means a partner at an international accounting firm mutually acceptable to the Direct Parties; if the Direct Parties are not able to agree on such accounting firm by December 31, 2014, then an arbitrator from a nationally recognized accounting firm that is not the independent auditor for either any of the Direct Parties or any of the Group Companies, or any of their respective Affiliates, shall be appointed by the Président of the Nanterre Commercial Court (Tribunal de commerce), at the request of the first Direct Party to apply; the Agreed 1592 Arbitrator shall act as an arbitrator pursuant to Article 1592 of the French Civil Code (Code civil) in order to determine the price for the Option Securities and the Securities held by the Mancos pursuant to Section 10 and the price for the Put Securities pursuant to Section 14, provided that:
in the event that this Person appointed as Agreed 1592 Arbitrator is unable or not willing to perform his missions in 2015 under Section 10, the Appointed 1592 Arbitrator who will calculate the Final Notification Equity Value and Prices shall be deemed to be the Agreed 1592 Arbitrator for the missions to be performed in 2016 under Section 10, and in the event that this Person appointed as Agreed 1592 Arbitrator, is unable or not willing to determine the Base Put Value and Prices under Section 14.2, the Appointed 1592 Arbitrator who will calculate the Base Put Value and Prices shall be deemed to be the Agreed 1592 Arbitrator who may calculate the Final Put Value and Prices pursuant to Section 14.7;
"Agreed Restructuring Plan" means a plan which aims at preventing or curing a Bankruptcy Proceeding, provided that all the following conditions are met:

(a)	the Company and/or BidCo and/or any of the Targets shall be subject to a Triggering Event;

(b)	the terms and conditions of such plan shall have been approved by the Senior Lenders (or applicable majority) pursuant to the terms of the Finance Documents;

(c)	the terms and conditions of such plan shall have been negotiated with the Senior Lenders by the Initiating Class Members;

(d)
any issuance of Securities within such plan shall be offered on a pari passu basis to all the Direct Parties in accordance with Section 15 (Anti-Dilution Protection) and a fairness opinion from a reputable financial adviser shall have been obtained on this New Issuance; and

(e)
in no event, such plan shall restrict the rights that the Parties may have regarding Transfers of Securities or Lucas Securities or otherwise release any of the Parties from its obligations regarding Transfers of Securities or Lucas Securities; in particular, any Transfer to be completed in the context of such plan shall be subject to all of the provisions of Chapter II (Transfers) regarding Transfers of Securities or Lucas Securities;

"Agreement" has the meaning ascribed to it in the Preamble;
"Agreement Manager" shall mean the Company represented by the Supervisory Board in its capacity as manager of this Agreement in accordance with Section 20.3;
"Ancillary Parties" means the Original Ancillary Parties other than any Willis Ancillary Party which holds Securities;
"Annual Accounts" means the audited consolidated and corporate annual accounts of the Company and its Subsidiaries for a Financial Year, prepared in accordance with the applicable accounting methods and principles and the audited consolidated and corporate profit and loss account and cash flow statement for the twelve (12) month period prior to the date of the annual accounts and the audited consolidated and corporate balance sheet as at the date of the annual accounts and the notes thereon, it being agreed that, for Financial Years 2014 and 2015, the Annual Accounts shall include all supplemental schedules or information, reviewed by the auditors of the Company, necessary for the calculation of the Notification Enterprise Value, Estimated Notification Equity Value, Final Notification Equity Value, Call Enterprise Value, Estimated Call Equity Value and the Final Call Equity Value;
"Annual Budget" means for any Financial Year, a reasonable twelve-month consolidated forecast of the operations of the Company, including consolidated profit and loss, cash flow and balance sheet forecasts and all other significant information concerning the strategy of the Group and any other decisions that are expected to be a Reserved Matter, as well as any other matters requested by the Supervisory Board from time to time, as approved by the Supervisory Board and as revised from time to time in accordance with the terms of this Agreement;
"Applicable Actions" with respect to any Direct Party means all applicable actions that such Direct Party can lawfully take as a Shareholder of the Company, including voting through any Voting Shares owned by it, causing its nominee or nominees on the Supervisory Board of the Company to vote at meetings (or to absent themselves from such meetings) and to take any other actions which may be taken by them, causing the representatives of the Company and/or any of the other Group Companies at shareholder or board level or other similar organizational body meetings to vote and take any other actions which may be taken by them;
"Appointed 1592 Arbitrator" means, in the event that the Agreed 1592 Arbitrator is unable or not willing to perform any of his missions under this Agreement, the other arbitrator acting under Article 1592 of the French Civil Code (Code civil) appointed by the Président of the Nanterre Commercial Court (Tribunal de commerce) pursuant to Section 10 or Section 14;
"Attorney-in-Fact" has the meaning ascribed to it in Section 11.2;
"Auction Bid Initiator" has the meaning ascribed to it in Section 11.1;
"Auction Bid Notice" has the meaning ascribed to it in Section 11.1;
"Auction Bid Process" has the meaning ascribed to it in Section 11.1;
"Audit Committee" has the meaning ascribed to it in Section 2.7;
"Authorized Group" means each of the following group of Direct Parties:

(a)	the Financial Investors after consultation of the Lucas Parties and the Gras Parties, and

(b)	from the Family Date, the Lucas Parties, provided that:

(vi)	no Auction Bid Process is in process,

(vii)	the Financial Investors did not initiate an Auction Bid Process three (3) months after the service by the Lucas Parties of a notice requiring the initiation of an Auction Bid Process, and

(viii)	the Lucas Parties cannot exercise the Drag Along Right unless the Full Exit resulting therefrom allows a Project Multiple at least equal to two (2) times,

(c)	from the Family Date, the Gras Parties, provided that:

(i)	no Auction Bid Process is in process,

(ii)	the Financial Investors did not initiate an Auction Bid Process three (3) months after the service by the Gras Parties of a notice requiring the initiation of an Auction Bid Process, and

(iii)	the Gras Parties cannot exercise the Drag Along Right unless the Full Exit resulting therefrom allows a Project Multiple at least equal to two (2) times,

(d)	from the Willis Date, the Willis Parties, and

(e)	any other Direct Party which would become entitled to appoint two (2) nominees at the Supervisory Board in accordance with Section 2.6, and
Should the number of Supervisory Board Members which an Authorized Group may nominate is reduced from two (2) to one (1), such Authorized Group shall lose its right to initiate an Auction Bid Process and/or its right to exercise a Drag Along Right under Section 11; However, notwithstanding the foregoing, the rights of the Gras Parties to initiate an Auction Bid Process and/or to exercise a Drag Along Right under Section 11 shall be maintained as long as they are entitled to appoint at least one (1) nominee at the Supervisory Board;
"Bankruptcy Proceedings" means a "procédure de sauvegarde", "redressement judiciaire", "liquidation judiciaire", "administration judiciaire", "suspension provisoire des poursuites", "cessation des paiements" or any similar proceedings under applicable Law in any competent jurisdiction;
"Base Put Equity Value" has the meaning ascribed to it in Schedule 1(B);
"Base Put Price" with respect to a Security, means the price of such Security determined in accordance with the rules set forth in Section 8 on the basis of a Distribution Amount equal to the Base Put Equity Value and a Put Options Completion Date deemed to occur on the date of Cessation;
"Base Put Value and Prices" means the Base Put Equity Value and the Base Put Price of each type of Security;
"Best Global Offer" means the Global Offer received in the context of an Auction Bid Process offering the highest price to be paid in cash or Cash Equivalent provided that in the event that the terms and conditions of a Global Offer include a requirement for representations and warranties from the Parties (other than representations and warranties with respect to title and capacity), the price referred to in such Global Offer shall, for the purposes of this definition, be deemed to be decreased by an amount equal to the maximum liability specified in such Global Offer in respect of such representations and warranties;
"BidCo" has the meaning ascribed to it in the Recitals;
"Business Activities" means any business activities which consist in insurance and reinsurance broker services, risk management consulting services and risk modeling to clients worldwide and directly related services, provided that, for the purposes of Section 19.1, the "Business Activities" shall not include treaty reinsurance;
"Business Day" means every day except Saturdays, Sundays and statutory holidays in Paris, France, and London, United Kingdom, on which the main commercial banks in Paris and London are open for the transaction of normal banking business;

"By-Laws" shall mean, as the context requires, the Company's By-Laws, or the By-Laws of any other Group Company.
"Call Appointment Date" means the date on which the Agreed 1592 Arbitrator is provided with the Annual Accounts for the Financial Year ended on December 31st, 2015;
"Call Enterprise Value" has the meaning ascribed to it in Schedule 1(B);
"Call Options Exercise Notice" has the meaning ascribed to it in Section 10.6;
"Call Options" has the meaning ascribed to it in Section 10.1;
"Call Options Exercise Period" has the meaning ascribed to it in Section 10.6;
"Cash Equivalent" means securities which are listed and actively traded on an Eligible Stock Exchange so that they could be disposed of in thirty (30) days at the rate of daily sales of shares representing 10% of the average daily volume over the last six (6) months;
"Cash Flows Paid" means, for any specified Person (a) all sums paid to the Company, a Group Company, Manco1 or Manco2 in respect of subscription for securities on December 17, 2009 (including the Securities but excluding the Vendors Bonds), (b) all other sums paid after December 17, 2009 to subscribe for Securities, Lucas Securities or securities issued by a Group Company, Manco1 or Manco2 or in respect of every advance granted to the Group or to Manco1 or Manco2 after this date or (c) all sums paid to acquire Securities, Lucas Securities or securities of a Group Company, of Manco1 or of Manco2, it being agreed that there will be excluded from the Cash Flows Paid the flows between a Party and its Affiliates so that they are considered to form one single person between December 17, 2009 and the date of the Distribution;
"Cash Flows Received" means, for any specified Person, all sums received by that Person (a) from the Group or from Manco1 or Manco2, or, subject to the Transparency, from a Lucas Party, by reason or because of the fact of the holding of securities (including the Securities but excluding the Vendors Bonds) subscribed or acquired by that Person (dividends, interest, capital reduction, etc.) or from the repayment of any advance (including any interest and any compensation due, as the case may be, in respect of such advance) granted by that person to a Group Company or Manco1 or Manco2, or subject to the Transparency, to a Lucas Party or (b) as consideration for the Transfer of Securities, Lucas Securities or securities of a Group Company or Manco1 or Manco2 held by that Person or of debts of the Group Companies or Manco1 or Manco2 or, subject to the Transparency, a Lucas Party, it being agreed:

(i)
that in the case of an IPO, the price per Share will be equal to the average of the highest price and the lowest price calculated by reference to the price range proposed immediately before the IPO by the banks mandated for this purpose;

(ii)
that there will be excluded from the Cash Flows Received flows between a Shareholder and its Affiliates so that they are considered to form one single Person between December 17, 2009 and the date of the Distribution; and

(iii)	that there will be deducted the total external expenses or associated costs reasonably borne by the relevant person and linked to the completion of the Distribution;
"Cause" means:

(a)	the Company, BidCo or any of the Targets is subject to a Triggering Event;

(b)	Mr. Lucas is subject to a prohibition from managing a company;

(c)	Disability of Mr. Lucas;

(d)	a Gross Misconduct of Mr. Lucas;

(e)
a material breach of this Agreement by Mr. Lucas and (except in any case where such breach is incapable of remedy when no continuation or notice as is hereinafter mentioned will be required) such breach continues for the period of fifteen (15) Business Days next following the earliest service by a Financial Investor or a Willis Party on Mr. Lucas of a notice identifying in reasonable details the nature of the breach and the Section(s) breached and requiring the same to be remedied; or

(f)	a default of payment under the Finance Documents;
"Cessation" means, if Mr. Lucas is appointed as President, the removal of Mr. Lucas from his functions of President or his non-renewal in his functions of President where he has solicited his renewal;
"Claimant Party" has the meaning ascribed to it in Section 20.15(b);
"Class (of Voting Shares)" means the Class 1A Shares, the Class 1B Shares, the Class 1C Shares and the Class 1D Shares in each case existing at the date hereof, the Ordinary Shares and, as the case may be, any other Class of Voting Shares automatically created pursuant to Section 2.6 hereof and the Company's By-Laws, it being agreed that:

(a)
Voting Shares Transferred by the holder of Voting Shares of a certain Class to a holder of Voting Shares of another Class shall be converted in nature to that other Class and belong, as of the completion of such Transfer, to the Class of Voting Shares held by that Transferee,

(b)
any new Voting Shares issued to a holder of a certain Class of Voting Shares (including as a result of conversion or exercise of Securities) or to an Affiliate of a holder of a certain Class of Voting Shares shall belong, as of the completion of such issuance, to the Class of Voting Shares held by the subscriber or the Affiliate of the Subscriber,

(c)
any Voting Share Transferred to a Third Party which is neither a Willis Entity, nor an Affiliate of the Financial Investors, nor a Lucas Entity, nor a Gras Entity shall become, as of the Completion of such Transfer, an Ordinary Share irrespective of its original Class,

(d)	any Voting Share Transferred to a Third Party which is a Willis Entity shall become, as of the completion of such Transfer, a Class 1A Share irrespective of its original Class,

(e)	any Voting Share Transferred to a Third Party which is an Affiliate of the Financial Investors shall become, as of the completion of such Transfer, a Class 1B Share irrespective of its original Class,

(f)	any Voting Share Transferred to a Third Party which is a Lucas Entity shall become, as of the completion of such Transfer, a Class 1C Share irrespective of its original Class,

(g)	any Voting Share Transferred to a Third Party which is a Gras Entity shall become, as of the completion of such Transfer, a Class 1D Share irrespective of its original Class, and

(h)
each Class of Voting Shares (other than the Ordinary Shares) entitles their holders to designate or remove a certain number of Supervisory Board Members but otherwise all the Voting Shares shall have the same voting rights;

"Class 1A Member" has the meaning ascribed to it in Section 2.3;
"Class 1B Member" has the meaning ascribed to it in Section 2.3;
"Class 1C Member" has the meaning ascribed to it in Section 2.3;
"Class 1D Member" has the meaning ascribed to it in Section 2.3;
"Class 1A Share" means any Voting Share held by a Willis Party;
"Class 1B Share" means any Voting Share held by the Financial Investors or any of their Affiliates;
"Class 1C Share" means any Voting Share held by the Lucas Parties
"Class 1D Share" means any Voting Share held by the Gras Parties;
"Class 2 Non-Voting Shares" means the 8,695,652 Shares without voting rights issued with Warrants attached to Manco1 and Manco2 by the Company in accordance with Articles L. 228-11 et seq. of the French Commercial Code (Code de commerce);

"Class 3 Non-Voting Shares" means the 1,120,000 Shares without voting rights issued to the MinCos by the Company in accordance with Articles L. 228-11 et seq. of the French Commercial Code (Code de commerce);
"Class 4 Non-Voting Shares" means the Shares without voting rights to be issued by the Company upon conversion of the Vendors Bonds in accordance with Articles L. 228-11 et seq. of the French Commercial Code (Code de commerce);
"Class Representatives" has the meaning ascribed to it in Section 4.2(a);
"Committees" has the meaning ascribed to it in Section 2.7;
"Company" as the meaning ascribed to it in the Recitals;
"Company's By-Laws" has the meaning ascribed to it in Section 2; a copy of the Company's By-Laws current as of the date hereof is attached at Schedule 1(A);
"Competitor" means a Person (other than a Willis Entity) (a) having its principal business in any of the Business Activities or (b) with an Affiliate having its principal business in any of the Business Activities;
"Concert" means the "concert" as defined in Article L. 233-10 of the French Commercial Code (Code de commerce) other than the concert between the Direct Parties which may result from this Agreement, it being specified that, for the purposes hereof, the word "control" used in Article L. 233-10 of the French Commercial Code (Code de commerce);
"Confirming Notifications" has the meaning ascribed to it in Section 10.3;
"Control" when used with respect to a Person, means "control" as defined in Article L. 233-3 I of the French Commercial Code (Code de commerce), it being specified that investment funds shall be deemed to be Controlled by their management company and the words "Controlling" and "Controlled by" shall be construed accordingly;
"Converted Shares" has the meaning ascribed to it in Section 8.10;
"Correduria Annual Dividend" has the meaning ascribed to it in Section 17.2;
"Correduria Call" has the meaning ascribed to it in Section 17.3;
"Correduria Equity Value" has the meaning ascribed to it in Schedule 1(B);
"Correduria Exercise Period" has the meaning ascribed to it in Section 17.3;
"Correduria Minority Shares" means, without duplication, at any time after the date of this Agreement, the total number of shares in Willis Correduria then held by the Group Companies;

"Correduria Price" has the meaning ascribed to it in Section 17.3;
"Correduria Put" has the meaning ascribed to it in Section 17.3;
"Correduria Ratio" means, without duplication, at any time after the date of this Agreement, the fraction the numerator of which is the Correduria Minority Shares and the denominator of which is the total number of Willis Correduria shares then outstanding, it being specified that on the date hereof the Correduria Ratio is equal to twenty three percent (23%);
"Default" means:

(a)	with respect to a Willis Party, the situation where such Willis Party ceases to be a Willis Entity,

(b)	with respect to a Financial Investor (other than TeamCo), the situation where such Financial Investor ceases to be an Affiliate of an Original Fund,

(c)	with respect to TeamCo, the situation where a stake in TeamCo's share capital or voting rights is Transferred or issued to a Person other than a member of the Team or a Financial Investor,

(d)	with respect to a Lucas Party, the situation where a Lucas Party ceases to be a Lucas Entity other than pursuant to Section 11.3 or Section 14.8,

(e)	with respect to a Gras Party, the situation where a Gras Party ceases to be a Gras Entity,

(f)	with respect to Maera, the situation where Maera or any other Lambert Entity holding Securities ceases to be a Lambert Entity,

(g)	with respect to Simon EURL, the situation where Simon EURL or any other Simon Entity holding Securities ceases to be a Simon Entity, and

(h)	with respect to PRPHI, the situation where PRPHI or any other Rouault Entity holding Securities ceases to be a Rouault Entity;
it being expressly agreed by the Parties that upon request made from time to time, (i) any Supervisory Board Member shall be granted access to such information as may be required to confirm that no Default has occurred and (ii) the Financial Investors or the Willis Parties shall have the right to complete an audit of the Lucas Parties at their own cost;
"Defaulting Party" means a Direct Party in a situation of Default;
"Direct Parties" has the meaning ascribed to it in the Preamble;
"Disability" means any permanent disability of a second and third category within the meaning of Article L. 341-4 of the French Social Security Code (Code de la securité sociale);

"Distribution" has the meaning ascribed to it in Section 8.1(a);
"Distribution Amount" has the meaning ascribed to it in Section 8.1(a);
"Distribution Amount excluding Class 2 Non-Voting Shares" has the meaning ascribed to it in Section 8.3(b);
"Distribution Fundamentals" has the meaning ascribed to it in Section 8.2(b);
"Drag Along Notice" has the meaning ascribed to it in Section 11.2;
"Drag Along Party" has the meaning ascribed to it in Section 11.2;
"Drag Along Right" has the meaning ascribed to it in Section 11.2;
"Eligible Stock Exchange" means (i) the Eurolist of Euronext Paris S.A., or (ii) any other internationally recognized stock exchange or regulated public market for equity securities in the European Union or North America which has requirements for listing or authorization for public trading which are substantially similar to those or the Eurolist and provides an active market for the trading of equity securities;
"Encumbrance" means any pledge of real or personal property (nantissement or gage), mortgage (hypothèque), lien (privilège) (other than a lien arising by operation of law in the ordinary course of trading), right of retention (droit de rétention), easement or right of way (servitude), pre-emptive rights, options, or other security (sûreté) or similar third-party rights;
"Entity" means any company (société), partnership (limited or general), joint venture, trust, association, economic interest group (groupement d'intérêt économique) or other organization, enterprise or entity, whether or not vested with the attributes of a legal person (personne morale);
"ERISA Rules" means the US Department of Labor Regulations at 29 CFR 2510.3-101 resulting from the United States Employee Retirement Income Securities Act of 1974, as amended from time to time;
"Estate Entity" with respect to a specified individual, means an Entity organized under the Laws of a country of the European Union (i) of which all the share capital and voting rights are held at all times directly by this specified individual, alone or together with his Relatives, and/or another Estate Entity of this specified individual, (ii) of which not less than the necessary percentage of the voting rights attached to shares to get majority in extraordinary shareholders' general meetings are held directly by such individual alone, as long as he is alive, and (iii) of which the corporate purpose is solely to hold some shares or securities free of any Encumbrance;
"Estimated Call Equity Value" has the meaning ascribed to it in Schedule 1(B);

"Estimated Call Equity Value and Prices" means the Estimated Call Equity Value, the Estimated Call Price of each type of Securities and the Estimated Willis Put Price of each type of Securities;
"Estimated Call Price" with respect to a Security, means (a) the price of such Security determined in accordance with the rules set forth in Section 8 on the basis of a Distribution Amount equal to the Estimated Call Equity Value and an Options Completion Date deemed to occur on June 30, 2016 (notwithstanding the fact that the Options Completion Date might occur on a different date pursuant to Section 10.9(a)), reduced by (b) the Overperformance Adjustment Amount;
"Estimated Notification Equity Value" has the meaning ascribed to it in Schedule 1(B);
"Estimated Notification Equity Value and Prices" means the Estimated Notification Equity Value and the Estimated Notification Price of each type of Securities;
"Estimated Notification Price" with respect to a Security, means the price of such Security determined in accordance with the rules set forth in Section 8 on the basis of a Distribution Amount equal to the Estimated Notification Equity Value;
"Estimated Willis Put Price" with respect to a Security, means the price of such Security determined in accordance with the rules set forth in Section 8 on the basis of an Options Completion Date deemed to occur on June 30, 2016 (notwithstanding the fact that the Options Completion Date might occur on a different date pursuant to Section 10.9(a)) and a Distribution Amount equal to:

(a)	the Estimated Call Equity Value, if the Call Enterprise Value is below or equal to the product of (i) the Notification Enterprise Value and (ii) one point twenty (1.20); or

(b)
the product of (i) the Final Notification Equity Value and (ii) one point twenty (1.20), if the Call Enterprise Value exceeds the product of (x) the Notification Enterprise Value and (y) one point twenty (1.20).

"Euribor" means the European inter-bank offered rate for inter-bank Euro deposits for a period of three (3) month offered between prime banks in the European inter-bank market that appears on page 248 of the Reuters screen at or about 11.00 am (Paris time) on the date which is two days before the Options Completion Date (or, if that date falls on a day which is not a Business Day, the first Business Day which is at least two days before the Options Completion Date);
"Exchanged Shares" has the meaning ascribed to it in Section 8.11(a);
"Executive Committee" has the meaning ascribed to it in Section 2;
"Executive Member" has the meaning ascribed to it in Section 2;

"Exercise Period" has the meaning ascribed to it in Section 12.4;
"Existing Offered Shares" has the meaning ascribed to it in Section 13;
"Experts" means two (2) independent experts (within the meaning of Article 261-4 of the General Regulations (Réglement général) and the instruction 2006-08 of the French stock market authority (Autorité des marchés financiers) to be selected by the Parties among the list of names set forth Schedule 1(B) in order to calculate the market multiples K1 and K2 in accordance with Schedule 1(B);
"Family Companies" means the Original Family Companies, any new Lucas Party and any new Gras Party;
"Family Date" means either (a) January 1st, 2017 if the Confirming Notifications are not delivered in a timely manner, or (b) the first anniversary of the expiration of the Willis Put Options Exercise Period, if the Willis Parties do not exercise the Call Options during the Call Options Exercise Period and the Willis Call Grantors do not exercise the Willis Put Options during the Willis Put Options Exercise Period;
"Final Call Equity Value" has the meaning ascribed to it in Schedule 1(B);
"Final Call Equity Value and Prices" means the Final Call Equity Value, the Final Call Price of each type of Securities and the Final Willis Put Price of each type of Securities;
"Final Call Price" with respect to a Security, means (a) the price of such Security determined in accordance with the rules set forth in Section 8 on the basis of a Distribution Amount equal to the Final Call Equity Value and an Options Completion Date deemed to occur on June 30, 2016 (notwithstanding the fact that the Options Completion Date might occur on a different date pursuant to Section 10.9(a)), reduced by (b) the Overperformance Adjustment Amount;
"Final Manco Call Price" with respect to a Security, means the price of such Security determined in accordance with the rules set forth in Section 8 on the basis of a Distribution Amount equal to the Final Call Equity Value, and an Options Completion Date deemed to occur on June 30, 2016 (notwithstanding the fact that the Options Completion Date might occur on a different date pursuant to Section 10.9(a));
"Final Notification Equity Value" has the meaning ascribed to it in Schedule 1(B);
"Final Notification Equity Value and Prices" means the Final Notification Equity Value, the Estimated Notification Price of each type of Securities and the Long Stop Price of each type of Securities;
"Final Notification Price" with respect to a Security, means (a) the price of such Security determined in accordance with the rules set forth in Section 8 on the basis of a Distribution Amount equal to the Final Notification Equity Value, and an Options Completion Date deemed to occur on June 30, 2016 (notwithstanding the fact that the Options Completion

Date might occur on a different date pursuant to Section 10.9(a)), reduced by (b) the Overperformance Adjustment Amount;
"Final Put Equity Value" has the meaning ascribed to it in Schedule 1(B);
"Final Put Price" with respect to a Security, means the price of such Security determined on the date of completion of a Full Exit in accordance with the rules set forth in Section 8 on the basis of a Distribution Amount equal to the Final Put Equity Value;
"Final Put Value and Prices" means the Final Put Equity Value and the Final Put Price for each type of Securities;
Final Willis Put Price" with respect to a Security, means the price of such Security determined in accordance with the rules set forth in Section 8 on the basis of an Options Completion Date deemed to occur on June 30, 2016 (notwithstanding the fact that the Options Completion Date might occur on a different date pursuant to Section 10.9(a)) and a Distribution Amount equal to:

(a)	the Final Call Equity Value, if the Call Enterprise Value is below or equal to the product of (i) the Notification Enterprise Value and (ii) one point twenty (1.20); or

(b)
the product of (i) the Final Notification Equity Value and (ii) one point twenty (1.20), if the Call Enterprise Value exceeds the product of (x) the Notification Enterprise Value and (y) one point twenty (1.20);

"Finance Documents" means the Documents de Financement Prioritaires as defined in in the Senior Facilities Agreement;
"Finance Parties" means the Parties Financières Prioritaires as defined in the Senior Facilities Agreement;
"Financial Indebtedness" means Endettement Financier as defined in the Senior Facilities Agreement;
"Financial Investors" means, collectively, the Original Financial Investors and any Affiliate of an Original Fund which would become a Direct Party as a result of a Transfer of Securities completed by a Financial Investor in accordance with this Agreement, provided that the Financial Investors shall be deemed at all times to constitute a single Direct Party for the purposes hereof;
"Financial Investors Reserved Matters" has the meaning ascribed to it in Section 3.2(c);
"Financial Investors Requisite Consent" has the meaning ascribed to it in Section 3.2(c);
"Financial Year" means the accounting year of the Company or, as the context requires, of any of its Subsidiary, or such other accounting year as the Company may from time to time adopt;

"First Agreed Supervisory Board Restructuring Majority" has the meaning ascribed to it in Section 5.2(a)(i);
"First Conditional Sale" has the meaning ascribed to it in Section 10.7(g);
"Foyer International" has the meaning ascribed to it in the Preamble;
"French GAAP" means the generally accepted accounting principles in France in effect from time to time as of the relevant date of determination;
"Frozen Date" has the meaning ascribed to it in Section 14.4(b);
"Frozen Prices" has the meaning ascribed to it in Section 14.4(b);
"Frozen Date" has the meaning ascribed to it in Section 14.4(b);
"Full Exit" means (a) the Transfer of all the Securities (including indirectly through the Transfer of the Lucas Securities and the securities issued by Manco1 and Manco2) upon exercise of the Total Tag Along Right or the Drag Along Right, or any joint Transfer by all Parties of 100 % of the share capital of the Company on a Fully Diluted Basis or (b) the Transfers to one or several Parties acting in Concert of all the Securities other than the ones held by such Parties and their Affiliates (including indirectly through the Transfer of the Lucas Securities and the securities issued by Manco1 and Manco2) or (c) the Transfers of Securities (including indirectly through the Transfer of the Lucas Securities and the securities issued by Manco1 and Manco2) resulting from (i) the exercise of the Call Options or (ii) the exercise of the Willis Put Options and the First and Second Conditional Sales under Section 10;
"Full Exit Notice" has the meaning ascribed to it in Section 14.7;
"Full Sale" has the meaning ascribed to it in Section 8.4(a)(i);
"Fully Diluted Basis" when used with respect to any determination relating to the share capital of the Company, means that such determination takes into account (a) the then issued Shares and (b) all Shares that would be issuable whether at such time or upon the passage of time or the occurrence of future events, upon the conversion, exchange, repayment, presentation or exercise of all then issued Securities or other rights, exercisable or redeemable for or convertible or exchangeable into, directly, or indirectly, Shares and Securities exercisable or redeemable for or convertible or exchangeable into Shares, whether at the time of issuance or upon the passage of time or the occurrence of some future event, it being specified that, the Warrants shall not be taken into account for the calculation of the Fully Diluted Basis except in the context of a Full Exit;
"Future Manager" means any key manager of the Company or any Group Company which may from time to time become a shareholder of Manco1 or Manco2 in accordance with Manco1 Shareholders' Agreement or Manco2 Shareholders' Agreement;

"Global Amount" means from time to time the total of (i) the Distribution Amount excluding Class 2 Non-Voting Shares and (ii) interests accrued and capitalised on all of the Subordinated Convertible Bonds ;
"Global Offer" means an Admissible Offer to acquire, directly or directly and indirectly through the acquisition of the Lucas Securities and the securities issued by Manco1 and Manco2, 100% of the Securities other than the Securities held, as the case may be, by the Party making this Admissible Offer and its Affiliates;
"Global Valuation" means the valuation of the Company's share capital calculated on a Fully Diluted Basis;
"Governmental Authority" means any court or government (federal, state, local, national, foreign, provincial or supranational) or any political subdivision thereof, including, without limitation, any department, commission, ministry, board, bureau, agency, authority, tribunal or arbitral body, exercising executive, legislative, judicial, regulatory or administrative authority, including any self-regulatory authority or quasi-governmental entity established to perform any of these functions and, for the avoidance of doubt, any regulator of an Eligible Stock Exchange;
"Gras Entity" means an Entity organized under the Laws of a country of the European Union which satisfies all of the following conditions:

(a)	all the share capital and voting rights of this Entity shall be held at all times directly by two or more Gras Shareholders,

(b)
Mr. Emmanuel Gras or one of his children alone (or, to the extent such Original Gras Shareholder is married under the communauté universelle regime, jointly with his/her spouse) (for the sole purpose of this definition, the "Holder") shall hold not less than the necessary percentage of the voting rights attached to shares to get majority in extraordinary shareholders' general meetings of this Entity, save for the following decisions for which the Holder may not hold a sufficient percentage of the voting rights enabling her/him to approve such decisions alone but will always have a sufficient percentage of voting rights enabling him to veto those decisions:

(ix)	the issue of new shares carrying preferential rights,

(x)	the determination of the preferential cumulative dividend attaching to the non-voting shares,

(xi)	the conversion of non-voting preferred shares into ordinary shares,

(xii)	the reduction of the capital of the Entity,

(xiii)	any change to in the Entity's corporate purpose,

(xiv)	the issue of convertible bonds,

(xv)	the dissolution of the Entity before its term, and

(xvi)	the transformation of the Entity into a company of another legal form;
it being specified that such condition (b) shall no longer be applicable in case of death of the Holder, or if the Holder is Mr. and Mrs. Emmanuel Gras, in case of death of any of them and opening of inheritance procedure (succession);

(c)
the corporate purpose of this Entity shall solely be to hold Securities and other shares or securities, it being specified that the Gras Entities may hold other assets through majority or minority interests in limited liability Entities organized under the Laws of a country of the European Union and that those other assets may be financed through bank debt to the extent the recourse of the creditors under such debt is limited to the financed assets (limited recourse); and

(d)	this Entity shall hold the Securities free of any Encumbrance (subject to the Encumbrances under this Agreement and the pledge over its Securities granted by Graslux under the Finance Documents);
"Graslux" has the meaning ascribed to it in the Preamble;
"Gras Accessing Parties" has the meaning ascribed to it in the Preamble;
"Gras Accessing Relatives" has the meaning ascribed to it in the Preamble;
"Gras Parties" means Graslux, the Gras Accessing Parties and/or any other Gras Entity which will become a Direct Party from time to time, provided that, except for the principle set forth in Section 7.2(d), the Gras Parties shall be deemed at all times to constitute a single Direct Party for the purposes hereof;
"Gras Shareholders" means the Original Gras Shareholders as well as their Estate Entities, Trust and Relatives;
"Gras Savoye" has the meaning ascribed to it in the Preamble;
"Gross Misconduct" means a "faute lourde" as defined by the case law of the chambre sociale of the French Cour de cassation;
"Group" means the Company and each of its Subsidiaries from time to time and reference to the Group shall mean all of them and each of them as the context requires;
"Group Company" means any company of the Group;
"GSC" has the meaning ascribed to it in the Recitals;
"GS Eurofinance" has the meaning ascribed to it in the Preamble;

"Half Year Accounts" means the consolidated and corporate accounts of the Company and its Subsidiaries for the first complete six month period of the relevant Financial Year, as the case may be, immediately preceding the request for such accounts, including the unaudited consolidated and corporate profit and loss account and cash flow statement for the relevant 6 month period and the unaudited consolidated and corporate balance sheet as at the date of such accounts;
"ICC" has the meaning ascribed to it in Section 20.15(b);
"IFRS" means International Financial Reporting Standards mandated for use in the European Union;
"Imputed Holding" means, without duplication, with respect to any Shareholder, at any time after the date of this Agreement, the sum at any such time of (i) all Shares then owned by such Shareholder, plus (ii) all Shares then owned by Affiliates or Relatives of such Shareholder; and "Imputed Holdings" of all the Shareholders means, at any such time, the sum of the Imputed Holding of each Shareholder, without duplication;
"Information" has the meaning ascribed to it in Section 20.5;
"Initiating Class Members" has the meaning ascribed to it in Section 5.1(a);
"Instrument of Adherence" means the agreement in the form attached at Schedule 20.2 which shall be executed by, and pursuant to which, a Third Party may, from time to time and in accordance with the terms and conditions of this Agreement, become a Party after the date hereof;
"Integration Working Group" has the meaning ascribed to it in Section 10.15(b)(ii);
"Investment Bank" has the meaning ascribed to it in Section 11;
"Investment and Share Purchase Agreement" means the investment and share purchase agreement entered into on November 18, 2009 by and among, notably, the Original Parties and the other parties named therein, pursuant to which the Company has acquired 100% of the share capital of GSC, in accordance with the terms and conditions set forth therein.
"Investment Rules" has the meaning ascribed to it in Section 3.2(a);
"IPO" has the meaning ascribed to it in Section 13;
"Lambert Entity" means an Entity organized under the Laws of a country of the European Union which satisfies all of the following conditions:

(a)	all the share capital and voting rights of Maera shall be held at all times directly by Mr. Patrick Lambert and/or his Relatives and/or his Estate Entities, and

(b)	as long as he is alive, Mr. Patrick Lambert shall hold no less than the necessary percentage of the voting rights to get majority in the extraordinary general meetings of Maera shareholders, and

(c)	Maera shall hold its Securities free of any Encumbrance (subject to the Encumbrances under this Agreement and the pledge over its Securities granted by Maera under the Finance Documents);
"Law(s)" means any law, statute, regulation, rule, ordinance, principle of common law, order or decree of any Governmental Authority (including any judicial or administrative interpretation thereof) in force, fully implemented and enforceable as of the date hereof;
"Long Stop Price" with respect to a Security, means the price of such Security determined in accordance with the rules set forth in Section 8 on the basis of an Options Completion Date deemed to occur on June 30, 2016 (notwithstanding the fact that the Options Completion Date might occur on a different date pursuant to Section 10.9(a)) and a Distribution Amount equal to the product of (a) one point one (1.1) and (b) the Final Notification Equity Value;
"Lucas Entity" means an Entity organized under the Laws of a country of the European Union which satisfies all of the following conditions:

(a)	all the share capital and voting rights of this Entity shall be held at all times directly by two or more Lucas Shareholders,

(b)
Mr. Patrick Lucas shall hold no less than the necessary percentage of the voting rights to get majority in the extraordinary general meetings of the shareholders of this Entity, it being specified that such condition (b) shall no longer be applicable in case of death of Mr. Patrick Lucas,

(c)	the corporate purpose of this Entity shall solely be to hold Securities and other shares or securities, provided that in practice this Entity shall not hold any assets other than the Securities, and

(d)	this Entity shall hold the Securities free of any Encumbrance (subject to the Encumbrances under this Agreement and the pledge over its Securities granted by Lucaslux under the Finance Documents);
"Lucaslux" has the meaning ascribed to it in the Preamble;
"Lucas Accessing Parties" has the meaning ascribed to it in the Preamble;
"Lucas Parties" means Lucaslux and/or any other Lucas Entity which will become a Direct Party from time to time, provided that, except for the principle set forth in Section 7.2(d), the Lucas Parties shall be deemed at all times to constitute a single Direct Party for the purposes hereof;
"Lucas Representative" has the meaning ascribed to it in Section 20.1(a);

"Lucas Securities" means all shares or other securities (valeurs mobilières) issued or to be issued by any of the Lucas Parties, or any other form of right giving access, or likely to give access, directly or indirectly, immediately or in the future, with or without exercise, notice or other formality, by conversion, exchange, repayment, presentation or exercise of a warrant or by any other means to the allocation of shares or of other securities representing or giving access to a fraction of the share capital, of the profits, of the liquidation surplus or of the voting rights of any of the Lucas Parties, including without limitation any preferential rights of subscription to any share capital increase in any of the Lucas Parties, or to any issue of any security issued or allocated as a result of a transformation, merger, spin-off, contribution or similar operation of any of the Lucas Parties, it being specified, for the avoidance of doubt, that debt instruments without any right giving access to the share capital of a Lucas Party such as ordinary bonds (obligations simples) are not "Lucas Securities" within the meaning of this Agreement;
"Lucas Shareholders" means, as long as they hold Lucas Securities, the Original Lucas Shareholders, and the Estate Entities, Trusts and Relatives of the Original Lucas Shareholders who may become the owners of Lucas Securities and Parties to this Agreement in accordance with the terms hereof, provided that the Lucas Shareholders shall be deemed at all times to constitute a single Party for the purposes hereof;
"Maera" has the meaning ascribed to it in the Preamble;
"Managers" means the Original Managers and any Future Manager;
"Manco1" has the meaning ascribed to it in the Preamble;
"Manco1 Shareholders' Agreement" has the meaning ascribed to it in the Recitals;
"Manco2" has the meaning ascribed to it in the Preamble;
"Manco2 Shareholders' Agreement" has the meaning ascribed to it in the Recitals;
"Manco Call Options" has the meaning ascribed to it in Section 10.14;
"Manco Exercise Period" has the meaning ascribed to it in Section 10.14;
"Mancos" has the meaning ascribed to it in the Preamble;
"Mancos Shares" means the shares issued by Manco1 and/or Manco2 from time to time;
"Merger" has the meaning ascribed to it in Section 8.11(a);
"MinCos" has the meaning ascribed to it in the Preamble;
"Minority Shareholders" means Mr. Patrick Lambert, Mr. Pierre Simon and Mr. Philippe Rouaut;

"Multiple" means the ratio, for any Person, between the total of all Cash Flows Received for that Person and the total of all Cash Flows Paid for that Person;
"Natelpau Belgium" has the meaning ascribed to it in the Preamble;
"New Issuance" has the meaning ascribed to it in Section 15;
"New Issuance Election Notice" has the meaning ascribed to it in Section 15;
"New Issuance Notice" has the meaning ascribed to it in Section 15;
"New Offered Shares" has the meaning ascribed to it in Section 13;
"New Ordinary Shares" has the meaning ascribed to it in Section 8.10;
"New Senior Facilities Agreement" has the meaning ascribed to it in the Recitals;
"New Shares" has the meaning ascribed to it in Section 8.11(a);
"Non-Cash Consideration" means a consideration which is not exclusively in cash or in Cash Equivalent;
"Non-Defaulting Parties" means, in case of a Default, the Direct Parties holding Voting Shares other than the Defaulting Party and its Affiliates;
"Non-Significant Partial Sale" has the meaning ascribed to it in Section 8.6;
"Non-Voting Shares" means, collectively, the Class 2 Non-Voting Shares, the Class 3 Non-Voting Shares and, as the case may be, the Class 4 Non-Voting Shares;
"Notification Appointment Date" means the date on which the Agreed 1592 Arbitrator is provided with the Annual Accounts for the Financial Year ended on December 31st, 2014 and the Annual Budget for the Financial Year 2015;
"Notification Enterprise Value" has the meaning ascribed to it in Schedule 1(B);
"Notifications" has the meaning ascribed to it in Section 10.3;
"Observer" has the meaning ascribed to it in Section 2.3(e);
"Offered Securities" has the meaning ascribed to it in Section 7.3;
"Offered Price" has the meaning ascribed to it in Section 7.3;
"Offering Memorandum" has the meaning ascribed to it in Section 11.1;
"OHADA Rules" means the "Actes Uniformes" of the Organisation pour l'Harmonisation en Afrique du Droit des Affaires;

"Option Securities" means all the Securities held by the Willis Call Grantors at the Options Completion Date, in accordance with Section 10;
"Options Completion Date" has the meaning ascribed to it in Section 10.9;
"Ordinary Requisite Consent" has the meaning ascribed to it in Section 3.2(a);
"Ordinary Reserved Matters" has the meaning ascribed to it in Section 3.2(a);
"Ordinary Shares" means a new Voting Share issued to, or an existing Voting Share that would be validly Transferred by a Direct Party to, a Third Party which is neither a Willis Entity, nor an Affiliate of the Financial Investors, nor a Lucas Entity, nor a Gras Entity;
"Original Ancillary Party" has the meaning ascribed to it in the Preamble;
"Original Direct Party" has the meaning ascribed to it in the Preamble;
"Original Senior Facilities Agreement" means a senior facilities agreement dated December 16, 2009 between, inter alios Alcee as borrower, Soleil as guarantor, Banque Palatine, BNP Paribas, Calyon, Crédit Industriel et Commercial, Crédit du Nord, HSBC France, IKB Deutsche Industriebank AG, Succursale de Paris, Natixis and Société Générale as mandated lead arrangers and senior lenders, and Société Générale as facility agent and security agent;
"Original Shareholders' Agreement" has the meaning ascribed to it in the Recitals;
"Original Family Company" has the meaning ascribed to it in the Preamble;
"Original Fund" has the meaning ascribed to it in the Preamble;
"Original Gras Shareholder" means each of the Persons identified in Schedule P2;
"Original Lucas Shareholder" has the meaning ascribed to it in the Preamble;
"Original Managers" has the meaning ascribed to it in the Recitals;
"Original Party" has the meaning ascribed to it in the Preamble;
"Original Willis Parent" has the meaning ascribed to it in the Original Shareholders' Agreement;
"Other Parties" has the meaning ascribed to it in Section 11.2;
"Overperformance Adjustment Amount" has the meaning ascribed to it in Section 7 of Schedule 1(B);
"Partial Sale" has the meaning ascribed to it in Section 8.4(a)(ii);

"Parties" means the Direct Parties and the Lucas Shareholders;
"Permitted Transfer" has the meaning ascribed to it in Section 9.1;
"Person" means any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, company, limited liability company, or unincorporated entity;
"Post-Notifications Cooperation" has the meaning ascribed to it in Section 10.15(b);
"Post-Notifications Cooperation Period" has the meaning ascribed to it in Section 10.15(b)(ii);
"Pre-emption Beneficiary" has the meaning ascribed to it in Section 12.1;
"Pre-emption Right" has the meaning ascribed to it in Section 12.1;
"Pre-Notifications Cooperation" has the meaning ascribed to it in Section 10.15(a);
"Pre-Notifications Cooperation Period" has the meaning ascribed to it in Section 10.15(a);
"Pre-Notifications Data Room" has the meaning ascribed to it in Section 10.2(b)(i);
"Pre-Notifications Due Diligence" has the meaning ascribed to it in Section 10.2(b);
"Pre-Notifications Due Diligence Period" has the meaning ascribed to it in Section 10.2(b);
"President" has the meaning ascribed to it in Section 2.1;
"Project Multiple" means the result of the division for which the numerator is the Cash Flows Received by all the Parties, Manco1 and Manco2 and the denominator is the Cash Flow Paid by all the Parties, Manco1 and Manco2;
"Proportional Tag Along Beneficiary" has the meaning ascribed to it in Section 12.3;
"Proportional Tag Along Right" has the meaning ascribed to it in Section 12.3;
"Proposed Transferee" has the meaning ascribed to it in Section 7.3;
"PRPHI" has the meaning ascribed to it in the Preamble;
"Put Earn-Out" has the meaning ascribed to it in Section 14.6;
"Put Escrow Amount" has the meaning ascribed to it in Section 14.6(a);
"Put Options" has the meaning ascribed to it in Section 14.1;
"Put Options Completion Date" has the meaning ascribed to it in Section 14.4;

"Put Options Exercise Period" has the meaning ascribed to it in Section 14.3;
"Put Options Grantor" has the meaning ascribed to it in Section 14.1;
"Put Securities" means all the Securities held by the Lucas Parties at the Put Options Completion Date;
"Qualified Requisite Consent" has the meaning ascribed to it in Section 3.2(b);
"Qualified Reserved Matters" has the meaning ascribed to it in Section 3.2(b);
"Refinancing" has the meaning ascribed to it in Section 8.9(a);
"Relative" when used with reference to a specified individual, means such specified individual's spouse, first and second degree relatives;
"Requisite Consent" means collectively, the Financial Investors Requisite Consent, the Ordinary Requisite Consent and the Qualified Requisite Consent;
"Reserved Matters" means collectively, the Financial Investors Reserved Matters, the Ordinary Reserved Matters, the Qualified Reserved Matters and the Unanimous Reserved Matters;
"Respondent Party" has the meaning ascribed to it in Section 20.15(b);
"Rouault Entity" means an Entity organized under the Laws of a country of the European Union which satisfies all of the following conditions:

(a)	all the share capital and voting rights of PRPHI shall be held at all times directly by Mr. Philippe Rouault and/or his Relatives and/or his Estate Entities, and

(b)	as long as he is alive, Mr. Philippe Rouault shall hold no less than the necessary percentage of the voting rights to get majority in the extraordinary general meetings of PRPHI shareholders, and

(c)	PRPHI shall hold its Securities free of any Encumbrance (subject to the Encumbrances under this Agreement and the pledge over its Securities granted by PRPHI under the Finance Documents);
"Rules" has the meaning ascribed to it in Section 20.15(b);
"Sale" has the meaning ascribed to it in Section 8.4(a);
"Second Conditional Sale" has the meaning ascribed to it in Section 10.7(i);
"Securities" means all Shares, Subordinated Convertible Bonds, Warrants or other securities (valeurs mobilières) issued or to be issued by the Company, or any other form of right giving access, or likely to give access, directly or indirectly, immediately or in the future, with or without exercise, notice or other formality, by conversion, exchange, repayment, presentation or exercise of a warrant or by any other means to the allocation of Shares or of other Securities representing or giving access to a fraction of the share capital, of the profits, of the liquidation surplus or of the voting rights of the Company, including without limitation any preferential rights of subscription to any share capital increase in the Company, or to any issue of any security issued or allocated as a result of a transformation, merger, spin-off, contribution or similar operation of the Company, it being specified, the Vendors Bonds shall not be considered as "Securities" for the purposes of this Agreement and, for the avoidance of doubt, debt instruments without any right giving access to the Company's share capital such as ordinary bonds (obligations simples) are not "Securities" within the meaning of this Agreement;
"Selling Grantor" has the meaning ascribed to it in Section 10.12;
"Senior Lenders" means the Prêteurs as defined in the Senior Facilities Agreement;
"Senior Facilities Agreement" means the New Senior Facilities Agreement;
"Shareholder" means any Person holding at any time Shares in the Company;
"Shares" means the shares of all Classes issued or to be issued by the Company from time to time;
"Significant Partial Sale" has the meaning ascribed to it in Section 8.5;
"Simon Entity" means an Entity organized under the Laws of a country of the European Union which satisfies all of the following conditions:

(a)	all the share capital and voting rights of Simon EURL shall be held at all times directly by Mr. Pierre Simon and/or his Relatives and/or his Estate Entities, and

(b)	as long as he is alive, Mr. Pierre Simon shall hold no less than the necessary percentage of the voting rights to get majority in the extraordinary general meetings of Simon EURL shareholders, and

(c)	Simon EURL shall hold its Securities free of any Encumbrance (subject to the Encumbrances under this Agreement and the pledge over its Securities granted by Simon EURL under the Finance Documents);
"Simon EURL" has the meaning ascribed to it in the Preamble;
"Spanish GAAP" means the generally accepted accounting principles in Spain in effect from time to time as of the relevant date of determination;
"Standstill Period" means the period of time from and including the date hereof until and including:

(a)	either July 1st, 2015 if the Confirming Notifications are not delivered in a timely manner, or

(b)
the expiration of the Willis Put Options Exercise Period, if the Confirming Notifications are delivered in a timely manner, but the Willis Parties do not exercise the Call Options during the Call Options Exercise Period and none of the Willis Call Grantors exercises its Willis Put Option during the Willis Put Options Exercise Period, or

(c)
the Options Completion Date, if the Confirming Notifications are delivered in a timely manner and either the Willis Parties exercise the Call Options during the Call Options Exercise Period or the Willis Call Grantors exercise the Willis Put Options during the Willis Put Options Exercise Period;

"Subordinated Convertible Bonds" means the 164,803,533 subordinated convertible bonds (obligations convertibles) issued by the Company in favor of the Original Direct Parties other than the Mancos on December 17, 2009;
"Subsidiary" when used with reference to a specified Person, shall mean any incorporated Entity directly or indirectly Controlled by such Person;
"Supervisory Board" has the meaning ascribed to it in Section 2;
"Supervisory Board Member" means any member of the Supervisory Board.
"Targets" has the meaning ascribed to it in the Recitals;
"Team" means Mr. Xavier Moreno, Mr. Joël Lacourte, Mr. Thierry Timsit and Mr. Christian Couturier as well as any other director, employee or former director or employee of the management company of the Original Fund;
"TeamCo" has the meaning ascribed to it in the Preamble, it being agreed that all the share capital and voting rights of TeamCo shall be held at all times directly by members of the Team and/or a Financial Investor;
"Third Party" means an independent Person which is not a Party;
"Total Tag Along Beneficiary" has the meaning ascribed to it in Section 12.2;
"Total Tag Along Right" has the meaning ascribed to it in Section 12.2;
"Total Tag Along Situation" means a situation where:

(a)	a Third Party would hold, directly or through Affiliates, alone or in Concert with others, 40% or more of the Company's voting rights, or

(b)	after the occurrence of the situation mentioned in (a) above, a subsequent Transfer to this Third Party holding 40% or more of the Company's voting rights would be completed, or

(c)	a Party would hold, directly or through Affiliates, alone or in Concert with others, 38.5% or more of the Company's voting rights, other than as a result of the exercise of the Put Options, or

(d)	after the occurrence of the situation mentioned in (c) above, a subsequent Transfer to this Party holding 38.5% or more of the Company's voting rights would be completed, or

(e)	after the exercise of the Put Options, a Party would hold, directly or through Affiliates, alone or in Concert with others, 50% or more of the Company's voting rights, or

(f)	after the occurrence of the situation mentioned in (e) above, a subsequent Transfer to this Party holding 50% or more of the Company's voting rights would be completed;
"Tranche 1" has the meaning ascribed to it in Section 8.3;
"Tranche 2" has the meaning ascribed to it in Section 8.3;
"Tranche 3" has the meaning ascribed to it in Section 8.3;
"Transfer" means the transfer of, any right or obligation and in the context of the Securities or the Lucas Securities includes (i) all transfers, sales or assignments of partial (e.g., jouissance, usufruit, or nue-propriété) or full title by any legal means (including by means of an exchange, split, sale with option of redemption, contribution, partial hive-down (apport partiel d'actifs), in the form of a payment in kind (dation en paiement), merger or demerger (scission)), (ii) any transfer following death or transfer in trust, or by any other similar means, (iii) any gratuitous or onerous transfer even if the transfer is made pursuant to a public auction ordered by a court or where the transfer of ownership is delayed, (iv) any transfer which is the result of any contribution, with or without division of legal and beneficial title to shares (usufruit), loan, constitution of a guarantee, convention de croupier, redemption or otherwise, and, more generally, (v) any transfer with or without usufruct, loan, constitution of a guarantee as a result of a pledge of Securities or Lucas Securities or the enforcement of a pledge of Securities or convention de croupier of Securities or Lucas Securties, it being agreed, however, that the granting of any pledge in favor of any of the Finance Parties and any transfer resulting from the enforcement of any such pledge shall not be regarded as a "Transfer" for the purposes of Section 8; and the related terms "Transferor" shall mean any Person which Transfers Securities or Lucas Securities, and "Transferee" shall mean any Person to which Securities or Lucas Securities are Transferred;
"Transfer Notice" has the meaning ascribed to it in Section 7.3;

"Transparency" means the methodology set forth in Schedule 1(C) to calculate the valuation of the Lucas Securities issued by a Lucas Party on the basis of the valuation of the Securities held by such Lucas Party;
"Triggering Event" means a Bankruptcy Proceeding or a "conciliation" or a "mandat ad hoc" pursuant to Articles L. 611-1 et seq. of the French Commercial Code (Code de commerce) or any similar proceedings under applicable Law in any competent jurisdiction;
"Trust" means, with respect to an Original Lucas Shareholder or an Original Gras Shareholder, a trust, a fiducie or a foundation settled under applicable Laws by such Original Lucas Shareholder or Original Gras Shareholder and the beneficiaries of which are the spouse, the children and/or the grandchildren of such Original Lucas Shareholder or Original Gras Shareholder and/or their remoter issues;
"Unanimous Requisite Consent" has the meaning ascribed to it in Section 3.2(d);
"Unanimous Reserved Matters" has the meaning ascribed to it in Section 3.2(d);
"Vendors Bonds" means the 65,000,000 bonds convertible into Class 4 Non-Voting Shares issued by the Company on December 17, 2009;
"Voting Shares" means any Share other than a Non-Voting Share;
"Warrants" means the 26,086,956 warrants (bons de souscription d'actions) attached to the Class 2 Non-Voting Shares issued to Manco1 and Manco2;
"WGH Plc" has the meaning ascribed to it in the Preamble;
"Willis Ancillary Party" has the meaning ascribed to it in the Preamble;
"Willis Call Grantor" has the meaning ascribed to it in Section 10.1;
"Willis Correduria" means Willis Iberia Correduria de Seguros y Reaseguros, a company organized under the Laws of Spain, having a share capital of €657,999.95 and its registered office at Paseo de la Castellana, 36-38 Madrid, Spain, registered with the Registry of Commerce of Madrid under number A-28/961639,
"Willis Date" means either (a) January 1st, 2018 if the Confirming Notifications are not delivered in a timely manner, or (b) the second anniversary of the expiration of the Willis Put Options Exercise Period, if the Willis Parties do not exercise the Call Options during the Call Options Exercise Period and the Willis Call Grantors do not exercise the Willis Put Options during the Willis Put Options Exercise Period;
"Willis Entities" means Willis Parent and its Affiliates;
"Willis Europe" has the meaning ascribed to it in the Preamble;

"Willis Parent" means WGH Plc, it being expressly agreed that, as long as Willis Parent is not holding Securities or as soon as Willis Parent ceases to hold Securities, Willis Parent shall be a mere Ancillary Party for the sole purpose of Section 1, Section 9, Section 10, Section 14, Section 17, Section 19 and Section 20;
"Willis Parties" means, collectively, Willis Europe (as long as it is a Willis Entity), WNH BV (as long as it is a Willis Entity) and any other Willis Entity which would become a Direct Party as a result of a Transfer completed by a Willis Party in accordance with this Agreement, provided that the Willis Parties shall be deemed at all times to constitute a single Direct Party for the purposes hereof;
"Willis Put Options" has the meaning ascribed to it in Section 10.3;
"Willis Put Options Exercise Period" has the meaning ascribed to it in Section 10.7; and
"Willis Put Options Exercise Notice" has the meaning ascribed to it in Section 10.7; and
“Willis Restricted Information” means:

(i)
any nominative information with respect to the clients, the managers or the employees of any Group Company to the extent that these are individuals (provided, subject to clauses (ii) and (iii) of this definition, that in relation to the Pre-Notifications Due Diligence such information shall nevertheless be provided on a redacted basis, i.e., by deleting the names and other personal data from the relevant information and otherwise by presenting the information in a format which does not allow the identification of the relevant Persons);

(ii)
any other commercially sensitive information concerning a Group Company (provided, subject to clauses (i) and (iii) of this definition, that in relation to the Pre-Notifications Due Diligence and to the extent permissible under applicable Law such information shall nevertheless be provided, in a manner that ensures compliance with antitrust Laws, e.g., on a redacted or aggregated basis as far as prices, rates, fees or trades are concerned or through the use by Willis (at its sole cost) of clean teams for the purposes of this exercise); and

(iii)
any information which a Group Company is prevented from disclosing to Willis or its representatives under applicable Laws or non-disclosure or confidentiality obligations owed to a third-party (provided, subject to clauses (i) and (ii) of this definition, that in relation to the Pre-Notifications Due Diligence information which is subject to a confidentiality obligation owed to a third-party shall nevertheless be provided if the disclosure of such information is permitted under applicable Law, is in a format ensuring strict confidentiality of the due diligence exercise, and is not reasonably likely to expose the relevant Group Company to material claims or risks).

"WNH BV" has the meaning ascribed to it in the Preamble.

1.2	Principles of Construction

(a)	The words "includes" and "including" shall mean including without limitation.

(b)
Any reference herein to "Preamble", "Recitals", "Chapter", "Section", "Paragraph" or "Schedule" shall be deemed a reference to the preamble, the recitals, a chapter, a section or a paragraph of, or a schedule to this Agreement unless otherwise specified.

(c)	Headings to Sections or Paragraphs and Schedules are for information only and are to be ignored in construing the same unless the context otherwise requires.

(d)	Definitions given for a noun also apply mutatis mutandis to verbs, adjectives and adverbs that have the same root and vice versa.

(e)	Words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders.

(f)	The Schedules to this Agreement shall be deemed to be a part of this Agreement, and references to "this Agreement" shall be deemed to include the same.

(g)
The provisions of Articles 640 to 642 of the French Code of Civil Procedure (Code de procédure civile) shall be applied to calculate the period of time within which or following which any act is to be done or any step is to be taken, provided that for purposes of this Agreement, the references in Article 642 to "un jour férié ou chômé" and "premier jour ouvrable" shall be interpreted by reference to the definition of "Business Day" appearing herein.

(h)	Unless the context otherwise requires, any reference to a statutory provision shall include such provision as it exists and is construed as of the date of this Agreement.

(i)	Any reference to "writing" includes any methods of representing words in a legible form (other than writing on an electronic or visual display screen), or other writing in non-transitory form.

(j)	A reference to a specific time of day shall be to local time in Paris, France.

1.3	Willis Ancillary Parties

(a)	The Willis Ancillary Parties shall be Ancillary Parties as long as they do not hold Securities.

(b)
Each of the Willis Ancillary Parties shall automatically become a Direct Party upon its acquisition of Securities from a Willis Ancillary Party in accordance with Section 20.2(b), and shall thereafter remain a Direct Party for so long as it holds any Security.

(c)
If a Willis Ancillary Party becomes a Direct Party and then ceases to be a Direct Party because it has transferred all of its Securities, such Willis Ancillary Party shall in any case remain bound by this Agreement in its capacity as Ancillary Party for the sole purpose of Section 1, Section 9, Section 10, Section 14, Section 17, Section 19 and this Section 20.

CHAPTER I
CORPORATE GOVERNANCE

2.	CORPORATE BODIES OF THE COMPANY
The statuts of the Company (the "Company's By-Laws") shall provide for a président (within the meaning of Article L. 227-6 of the French Commercial Code (Code de commerce)) (the "President") and an executive officer (directeur général) (within the meaning of Article L. 227-6 alinéa 3 of the French Commercial Code (Code de commerce)) (the "Directeur Général") who shall manage the Company with the assistance of an executive committee (directoire) (the "Executive Committee"), under the supervision of a supervisory board (conseil de surveillance) (the "Supervisory Board").
2.0    The Directeur Général

(k)
The Directeur Général, who shall be a private individual member of the Executive Committee, shall be designated by the Supervisory Board by a simple majority of the Supervisory Board Members present or represented in accordance with the provisions of Section 3.2(a)(viii) for an unlimited term and may be re-elected without any limitation for any number of three (3) year periods.

(l)
The Directeur Général may be removed without cause (ad nutum) at any time by a majority of 6/9ths of the Supervisory Board Members present or represented at any duly convened meeting, it being specified that in the event that the Directeur Général is a Supervisory Board Member, he shall not vote on his removal.

(m)	The Directeur Général may freely resign from his duty, subject to giving six (6) months prior written notice from the effective date of such resignation, except in case of Disability.

(n)
The compensation of the Directeur Général shall be determined by the Supervisory Board by a simple majority, or, in the event of constitution of a compensation committee in accordance with Section 2.7, after consultation of such compensation committee. The Directeur Général's compensation shall be modified in accordance with the foregoing. The Directeur Général shall be entitled to reimbursement of all reasonable expenses incurred in connection with his functions within the Company.

2.1	The President

(o)
The President, who shall be a private individual, shall be designated by the Supervisory Board by a simple majority of the Supervisory Board Members present or represented in accordance with the provisions of Section 3.2(a)(viii) for a three (3) year mandate and may be re-elected without limitation for any number of three (3) year periods.

(p)
The President may be removed without cause (ad nutum) at any time by a majority of 6/9ths of the Supervisory Board Members present or represented at any duly convened meeting, it being specified that in the event that the President is a Supervisory Board Member, he shall not participate to the vote on his removal.

(q)	The President may freely resign from his duty, subject to giving six (6) months prior written notice from the effective date of such resignation, except in case of Disability.

(r)
The compensation of the President shall be determined by the Supervisory Board by a simple majority, or, in the event of constitution of a compensation committee in accordance with Section 2.7, after consultation of such compensation committee. The President's compensation shall be modified in accordance with the foregoing. The President shall be entitled to reimbursement of all reasonable expenses incurred in connection with his functions within the Company.

(s)
In the event that a Directeur Général is appointed, and as a matter of internal rule, the President shall not be allowed to represent the Company nor execute any document on its behalf unless he is authorized by (i) the Directeur Général (including by way of countersigning the concerned documents) or (ii) by any person duly empowered thereto, including any deputy executive officer (directeur général adjoint).

2.2	The Executive Committee

(d)	The Executive Committee shall be headed by the Directeur Général.

(e)
The Executive Committee shall be comprised of at least two (2) members (including the Directeur Général) chosen from amongst the Managers and other executives of the Group. The members of the Executive Committee other than the Directeur Général (the "Executive Members") shall be appointed for an unlimited term by the Supervisory Board by a simple majority, after prior formal consultation with the Class 1A Members and the Class 1B Members. The Executive Members shall be private individuals.

(f)
The Executive Members may be removed without cause (ad nutum) at any time by the Directeur Général after consultation of the Supervisory Board and prior formal consultation with the Class 1A Members and the Class 1B Members.

(g)
Upon the Directeur Général's recommendation, certain Executive Members may also be appointed as additional executive officers (directeurs généraux) within the meaning of Article L. 227-6 of the French Commercial Code (Code de commerce) by the Supervisory Board by a simple majority and shall be entitled to represent and act on behalf of the Company. Such Executive Members may be removed without cause (ad nutum) at any time by the Supervisory Board by a simple majority in accordance with Section 3.2.

(h)	The Executive Members may freely resign from their duties, subject to giving three (3) months prior written notice from the effective date of such resignation, except in case of Disability.

(i)
The compensation of an Executive Member shall be determined by the Directeur Général, unless such compensation added to any other remuneration received by such Executive Member from the Group Companies exceeds an annual gross amount of €250,000 in which case such compensation shall be approved by the Supervisory Board pursuant to Section 3.2(a)(xii). The compensation of the Executive Members shall be modified in accordance with the foregoing. The Executive Members shall be entitled to reimbursement of all reasonable expenses incurred in connection with their functions within the Company.

(j)	The Executive Committee shall meet as often as required in the ordinary course of business.

(k)
A meeting of the Executive Committee may be convened by the Directeur Général by all means, including by fax or email, by notice sent at least one (1) Business Day prior to such meeting (unless otherwise agreed by all members of the Executive Committee), such notice to include the agenda proposed for such meeting. Meetings may be held by videoconference or conference call in accordance with applicable Laws and the Company's By-Laws and such participation in such meetings shall constitute presence in person at the relevant meeting.

(l)
A majority of the total number of members of the Executive Committee shall constitute a quorum at any meeting. To the maximum extent permitted by applicable Laws, any member of the Executive Committee may be represented at any meeting by any other member of such Executive Committee or by any Person who has received a valid power of attorney or proxy to such effect.

(m)
The affirmative vote of a majority of the members present or represented at a meeting at which a quorum is present shall be the act of the Executive Committee. All decisions of the Executive Committee shall be recorded in minutes duly signed by the Directeur Général and a member of the Executive Committee and registered in the Company's corporate books. The Directeur Général shall have a casting vote.

2.3	Composition of the Supervisory Board

(a)
The Supervisory Board shall be comprised of nine (9) members which may be legal Entities or private individuals, appointed for an undetermined term and composed of three (3) Class 1A members (the "Class 1A Members"), three (3) Class 1B members (the "Class 1B Members"), two (2) Class 1C members (the "Class 1C Members") and one (1) Class 1D member (the "Class 1D Member"), designated as follows in accordance with Section 4.2:

(i)	the three (3) Class 1A Members shall be designated by the Willis Parties in their capacity as holders of the Class 1A Shares;

(ii)	the three (3) Class 1B Members shall be designated by the Financial Investors in their capacity as holders of the Class 1B Shares;

(iii)	the two (2) Class 1C Members shall be designated by the Lucas Parties in their capacity as holder of the Class 1C Shares; and

(iv)	the Class 1D Member shall be designated by the Gras Parties in their capacity as holders of the Class 1D Shares.

(b)	The President may be appointed as a Supervisory Board Member.

(c)
The Supervisory Board Members shall designate among themselves by a simple majority their chairman who shall be a private individual and shall remain in office during his term as Supervisory Board Member. In the event that the President is appointed as a Supervisory Board Member, he shall automatically be designated as chairman of the Supervisory Board.

(d)
The Supervisory Board Members may not receive any compensation in consideration for their duties within the Company but shall be entitled to reimbursement of all reasonable expenses incurred in connection therewith.

(e)
The Supervisory Board may designate upon a simple majority vote an unlimited number of observers which may attend any meeting of the Supervisory Board without voting rights (the "Observers"). The Observers shall be entitled to receive the same information from the President or the Executive Committee as the Supervisory Board Members and shall be subject to the same confidentiality duties as the Supervisory Board Members.

(f)
Unless otherwise agreed by all the Supervisory Board Members, the Supervisory Board shall meet at least ten (10) times a year and may be convened either by the President or any Supervisory Board Member, by all means, including by fax or email, by notice sent preferably ten (10) Business Days and at least six (6) Business Days prior to such meeting such notice to include the agenda proposed for such meeting. Meetings may be held by videoconference or conference call in accordance with applicable Laws and the Company's By-Laws and such participation in such meetings shall constitute presence in person at the relevant meeting, including orally. Unless all the Supervisory Board Members are present or represented, a matter which was not listed in the agenda included in the convening notice cannot be discussed and/or approved by the Supervisory Board.

(g)
To the maximum extent permitted by applicable Laws, any Supervisory Board Member may be represented at any meeting by any other Supervisory Board Member or by any Person who has received a valid power of attorney or proxy to such effect and who has no conflict of interests with the group Companies or the Direct Parties. In order to constitute a quorum at a meeting of the Supervisory Board, at least (i) one (1) Class 1A Member, one (1) Class 1B Member and one (1) Supervisory Board Member of any new Class of Voting Shares, shall be present or represented and (ii) either one (1) Class 1C Member or one (1) Class 1D Member shall be present or represented. If no quorum can be found, a second meeting of the Supervisory Board shall be convened in accordance with Paragraph (f) above on the same agenda without any minimum quorum. Notwithstanding the foregoing, all the Supervisory Board Members shall be present or represented in order to approve Unanimous Reserved Matters.

(h)
Except (i) where otherwise expressly set forth herein and (ii) for all matters subject to a Qualified Requisite Consent, a Financial Investors Requisite Consent or a Unanimous Requisite Consent as set forth in Sections 3.2(b), 3.2(c) and 3.2(d) herein, all matters requiring the approval of the Supervisory Board shall be approved by a simple majority of the Supervisory Board Members present or represented at a duly convened meeting. The chairman of the Supervisory Board shall have no casting vote. Every meeting of the Supervisory Board shall be duly recorded in minutes registered in the Company's corporate books and jointly signed by:

(i)	one (1) Class 1A Member present or represented at such meeting if at least one (1) Class 1A Member was present or represented at such meeting;

(ii)	one (1) Class 1B Member present or represented at such meeting if at least one (1) Class 1B Member was present or represented at such meeting;

(iii)
either one (1) Class 1C Member present or represented at such meeting or one (1) Class 1D Member present or represented at such meeting if at least one (1) Class 1C Member or one (1) Class 1 D Member was present or represented at such meeting; and

(iv)	one (1) Supervisory Board Member of any new Class of Voting Shares if at least one (1) Supervisory Board Member of such Class was present or represented at such meeting.

(i)
If at least one of the Supervisory Board Members is not a French speaker, Supervisory Board's meetings shall be held in English and the minutes of such meetings shall be written in French and be accompanied by an English translation. In that case, each Supervisory Board Member who is not an English speaker is authorized to be assisted by an individual of his choice provided that (i) the chairman of the Supervisory Board shall be provided with the identity of this individual at least three (3) Business Days prior to the meeting, (ii) this individual shall have no conflict of interests with the Group Companies or the Direct Parties, (iii) this individual shall only act as a translator during the meeting and (iv) this individual shall be subject to the same confidentiality duties as the Supervisory Board Members.

2.4	Removal and Replacement of Supervisory Board Members

(a)
The holders of a Class of Voting Shares that has nominated one or more Supervisory Board Members pursuant to Section 2.3 shall be entitled to remove one or more of its nominated members, without cause (ad nutum), at any time (including without limitation, pursuant to Section 2.4(b) below). If the holders of a Class of Voting Shares have exercised their right to nominate one or more Supervisory Board Members pursuant to Section 2.3 and any such Supervisory Board Member ceases to be a member of such Supervisory Board for any reason (other than pursuant to Section 2.5 of this Agreement), the holders of such Class of Voting Shares shall be entitled to nominate a candidate to fill such vacancy.

(b)
Without prejudice to the right of nomination of his Class of Voting Shares, each holder of a Class of Voting Shares shall vote, or give consent, and shall otherwise take all Applicable Actions to remove any Supervisory Board Member nominated by the holders of such Class of Voting Shares (x) for fraud, criminal action or failure to perform in a material respect its duties as a Supervisory Board Member or to give effect to the provisions of Section 2.5 with respect to the number of Supervisory Board Members and (y) if a Supervisory Board Member appointed by the holders of a Class of Voting Shares fails or refuses to vote as required by this Section 2 or Section 3 or votes or gives any consent or proxy in contravention of this Section 2 or Section 3, or is otherwise in breach of one of the obligations set forth in Section 2.3.

2.5	Term of Supervisory Board Members

(a)
The number of Class 1A Members, Class 1B Members, Class 1C Members or Class 1D Members which the Willis Parties, as holders of the Class 1A Shares, the Financial Investors, as holders of the Class 1B Shares, the Lucas Parties, as holders of the Class 1C Shares and the Gras Parties, as holders of the Class 1D Shares may, respectively, each nominate pursuant to Sections 2.3 and 2.4 shall be reduced for the relevant Direct Party (x) from three (3) to two (2) in case the number of Voting Shares held by the Willis Parties or the Financial Investors (as the case may be) ceases at any time to represent, respectively, at least 26% of the Company's voting rights; (y) from two (2) to one (1) in case the number of Voting Shares held by the Willis Parties, the Financial Investors or the Lucas Parties (as the case may be) ceases at any time to represent, respectively, at least 18% of the Company's voting rights; and (iii) to zero (0) in case the number of Voting Shares held by the Willis Parties, the Financial Investors, the Lucas Parties or the Gras Parties (as the case may be) ceases at any time to represent, respectively, at least 8% of the Company's voting rights.

(b)
Upon the occurrence of any event requiring a reduction in the number of Class 1A Members, Class 1B Members, Class 1C Members and Class 1D Members in accordance with Section 2.5(a), the holders of the relevant Class of Voting Shares shall take all Applicable Actions to remove the appropriate Class 1A Member(s), Class 1B Member(s) or Class 1C Member(s) as the case may be.

2.6	New Classes of Supervisory Board Members or Increase in the number of a Class of Voting Shares' nominees

(a)
If, by application of the provisions of Sections 2.5 and/or 2.6(b), the number of Supervisory Board Members to be appointed by the holders of a Class of Voting Shares is reduced and as a result of a Transfer or Transfers of Shares or a New Issuance:

(i)
a holder of Ordinary Shares or a group of holders of Ordinary Shares acting in Concert owns Ordinary Shares representing 8% or more of the Company's voting rights and is not entitled to nominate a Supervisory Board Member, an additional Class of Voting Shares and an additional Class of Supervisory Board Members shall be created and the provisions of Sections 2.4, 2.5 and 4.2 shall apply mutatis mutandis in respect of such new Class of Voting Shares and new Class of Supervisory Board Members and such additional Class of Voting Shares shall grant the new holder or group of holders acting in Concert the right to nominate a total of:

(A)	one (1) Supervisory Board Member, if the new holder or Group of holders acting in Concert holds from and including 8% up to but excluding 18% of the Voting Shares;

(B)	two (2) Supervisory Board Members, if the new holder or Group of holders acting in Concert holds from and including 18% up to but excluding 26% of the Voting Shares;

(C)	three (3) Supervisory Board Members, if the new holder or Group of holders acting in Concert holds from and including 26% up to but excluding 40% of the Voting Shares;

(D)	four (4) Supervisory Board Members, if the new holder or Group of holders acting in Concert holds from and including 40% up to but excluding 50% of the Voting Shares;

(E)	five (5) Supervisory Board Members, if the new holder or Group of holders acting in Concert holds from and including 50% up to but excluding 60% of the Voting Shares;

(F)	six (6) Supervisory Board Members, if the new holder or Group of holders acting in Concert holds from and including 60% up to but excluding 70% of the Voting Shares;

(G)	seven (7) Supervisory Board Members, if the new holder or Group of holders acting in Concert holds from and including 70% up to but excluding 80% of the Voting Shares;

(H)	eight (8) Supervisory Board Members, if the new holder or Group of holders acting in Concert holds from and including 80% up to and including 92% of the Voting Shares; and

(I)	All the Supervisory Board Members, if the new holder or Group of holders acting in Concert holds more than 92% of the Voting Shares;

(ii)	and/or

(iii)	the holders of an existing Class of Voting Shares collectively increase their Imputed Holdings then this existing Class of Voting Shares shall be entitled to nominate a total of:

(A)	two (2) Supervisory Board Members, if the holders of this Class of Voting Shares collectively hold from and including 18% up to but excluding 26% of the Voting Shares;

(B)	three (3) Supervisory Board Members, if the holders of this Class of Voting Shares collectively hold from and including 26% up to but excluding 40% of the Voting Shares;

(C)	four (4) Supervisory Board Members, if the holders of this Class of Voting Shares collectively hold from and including 40% up to but excluding 50% of the Voting Shares;

(D)	five (5) Supervisory Board Members, if the holders of this Class of Voting Shares collectively hold from and including 50% up to but excluding 60% of the Voting Shares;

(E)	six (6) Supervisory Board Members, if the holders of this Class of Voting Shares collectively hold from and including 60% up to but excluding 70% of the Voting Shares;

(F)	seven (7) Supervisory Board Members, if the holders of this Class of Voting Shares collectively hold from and including 70% up to but excluding 80% of the Voting Shares;

(G)	eight (8) Supervisory Board Members, if the holders of this Class of Voting Shares collectively hold from and including 80% up to and including 92% of the Voting Shares; and

(H)	all the Supervisory Board Members, if the holders of this Class of Voting Shares collectively hold more than 92% of the Voting Shares.

(b)
In the event that the number of Voting Shares collectively held by the holders of a Class of Voting Shares is reduced so as to fall within a lower percentage threshold category as described above, the number of Supervisory Board Members which such holders may nominate as holders of this Class of Voting Shares shall be reduced accordingly.

(c)
For the avoidance of doubt, (i) the provisions of this Section 2.6 shall not result in an increase of the size of the Supervisory Board, and (ii) if several new holders of Ordinary Shares and/or existing Classes of Voting Shares request the benefit of the above provisions but sufficient seats are not available to accommodate the proposed additional number of Supervisory Board Members, the requesting new holder(s) of Ordinary Shares or the Class of Voting Shares the number of Voting Shares of which is the highest shall benefit from such provisions.

(d)
Notwithstanding the foregoing, in the event that (i) by application of the provisions of Sections 2.5 and 2.6, there are only two Classes of Voting Shares entitled to nominate Supervisory Board Members remaining and (ii) the holders of each of such Classes of Voting Shares hold the exact same number of Voting Shares, the holders of each of such Classes of Voting Shares shall be entitled to nominate four (4) Supervisory Board Members, including, for the avoidance of doubt, if their Voting Shares give right to 50% of the Company's voting rights.

2.7	Committees

(a)
The Supervisory Board shall have the authority to appoint such committees (the "Committees") as it sees fit, provided that such Committees shall be advisory only and the Supervisory Board shall not have delegated to them any decision making power. Any Committee of the Supervisory Board shall be created by approval of a simple majority of the Supervisory Board and the composition and members of such Committee shall also be approved by the same majority of the Supervisory Board Members in their discretion, provided that each Committee shall be comprised of at least one Supervisory Board Member of each Class. Members of any Committee shall be appointed for an unlimited term. They may be removed without cause (ad nutum) by the Supervisory Board upon a simple majority vote and may resign subject to giving one month's prior written notice. The members of a Committee may not receive any compensation in consideration for their functions within the Company.

(b)
An audit committee (the "Audit Committee") was created on December 17, 2009 in accordance with the provisions of paragraph (a) of this Section 2.7. Such Audit Committee notably assists the President and the Executive Committee in the preparation of the Annual Accounts, the Annual Budget and the Half Year Accounts and cooperates and coordinates with the Company's auditors (commissaires aux comptes).

3.	GOVERNANCE OF THE GROUP

3.1	Implementation
The Direct Parties agree that at all times the provisions of this Agreement shall govern their rights and obligations as Shareholders of the Company and as indirect shareholders of its Subsidiaries, including BidCo and the Targets, and shall prevail in the event there is a conflict or inconsistency between this Agreement, on the one hand, and the organizational documents of the Company and/or any of its Subsidiaries, including BidCo and the Targets, on the other hand. The Direct Parties shall take, to the fullest extent possible under applicable Laws, all Applicable Actions to amend the applicable organizational documents of the Company, BidCo and the Targets, including the By-Laws, in order to implement Sections 2, 3, 4 and 5 of this Agreement and to incorporate this Agreement by reference in the By-Laws and, in any event, shall act in accordance with this Agreement. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the applicable organizational documents of the Company, including the Company's By-Laws, or any of its Subsidiaries, this Agreement shall prevail.

3.2	Reserved Matters requiring prior consent

(j)
Except for actions resulting from commitments or undertakings validly approved by any of the Group Companies prior to December 17, 2009 and as long as the Put Options have not been exercised and the Transfers resulting thereof have not been validly completed pursuant to Section 14, the Company and the Parties shall not take or agree to take, and shall procure that neither the President, the Directeur Général, the Executive Members nor any other Group Company shall take or agree to take, any of the following actions nor any measures which would result in the same practical consequence as any of the following actions (the "Ordinary Reserved Matters") without the prior consent of the Supervisory Board, by the affirmative vote of a simple majority of the Supervisory Board Members (whether present or represented) at a duly convened meeting (the "Ordinary Requisite Consent"):

(i)
the approval or modification of the Annual Budget and the modification of the business plan of the Company prepared on a consolidated basis for all Group Companies and any strategic decision which is not consistent with the approved Annual Budget and/or business plan;

(ii)	the approval and/or modification of the annual general rules for cash investment practices (the "Investment Rules");

(iii)
the investment, acquisition or disposal (including through creation or exercise of options) by a Group Company of shares or other securities or any fixed or tangible asset or assets in excess of an individual amount of €300,000 or in excess of an aggregate annual amount of €1,000,000, unless already approved in the Annual Budget or in the Investment Rules;

(iv)
any decision with respect to a Group Company's interest in a Group Company other than BidCo and the Targets, including, without limitation, any transfer or granting of any security interests, for an individual amount in excess of €300,000 or for an aggregate annual amount in excess of €1,000,000, unless already approved in the Annual Budget;

(v)
any decision involving, immediately or in the future, an investment or commitment to be undertaken by a Group Company for an individual amount in excess of €300,000 or for an aggregate annual amount in excess of €1,000,000, unless already approved in the Annual Budget or in the Investment Rules;

(vi)
the conclusion, material modification or termination of any commercial agreements outside the ordinary course of business and generating a turnover or expense in excess of €1,000,000, unless already approved in the Annual Budget;

(vii)	the approval of the issuance and allocation by a Group Company of an employee incentive plan or, subject to Section 3.2(c)(vii), a stock options plan;

(viii)	the appointment and renewal of the President and the Directeur Général;

(ix)	the appointment of the Executive Members;

(x)	the removal of the Executive Members in case they are entitled to represent and act on behalf of the Company;

(xi)	the appointment, renewal or removal of any legal representatives (mandataires sociaux) of any Subsidiary of the Company which generates an annual unconsolidated turnover in excess of €15,000,000;

(xii)	the recruitment, the dismissal or any modification of the remuneration of any employee of the Group with an individual annual gross remuneration in excess of €250,000;

(xiii)
the appointment or replacement of the auditors (commissaires aux comptes) of any Group Company which generates an annual unconsolidated turnover in excess of €10,000,000 and the approval of any significant changes in accounting methods and principles applicable to a Group Company (except when required by applicable Laws);

(xiv)	the settlement and approval of the Annual Accounts of the Company, the annual financial statements of BidCo, the annual financial statements of a Target and the allocation of profits;

(xv)	the distribution of dividends or interim dividends or any other form of distribution to shareholders (including of reserves or premium) by the Company, BidCo or any Target;

(xvi)	the initiation or settlement by a Group Company of any uninsured litigation or arbitral proceedings in an amount at stake in excess of €1,000,000, unless already approved in the Annual Budget;

(xvii)
the granting of any security interest or guarantee of any kind (other than (A) guarantees granted in the ordinary course of business pursuant to OHADA Rules, (B) guarantees required by applicable Laws to carry out insurance brokerage activities, or (C), more generally, guarantees granted in the ordinary course of business) in favor of any Person as security for obligations of an individual amount in excess of €300,000 or an aggregate annual amount in excess of €1,000,000;

(xviii)	the exercise of the Correduria Put;

(xix)
the conclusion, modification or termination of any agreement within the scope of Articles L. 225-38 et seq. and Articles L. 227-10 et seq. of the French Commercial Code (Code de commerce) entered into by the Company, BidCo or a Target, on the one hand, and any Person (other than another Group Company) described therein, on the other hand, it being expressly agreed that the following is considered to be such an agreement: any agreement which (A) directly or indirectly, involves (within the meaning of Articles L. 225-38 and L. 227-10 of the French Commercial Code (Code de commerce)) a Party, an Affiliate of a Party and/or a Gras Shareholder and (B) is not to be entered into on an arms' length basis, and the Supervisory Board Members of the corresponding Class shall refrain from voting for the approval of such an agreement; and

(xx)	any issuance of Securities or issuance of securities by BidCo or a Target other than those which shall be approved in accordance with Section 3.2(b)(v).

(k)
Except for actions resulting from commitments or undertakings validly approved by any of the Group Companies prior to December 17, 2009, the Company and the Parties shall not take or agree to take, and shall procure that neither the President, the Directeur Général, the Executive Members nor any other Group Company shall take or agree to take, any of the following actions nor any measures which would result in the same practical consequence as any of the following actions (the "Qualified Reserved Matters") without the prior consent of the Supervisory Board, by the affirmative vote of a majority of 7/9ths of the Supervisory Board Members (whether present or represented) at a duly convened meeting (the "Qualified Requisite Consent"):

(i)	any Transfer by the Company of securities issued by BidCo as a result of which the Company would, immediately or in the future, cease to hold at least 95% of BidCo's shares and voting rights;

(ii)	any Transfer by BidCo of securities issued by GSC as a result of which the BidCo would, immediately or in the future, cease to hold at least 95% of GSC's shares and voting rights;

(iii)	any Transfer by GSC of securities issued by Gras Savoye as a result of which GSC would, immediately or in the future, cease to hold at least 95% of Gras Savoye 's shares and voting rights;

(iv)
any decision involving, immediately or in the future, an amendment to the By-Laws of the Company, BidCo or the Targets (other than an issuance of Securities, an issuance of securities by BidCo or a Target or a transfer of registered office);

(v)
any issuance of Securities which would enable a Third Party to subscribe for Securities except for any issuance of Securities (x) pursuant to a stock option plan, (y) upon conversion or exercise of any existing Securities, or (z) in connection with an IPO;

(vi)
any issuance of securities by BidCo or a Target which would enable any Person other than a Group Company to subscribe for securities of BidCo or securities of such Target except for any issuance of securities by BidCo or a Target pursuant to a stock option plan;

(vii)
any decision regarding the IPO or any public offering of securities issued by a Group Company and any action required to be taken by such Group Company in relation thereto, including the choice of the financial advisers and underwriters;

(viii)	any modification of the terms and conditions of the Vendors Bonds and/or the Subordinated Convertible Bonds; and

(ix)	any Ordinary Reserved Matters if the Put Options are duly exercised and the Transfers resulting thereof are validly completed pursuant to Section 14.
Notwithstanding the foregoing, the removal of the President shall require a Qualified Requisite Consent decided by the affirmative vote of a majority of 6/9ths of the Supervisory Board Members (whether present or represented) at a duly convened meeting, it being specified that in the event that the President is a Supervisory Board Member, he shall not participate to the vote on his removal.

(l)
Except for actions resulting from commitments or undertakings validly approved by any of the Group Companies prior to December 17, 2009, as long as there are at least two (2) Class 1B Members, the Company and the Parties shall not take or agree to take, and shall procure that neither the President, the Directeur Général, the Executive Members nor any other Group Company shall take or agree to take, any of the following actions nor any measures which would result in the same practical consequence as any of the following actions (the "Financial Investors Reserved Matters") without, in addition to the prior approval of the Supervisory Board by the affirmative vote of a simple majority or such other majority in the conditions set forth herein of the Supervisory Board Members (whether present or represented) at a duly convened meeting, the affirmative vote of a majority of the Class 1B Members present or represented (the "Financial Investors Requisite Consent") at such meeting, it being specified that any formal approval validly given by the affirmative vote of a majority of the Class 1B Members pursuant to any other provisions of this Agreement shall be deemed as a valid Financial Investors Requisite Consent for the purposes of this Paragraph (c) without requiring any additional Financial Investors Requisite Consent:

(i)
the investment, acquisition or disposal (including through creation or exercise of options) by a Group Company of shares or other securities or any fixed or tangible asset or assets for an individual amount in excess of €1,000,000;

(ii)	any decision, involving immediately or in the future, any investment or commitment to be undertaken by a Group Company for an amount in excess of €1,000,000;

(iii)	any decision which would require the prior consent of the lenders under the Finance Documents, or which, failing such prior consent, would constitute an event of default under the Finance Documents;

(iv)
the incurring or modification of any new borrowing or financial indebtedness by a Group Company for an amount in excess of €1,000,000, the prepayment of any indebtedness of a Group Company and the granting of any loan by a

Group Company to any Person other than another Group Company for a principal amount in excess of €1,000,000;

(v)
the redemption or repurchase of any Securities of the Company, any Securities of BidCo and any securities of a Target except for (x) stock options or (y) redemption or repurchase resulting from existing arrangements in full force and effect on December 17, 2009;

(vi)
any significant change to a Group Company's business, including by engaging in a new business other than the Business Activities or ceasing to carry out a material activity, or any material change in the Group Company's strategy; and

(vii)	the approval of the issuance by a Group Company of a stock options plan.

(m)
Except for actions resulting from commitments or undertakings validly approved by any of the Group Companies prior to December 17, 2009, the Company and the Parties shall not take or agree to take, and shall procure that neither the President, the Directeur Général, the Executive Members nor any other Group Company shall take or agree to take, any of the following actions nor any measures which would result in the same practical consequence as any of the following actions (the "Unanimous Reserved Matters") without the prior consent of the Supervisory Board, by the affirmative vote of all the Supervisory Board Members (whether present or represented) at a duly convened meeting (the "Unanimous Requisite Consent"):

(i)	any voluntary winding up, dissolution or liquidation of the Company, BidCo or any of the Targets;

(ii)	any release of the lock-up set forth in Section 7.1 before the expiry of the Standstill Period or, concerning the Mancos, before December 31, 2017; and

(iii)	if the number of Class 1C Members and Class 1D Members falls below three (3) in aggregate:

(A)	any Transfer by the Company of securities issued by BidCo as a result of which the Company would, immediately or in the future, cease to hold at least 95% of BidCo's shares and voting rights;

(B)	any Transfer by the BidCo of securities issued by GSC as a result of which the BidCo would, immediately or in the future, cease to hold at least 95% of GSC's shares and voting rights;

(C)	any Transfer by GSC of securities issued by Gras Savoye as a result of which GSC would, immediately or in the future, cease to hold at least 95% of Gras Savoye 's shares and voting rights; and

(D)
any issuance of securities by BidCo or a Target which would enable any Person other than a Group Company to subscribe for securities of BidCo or securities of a Target, except for securities to be issued as consideration in the context of an external growth operation which would not entail a change of Control of BidCo or any of the Target.

(n)
Each of the Shareholders shall take all Applicable Actions (i) to procure that no action or decision (including a Shareholders' decision) shall be taken with respect to any Reserved Matter without the Requisite Consent, (ii) to ensure that each Group Company and its relevant management body shall be informed of the provisions of this Agreement governing Reserved Matters and shall be directed to refer any such Reserved Matters to the Supervisory Board before any decision is taken and (iii) to ensure that upon the Requisite Consent for any action or decision relating to any Reserved Matter, the Company, the President, the Directeur Général and/or the Executive Committee or the applicable Subsidiary of the Company or its legal representatives (mandataires sociaux) shall carry out such action or decision in accordance therewith.

3.3	Matters requiring information
Should an action listed as a Reserved Matter under Sections 3.2(a), 3.2(b) or 3.2(c) be completed or implemented after the date hereof as a result of a commitment or undertaking validly approved by a Group Company prior to December 17, 2009, the Supervisory Board shall be informed of such completion or implementation by the President, the Directeur Général, the Executive Members or the legal representatives of any Group Company no later than one (1) month thereafter.

3.4	Management

(c)
The President and the Directeur Général shall have all the rights and powers provided for by French Law, but shall not take any action or decision (even if in the ordinary course of such Company's business) (i) which would constitute a Reserved Matter without the Requisite Consent in accordance with the provisions of Section 3.2 or (ii) in breach of the provisions of the By-Laws of any Group Company. The restrictions set forth in Sections 3.2 and 3.4(b) on the rights and powers of the President and the Directeur Général shall prevail among the Parties over any provision of the By-Laws of the relevant Group Company, without prejudice of any additional or stricter restriction imposed on the President or the Directeur Général by any provision of the By-Laws of any Group Company, if any.

(d)
In the event that a Directeur Général is appointed, and as a matter of internal rule, the President shall not be allowed to represent the Company nor execute any document on its behalf unless he is authorized by (i) the Directeur Général (including by way of countersigning the concerned documents) or (ii) by any person duly empowered thereto, including any deputy executive officer (directeur général adjoint).

(e)
The powers of the other legal representatives (mandataires sociaux) of BidCo, the Targets or any other Subsidiary of the Company shall also be limited to the extent of the restrictions set forth in Section 3.2 and 3.4(b).

3.5	Provisions regarding BidCo and the Targets

(e)
BidCo, Gras Savoye and GSC are, and shall remain at all times, organized under the Laws of France in the form of a société par actions simplifiée, managed by a president (président) in accordance with Article L. 227-6 of the French Commercial Code (Code de commerce) and, as the case may be, a directeur général (within the meaning of Article L. 227-6 alinéa 3 of the French Commercial Code (Code de commerce)).

(f)	[Reserved]

(g)
Subject to the foregoing, at all times during the term of this Agreement and as long as Mr. François Varagne is the Directeur Général, the directeur général of each of BidCo and the Targets shall be the Directeur Général, the cessation of functions of the Directeur Général entailing automatically the cessation of functions of the directeur général of BidCo and the Targets, without any right to indemnification.

(h)
Subject to the foregoing, at all times during the term of this Agreement, the president of each of BidCo and the Targets shall be the President, the cessation of functions of the President entailing automatically the cessation of functions of the president of BidCo and the Targets, without any right to indemnification.

4.	SHAREHOLDERS' DECISIONS

4.1	Shareholders' Resolutions

(o)
Except as provided for in Sections 2, 3 and 4.2 and for Non-Voting Shares, there shall be no restriction on the ability of any Direct Party to vote through any Voting Shares held by such Direct Party. Each Direct Party shall benefit from voting rights in proportion to its Voting Shares in the Company. Except as otherwise required by Law, no Direct Party shall vote (either directly or through any nominee to the Supervisory Board) in favor of any provision to or any modification or amendment of the Company's By-Laws (or any shareholders resolution) of the By-Laws of any other Group Company that would be inconsistent with the terms of this Agreement.

(p)
Any action or decision which results in a modification of the Company's By-Laws (other than an issuance of Securities or a transfer of the registered office) shall be validly taken if approved by a 80% majority vote of the Shareholders present or represented at a duly convened Shareholders' meeting. Any other decisions of the Shareholders of the Company, shall be validly taken if approved by a simple majority vote of the Shareholders present or represented at a duly convened Shareholders' meeting, except where a unanimous vote is required by applicable Laws.

(q)
All Shareholders' meetings shall be convened by either the President, the Directeur Général or a Supervisory Board Member, by a notice to be sent to each Shareholder of the Company by any means, including by email or facsimile, at least ten (10) Business Days from the date of such meeting. Such notice shall include the agenda and the resolutions to be submitted to such Shareholders' meeting. The quorum for any Shareholders' meeting of the Company shall be 50 % of the Voting Shares.

(r)
Shareholders' decisions may also be adopted by mean of written resolutions signed by each of the holders of Voting Shares. All decisions of the Shareholders other than unanimous written resolutions shall be duly recorded in minutes jointly signed by the President or the Directeur Général and a Shareholder of each Class of Voting Shares present or represented. Minutes and unanimous written resolutions shall be registered in the Company's corporate books and, as long as certain Shareholders are not French speaker or Entities existing under the Laws of a non-French speaking country, shall be accompanied by a French translation.

(s)
In case of title division (démembrement de propriété) of Voting Shares, the holder of the bare ownership (nue-propriété) shall be entitled to vote on decisions requiring unanimity or the above mentioned qualified majority and the holder of the usufruct (usufruit) shall be entitled to vote on any other decisions submitted to the Shareholders, provided that the holder of the bare ownership (nue-propriété) and the holder of the usufruct (usufruit) are always entitled to enter into an agreement providing for different voting arrangements.

4.2	Resolutions of the holders of a Class of Voting Shares

(c)	Class Representatives and special general meetings of a Class of Voting Shares

(iv)
Upon the creation of a Class of Voting Shares (other than Ordinary Shares) and to the extent that the holders of Voting Shares of such Class are or become more than two (2), the President or the Directeur Général shall convene, in the same conditions as a Shareholders' general meeting, a special general meeting of the holders of Voting Shares of such Class in order to appoint one (1) or two (2) representatives of the holders of Voting Shares of such Class (the "Class Representatives") and, if it is a new Class of Voting Shares, the first nominee(s) of this Class on the Supervisory Board.

(v)
The quorum for any such special general meeting shall be 50% of the Voting Shares of such Class. Each holder of Voting Shares of the said Class shall benefit from voting rights in proportion to its Voting Shares.

(vi)
The Class Representatives may be private individuals or Entities and shall be chosen from amongst the holders of Voting Shares of such Class. The nominees of such Class on the Supervisory Board may, but are not compelled to, hold Shares in the Company. If two (2) Class Representatives are appointed, they may also be appointed as Supervisory Board Members.

(vii)
The Class Representatives and the nominees shall be appointed for an unlimited term by a simple majority vote of the holders of Voting Shares of such Class present or represented at a special general meeting. They may be removed without cause (ad nutum) at any time by a simple majority vote of the holders of Voting Shares of such Class present or represented at a duly convened special general meeting.

(viii)	A special general meeting of a Class of Voting Shares may also be convened by one or several holders of this Class holding more than 20% of the Voting Shares of this Class.

(ix)
All decisions of a Class of Voting Shares other than unanimous written resolutions shall be duly recorded in minutes jointly signed by the Class Representative(s) and a Shareholder of the relevant Class. Minutes and unanimous written resolutions shall be registered in the Company's corporate books.

(d)	Powers and duties of the Class Representatives

(i)
Once appointed, each Class Representative is entitled to convene a special general meeting of the holders of its Class in order to propose the removal of a nominee or, if any, the other Class Representative and potential nominees to the Supervisory Board in order to fill any vacancy. All these decisions of the special general meeting of a Class of Voting Shares shall be validly taken if approved by a simple majority vote of the holders of Voting Shares of such Class present or represented.

(ii)	Any Class Representative which ceases to hold Voting Shares of its Class shall be deemed to have resigned.

(iii)
In the event of the resignation, death or Disability of a Class Representative, a special general meeting shall be convened by the other Class Representative, if any, or by any holder of Voting Shares of this Class within two (2) months from the date of such vacancy being known in order to appoint a new Class Representative.

(iv)
The Class Representatives shall take all Applicable Actions to convene a special general meeting for the purpose of selecting the nominees to the Supervisory Board (whether initial nominees or nominees to fill any vacancies selected in accordance with Section 2.4) in accordance with the provisions of this Section 2.3 and Section 2.4.

(e)	Class of Voting Shares with less than three (3) holders

(i)
When the number of holders of a Class of Voting Shares is below three (3), the nominees of such Class at the Supervisory Board shall be appointed by a written resolution signed by the holder of Voting Shares of this Class holding more than 50% of the Voting Shares of this Class and delivered to the President or to the Directeur Général. In the event that there are two (2) holders holding exactly the same number of Voting Shares, this written resolution shall be signed by both holders.

(ii)
In this situation, the holders of this Class of Voting Shares shall take all Applicable Actions to select the nominees of this Class to the Supervisory Board (whether initial nominees or nominees to fill any vacancies selected in accordance with Section 2.4) in accordance with the provisions of this Section 2.3 and Section 2.4.

(iii)
If the number of holders of a Class of Voting Shares falls below three (3), the Class Representative(s) of this Class of Voting Shares shall be deemed to have resigned and the provisions of this Section 4.2(c) shall apply.

5.	AGREED RESTRUCTURING PLAN

5.1	Negotiations of an Agreed Restructuring Plan

(f)
The negotiations of an Agreed Restructuring Plan with the Senior Lenders can be initiated either by one or several Class 1A Members or by one or several Class 1B Members or by one or several Class 1C Members the ("Initiating Class Members"), provided that the Class 1A Members or the Class 1B Members or the Class 1C Members shall lose this right to initiate negotiations with the Senior Lenders if their aggregate number at the Supervisory Board falls below two (2).

(g)
After initiating the negotiations with the Senior Lenders, the Initiating Class Members shall regularly inform the other Supervisory Board Members of the terms and conditions of the Agreed Restructuring Plan proposed to the Senior Lenders.

5.2	Approval and implementation of an Agreed Restructuring Plan

(f)	In the event of an Agreed Restructuring Plan, notwithstanding Section 3.2, Section 4.1 and any other provision to the contrary:

(v)
during four (4) months as from the occurrence of a Triggering Event, all the decisions of the Supervisory Board which will be necessary to approve and/or implement the Agreed Restructuring Plan shall be validly taken if approved by the affirmative vote of two third of the Supervisory Board Members (whether present or represented) at a duly convened meeting (the "First Agreed Supervisory Board Restructuring Majority");

(vi)
if a First Agreed Supervisory Board Restructuring Majority has not been reached in favor of the proposed Agreed Restructuring Plan within the four (4) month-period stated in Paragraph (i) above, then after such four (4) month-period, all the decisions of the Supervisory Board which will be necessary to approve and/or implement the Agreed Restructuring Plan shall be validly taken if approved by the affirmative vote of one third of the Supervisory Board Members whether present or represented) at a duly convened meeting; and

(vii)
all the Shareholders' resolutions which will be necessary to approve and/or implement the Agreed Restructuring Plan shall be validly taken if approved by a one third majority vote of the Shareholders present or represented.

(g)
For the avoidance of doubt, and without limiting the generality of the foregoing, in the event of an Agreed Restructuring Plan, the decisions described in Sections 3.2(a)(iii) and 3.2(c)(i) (Sales of assets), Section 3.2(a)(xvii) (Granting of security interest), Section 3.2(a)(xx) (Issuance of Securities) and Section 3.2(c)(iv)

(Incurrence or modification of indebtedness) shall be approved in accordance with Paragraphs (a)(i) and (a)(ii) above.

(h)	As an exception to the foregoing, the following decisions shall always be approved as follows and not in accordance with Paragraphs (a)(i) and (a)(ii) of this Section 5.2:

(xxi)
the decisions described in Section 3.2(b)(v) (issuance of Securities to a Third Party) and Section 3.2(b)(vi) (issuance of securities by BidCo or a Target), which shall in any case remain subject to the majority rules set forth in the first Paragraph of Section 3.2(b); and

(xxii)
the decisions taken in relation with the last Paragraph of Section 3.2(b) (Removal of the President), which shall in any case remain subject to the majority rules set forth in such last Paragraph of Section 3.2(b).

6.	REPORTS, INFORMATION AND MONITORING

6.1	Information of the Supervisory Board
Each Supervisory Board Member and each Observer shall be entitled to receive from the President, the Directeur Général and/or the Executive Committee:

(i)	the Annual Budget fifteen (15) days prior to the start of each relevant Financial Year;

(j)	the Annual Accounts within one hundred and fifteen (115) days after the end of each relevant Financial Year;

(k)	the certified Annual Accounts as soon as available and in any event no later than five (5) Business Days as from the date of certification;

(l)	the Half Year Accounts as soon as available and in any event no later than September 30 of each year;

(m)
quarterly reports (including, (w) a balance sheet together with a comparison thereof with the previous year, (x) a cash flow statement together with a comparison thereof with the previous year and (y) profit and loss accounts together with a comparison thereof with the Annual Budget and the previous year) regarding the activities and the financial position of the Group Companies and (z) the Financial Indebtedness together with a comparison thereof with the previous year, no later than:

(i)	fifty five (55) days after the end of each quarter other than the Quarter ending as at the end of its Financial Year;

(ii)	seventy (70) days after the end of the quarter ending as at the end of its Financial Year

(n)
monthly reports (including, profit and loss accounts together with a comparison thereof with the Annual Budget and the previous year and regarding the activities and the financial position of a list of main Group Companies to be defined by the Supervisory Board), no later than twenty five (25) days of the end of each calendar month (other than January) of each calendar year,

(o)	such reports and information to be provided to the lenders under the Finance Documents at least ten (10) days before they are provided to lenders;

(p)
such other reports and information as any Supervisory Board Member may at any time reasonably require in writing to the President, the Directeur Général and/or the Executive Committee for the purposes of duly carrying out its duties within the Company as regards any matter relating to the businesses or affairs of the Company and its Subsidiaries or to its financial position or prospects; and

(q)
upon request, the agreements generating a turnover or expense in excess of €100,000 which are identified in Section 3.2(a)(xix) but which have been entered into by the Company, BidCo or a Target on an arm's length basis and, therefore, have not been previously approved by the Supervisory Board.

6.2	Direct Parties subject to ERISA Rules

(i)
Upon reasonable request by any Direct Party that is subject to the ERISA Rules, the Direct Parties shall use their best endeavors to procure that such Direct Party shall be granted the right, subject to one month's prior notice, to have reasonable access to the premises, books and records of the Company and to have regular meetings with the management of the Group. Any costs generated by the exercise of this right shall be borne by the Direct Party subject to the ERISA Rules which has exercised this right. Any information obtained by the Direct Party subject to the ERISA Rules in this context shall remain strictly confidential.

(j)
In the event that a Direct Party subject to the ERISA Rules has no Supervisory Board Member or Observer, then upon the reasonable request of such Direct Party, the Direct Parties shall take all Applicable Actions in order to enable such Direct Party to obtain one (1) Observer to the Supervisory Board.

(k)
The Direct Parties undertake to sign in good faith any document which is necessary for a Direct Party subject to the ERISA Rules to continue to qualify as a venture capital operating company for the purpose of the ERISA Rules, provided that (i) a legal opinion from a first ranked international law firm shall expressly confirm the necessity of such document and (ii) such document shall have no detrimental effect upon the Parties and/or the Group Companies.

6.3	Control of financial accounts

(c)	Auditors (commissaires aux comptes) of the Company shall be appointed from amongst reputable international accounting firms.

(d)
If a simple majority of the Supervisory Board Members present or represented at a duly convened meeting decides that the Group Companies' financial statements shall also be prepared in accordance with IFRS, the costs of such transition to IFRS shall be borne by the Group Companies.

CHAPTER II
TRANSFERS

7.	GENERAL PRINCIPLES REGARDING TRANSFERS

7.1	Lock-up

(l)
Until the expiration of the Standstill Period, no Direct Party may Transfer any of its Securities to any other Party or to any Third Party except pursuant to Paragraph (e) below or a Permitted Transfer.

(m)
After the expiration of the Standstill Period and until December 31, 2017, any Direct Party other than the Mancos may Transfer all or a portion of its Securities in accordance with and subject to the provisions of this Agreement.

(n)	Until December 31, 2017, no Manco may Transfer any of its Securities to any other Party or to any Third Party except pursuant to Paragraph (e) below or a Permitted Transfer.

(o)	After December 31, 2017, any Direct Party including the Mancos may Transfer all or a portion of its Securities in accordance with and subject to the provisions of this Agreement.

(p)
Even though the Standstill Period has not expired or, concerning the Mancos, before December 31, 2017, a Direct Party could complete a Transfer of Securities (other than a Permitted Transfer) to another Party or a Third Party provided that:

(i)	such Transfer shall be previously approved by an affirmative vote of all the Supervisory Board Members (whether present or represented) at a duly convened meeting;

(ii)	after this prior approval, this Direct Party shall deliver a Transfer Notice in accordance with Section 7.3; and

(iii)
the other Direct Parties shall be entitled to exercise and perform their Pre-emption Rights, their Proportional Tag Along Rights and/or, as the case may be, their Total Tag Along Rights with respect to such approved Transfer in accordance with Section 12.

(q)
Notwithstanding the foregoing and any other provision to the contrary, no Direct Party may Transfer all or any portion of its Securities to a Competitor, except if such Transfer entails a Total Tag Along Situation or would automatically result in a Full Exit. Accordingly, notwithstanding Section 9.1(a), no Financial Investor may Transfer all or any portion of its Securities to an Original Fund's Affiliate which is a Competitor, except if such Transfer entails a Total Tag Along Situation or would automatically result in a Full Exit.

7.2	Principles
In addition to and subject to the provisions of this Chapter II, the following general principles shall apply to any Transfer of Securities:

(e)	no Direct Party shall Transfer any Securities other than as a result of (i) a Permitted Transfer or (ii) the acceptance of an Admissible Offer in accordance with this Agreement;

(f)	in the event of a purported Transfer by a Direct Party in violation of this Agreement, such purported Transfer shall be void and of no effect and the Company shall not give effect to such Transfer;

(g)
any Transfer of Securities pursuant to the exercise of the Pre-emption Right, the Proportional Tag Along Right, the Total Tag Along Right or the Drag Along Right shall be on the same terms and conditions as set forth in the Admissible Offer, provided that in the event that the Admissible Offer provides for a Non-Cash Consideration, the Direct Party exercising its rights shall always have the option to receive (or to pay in the case of the exercise of the Pre-emption Right) the Non-Cash Consideration or the amount in cash corresponding to the value of the Offered Securities as set out in the Transfer Notice or as determined by the expert in accordance with Section 12.4(e);

(h)
in the event that a Direct Party holds several types of Securities, such Direct Party shall not be permitted to Transfer any Securities in accordance with the terms and conditions of this Agreement without simultaneously Transferring to the same Transferee an equal proportion of Securities of the other type(s) of Securities held by such Direct Party so that the existing ratio between the different categories of Securities held by the Transferring Direct Party prior to the Transfer remains unchanged after completion of the Transfer, it being expressly agreed that such principle shall apply to the Permitted Transfers other than the ones set forth in Sections 9.1(a), 9.1(b) and 9.1(e);

(i)	each Transferor shall use its best endeavors to procure that no representations and warranties shall be granted in relation to any Transfer of Securities;

(j)
in respect of any Transfer of its Securities pursuant to the exercise of the Total Tag Along Right, the Proportional Tag Along Right or the Drag Along Right, (i) each Transferor shall bear its pro-rata share of the fees, commissions and other out-of-pocket expenses (including the fees and expenses of professional advisors) incurred in connection with the relevant Transfer (such several basis and pro-rata share being calculated on the basis of the net proceeds received by each Transferor and such fees and expenses being deducted from the proceeds in order to be paid directly to such advisors), and (ii), should any representations and warranties be granted in relation to any Transfer of Securities, each Transferor shall be responsible for its pro-rata share of such representations and warranties, calculated in accordance with the same principles as those provided for in sub-paragraph (i).

7.3	Transfer Notice

(a)
In the event that (x) a Direct Party wishes to complete a Permitted Transfer or has received from another Party or a Third Party an Admissible Offer which it wishes to accept or (y) a Lucas Shareholder wishes to complete an Admissible Transfer of Lucas Securities, such Transferor shall promptly notify in writing each other Party, the Agreement Manager and the President of the contemplated Transfer (the "Transfer Notice"), and such Transfer Notice, which in order to be valid, shall contain:

(iv)	the name and address of the proposed Transferee and, in case of an Entity, of each Person who Controls it directly or indirectly (the "Proposed Transferee");

(v)	for each type of Securities or Lucas Securities to be Transferred, the number of Securities or the number of Lucas Securities proposed to be Transferred (the "Offered Securities");

(vi)	for each type of Securities proposed to be Transferred, the price, conditions and payment terms at which the contemplated Transfer of the Offered Securities is to be made (the "Offered Price")

(vii)	the representations and warranties proposed to be granted by the Transferor, if any.

(b)
Except for Permitted Transfers and Admissible Transfers of Lucas Securities, the Transfer Notice shall also include a Global Valuation on the basis of which the Offered Prices shall be determined in accordance with Section 8 and shall be accompanied by a copy of the Admissible Offer.

(c)
In the event that the Offered Price includes Non-Cash Consideration, the Transferor shall indicate in the Transfer Notice its good faith determination of the global value of all the Offered Securities (which determination shall be subject to the terms of Section 12.4(e)).

(d)
In the event of a Permitted Transfer or an Admissible Transfer of Lucas Securities, the Transferring Party shall state in the Transfer Notice that the contemplated Transfer is a Permitted Transfer or an Admissible Transfer of Lucas Securities. For the avoidance of doubt, no Transfer Notice is required for the Permitted Transfers listed as Paragraphs 9.1(e), 9.1(g), 9.1(h), 9.1(i), 9.1(j), 9.1(k), 9.1(l), 9.1(m) and 9.1(n) below.

(e)
In case of a Permitted Transfer (other than the Permitted Transfer set forth in Section 9.1(e)) to a Third Party or an Admissible Transfer of Lucas Securities to a Third Party or an Admissible Offer (other than a Global Offer) made by a Third Party, the Transfer Notice shall be accompanied by the irrevocable commitment of such Third Party to execute and deliver to the Parties an Instrument of Adherence on the date of completion of the proposed Transfer at the latest.

(f)
Notwithstanding the foregoing, the Parties acknowledge that with respect to Transfers of Subordinated Convertible Bonds from a Willis Party to any of the Willis Ancillary Parties and/or between Willis Ancillary Parties, no Instrument of Adherence shall be required from the Willis Ancillary Parties since they have already executed this Agreement and accepted to become Direct Parties under this Agreement should they acquire any Securities.

8.	VALUATION OF SECURITIES
For the purposes of this Section 8, subject to the Transparency, any Transfer of Lucas Securities (other than an Admissible Transfer of Lucas Securities) shall be deemed to be a Transfer of Securities.

8.1	Preferential Distribution

(k)
In the event that the Direct Parties benefit from payment of a sum or from Securities by reason or from the fact of the holding or the Transfer (including from a Transfer envisaged by Sections 9.1(g), 9.1(i), 9.1(j), 9.1(k), 9.1(l), 9.1(m) and 9.1(o) hereof, but excluding other Permitted Transfers) of Shares in the Company (notably in the case (i) of a distribution of dividends, of reserves or resulting from a split or a capital reduction not caused by losses, (ii) from a sale of Securities, (iii) from an IPO, (iv) from a Merger or (v) from a voluntary or compulsory liquidation of the Company) (the "Distribution"), the distribution of the consideration or the total receipts received by all of the Shareholders by way of such a Distribution (the "Distribution Amount") will not be made pro rata to the holding of each Direct Party in the share capital of the Company, but by applying specific rules defined in this Section 8.

(l)
It is agreed that in the case of a Distribution, the Distribution Amount necessarily includes the Shares resulting or which could result from the exercise and/or the conversion of Securities which give access to the share capital of the Company in accordance with the provisions of their issuance contract, in particular (i) the conversion of the Subordinated Convertible Bonds and (ii) the exercise of the Warrants which are in the money (dans la monnaie).

8.2	Allocation of the Distribution Amount
The determination of the portion of the Distribution Amount to be received by each Party will be undertaken:

(g)	after exercise of the Securities by applying the provisions of their issuance contract, in particular:

(viii)
after conversion of the Subordinated Convertible Bonds, it being agreed that (A) the conversion of one (1) Subordinated Convertible Bond will give the right to subscribe for one (1) Share belonging to the same Class as the Shares held by the owner of the Subordinated Convertible Bonds prior to the conversion and (B) the issuance contract for the Subordinated Convertible Bonds stipulates that, as applicable, all or part of the Subordinated Convertible Bonds shall be converted automatically and as of right prior to a Distribution giving rise to the application of the Distribution Fundamentals (excluding distributions of dividends), subject to the application of any specific rules in relation to the repayment or the conversion of the Subordinated Convertible Bonds, which may be agreed upon among the holders of Subordinated Convertible Bonds and the Company and provided that all Direct Parties holding Voting Shares give their prior consent; and

(ix)
after exercise of the Warrants, it being agreed that, in connection with the Distribution, (x) only the Warrants which are in the money shall be deemed to be exercised (i.e., those fulfilling the conditions for exercise, notably linked to the Multiple, set forth in the governing issuance contract); and (y) for the purpose of determining the value of each Security, the Global Valuation shall be increased by the proceeds which would be received by the Company upon exercise of those Warrants which are in the money, and the value of each such Warrant shall be equal to the value of the related Shares less the applicable exercise price as described in Section 8.12);

(h)	according to the principles (the "Distribution Fundamentals") set forth in Section 8.3 below.

8.3	Distribution Fundamentals

(a)	The holders of Class 2 Non-Voting Shares will receive the product of:

(i)
the Distribution Amount calculated before conversion of the Subordinated Convertible Bonds into Shares (i.e., reduced by any amount due in capital and accrued interest under the bond debt pursuant to the issue of Subordinated Convertible Bonds); and

(ii)	the percentage of the share capital before conversion of the Subordinated Convertible Bonds into Shares which is represented by the Class 2 Non-Voting Shares.

(b)
The Distribution Amount reduced by the portion reserved for holders of Class 2 Non-Voting Shares calculated in accordance with Paragraph (a) of this Section 8.3 (the "Distribution Amount excluding Class 2 Non-Voting Shares") will be distributed as follows:

(viii)
up to a cap equal to the Global Amount allowing the holders of Class 1B Shares to achieve a Multiple of 1.75 at the time of the Distribution ("Tranche 1"): the holders of Class 1B Shares will receive a portion of the Distribution Amount excluding Class 2 Non-Voting Shares allowing them to obtain (58+1/3)% of the Global Amount, on one hand, and the holders of Class 1A Shares, the holders of Class 1C Shares, the holders of Class 1D Shares and the holders of Class 3 Shares will receive the Distribution Amount excluding Class 2 Non-Voting Shares reduced by the amount distributed to the holders of Class 1B Shares under this Paragraph, on the other hand, it being agreed that:

(A)
the portion allocated to the holders of Class 1A Shares, the holders of Class 1C Shares, the holders of Class 1D Shares and the holders of Class 3 Shares will be divided between these Shareholders proportionally to the portion of the share capital (excluding Class 1B Shares and Class 2 Shares) which their Class 1A Shares, Class 1C Shares, Class 1D Shares and Class 3 Shares respectively represent; and

(B)
in the event where the part of the Distribution Amount excluding Class 2 Non-Voting Shares does not allow the holders of Class 1B Shares to obtain (58+1/3)% of the Global Amount, the holders of Class 1A Shares, Class 1C Shares, Class 1D Shares and Class 3 Shares, and/or their Affiliates will be obliged to assign to the holders of Class 1B Shares, at a price of one (1) euro each, a share of their right to the interest accrued and capitalized on the Subordinated Convertible Bonds which they hold (pro rata to their rights to such interest) so that the holders of Class 1B Shares receive a share of the Distribution Amount excluding the holders of Class 2 Non Voting Shares allowing them to obtain (58+1/3)% of the Global Amount;

(ix)
up to a cap equal to the Global Amount allowing the holders of Class 1B Shares to receive a Multiple equal to 2.59 at the time of the Distribution ("Tranche 2"): the holders of Class 1B Shares will receive a portion of the

Distribution Amount excluding Class 2 Non-Voting Shares reduced by the amount distributed under Paragraph (i) above allowing them to obtain (23+1/3)% of the Global Amount reduced by the amount distributed under Paragraph (i) above, on one hand, and the holders of Class 1A Shares, the holders of Class 1C Shares, the holders of Class 1D Shares and the holders of Class 3 Shares will receive the Global Amount reduced by the amount distributed under Paragraph (i) above and the amount distributed to the holders of Class 1B Shares under this Paragraph, on the other hand, it being agreed that the portion being allocated to the group of the holders of Class 1A Shares, the holders of Class 1C Shares, the holders of Class 1D Shares and the holders of Class 3 Shares will be divided between these Shareholders proportionally with the portion of the share capital (excluding Class 1B Shares and Class 2 Non-Voting Shares) which their Class 1A Shares, Class 1C Shares, Class 1D Shares and Class 3 Shares respectively represent; and

(x)
any remaining balance of the Distribution Amount excluding Class 2 Non-Voting Shares reduced by the amounts distributed under Paragraphs (i) and (ii) above will finally be shared between the holders of Class 1A Shares, the holders of Class 1B Shares, the holders of Class 1C Shares, the holders of Class 1D Shares and the holders of Class 3 Shares, proportionately to the portion of the share capital (excluding the Class 2 Non-Voting Shares) which their Class 1A Shares, Class 1B Shares, Class 1C Shares, Class 1D Shares, Class 3 Shares respectively represent ("Tranche 3").

(c)
In the event that the Shareholders are likely, subsequent to the date of completion of a Distribution, to receive a Cash Flows Received (for example, in case of a price adjustment for the Sale) or to pay a Cash Flows Paid (for example, in case of the implementation of guarantees granted in the context of a Sale), the Distribution Amount will not be increased by the maximum amount of the potentially deferred Cash Flows Received, nor reduced by the maximum amount of the potentially deferred Cash Flows Paid. At the time of each deferred Cash Flows Received or Cash Flows Paid, the amount will be divided between the Shareholders, so that the distribution of the total (A) of the amount distributed at the time of completion of the Distribution and (B) of the amount of all of the actual deferred Cash Flows Received and/or Cash Flows Paid accords with the Distribution Fundamentals.

8.4	Application in the case of a Sale

(a)
The Distribution Fundamentals will apply to the Distribution Amounts resulting from all Transfers of Securities, including from a Transfer envisaged by Sections 9.1(g), 9.1(i), 9.1(k), 9.1(l), 9.1(m) and 9.1(o) of this Agreement but excluding other Permitted Transfers, in favor of a Shareholder or a Third Party (a "Sale"), including:

(xi)	Transfers of Securities representing all of the share capital and voting rights in the Company (a "Full Sale");

(xii)	Transfers of Securities representing less than 100% of the share capital in the Company (a "Partial Sale") which is subject to the application of the specific rules set out in Sections 8.5 and 8.6, it being specified that the Sales resulting from the exercise of the Call Options and the Willis Put Options, on the one hand, and the exercise of the Lucas Parties' Put Options, on the other hand, are subject to the specific rules set forth, respectively, in Sections 8.7 and 8.8 below.

(b)
In the case of a Partial Sale (other than a Sale by the holders of the Class 1B Shares following which such holders no longer hold any Security, which shall be subject to the specific rules set forth in Paragraph (c) of this Section 8.4), the resulting Distribution Amount will be divided as indicated in Sections 8.5 and 8.6, it being agreed that in the event that the holders of the Class 2 Non-Voting Shares do not Transfer any Shares, the Distribution Amount will be divided between the holders of Class 1A Shares, Class 1B Shares, Class 1C Shares, Class 1D Shares and Class 3 Non-Voting Shares without applying Section 8.3(a) above and without the Warrants being exercised (and therefore the Global Valuation shall not be deemed to be increased by any proceeds from the exercise of Warrants).

(c)
When the holders of the Class 1B Shares participate in a Sale following which such holders no longer own Class 1B Share, the Transferee(s) shall pay to holders of the Class 1B Shares a price equal to the portion of the Distribution Amount excluding Class 2 Non-Voting Shares which it would receive by applying the Distribution Fundamentals to a theoretical Distribution Amount equal to the valuation of the entire share capital of the Company calculated by dividing the Transfer price of the sold Shares agreed upon between the Shareholders who are parties to the Partial Sale by the proportion of the share capital which such sold Shares represent.

(d)
Examples of the application of the Distribution Fundamentals to a Full Sale and to a Significant Partial Sale to a Shareholder in case of exercise by the holders of the Class 1B Shares of their Proportional Tag Along Rights are set out Schedule 8.4.

(e)
In order to give full effect to the rules set out this Section 8.4 and in Sections 8.5 and 8.6, any contract for Sale or any act of Transfer will as far as possible contain all useful provisions to permit the distribution of the Distribution Amount in accordance with the Distribution Fundamentals and the provisions of this Section 8.4 and in Sections 8.5 and 8.6. In any event (i.e., even in the absence of express provision in such contract or act), the relevant Shareholders agree, each of them insofar as he is able, to take all necessary action to this effect and will proceed between them to conclude all agreements, all movements of funds and as the case may be make all Transfers of Shares which are necessary.

(f)
It is hereby specified, to the extent necessary, that in the event that the rules set out in this Section 8.4 and in Sections 8.5 and 8.6 provide that the Shares and Subordinated Convertible Bonds sold in the context of a Partial Sale will be subsequently treated, for the purposes of the Distribution Fundamentals, as if they continued to belong to the same Class as before the Partial Sale so that the Distribution Fundamentals will be applied to such Shares and Subordinated Convertible Bonds on a subsequent Distribution as if the Partial Sale had not taken place (without prejudice to the conversion of the Transferred Shares into Shares of another Class in accordance with Article 9.2.5(b) of the Company's By-Laws and the definition of the Class of Voting Shares set forth in Section 1.1), any amount received by the selling Shareholders and any amount paid by the purchasing Shareholders with respect to such Partial Sale will be subsequently taken into account, respectively, within their Cash Flows Received and their Cash Flows Paid.

8.5	Significant Partial Sale
A Partial Sale is "Significant" when the Transfer of Securities at the time of such Partial Transfer leads to the total of the Shares Transferred either by the holders of Class 1A Shares, or the holders of Class 1B Shares or the holders of Class 1C Shares or the holders of Class 1D Shares or the holders of Class 3 Non-Voting Shares, between December 17, 2009 and the contemplated Significant Partial Sale, representing a proportion of the share capital, after dilution resulting from the conversion of the Subordinated Convertible Bonds, but before exercise of the Warrants, greater than 3% for any of these Class of Shares, except when it results from the exercise of the Call Options, the Willis Put Options or the Lucas Parties' Put Options, which are subject to the particular rules set out in Sections 8.7 and 8.8 below.

(a)	In case of non-exercise by the holders of the Class 1B Shares of their Proportional Tag Along Rights:
In the event of a Significant Partial Sale and in case of non-exercise by the holders of Class 1B Shares of their Proportional Tag Along Rights, the Distribution Fundamentals will not be applied to the Distribution Amount resulting therefrom and the sold Shares and the sold Subordinated Convertible Bonds will be treated as if they continued to belong to the same Class as before the Significant Partial Sale (without prejudice to the conversion of the Transferred Shares into Shares of another Class in accordance with Article 9.2.5(b) of the Company's By-Laws and the definition of the Class of Voting Shares set forth in Section 1.1).
On a subsequent Distribution giving rise to the application of the Distribution Fundamentals or a Full Exit, the Distribution Amount resulting therefrom will be divided among the Shareholders existing at the time of such subsequent Distribution or Full Exit in accordance with the Distribution Fundamentals.

(b)	In case of exercise by the holders of Class 1B Shares of their Proportional Tag Along Rights:

(xxiii)	Significant Partial Sale in favor of one or several Parties:

In the event of a Significant Partial Sale in favor of one or several Shareholders and in case of exercise by the holders of Class 1B Shares of their Proportional Tag Along Rights, the Distribution Amount resulting therefrom will be divided between the selling Shareholders in accordance with the Distribution Fundamentals, it being agreed that each selling Shareholder will receive:

(A)
in respect of each of Tranches 1 and 2, a portion of the Distribution Amount resulting from the Significant Partial Sale equal to the sum of (x) the proportional entitlement of the Shares held by such Shareholder resulting from the application of the Distribution Fundamentals and (y) the portion which would have been received by applying the Distribution Fundamentals by the Shareholders who did not exercise their Proportional Tag Along Right pro rata to the number of Shares sold by the relevant Shareholder divided by the total number of Shares sold in the context of such Significant Partial Sale; and

(B)
in respect of Tranche 3, a proportion of the Distribution Amount excluding Class 2 Non-Voting Shares reduced by the amounts distributed in respect of Tranche 1 and Tranche 2 in proportion to the part of the total number of sold Shares which its own sold Shares represent at the time of the Distribution.

On a subsequent Distribution giving rise to the application of the Distribution Fundamentals or a Full Exit (whether in favor of a Third Party or a Party), the Distribution Amount resulting therefrom will be divided between the Shareholders existing at the date of such subsequent Distribution or Full Exit in accordance with the Distribution Fundamentals, it being agreed that by way of exception to Section 8.3(b), the portion of the Distribution Amount excluding Class 2 Non-Voting Shares to be received by each Shareholder will be equal to:

(A)
in respect of Tranche 1, (x) the proportional entitlement of the Shares held by such Shareholder before such Partial Sale resulting from the application of the Distribution Fundamentals (y) increased, for each Shareholder having acquired Shares in the context of the Partial Sale, by the portion which would have been paid in respect of Tranche 1 to the holders of the Transferred Shares had there not been a Partial Sale pro rata to the number of Transferred Shares acquired by the relevant Shareholder in the context of such Partial Sale, or reduced, for each Shareholder having sold Shares in the context of the Partial

Sale, by the portion which would have been paid in respect of Tranche 1 to the Securities sold at the time of such Partial Sale;

(B)
in respect of Tranche 2, (x) the proportional entitlement of the Shares held by such Shareholder before such Partial Sale resulting from the application of the Distribution Fundamentals (y) increased, for each Shareholder having acquired Shares in the context of the Partial Sale, by the portion which would have been paid in respect of Tranche 2 to the holders of the Transferred Securities had there not been a Partial Sale pro rata to the number of Transferred Securities acquired by the relevant Shareholder at the time of such Partial Sale or reduced, for each Shareholder having sold Shares in the Context of the Partial Sale, by the portion which would have been paid in respect of Tranche 2 to the Securities sold in the context of such Partial Sale;

(C)
in respect of Tranche 3, a portion of the Distribution Amount excluding Class 2 Non-Voting Shares reduced by the amounts distributed in respect of Tranche 1 and Tranche 2 in proportion to the share of the share capital (excluding 2 Shares) which its Shares represent at the time of the Distribution.

(xxiv)	Significant Partial Sale in favor of one or several Third Parties:
In the event of a Significant Partial Sale in favor of one or several Third Parties and in case of exercise by the holders of the Class 1B Shares of their Proportional Tag Along Rights, the Distribution Amount resulting therefrom will be divided between the selling Shareholders in accordance with the rules set out in Paragraph (b) (i) of this Section 8.5 and the Shares and the Subordinated Convertible Bonds sold in the context of such Significant Partial Sale will thereafter be treated, for the purposes of the Distribution Fundamentals, as if they continued to belong to the same Class as before the Significant Partial Sale, so that the Distribution Fundamentals are applied to them at the time of a subsequent Distribution as if the Significant Partial Sale had not taken place (without prejudice to the conversion of the Transferred Shares into Shares of another Class in accordance with Article 9.2.5(b) of the Company's By-Laws and the definition of the Class of Voting Shares set forth in Section 1.1).
On a subsequent Distribution giving rise to the application of the Distribution Fundamentals or a Full Exit (whether in favor of a Third Party or a Shareholder), the Distribution Amount will be divided between the Shareholders existing at the time of such subsequent Distribution or Full Exit in accordance with the Distribution Fundamentals.

8.6	Non-Significant Partial Sale
A Partial Sale is "Non-Significant" when it does not fall within the definition of a Significant Partial Sale.

(a)	Non-Significant Partial Sale in favor of a Third Party:
In the case of a Non-Significant Partial Sale in favor of a Third Party, the Distribution Fundamentals will not be applied to the Distribution Amount resulting from the Non-Significant Partial Sale and the Shares and the Subordinated Convertible Bonds sold will thereafter be treated, for the purposes of the Distribution Fundamentals, as if they continued to belong to the same Class as before the Non-Significant Partial Sale, so that the Distribution Fundamentals will apply to them on a subsequent Distribution as if the Non-Significant Partial Sale had not occurred (without prejudice to the conversion of the Transferred Shares into Shares of another Class in accordance with Article 9.2.5(b) of the Company's By-Laws and the definition of the Class of Voting Shares set forth in Section 1.1).

(b)	Non-Significant Partial Sale in favor of one or more Shareholders:
In the case of a Non-Significant Partial Sale in favour of one or more Shareholders or one or more of their Affiliates, the price of the Transferred Shares at the time of this Non-Significant Partial Sale will be paid in accordance with the conditions and the allocation agreed between the Shareholders who are parties to such Non-Significant Partial Sale and the Distribution Amount resulting from a subsequent Distribution will be divided between the Shareholders existing at the time of the Distribution in accordance with the Distribution Fundamentals, it being agreed that the adjustment rules set out in Section 8.5(b)(i) will be applied.

8.7	Application in the case of exercise of the Call Options or Willis Put Options

(a)
In the event of exercise of the Call Options or of the Willis Put Options and of the Transfer of all of the Shares to a Willis Entity which is not a Shareholder, the Distribution Amount resulting from the Transfer following the exercise of the Call Options or the Willis Put Options will be divided between the Shareholders by applying the Distribution Fundamentals, as in the case of a Full Sale.

(b)
In the event of exercise of the Call Options or of the Willis Put Options and the Transfer of Shares to a Willis Party (i.e., a Willis Entity which is already a Shareholder), the Distribution Amount resulting from the Transfer following the exercise of the Call Options or the Willis Put Options will be divided between the Shareholders selling their Shares in accordance with the Distribution Fundamentals except for the Willis Party to whom the Shares will be Transferred and who will not receive the portion of the Distribution Amount excluding Class 2 Non-Voting Shares to which its Shares would be entitled by applying the Distribution Fundamentals.

(c)
Examples of the application of the Distribution Fundamentals in the case of exercise of the Call Options or the Willis Put Options in favor of a Willis Party (i.e., which is already a Shareholder) are set out in Schedule 8.7.

(d)	In the event of exercise of the Willis Put Options by some only of the Willis Call Grantors following which the Willis Entities do not hold all of the Shares:

(i)
if the holders of Class 1B Shares sell their Shares, the sale price received by the 1B Shareholders will be weighted by applying the Distribution Fundamentals to the valuation of all of the Securities of the Company applied at the time of exercise of the Willis Put Options, so that the holders of Class 1B Shares receive the sale price which they would have received in the case of a Transfer of all of the Shares; and

(ii)
if the holders of Class 1B Shares do not sell their Shares, the sale price received by the Shareholders other than the holders of Class 1B Shares will be weighted by applying the Distribution Fundamentals to the valuation of all of the Securities of the Company applied at the time of exercise of the Willis' Put Options, so that the Shareholders other than the holders of Class 1B Shares receive the sale price which they would have received in the case of a Transfer of all of the Shares, it being agreed that all of the Shareholders, including the Shareholders who exercised their Willis' Put Options, agree to do everything which is necessary to ensure that the allocation of the Distribution Amount resulting from a subsequent Distribution respects the Distribution Fundamentals and, to this effect, agree to enter into every agreement, effect all movements of funds and, as the case may be, effect all necessary Transfers of Shares.

(e)
For the avoidance of doubt, notwithstanding the references in this Agreement to the price of Securities being determined “on the basis of an Options Completion Date deemed to occur on June 30, 2016” for the purpose of the Call Options or of the Willis Put Options, if the Options Completion Date is later than June 30, 2016 such determination shall be made on the basis of interest continuing to accrue until the actual Options Completion Date with respect to the Subordinated Convertible Bonds.

8.8	Application in case of exercise of the Lucas Parties' Put Options

(a)
In the event of exercise of the Lucas Parties' Put Options, the consideration for the Put Securities (or, subject to the Transparency, for the Lucas Securities in case of application of Section 14.8) shall be equal to the portion due to the holders of Class 1C Shares by applying the Distribution Fundamentals to a Distribution Amount equal to the Final Put Equity Value or, as the case may be, the Base Put Equity Value.

(b)
In the event of a subsequent Distribution or Full Exit, the Distribution Amount resulting therefrom will be divided between the Shareholders existing at the date of the Distribution or Full Exit in accordance with the Distribution Fundamentals, it being agreed that:

(iv)
in the absence of modification of the proportion of the share capital which the Class 1B Shares represent between the date of this Agreement and the exercise of the Lucas Parties' Put Options, the holders of Class 1B Shares will receive a proportion of the Distribution Amount excluding Class 2 Non-Voting Shares allowing them to achieve respectively 65.19% and 35.96%[2] of the Global Amount in respect of Tranche 1 and Tranche 2, the holders of Class 1A Shares will receive a proportion of the Distribution Amount excluding Class 2 Non-Voting Shares allowing them to achieve respectively 27.38%[2] and 50.37%[2] of the Global Amount in respect of Tranche 1 and Tranche 2, the holders of Class 1D Shares and Class 3 Non-Voting Shares will receive a proportion of the Distribution Amount excluding Class 2 Non-Voting Shares allowing them to achieve respectively 7.43%[2] and 13.67%[2] of the Global Amount in respect of Tranche 1 and Tranche 2, it being agreed that in respect of Tranche 3 any balance of the Distribution Amount excluding Class 2 Non-Voting Shares reduced by the amounts distributed in respect of Tranche 1 and Tranche 2, will be divided between the holders of Class 1A Shares, the holders of Class 1B Shares, the holders of Class 1D Shares and the holders of Class 3 Non-Voting Shares in proportion to the portion of the share capital (excluding 2 Shares) which their Class 1A Shares, Class 1B Shares, Class 1D Shares and Class 3 Non-Voting Shares respectively represent at the time of the Distribution or Full Exit;

(v)
by way of exception to Section 8.3(b)(i), the Tranche 1 will be capped at the sum of (A) the Global Amount allowing the holders of Class 1B Shares to obtain at the time of the Distribution a Multiple equal to 1.75 on their investment excluding the part acquired following the exercise of the Lucas Parties' Put Options and (B) the portion of the Global Amount which would have been paid in respect of Tranche 1 to the Lucas Parties had there not been an exercise of the Lucas Parties' Put Options; and

(vi)	by way of exception to Section 8.3(b)(ii), Tranche 2 will be capped at the sum of (A) the Global Amount allowing the holders of Class 1B Shareholders to obtain at the time of the Distribution a Multiple equal to 2.59 on their investment excluding the part acquired following the exercise of the Lucas Parties' Put Options and (B) the portion of the Global Amount which would have been paid in respect of Tranche 2 to the Lucas Parties had there not been an exercise of the Lucas Parties' Put Options.

(c)	Examples of the application of the Distribution Fundamentals in the case of exercise of the Lucas Parties' Put Options are set out in Schedule 8.8.

8.9	Application in the case of a refinancing of the Subordinated Convertible Bonds

(a)
If the Company wishes to repay all or part of the Subordinated Convertible Bonds (a "Refinancing"), the Subordinated Convertible Bonds which are refinanced will be converted into Shares immediately before the Refinancing. Once the Refinancing has been completed, the Company will reduce its share capital by the amounts received by it in the context of the Refinancing reduced by the interest paid on the Subordinated Convertible Bonds which were refinanced. The Distribution Amount resulting from the reduction in share capital following the conversion of the refinanced Subordinated Convertible Bonds and the completion of the Refinancing will then be divided between the Shareholders who converted their refinanced Subordinated Convertible Bonds by applying the Distribution Fundamentals, it being agreed that for these purposes:

(vii)
the Distribution Fundamentals will not apply after conversion of all of the Subordinated Convertible Bonds, but by way of derogation from Sections 8.2 and 8.3 above and by application of their issuance contract, after conversion of only the Subordinated Convertible Bonds which are refinanced in the context of the Refinancing; and

(viii)	for the purposes of applying Paragraph 8.3(b)(i)(B), only the rights to interest accrued and capitalized on the refinanced Subordinated Convertible Bonds may be assigned.

(b)	Examples of the application of the Distribution Fundamentals to a Refinancing are set out in Schedule 8.9.

8.10	Application in the case of an IPO
In the event that the Company initiates an IPO, all of the Shares in the Company (the "Converted Shares") will, immediately before the IPO, be converted into Ordinary Shares in the Company (the "New Ordinary Shares") without modifying the amount of the share capital. In this context, the New Ordinary Shares will be divided between the Shareholders as follows:

(a)
the Distribution Fundamentals will be applied to a Distribution Amount equal to the total number of New Ordinary Shares multiplied by the average of the highest price per New Ordinary Share and the lowest price per New Ordinary Share calculated by reference to the price range proposed immediately before the IPO by the banks mandated for this purpose, so that there will be calculated the proportion of this Distribution Amount to which each Class of Converted Shares is entitled;

(b)
the total number of New Ordinary Shares to be created in respect of each Class of Converted Shares will then be calculated by dividing (i) the proportion of the Distribution Amount determined in accordance with the preceding Paragraph by (ii) by the average of the highest price per New Ordinary Share and the lowest price per New Ordinary Share calculated by reference to the price range proposed immediately before the IPO by the banks mandated for this purpose; and

(c)
the total number of New Ordinary Shares will be divided between the Shareholders of one Class of Converted Shares proportionately to the part of the total number of Shares of that Class held by each Shareholder of that Class.

8.11	Application in case of a Merger

(a)
In the event that the Company is absorbed by merger other than a merger by absorption of the Company by one of its wholly owned subsidiaries (a "Merger"), the shares to be issued by the absorbing entity in consideration for the contribution of the assets of the Company and allocated to the Shareholders other than the absorbing entity (the "New Shares") will be divided between the Shareholders as follows:

(iii)
the Distribution Fundamentals will be applied to a Distribution Amount equal to the total number of New Shares multiplied by the value per New Share calculated for the purposes of the determination of the parity of exchange between the Shares in the Company which are to be exchanged (the "Exchanged Shares") and the New Shares in the context of a Merger, so that there will be calculated the proportion of this Distribution Amount to which each Class of Exchanged Shares is entitled;

(iv)
the total number of New Shares to which each Class of Exchanged Shares is entitled will then be calculated by dividing (A) the proportion of the Distribution Amount calculated in accordance with the preceding Paragraph by (B) the value per New Share calculated for the purposes of the determination of the parity of exchange between the Exchanges Shares and the New Shares;

(v)
the total number of New Shares will be divided between the Shareholders of one Class of Exchanged Shares proportionately to the part of the total number of Exchanged Shares of that Class held by each Shareholder of that Class.

(b)
In order to give full effect to the rules set out in this Section 8.11, the agreement for Merger must, in order to be approved, include the necessary provisions so that the New Shares are allocated between the Shareholders according to the Distribution Fundamentals and as set out in this Section 8.11.

8.12	Valuation of Securities other than Shares

(a)
In the context of a Transfer, the price of a Security other than a Share (and, for the avoidance of doubt, the Global Valuation included in the Transfer Notice shall take into account the dilution resulting from the exercise or conversion of other Securities and the cash proceeds which the Company would have received upon such exercise or conversion) shall, subject always to adjustment in accordance with the preceding provisions of this Section 8, be equal to (as the case may be):

(i)
the difference between the Offered Price for the Shares to which such Security would be entitled on the basis of the Global Valuation included in the Transfer Notice and the subscription price to be paid by the Direct Party in order to subscribe for such Shares upon the exercise of such Security;

(ii)
all cash amounts to which such Security would be entitled if it was repayable at the time of the Transfer, including any repayment of principal amounts and payment of accrued and compound interests; or

(iii)	if such Security is convertible into Shares, the highest of:

(A)
all cash amounts to which such Security would be entitled if it was repayable at the time of the Transfer, including any repayment of principal amounts and payment of accrued and compound interests; and

(B)
the Offered Price for the Shares to which such Security would be entitled upon conversion on the basis of the Global Valuation at the time of the Transfer plus all accrued and compound interests at the time of the Transfer.

(b)
Notwithstanding the foregoing, as long as a Subordinated Convertible Bond is not converted or convertible into Shares in accordance with its terms, its price shall be equal to its principal amount increased by the interests accrued thereon.

(c)
Pursuant to the valuation principles set forth above, the price of a Warrant shall be equal to the Offered Price for the Shares to which such Warrant would give right if it was exercisable at the time of the Transfer on the basis of the Global Valuation less the subscription price for such Shares upon the exercise of the Warrants (and the Global Valuation from which the value of other Securities is derived shall be increased to reflect the receipt of such subscription price).

9.	PERMITTED TRANSFERS AND PROHIBITION OF INDIRECT TRANSFERS

9.1	Scope of the Permitted Transfers
The following Transfers of Securities (each, a "Permitted Transfer") may be completed by any Direct Party without triggering the application of Section 7.1 (Lock-up) and Section 12 (Restrictions on Transfers), provided that no Permitted Transfer to a Third Party may be consummated without the execution and delivery by such Third Party of an Instrument of Adherence no later than the date of such Transfer:

(i)
any Transfer between Financial Investors and any Transfer from a Financial Investor to an Affiliate of the Original Fund, provided that the Transferee shall undertake to Transfer back at the same price to the Original Fund the Transferred Securities should it cease to be an Affiliate of the Original Fund and the Original Fund hereby jointly undertakes to repurchase such Transferred Securities at the same price if the Transferee ceases to be one of its Affiliates;

(j)
any Transfer between Willis Parties and from a Willis Party to another Willis Entity (including any Transfer from Willis Europe to a Willis Ancillary Party or between two Willis Ancillary Parties), provided that the Transferee shall undertake to Transfer at the same price to Willis Parent the Transferred Securities should it cease to be a Willis Entity and Willis Parent hereby undertakes to repurchase such Transferred Securities at the same price if the Transferee ceases to be one of its Affiliates;

(k)	any Transfer between Lucas Parties and from a Lucas Party (including Lucaslux) to another Lucas Entity;

(l)	any Transfer between Gras Parties and from a Gras Party (including Graslux) to another Gras Entity;

(m)
any pledge on the Securities (nantissement de compte de titres) to be granted to the benefit of the Finance Parties pursuant to the Finance Documents and any Transfer resulting from the enforcement of any such pledge;

(n)	any Transfer between the Family Companies, provided that the Lucas Parties shall retain at least 18% of the Voting Shares;

(o)	any Transfer pursuant to the exercise of the Put Options;

(p)	the pledge on the Put Securities (nantissement de compte de titres) to be granted pursuant to Section 14.4(f) and any Transfer resulting from the enforcement of such pledge;

(q)	any Transfer pursuant to the exercise of the Call Options;

(r)	any Transfer pursuant to the exercise of the Willis Put Options and/or under the First and Second Conditional Sales;

(s)	any Transfer resulting from the due exercise of the Drag Along Right, provided that the Standstill Period has expired;

(t)
any Transfer resulting from the due exercise of the Total Tag Along Rights, without prejudice to the circumstances described in Section 12.4(c) and provided that the Standstill Period has expired or such Transfer is completed in accordance with Section 7.1(e);

(u)	any Transfer in the context of an IPO, provided that the Standstill Period has expired;

(v)	any Transfer resulting from the exercise of the rights granted to the Non-Defaulting Parties under Section 9.3; and

(w)
any other Transfer of Securities to which a simple majority of the holders of each Class of Voting Shares (other than Ordinary Shares) have consented in writing (including the Transfers which may result from the application of Section 11.2(b)).

Notwithstanding the foregoing, the Parties acknowledge that (i) no Instrument of Adherence shall be required with respect to the Permitted Transfers set forth in Paragraph (e) of this Section 9.1 and (ii) with respect to Transfers of Subordinated Convertible Bonds from a Willis Party to any of the Willis Ancillary Parties and/or between Willis Ancillary Parties, no Instruments of Adherence shall be required from the Willis Ancillary Parties since they have already executed this Agreement and accepted to become Direct Parties under this Agreement should they acquire any Securities.

9.2	Transfer Notice
Except for the Permitted Transfers listed at Paragraphs 9.1(e), 9.1(g), 9.1(h), 9.1(i), 9.1(j), 9.1(k), 9.1(l), 9.1(m) and 9.1(n) above and for the transfers of Subordinated Convertible Bonds from a Willis Party to a Willis Ancillary Party or between two Willis Ancillary Parties, the Transferring Direct Party shall send the Transfer Notice relating to a Permitted Transfer to the other Direct Parties, the Agreement Manager and the President no later than twenty (10) Business Days prior to the date of completion of such Permitted Transfer.

9.3	Prohibition of indirect Transfers

(g)	If a Direct Party is in a situation of Default, this Defaulting Party shall notify the Non-Defaulting Parties within ten (10) Business Days as from the date of the event triggering the Default.

(h)
Provided that the Defaulting Party has delivered the above mentioned notice in due time, it shall have the right to remedy the Default within thirty (30) Business Days as from the date of the event triggering the Default.

(i)	In case of failure by the Defaulting Party to remedy the Default within the above mentioned thirty (30) Business Day-period, at the expiry of such period:

(iv)
the Defaulting Party shall lose all of its rights under this Agreement (including, as the case maybe, the rights to appoint nominees at the Supervisory Board attached to its Class of Voting Shares but excluding the other voting and financial rights attached to such Shares) but shall remain bound by its obligations hereunder;

(v)
each of the Non-Defaulting Parties shall have the right (but not the obligation) to purchase all of the Securities held by the Defaulting Party in accordance with the terms and conditions set forth in this Section 9.3 and for their issue price, upon written notice sent to the Defaulting Party within a six (6) month-period therefrom; and

(vi)
in addition, if the Defaulting Party is a Lucas Party, the Lucas Shareholders shall lose all of their rights under this Agreement (in particular under Sections 10.13, 11.3, 12.6, 13(h) and 14.8) but shall remain bound by their obligations hereunder.

(j)
If a Non-Defaulting Party becomes aware of a Default other than pursuant to a notification sent in accordance with Paragraph (a) of this Section 9.3 it shall notify the Defaulting Party and the other Non-Defaulting Parties of the occurrence of this Default.

(k)
If the Defaulting Party can evidence that the notification period set forth in Paragraph (a) of this Section 9.3 has not expired, Paragraphs (b) and (c) of this Section 9.3 shall apply. If it is not the case, the Defaulting Party shall have the right to remedy the Default within ten (10) Business Days as from the date of receipt of the above mentioned notification.

(l)	In case of failure by the Defaulting Party to remedy the Default within the above mentioned ten (10) Business Day-period, at the expiry of such period:

(iv)
the Defaulting Party shall be retroactively deemed to have lost all of its rights under this Agreement (including, as the case maybe, the rights to appoint nominees at the Supervisory Board attached to its Class of Voting Shares but excluding the other voting and financial rights attached to such Shares) as from the date of the event triggering the Default, but shall remain bound by its obligations hereunder;

(v)
each of the Non-Defaulting Parties shall have the right (but not the obligation) to purchase all of the Securities held by the Defaulting Party in accordance with the terms and conditions set forth in this Section 9.3 and for 95% of their issue price, upon written notice sent to the Defaulting Party within a one (1) year-period as from the date of the Non-Defaulting Parties becoming aware of a Default; and

(vi)
in addition, if the Defaulting Party is a Lucas Party, the Lucas Shareholders shall be retroactively deemed to have lost all of their rights under this Agreement (in particular under Sections 10.13, 11.3, 12.6, 13(h) and 14.8) as from the date of the event triggering the Default, but shall remain bound by their obligations hereunder.

(m)
Should a Direct Party holding Voting Shares become aware of a Default of another Direct Party, it shall promptly inform in writing the other Non-Defaulting Parties. In case of failure to do so, this Non-Defaulting Party and its Affiliates would lose their rights under this Section 9.3.

(n)
The rights granted to the Non-Defaulting Parties under this Section 9.3 shall only be valid if exercised by them (taken as a whole) with respect to all the Securities held by the Defaulting Party, failing which the Non-Defaulting Parties shall be deemed to have irrevocably waived such rights.

(o)
If the total number of Securities that the Non Defaulting Parties wish to purchase pursuant to Paragraph (c) and Paragraph (d) of this Section 9.3 represents more than the number of Securities held by the Defaulting Party, each of the Non-Defaulting Party having exercised their rights under this Section 9.3 shall have the right to purchase from the Defaulting Party a number of Securities calculated in accordance with Section 12.1(c) mutatis mutandis.

(p)
The Defaulting Party shall Transfer title to its Securities by delivering the transfer forms (ordres de mouvements) with respect to its Securities in consideration for the price provided, as the case may be, under Paragraph (c) or Paragraph (d) of this Section 9.3 within ten (10) Business Days following receipt of the latest exercise notice sent by the Non-Defaulting Parties.

(q)
It is expressly acknowledged and agreed that forced execution of the rights granted under this Section 9.3 to the Non-Defaulting Parties to purchase all of the Securities held by a Defaulting Party may be requested, each Party hereby irrevocably waiving any right in that respect under Article 1142 of the French Civil Code (Code civil).

10.	WILLIS' CALL OPTIONS AND PUT OPTIONS GRANTED BY WILLIS
Should several Willis Parties be Direct Parties to this Agreement when the Call Options or the Willis Put Options may be exercised, the Willis Parties, the Willis Call Grantors and the

Mancos agree in advance that only one Willis Party shall have the right (but not the obligation) to exercise all of the Call Options and the Mancos Call Options and only one Willis Party shall have the obligation to purchase the Option Securities pursuant to the Willis Put Options, such obligation being irrevocably guaranteed by Willis Parent. Accordingly, for the sole purpose of this Section 10, any reference to "Willis" shall mean either the Willis Party chosen by the Willis Parties to exercise the Call Options and the Mancos Call Options or to purchase the Option Securities pursuant to the Willis Put Options or, as the case may be, the only Willis Party which is a Direct Party to this Agreement when the Call Options, the Mancos Call Options or the Willis Put Options are exercised. For the application of this Section 10, Willis Parent shall be deemed to act on behalf of the Willis Parties and any agreement between the Willis Call Grantors and Willis or between the Mancos and Willis shall be validly signed by a director of Willis Parent.
Notwithstanding the foregoing, in accordance with Section 10.16(b), at the option of Willis, one or several Willis Parties may be substituted for Willis in order to acquire title to the Options Securities under the Call Options, the Willis Put Options and the First and Second Conditional Sales or in order to acquire title to the Securities held by the Mancos under the Mancos Call Options.

10.1	Grant of the Call Options

(d)
Each Direct Party other than the Mancos and the Willis Parties (each, a "Willis Call Grantor") hereby grants to Willis a call option on all of its Option Securities, in accordance with the terms and conditions set forth in this Section 10 (collectively, the "Call Options").

(e)	Notwithstanding any other provision to the contrary contained herein, Willis accepts the Call Options as options only, without any undertaking or obligation to exercise the Call Options.

10.2	Calculation of the Notification Enterprise Value and Estimated Notification Equity Value and Prices; Pre-Notifications Due Diligence

(r)	No later than October 31, 2014, the Company shall remind Willis and the Willis Call Grantors that they need to select and appoint two Experts prior to December 31, 2014.

(s)
The first Expert shall be selected and appointed by Willis and the second Expert shall be selected and appointed by the Financial Investors on behalf of all of the Willis Call Grantors, in both cases no later than December 31, 2014. Willis shall notify the Company and the Willis Call Grantors of its choice no later than December 31, 2014. The Financial Investors shall notify the Company, Willis and the other Willis Call Grantors of their choice no later than December 31, 2014.

(t)	The Company shall, and Willis and the Willis Call Grantors shall take all Applicable Actions to, cause the Company to:

(i)	remind the Agreed 1592 Arbitrator of his mission pursuant to this Section 10.2 and Section 10.4 no later than January 15, 2015;

(ii)	prepare the Annual Accounts for the Financial Year ended December 31st, 2014 as soon as possible and by March 17, 2015 at the latest; and

(iii)
simultaneously provide the Agreed 1592 Arbitrator, Willis and the Willis Call Grantors with such Annual Accounts and the Annual Budget for the Financial Year 2015, within five (5) Business Days as from the date of certification of the 2014 Annual Accounts by the auditors of the Company.

(u)	The Notification Enterprise Value and the Estimated Notification Equity Value and Prices shall be determined by the Agreed 1592 Arbitrator in accordance with the formulas set forth in Schedule 1(B).

(v)
Except if the Notification Enterprise Value and the Estimated Notification Equity Value and Prices are expressly agreed upon in writing between Willis and each of the Willis Call Grantors prior to the expiry of the twenty (20) Business Day-period provided in this Paragraph, the Agreed 1592 Arbitrator shall determine the Notification Enterprise Value and the Estimated Notification Equity Value and Prices within twenty (20) Business Days from the Notification Appointment Date and shall promptly and simultaneously notify the Company, Willis and all of the Willis Call Grantors thereof. This period for delivering a written report may be extended for up to ten (10) Business Days for good cause by the mutual written consent of Willis and the Willis Call Grantors or by the Agreed 1592 Arbitrator at his sole discretion.

(w)
Willis and each of the Willis Call Grantors are authorized to make submissions to the Agreed 1592 Arbitrator within ten (10) Business Days from the Notification Appointment Date provided that such submissions shall also be notified to the other Direct Parties. Each Direct Party may respond to another Direct Party's submission by notifying such response to the Agreed 1592 Arbitrator and the other Direct Parties within fifteen (15) Business Days from the Notification Appointment Date.

(x)
In the event that (i), for any reason whatsoever, the Agreed 1592 Arbitrator is not willing to perform his mission or not able to determine the Notification Enterprise Value and the Estimated Notification Equity Value and Prices within the period mentioned in Paragraph (e) of this Section 10.2 and (ii) the Notification Enterprise Value and the Estimated Notification Equity Value and Prices are not expressly agreed upon in writing between Willis and each of the Willis Call Grantors, an Appointed 1592 Arbitrator shall be appointed by the Président of the Nanterre Commercial Court (Tribunal de commerce) at the request of Willis or any of the Willis Call Grantors, whichever is the most diligent.

(y)
The Appointed 1592 Arbitrator, if any, shall also determine the Notification Enterprise Value and the Estimated Notification Equity Value and Prices in accordance with the formulas set forth in Schedule 1(B). Except if the Notification Enterprise Value and the Estimated Notification Equity Value and Prices are expressly agreed upon in writing between Willis and each of the Willis Call Grantors before, the Appointed 1592 Arbitrator shall use his best endeavors to determine the Notification Enterprise Value and the Estimated Notification Equity Value and Prices within thirty (30) Business Days from his appointment by the Président of the Nanterre Commercial Court (Tribunal de commerce) and, in any case, shall have determined them by December 31, 2015 at the latest.

(z)
The Appointed 1592 Arbitrator shall promptly and simultaneously notify the Company, Willis and all of the Willis Call Grantors of his final determination of the Notification Enterprise Value and Estimated Notification Equity Value and Prices. Willis and each of the Willis Call Grantors shall be authorized to make submissions to the Appointed 1592 Arbitrator and to respond to other Direct Parties' submissions in accordance with a procedure and a timetable to be established by the Appointed 1592 Arbitrator.

(aa)
The Company and the Direct Parties shall, and the Direct Parties shall take all Applicable Actions to cause the Company to, cooperate in good faith and furnish to the 1592 Arbitrator any information and documents which the 1592 Arbitrator may reasonably require in connection with his mission, including the reports of the Experts, if any.

(bb)
In the absence of fraud or manifest error, the Notification Enterprise Value and the Estimated Notification Equity Value and Prices determined by the 1592 Arbitrator shall be final and binding upon Willis and all of the Willis Call Grantors.

(cc)
From February 28, 2015 to April 30, 2015 (the "Pre-Notifications Due Diligence Period"), Willis shall have the right (but not the obligation) to conduct a due diligence of the Company and the other Group Companies (the "Pre-Notifications Due Diligence"), for which purpose:

(i)
the Company shall, and Willis and the Willis Call Grantors shall take all Applicable Actions to cause the Company to, give access to Willis and its designated advisers (subject to the entry into customary non-disclosure agreements) to the premises, books, records, contracts, senior management and executives (including employees responsible for compliance), and relevant advisors (including auditors and accountants) of the Group Companies whether through a virtual data room (subject to the acceptance by Willis and its advisers of customary terms of use for the virtual data room, such terms to allow printing of documents) or otherwise and in particular through site visits (subject to reasonable prior notice during normal business hours, and in a manner which does not interfere to any material degree with the Group Companies’ business) and multiple interviews of the management

(the "Pre-Notifications Data Room"). The Pre-Notification Data Room shall include documentation and information reasonably requested by Willis and customary for an acquisition due diligence, including the Annual Accounts for the Financial Year ended December 31, 2014 (when they become available) and the Company's related working papers (provided, however, that the Company's accountants shall not be obliged to make any working papers available to Willis and its advisers except in accordance with such accountants' normal disclosure procedures and then only after Willis and its advisers have signed a customary agreement relating to the access to such working papers in form and substance reasonably acceptable to such accountants); provided, however, that the Pre-Notifications Data Room shall not include any Willis Restricted Information.

(ii)
The Company and the Company's management shall be instructed to prepare the information disclosed in the Pre-Notifications Due Diligence in good faith, and to include in the Pre-Notifications Data Room all documents which are customary and relevant for a transaction of this type in the reasonable judgment of Willis (other than any Willis Restricted Information).

(iii)
As part of the Pre-Notifications Due Diligence, the Company and the Company's management shall be instructed to use their best efforts to answer in good faith and within a reasonable timeframe any questions that Willis may ask with respect to the information disclosed in the Pre-Notifications Due Diligence; provided that (x) any such question shall be submitted to the Company's management in writing (or orally in the context of Management Q&A), (y) any such question shall be reasonably detailed and specific, and (z) the Company and the Company's management shall not in their response to any such questions disclose any Willis Restricted Information.

(dd)	Each of the Company and Willis shall bear its own costs with respect to the Pre-Notifications Due Diligence.

(ee)	The conduct of the Pre-Notifications Due Diligence shall be organised in a manner that does not disrupt the Group Companies' day-to-day business operations in any material respect.

(ff)	Any information obtained by Willis in the context of the Pre-Notifications Due Diligence shall be strictly confidential and shall constitute Information for purposes of Section 20.5.

(gg)	Neither the Company, any other Group Company (nor any of the Willis Call Grantors), nor any manager, representative or adviser thereof:

(i)	shall be required to carry out any vendor due diligence exercise, or to provide any vendor due diligence report within the context of the Pre-Notifications Due Diligence, and

(ii)	shall be deemed to give Willis any representation or warranty as to the accuracy or completeness of the information contained in the Pre-Notifications Data Room.

10.3	Notification of Willis' intention and grant of the Willis Put Options

(c)
Whether or not (x) the Pre-Notifications Due Diligence has been conducted, and (y) the Notification Enterprise Value and the Estimated Notification Equity Value and Prices have been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors, in each case, prior to April 30, 2015, Willis shall notify its intentions regarding its Call Options by April 30, 2015 at the latest by sending written notices to the Company and each of the Willis Call Grantors, stating whether or not it waives its right to exercise the Call Options (the "Notifications").

(d)
In the event that Willis either (i) delivers Notifications whereby it expressly waives its right to exercise the Call Options or (ii) fails to deliver any of the Notifications before May 1st, 2015, Willis shall be deemed to have irrevocably waived its rights under all of the Call Options and the Call Options shall be null and void.

(e)
By sending Notifications whereby it expressly confirms its intention to continue to benefit from the right to exercise its Call Options ("Confirming Notifications"), Willis shall be automatically deemed to grant to each of the Willis Call Grantors a put option on all the Option Securities of such Willis Call Grantor in accordance with the terms and conditions set forth in this Section 10 (collectively, the "Willis Put Options").

(f)	Each of the Willis Call Grantors accepts in advance the Willis Put Options as options only, without any undertaking or obligation to exercise the Willis Put Options.

(g)
In case of Confirming Notifications, the Company shall remind Willis of the fact that it may have to obtain an authorization or consent by a Governmental Authority prior to the Options Completion Date.

(h)	For the avoidance of doubt, it is specified that the provisions of Sections 10.4 to 10.12 and of Section 10.15(b) shall only apply in case of Confirming Notifications.

10.4	Calculation of the Final Notification Equity Value and Prices

(c)
As soon as the information is available the Company shall, and the Direct Parties shall take all Applicable Actions to cause the Company to, simultaneously provide the Direct Parties and the 1592 Arbitrator who calculated, or is calculating, the Notification Enterprise Value and the Estimated Notification Equity Value and Prices with all the information enabling the 1592 Arbitrator to calculate the Final Notification Equity Value and Prices.

(d)
Except if the Final Notification Equity Value and Prices are expressly agreed upon in writing between Willis and each of the Willis Call Grantors, the 1592 Arbitrator shall determine the Final Notification Equity Value and Prices no later than December 31, 2015. Willis and each of the Willis Call Grantors shall be authorized to make submissions to the 1592 Arbitrator and to respond to other Direct Parties' submissions in accordance with a procedure and a timetable to be established by the 1592 Arbitrator.

(e)
The Company and the Direct Parties shall, and the Direct Parties shall take all Applicable Actions to cause the Company to, cooperate in good faith and furnish to the 1592 Arbitrator any information and documents which the 1592 Arbitrator may reasonably require in connection with his mission of determination of the Final Notification Equity Value and Prices.

(f)	The 1592 Arbitrator shall promptly and simultaneously notify the Company, Willis and all of the Willis Call Grantors of his final determination of the Final Notification Equity Value and Prices.

(g)	In the absence of fraud or manifest error, the Final Notification Equity Value and Prices determined by the 1592 Arbitrator shall be final and binding upon Willis and all of the Willis Call Grantors.

(h)
In the event that the 1592 Arbitrator receives the information enabling him to calculate the Final Notification Equity Value and Prices when he has not calculated the Estimated Notification Equity Value and Prices yet, the 1592 Arbitrator is authorized to only determine the Notification Enterprise Value and the Final Notification Equity Value and Prices.

10.5	Calculation of the Call Enterprise Value and the Estimated Call Equity Value and Prices

(f)	No later than October 31st, 2015, the Company shall remind Willis and the Willis Call Grantors that they need to select and appoint two Experts prior to December 31st, 2015.

(g)
The first Expert shall be selected and appointed by Willis and the second Expert shall be selected and appointed by the Financial Investors on behalf of all of the Willis Call Grantors, in both cases no later than December 31st, 2015. Willis shall notify the Company and the Willis Call Grantors of its choice no later than December 31st, 2015. The Financial Investors shall notify the Company, Willis and the other Willis Call Grantors of their choice no later than December 31st, 2015.

(h)	The Company shall, and the Direct Parties shall take all Applicable Actions to cause the Company to:

(i)	remind the Agreed 1592 Arbitrator of his mission pursuant to this Section 10.5 and Section 10.10 no later than January 15, 2016;

(ii)	prepare the Annual Accounts for the Financial Year ended December 31st, 2015 as soon as possible and by March 16, 2016 at the latest; and

(iii)
simultaneously provide the Agreed 1592 Arbitrator and the Direct Parties with such Annual Accounts within five (5) Business Days as from the date of certification of the 2015 Annual Accounts by the auditors of the Company.

(i)	The Call Enterprise Value and the Estimated Call Equity Value and Prices shall be determined by the Agreed 1592 Arbitrator in accordance with the formulas set forth in Schedule 1(B).

(j)
Except if the Call Enterprise Value and the Estimated Call Equity Value and Prices are expressly agreed upon in writing between Willis and each of the Willis Call Grantors prior to the expiry of the twenty (20) Business Day-period provided in this Paragraph, the Agreed 1592 Arbitrator shall determine the Call Enterprise Value and the Estimated Call Equity Value and Prices within twenty (20) Business Days from the Call Appointment Date and shall promptly and simultaneously notify the Company, Willis and all of the Willis Call Grantors thereof. This period for delivering a written report may be extended for up to ten (10) Business Days for good cause by the mutual written consent of Willis and the Willis Call Grantors or by the Agreed 1592 Arbitrator at his sole discretion.

(k)
Willis and each of the Willis Call Grantors are authorized to make submissions to the Agreed 1592 Arbitrator within ten (10) Business Days from the Call Appointment Date provided that such submissions shall also be notified to the other Direct Parties. Each Direct Party may respond to another Direct Party's submission by notifying such response to the Agreed 1592 Arbitrator and the other Direct Parties within fifteen (15) Business Days from the Call Appointment Date.

(l)
In the event that, (i) for any reason whatsoever, the Agreed 1592 Arbitrator is not willing to perform his mission or not able to determine the Call Enterprise Value and the Estimated Call Equity Value and Prices within the period mentioned in Paragraph (e) of this Section 10.5 and (ii) the Call Enterprise Value and the Estimated Call Equity Value and Prices are not expressly agreed upon in writing between Willis and each of the Willis Call Grantors, an Appointed 1592 Arbitrator shall be appointed by the Président of the Nanterre Commercial Court (Tribunal de commerce) at the request of Willis or any of the Willis Call Grantors, whichever is the most diligent.

(m)
The Appointed 1592 Arbitrator, if any, shall also determine the Call Enterprise Value and the Estimated Call Equity Value and Prices in accordance with the formulas set forth in Schedule 1(B). Except if the Call Enterprise Value and the Estimated Call Equity Value and Prices are expressly agreed upon in writing between Willis and each of the Willis Call Grantors before, the Appointed 1592 Arbitrator shall use his best endeavors to determine the Call Enterprise Value and the Estimated Call Equity Value and Prices within thirty (30) Business Days from his appointment by the Président of the Nanterre Commercial Court (Tribunal de commerce) and, in any case shall have determined them by September 30, 2016 at the latest.

(n)
The Appointed 1592 Arbitrator shall promptly and simultaneously notify the Company, Willis and all of the Willis Call Grantors of his final determination of the Call Enterprise Value and the Estimated Call Equity Value and Prices. Willis and each of the Willis Call Grantors shall be authorized to make submissions to the Appointed 1592 Arbitrator and to respond to other Direct Parties' submissions in accordance with a procedure and a timetable to be established by the Appointed 1592 Arbitrator.

(o)
The Company and the Direct Parties shall, and the Direct Parties shall take all Applicable Actions to cause the Company to, cooperate in good faith and furnish to the 1592 Arbitrator any information and documents which the 1592 Arbitrator may reasonably require in connection with his mission, including the reports of the Experts, if any.

(p)
In the absence of fraud or manifest error, the Call Enterprise Value and the Estimated Call Equity Value and Prices determined by the 1592 Arbitrator shall be final and binding upon Willis and all of the Willis Call Grantors.

10.6	Exercise of the Call Options

(d)
Whether or not the Call Enterprise Value and the Estimated Call Equity Value and Prices have been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors prior to April 15, 2016, Willis shall have the right (but not the obligation) to exercise all (and not part of) the Call Options at any time from April 15, 2016 to May 15, 2016 (the "Call Options Exercise Period"), by sending a written notice to the Company and each Willis Call Grantor, stating its irrevocable intention to purchase all (and not part) of the Option Securities of such Willis Call Grantor (a "Call Options Exercise Notice").

(e)	It is expressly agreed that Willis is not authorized to exercise a Call Option without simultaneously exercising the other Call Options.

(f)
In case of failure to deliver within the Call Options Exercise Period any of the Call Options Exercise Notices, Willis shall be deemed to have irrevocably waived its right under all of the Call Options and the Call Options shall be null and void.

10.7	Exercise of the Willis Put Options

(c)	Provided that the Call Options have not been exercised in accordance with Section 10.6 above, each of the Willis Call Grantors shall have the right (but not the obligation) to exercise its Willis Put Option at any time from May 18, 2016 to June 15, 2016 (the "Willis Put Options Exercise Period"), by sending a written notice to the Company and Willis, stating its irrevocable intention to sell all (and not part) of its Option Securities to Willis (a "Willis Put Options Exercise Notice").

(d)	The exercise by any Financial Investor of its Willis Put Option shall be conditional upon the exercise by all the other Financial Investors of their Willis Put Options.

(e)	The exercise by any Lucas Parties of its Willis Put Option shall be conditional upon the exercise by all the other Lucas Parties of their Willis Put Options.

(f)	The exercise by any Gras Parties of its Willis Put Option shall be conditional upon the exercise by all the other Gras Parties of their Willis Put Options.

(g)
The exercise of its Willis Put Option by a Willis Call Grantor other than the Financial Investors and the Family Companies shall be conditional upon the exercise by all the Financial Investors of their Willis Put Options.

(h)
In case of failure to deliver within the Willis Put Options Exercise Period its Willis Put Options Exercise Notice, a Willis Call Grantor shall be deemed to have irrevocably waived its right under its Willis Put Options and its Willis Put Option shall be null and void.

(i)
If (i) the Call Options have not been exercised in accordance with Section 10.6 above, (ii) the Willis Put Options have been exercised by the Financial Investors and the Lucas Parties and (iii) the Gras Parties have not exercised their Willis Put Options, each Gras Party undertakes to sell to Willis, in consideration for the price per Security to be paid under the Willis Put Options, and Willis undertakes to purchase, all the Option Securities owned by each Gras Party on the Options Completion Date free and clear from any Encumbrance and with all rights attached or accruing to them on the Options Completion Date (the "First Conditional Sale").

(j)
If (i) the Call Options are exercised or (ii) the Willis Put Options have not been exercised within the Willis Put Options Exercise Period by all the Financial Investors and the Lucas Parties, the First Conditional Sale shall be null and void.

(k)
If (i) the Call Options have not been exercised in accordance with Section 10.6 above and (ii) the Willis Put Options have been exercised by the Financial Investors, then any Willis Call Grantor other than the Financial Investors and the Family Companies who has not exercised its Willis Put Option undertakes to sell to Willis, in consideration for the price per Security to be paid under the Willis Put Options, and Willis undertakes to purchase, all the Option Securities owned by such Willis Call Grantor on the Options Completion Date free and clear from any Encumbrance and with all rights attached or accruing to them on the Options Completion Date (the "Second Conditional Sale").

(l)
If (i) the Call Options are exercised or (ii) the Willis Put Options have not been exercised within the Willis Put Options Exercise Period by the Financial Investors, the Second Conditional Sale shall be null and void.

10.8	Final Consideration for the Option Securities
Subject to Sections 10.11 and 10.12:

(d)	the final consideration to be paid by Willis for each type of Option Security upon exercise of the Call Options shall be equal to the Final Call Price of such type of Option Security; and

(e)
the final consideration to be paid by Willis for each type of Option Security upon exercise of the Willis Put Options and under the First and Second Conditional Sales shall be equal to the Final Willis Put Price of such type of Option Security.

10.9	Completion of the Transfers upon exercise of the Call Options or Willis Put Options and under the First and Second Conditional Sales

(c)
(i) each Willis Call Grantor, in case of exercise by Willis of the Call Options or (ii) any Willis Call Grantor having validly exercised its Willis Put Options or being bound by the First or Second Conditional Sale, shall Transfer to Willis title to its Option Securities, against payment of the appropriate consideration in accordance with Section 10.11 or Section 10.12, as applicable, within ten (10) Business Days following receipt of the latest Call Options Exercise Notice or Willis Put Options Exercise Notice and on June 30, 2016 at the latest or at such later date any authorization or consent required from a Governmental Authority in order to complete the Transfer under applicable Law has been obtained or is deemed to be obtained (the "Options Completion Date").

(d)	Should an authorization or consent by a Governmental Authority be necessary under applicable Laws:

(iv)
Willis shall prepare and file as promptly as reasonably practicable after May 1st, 2015 all necessary application, notices or requests with a view to obtaining such authorization or consent prior to June 30, 2016;

(v)
Willis shall keep each of the Willis Call Grantors regularly informed of the processing of these filings and promptly inform each of the Willis Call Grantors if it becomes aware of anything that could result in the obtaining of such authorization or consent being delayed or denied;

(vi)
all of the Willis Call Grantors shall take all Applicable Actions to cause the Group Companies to fully cooperate with Willis and to supply as promptly as practicable any information or documentation with respect to the Group

Companies that may be requested by any competent Governmental Authority;

(vii)
the Options Completion Date shall not occur later than ten (10) Business Days following the day on which such authorization or consent is obtained or deemed to be obtained pursuant to applicable Laws; and

(viii)
if such authorization or consent has not been obtained or deemed to have been so obtained pursuant to applicable Laws by September 30, 2016 at the latest, the Call Options, the Willis Put Options and the First and Second Conditional Sales shall lapse, Willis shall be under no obligation to acquire all or part of the Option Securities and the Willis Call Grantors shall be under no obligation to sell their Option Securities.

(e)
On the Options Completion Date, (i) each Willis Call Grantor, in case of exercise by Willis of the Call Options or (ii) any Willis Call Grantor having validly exercised its Willis Put Options or being bound by the First or Second Conditional Sale, shall deliver to Willis transfer forms (ordres de mouvement) with respect to its Option Securities, and Willis shall make the appropriate payments described in Sections 10.11 and 10.12, as applicable.

(f)
(i) each Willis Call Grantor, in case of exercise by Willis of the Call Options or (ii) any Willis Call Grantor having validly exercised its Willis Put Options or being bound by the First or Second Conditional Sale, shall only represent and warrant to Willis as of the Options Completion Date that it has good title to its Option Securities, and that such Option Securities are free and clear from any Encumbrance.

10.10	Calculation of the Final Call Equity Value and Prices

(d)
As soon as the information is available, the Company shall, and the Direct Parties shall take all Applicable Actions to cause the Company to, simultaneously provide the Direct Parties and the 1592 Arbitrator who calculated, or is calculating, the Call Enterprise Value and the Estimated Call Equity Value and Prices with all the information enabling the 1592 Arbitrator to calculate the Final Call Equity Value and Prices.

(e)
Except if the Final Call Equity Value and Prices are expressly agreed upon in writing between Willis and each of the Willis Call Grantors, the 1592 Arbitrator shall determine the Final Call Equity Value and Prices no later than September 30, 2016. Willis and each of the Willis Call Grantors shall be authorized to make submissions to the 1592 Arbitrator and to respond to other Direct Parties' submissions in accordance with a procedure and a timetable to be established by the 1592 Arbitrator.

(f)	The Company and the Direct Parties shall, and the Direct Parties shall take all Applicable Actions to cause the Company to, cooperate in good faith and furnish to the 1592 Arbitrator any information and documents which the 1592 Arbitrator may reasonably require in connection with his mission of determination of the Final Call Equity Value and Prices.

(g)	The 1592 Arbitrator shall promptly and simultaneously notify the Company, Willis and all of the Willis Call Grantors of his final determination of the Final Call Equity Value and Prices.

(h)	In the absence of fraud or manifest error, the Final Call Equity Value and Prices determined by the 1592 Arbitrator shall be final and binding upon Willis and all of the Willis Call Grantors.

(i)
In the event that the 1592 Arbitrator receives the information enabling him to calculate the Final Call Equity Value and Prices when he has not calculated the Estimated Call Equity Value and Prices yet,

(j)
if the Options Completion Date has not occurred yet, the 1592 Arbitrator shall determine the Call Enterprise Value, the Final Call Equity Value and Prices and the Estimated Call Equity Value and Prices; or

(k)	if the Options Completion Date has already occurred, the Arbitrator is authorized to only determine the Call Enterprise Value and the Final Call Equity Value and Prices.

10.11	Payment of the consideration upon exercise of the Call Options
If Willis has validly exercised the Call Options, the consideration for the Options Securities shall be paid to the Willis Call Grantors in accordance with the provisions of this Section 10.11.

(a)
On the Options Completion Date, Willis shall pay to each Willis Call Grantor the Estimated Call Price for each of its Option Securities by wire transfer of immediately available cleared funds in the event that:

(i)
the Estimated Call Equity Value and Prices have been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors ten (10) Business Days prior to the Options Completion Date at the latest, and

(ii)
the Final Call Equity Value and Prices have not been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors ten (10) Business Days prior to the Options Completion Date;

(b)
In the event that Willis pays the Estimated Call Prices on the Options Completion Date pursuant to Paragraph (a) of this Section 10.11, once the Final Call Equity Value and Prices have been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors:

(ix)
if the Final Call Equity Value exceeds the Estimated Call Equity Value, Willis shall pay to each Willis Call Grantor, for each of its Option Securities, within ten (10) Business Days as from such determination or agreement, by wire transfer of immediately available cleared funds, the difference, if any, between (x) the Final Call Price of such Option Security and (y) the Estimated Call Price of such Option Security, it being agreed that such difference shall not bear any interests whatsoever,

(x)
if the Estimated Call Equity Value exceeds the Final Call Equity Value, each Willis Call Grantor shall pay to Willis, for each of the Option Securities Transferred by such Willis Call Grantor on the Options Completion Date, within ten (10) Business Days as from such determination or agreement, by wire transfer of immediately available cleared funds, the difference, if any, between (x) the Estimated Call Price of such Option Security and (y) the Final Call Price of such Option Security, it being agreed that such difference shall not bear any interests whatsoever,

(xi)
if the Final Call Equity Value and Prices have not been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors by September 30, 2016 at the latest, the Estimated Call Price of each type of Securities paid by Willis on the Options Completion Date shall be deemed to constitute the final consideration under the Call Options.

(c)
On the Options Completion Date, Willis shall pay to each Willis Call Grantor the Final Notification Price for each of its Option Securities by wire transfer of immediately available cleared funds in the event that the Estimated Call Equity Value and Prices have not been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors ten (10) Business Days prior to the Options Completion Date at the latest.

(d)
In the event that Willis pays the Final Notification Prices on the Options Completion Date pursuant to Paragraph (c) of this Section 10.11, once the Final Call Equity Value and Prices have been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors:

(i)
if the Final Call Equity Value exceeds the Final Notification Equity Value, Willis shall pay to each Willis Call Grantor, for each of its Option Securities, within ten (10) Business Days as from such determination or agreement, by wire transfer of immediately available cleared funds, the difference, if any, between (x) the Final Call Price of such Option Security and (y) the Final Notification Price of such Option Security, it being agreed that such difference shall bear interests at a rate per annum equal to Euribor + 200 bps from the Options Completion Date to its payment,

(ii)
if the Final Notification Equity Value exceeds the Final Call Equity Value, each Willis Call Grantor shall pay to Willis, for each of the Option Securities Transferred by such Willis Call Grantor on the Options Completion Date, within ten (10) Business Days as from such determination or agreement, by wire transfer of immediately available cleared funds, the difference, if any, between (x) the Final Notification Price of such Option Security and (y) the Final Call Price of such Option Security, it being agreed that such difference shall bear interests at a rate per annum equal to Euribor + 200 bps from the Options Completion Date to its payment,

(iii)
if the Final Call Equity Value and Prices have not been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors by September 30, 2016 at the latest, Willis shall pay to each Willis Call Grantor, for each of its Option Securities, within ten (10) Business Days as from September 30, 2016, by wire transfer of immediately available cleared funds, the difference between (x) the Long Stop Price of such Option Security and (y) the Final Notification Price of such Option Security, it being agreed that such difference shall not bear any interests whatsoever.

(e)
On the Options Completion Date, Willis shall pay to each Willis Call Grantor the Final Call Price for each of its Option Securities by wire transfer of immediately available cleared funds in the event that:

(i)	the Options Completion Date is delayed because of the need to obtain an authorization or consent by a Governmental Authority, and

(ii)
the Final Call Equity Value and Prices are determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors when such authorization or consent is obtained;

(f)
In the event that Willis pays the Final Call Prices on the Options Completion Date pursuant to Paragraph (e) of this Section 10.11, those Final Call Prices shall be final and binding on the Parties and shall not be subject to any adjustment whatsoever.

10.12	Payment of the consideration upon exercise of the Willis Put Options
If a Willis Call Grantor has validly exercised its Willis Put Options or is bound to sell its Options Securities to Willis under the First or Second Conditional Sale (a "Selling Grantor"), the consideration for such Options Securities shall be paid by Willis to such Selling Grantor in accordance with the provisions of this Section 10.12.

(a)
On the Options Completion Date, Willis shall pay to each Selling Grantor the Estimated Willis Put Price for each of its Option Securities by wire transfer of immediately available cleared funds in the event that:

(xii)
the Call Enterprise Value and Estimated Call Equity Value and Prices have been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors ten (10) Business Days prior to the Options Completion Date at the latest, and

(xiii)
the Final Call Equity Value and Prices have not been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors ten (10) Business Days prior to the Options Completion Date;

(b)
In the event that Willis pays the Estimated Willis Put Prices on the Options Completion Date pursuant to Paragraph (a) of this Section 10.12, once the Final Call Equity Value and Prices have been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors:

(vii)
if the sum of the Final Willis Put Prices of the Option Securities Transferred on the Options Completion Date exceeds the sum of the Estimated Willis Put Prices paid by Willis on the Options Completion Date, Willis shall pay to each Selling Grantor, for each of its Option Securities, within ten (10) Business Days as from such determination or agreement, by wire transfer of immediately available cleared funds, the difference, if any, between (x) the Final Willis Put Price of such Option Security and (y) the Estimated Willis Put Price of such Option Security, it being agreed that such difference shall not bear any interests whatsoever,

(viii)
if the Estimated Willis Put Prices paid by Willis on the Options Completion Date exceeds the sum of the Final Willis Put Prices of the Option Securities Transferred on the Options Completion Date, each Selling Grantor shall pay to Willis, for each of the Option Securities Transferred by such Selling Grantor on the Options Completion Date, within ten (10) Business Days as from such determination or agreement, by wire transfer of immediately available cleared funds, the difference, if any, between (x) the Estimated Willis Put Price of such Option Security and (y) the Final Willis Put Price of such Option Security, it being agreed that such difference shall not bear any interests whatsoever,

(ix)
if the Final Call Equity Value and Prices have not been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors by September 30, 2016 at the latest, the Estimated Willis Put Price of each type of Securities paid by Willis to each Selling Grantor on the Options Completion Date shall be deemed to constitute the final consideration under the Willis Put Options and the First and Second Conditional Sale.

(c)
On the Options Completion Date, Willis shall pay to each Selling Grantor the Final Notification Price for each of its Option Securities by wire transfer of immediately available cleared funds in the event that the Call Enterprise Value and/or the

Estimated Call Equity Value and Prices have not been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors ten (10) Business Days prior to the Options Completion Date at the latest.

(d)
In the event that Willis pays the Final Notification Prices on the Options Completion Date pursuant to Paragraph (c) of this Section 10.12, once the Final Call Equity Value has been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors:

(iii)
if the sum of the Final Willis Put Prices of the Options Securities Transferred on the Options Completion Date exceeds the sum of the Final Notification Prices paid by Willis on the Options Completion Date, Willis shall pay to each Selling Grantor, for each of its Option Securities, within ten (10) Business Days as from such determination or agreement, by wire transfer of immediately available cleared funds, the difference, if any, between (x) the Final Willis Put Price of such Option Security and (y) the Final Notification Price of such Option Security, it being agreed that such difference shall bear interests at a rate per annum equal to Euribor + 200 bps from the Options Completion Date to its payment,

(iv)
if the Final Notification Prices paid by Willis on the Options Completion Date exceeds the sum of the Willis Put Prices of the Option Securities Transferred on the Options Completion Date, each Selling Grantor shall pay to Willis, for each of the Option Securities Transferred by such Selling Grantor on the Options Completion Date, within ten (10) Business Days as from such determination or agreement, by wire transfer of immediately available cleared funds, the difference, if any, between (x) the Final Notification Price of such Option Security and (y) the Final Willis Put Price of such Option Security, it being agreed that such difference shall bear interests at a rate per annum equal to Euribor + 200 bps from the Options Completion Date to its payment,

(v)
if the Final Call Equity Value and Prices have not been determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors by September 30, 2016 at the latest, Willis shall pay to each Selling Grantor, for each of its Option Securities, within ten (10) Business Days as from September 30, 2016, by wire transfer of immediately available cleared funds, the difference between (x) the Long Stop Price of such Option Security and (y) the Final Notification Price of such Option Security, it being agreed that such difference shall not bear any interests whatsoever.

(e)
On the Options Completion Date, Willis shall pay to each Selling Grantor the Final Willis Put Price for each of its Option Securities by wire transfer of immediately available cleared funds in the event that:

(i)	the Options Completion Date is delayed because of the need to obtain an authorization or consent by a Governmental Authority, and

(ii)
the Final Call Equity Value and Prices are determined by the 1592 Arbitrator or agreed upon in writing between Willis and each of the Willis Call Grantors when such authorization or consent is obtained;

(f)
In the event that Willis pays the Final Willis Put Prices on the Options Completion Date pursuant to Paragraph (e) of this Section 10.12, those Final Willis Put Prices shall be final and binding on the Parties and shall not be subject to any adjustment whatsoever.

10.13	Liquidity of the Lucas Shareholders

(a)
Subject to Paragraph (b) of this Section 10.13, if Willis has delivered Confirming Notifications in due time, the Lucas Representative may opt (by notification delivered to Willis and the Company no later than December 31, 2015) for the Transfer by the Lucas Shareholders of all their Lucas Securities to Willis instead of the Transfer by the Lucas Parties of all their Option Securities to Willis in the event that the Call Options would be exercised by Willis or the Willis Put Options would be exercised by the Lucas Parties.

(b)
If the Lucas Representative opts for such a direct exit of the Lucas Shareholders, either (x) Willis shall use its best endeavors to purchase from the Lucas Shareholders all of the Lucas Securities instead of the Option Securities held by the Lucas Parties or (y) to the extent possible under applicable Laws, the Direct Parties shall take all Applicable Actions to merge the Lucas Parties into the Company on or prior to the Options Completion Date, provided that:

(iv)	none of the Lucas Parties is a Defaulting Party;

(v)	there are no significant liability on the balance sheet of any of the Lucas Parties;

(vi)
the Lucas Shareholders make any reasonable representations and warranties as may be required by Willis or the Company with respect to the conduct of the business of the Lucas Parties (including the place of effective management of the Lucas Parties or the compliance by the Lucas Parties with their tax obligations);

(vii)
the Lucas Parties undertake to indemnify Willis or the Company for any loss resulting from undisclosed liabilities of the Lucas Parties or from a breach or inaccuracy of the above mentioned representations and warranties and such obligation of indemnification shall be secured by cash collateral or a first demand guarantee issued by a first rank bank;

(viii)	none of the Lucas Parties is involved in litigation proceedings with a Third Party or a Lucas Shareholders; and

(ix)	100% of the Lucas Securities shall be delivered to Willis or exchanged against Securities.

(c)
Should Willis purchase the Lucas Securities, the price to be paid by Willis for the Lucas Securities shall be calculated by Transparency on the basis of the consideration to be paid for the Option Securities held by the Lucas Parties pursuant to Section 10.11 or Section 10.12.

10.14	Mancos Call Options

(a)
Each of the Mancos hereby grants to Willis a call option on all of the Securities it will hold on the Options Completion Date in accordance with the terms and conditions set forth in this Section 10.14 (collectively, the "Mancos Call Options" and individually a "Manco Call Option").

(b)	Notwithstanding any other provision to the contrary contained herein, Willis accepts the Mancos Call Options as options only, without any undertaking or obligation to exercise the Mancos Call Options.

(c)	The Manco Call Option granted by Manco1 is only exercisable:

(iii)	if Willis has exercised its Call Options or the Financial Investors have exercised their Willis Put Options; and

(iv)	if:

(A)
Manco1 has not complied with the commitments relating to its assets and liabilities and the prohibition of off-balance sheet liabilities (engagements hors bilan) included in Article 12 of Manco1 Shareholders' Agreement; or

(B)
on the Options Completion Date at the latest, for any reason whatsoever, all or part of Manco1's shareholders have not delivered to Willis the number of Manco1 shares that Willis is entitled to purchase from them under the Manco1 Shareholders' Agreement, despite the fact that Willis has duly exercised its rights in that respect under Manco1 Shareholders' Agreement.

(d)	The Manco Call Option granted by Manco2 is only exercisable:

(i)	if Willis has exercised its Call Options or the Financial Investors have exercised their Willis Put Options; and

(ii)	if:

(A)
Manco2 has not complied with the commitments relating to its assets and liabilities and the prohibition of off-balance sheet liabilities (engagements hors bilan) included in Manco2 Shareholders' Agreement; or

(B)
on the Options Completion Date at the latest, for any reason whatsoever, all or part of Manco2's shareholders have not delivered to Willis the number of Manco1 shares that Willis is entitled to purchase from them under the Manco2 Shareholders' Agreement, despite the fact that Willis has duly exercised its rights in that respect under Manco2 Shareholders' Agreement.

(e)
If a Manco Call Option is exercisable, Willis shall have the right (but not the obligation) to exercise it with respect to all (and not part of) the Securities held by the relevant Manco on the Options Completion Date at any time during a three (3) year-period following the Options Completion Date (the "Manco Exercise Period").

(f)
Willis shall exercise a Manco Call Option by delivering a notice to the relevant Manco within the Manco Exercise Period, failing which it shall be deemed to have irrevocably waived its rights under this Manco Call Option which shall be null and void.

(g)
The price to be paid by Willis upon exercise of a Manco Call Options for the Securities held by the relevant Manco on the Options Completion Date shall be the Final Manco Call Price for such Securities. (For clarity, such Final Manco Call Price shall be derived from the application of the Distribution Fundamentals to the Final Call Equity Value which was finally used as Distribution Amount in order to determine the price for each type of Securities upon exercise of the Call Options in accordance with Section 10.11 or upon exercise of the Willis Put Options in accordance with Section 10.12, without deduction of any Overperformance Adjustment Amount).

(h)
In case of exercise by Willis of a Manco Call Option in accordance with the terms of this Section 10.14, the relevant Manco shall Transfer title to its Securities by delivering to Willis duly executed transfer forms (ordres de mouvement) within ten (10) Business Days following the receipt of the exercise notice referred to in Paragraph (f) of this Section 10.14; and Willis shall pay to the relevant Manco the Final Manco Call Price by wire transfer of immediately cleared funds within ten (10) Business Days following the later of (i) the receipt of the exercise notice referred to in Paragraph (f) of this Section 10.14, (ii) September 30, 2016 and (iii) the final determination of the Final Call Price and the Final Manco Call Price pursuant to this Agreement.

10.15	Cooperation

(a)	Promptly following the date of this Agreement and until April 30, 2015 (the "Pre-Notifications Cooperation Period"):

(vi)
Willis and the Financial Investors shall encourage the Company to set-up communication channels between officers of the Group Companies and of Willis, with the objective that the Company and Willis can (x) enhance their mutual understanding of their respective businesses and operations, (y) improve their respective businesses and operations by developing common business solutions and practices, and (z) discuss any specific and/or technical best practices, issues, know-how or resources that are of common relevance to their respective businesses and operations, and

(vii)
the Company shall, and Willis and the Willis Call Grantors shall take all Applicable Actions to cause the Company to, allow for three (3) representatives appointed by Willis to participate in the Company's monthly working group meetings, provided, however, that such representatives shall not have access to any Willis Restricted Information.

(all actions described in sub-clauses (i) and (ii) of this Section 10.15(a) shall constitute the "Pre-Notifications Cooperation").

(b)	In case of Confirming Notifications:

(v)	the Pre-Notifications Period shall be extended until the Options Completion Date;

(vi)
from May 1st, 2015 to the Options Completion Date (the "Post-Notifications Cooperation Period"), Willis and the Company shall, and Willis and the Willis Call Grantors shall take all Applicable Actions to cause the Company to, arrange for representatives of both of Willis' management and the Company's management to discuss in good faith an integration plan related to the integration of the Group within the Willis group as a result of the exercise of the Call Options or the Willis Put Options. For that purpose, Willis and the Financial Investors shall cause the Company to establish a joint committee (the "Integration Working Group") comprised of representatives of Willis, the Financial Investors and the Company's management, to discuss in good faith, and seek to elaborate suggestions and proposals related to (x) the nature, scope and implementation of any potential synergies which Willis could derive from, and any transitional issues which could arise in connection with, the exercise of the Call Options or the Willis Put Options and the integration of the Group within the Willis group, and (y) the potential implementation by the Group, prior to the Options Completion Date, of any actions aimed at facilitating or enhancing the potential synergies which Willis could derive from, or mitigating the transitional issues which could arise in connection with, the exercise of the Call Options or the Willis Put Options and the integration of the Group within the Willis group. For clarity, this clause (ii) shall not permit any Party to require the Company or any Group Company to take any action with respect to a suggestion or proposal discussed within the Intergration Working Group, unless all of Willis, the Financial Investors and the Company reach a formal, consensual, written agreement with respect to such suggestion or proposal; and

(vii)
during the Post-Notifications Cooperation Period, the Company shall, and Willis and the Willis Call Grantors shall take all Applicable Actions to cause the Company to, allow for two (2) Willis employees appointed by Willis (subject to the Company's and the Willis Call Grantors' prior approval) to be seconded on full-time basis within the Company, in order to anticipate any issues related to the integration of the Group within the Willis group as a result of the exercise of the Call Options or the Willis Put Options, provided, however, that (x) such employees shall remain in Willis' employ and all cost and compensation thereof shall be paid by Willis, and that Willis shall indemnify and hold the Company, any other Group Company and any Willis Call Grantor harmless with respect to any losses (including reasonable attorneys' fees) incurred thereby in respect of any claim of co-employment (co-emploi) asserted by any such employee, (y) in their role as Company secondees such employees shall be required to abide by any reasonable instructions given by the Company's management. The precise scope and nature of such employees' functions within the Company and/or any other Group Companies shall be agreed upon by Willis and the Company's management.

(all actions described in sub-clauses (i) through (iii) of this Section 10.15(b) shall constitute the "Post-Notifications Cooperation").

(c)	The conduct of the Pre-Notifications Cooperation and the Post-Notification Cooperation:

(iii)	shall be subject to, and shall not be construed as imposing on any Party an obligation which would violate, any applicable Law (including any applicable antitrust Laws);

(iv)	shall be organised in a manner that does not disrupt the Group Companies' day-to-day business operations in any material respect, and

(v)
shall be organised so as to have no impact on the determination of any amounts to be paid under Sections 10.11 or 10.12, as applicable (and in particular, no action discussed within the Integration Working Group shall be taken if it would have or may reasonably be expected to have an adverse impact on such amounts).

(d)	Any information obtained by Willis in the context of the Pre-Notifications Cooperation or the Post-Notifications Cooperation:

(i)	shall be strictly confidential and shall constitute Information for purposes of Section 20.5, and

(ii)	shall not include any Willis Restricted Information.

(e)
Neither the Company nor the Company's management (nor any of the Willis Call Grantors) shall be deemed to give Willis any representation or warranty as to the accuracy or completeness of any of the information shared or disclosed in connection with the Pre-Notifications Cooperation and the Post-Notifications Cooperation.

10.16	Miscellaneous

(a)	All fees incurred in connection with the appointment of the 1592 Arbitrator shall be borne by Willis and each of the Willis Call Grantors pro-rata to their respective Imputed Holdings.

(b)	The Willis Parties are not authorized to assign their rights under the Call Options, the First Conditional Sale or the Second Conditional Sale to any Person other than a Willis Entity.

(c)	Subject to Section 10.13, a Willis Call Grantor is not authorized to assign its rights under the Willis Put Options, the First Conditional Sale or the Second Conditional Sale to any Person.

(d)	Willis Parent irrevocably guarantees all the obligations of the Willis Parties under this Section 10.

(e)
Each Willis Call Grantor and Willis expressly acknowledge and agree that forced execution of the Call Options, the Willis Put Options, the First Conditional Sale and the Second Conditional Sale may be requested and hereby waive irrevocably their rights under Article 1142 of the French Civil Code (Code civil).

(f)
Each Manco expressly acknowledges and agrees that forced execution of the Mancos Call Options may be requested and hereby waives irrevocably its rights under Article 1142 of the French Civil Code (Code civil).

(g)
Notwithstanding anything to the contrary in this Agreement, if (i) Willis does not fulfill its material obligations under Section 10 and/or does not pay to any of the Willis Call Grantors the consideration for their Option Securities under the Call Options, the Willis Put Options, the First Conditional Sale or the Second Conditional Sale and (ii) such default continues for a period of thirty (30) Business Days following the earliest service by a Willis Call Grantor on Willis of a notice requiring the same to be remedied, Willis shall be deemed to have waived its right to exercise the Call Options, the Standstill Period shall immediately expire and Willis shall lose all of its rights under Sections 11.1 and 11.2 for a five (5) year-period as from the expiry of this thirty (30) Business Day-period.

(h)
Any notice, notification, delivery or other communication made in connection with this Section 10 shall be made in accordance with Section 20.9, provided that (A) each notice, notification, delivery or other communication made in connection with this Section 10 shall also be sent by e-mail in all cases and (B) any notice, notification, delivery or other communication made by Willis at an address appearing in an updated list of Shareholders and holders of other Securities furnished to Willis by the Agreement Manager pursuant to Section 20.3 no later than one month prior to such notice, notification, delivery or communication shall be deemed to have been validly made.

11.	LIQUIDITY OF THE PARTIES

11.1	Auction Bid Process

(hh)
At any time after the expiration of the Standstill Period, a procedure for the sale of 100% of the Securities may be initiated pursuant to an auction bid process (the "Auction Bid Process") by an Authorized Group. The Authorized Group initiating an Auction Bid Process is hereinafter referred to as the "Auction Bid Initiator".

(ii)
The Auction Bid Initiator may notify the other Direct Parties of its intention to initiate an Auction Bid Process by delivering to the other Direct Parties and to the Supervisory Board a written notice that it intends to exercise its rights pursuant to this Section 11 (the "Auction Bid Notice"), and in such notice the Auction Bid Initiator shall present a panel of three (3) first ranked investment banks and shall require the Supervisory Board to select one of such investments banks within fifteen (15) Business Days from the date of the Auction Bid Notice, it being specified that the nominees of the Auction Bid Initiator at the Supervisory Board shall not have the right to vote on such selection.

(jj)
The Supervisory Board Members representing the other Classes of Voting Shares shall unanimously agree on the choice of the investment bank within the above fifteen (15) Business Day period following the receipt of the Auction Bid Notice, failing which the Auction Bid Initiator shall be entitled to select the first ranked investment bank (from among those investment banks listed in the Auction Bid Notice) of its choice and in its discretion. The selected investment bank shall hereinafter be referred to as the "Investment Bank". The Direct Parties expressly agree that the Investment Bank shall benefit from an exclusive mandate for a twelve (12) month-period to sell, directly or indirectly, 100% of the Securities through a professionally run auction procedure.

(kk)
During the Auction Bid Process, as from receipt of the Auction Bid Notice and until either a Full Exit or the failure of the Auction Bid Process (i.e., no Admissible Offer is submitted in due time or accepted by the Auction Bid Initiator), no Direct Party may Transfer any of its Securities to any other Party or to any Third Party except pursuant to a Permitted Transfer.

(ll)
As soon as reasonably practicable following the appointment of the Investment Bank, such Investment Bank shall prepare and deliver to the Direct Parties a confidential offering memorandum (the "Offering Memorandum") for the purpose of soliciting prospective purchasers for all of the Securities. The Company and each Direct Party shall provide all such assistance and cooperation for the purpose of the preparation of the Offering Memorandum as the Investment Bank and/or the Auction Bid Initiator may reasonably request. All prospective purchasers shall be informed by the Investment Bank of the definition of Best Global Offer under this Agreement at the beginning of the Auction Bid Process.

(mm)
The Investment Bank shall ensure that all potential Global Offers be submitted to it within six (6) months from the publication of the Offering Memorandum. As soon as the Investment Bank receives one or more Global Offers, it shall notify them to each Direct Party which is not one of, or involved with one of, the bidders in the Auction Bid Process.

(nn)
Within fifteen (15) Business Days following the receipt by the Direct Parties of the last Global Offer received by the Investment Bank, each Direct Party (other than any Direct Party which, or an Affiliate of which, is, or is involved with, a bidder) shall notify the other Direct Parties whether or not it intends to accept one of the Global Offers submitted, provided that where several Global Offers have been received, the Supervisory Board Members (other than the nominees of a Class of Voting Shares a holder of which is, or is involved with, one of the bidders), based on the advice of the Investment Bank, shall unanimously and in good faith select the Best Global Offer. Where any Party other than the Auction Bid Initiator has (x) either notified the other Direct Parties of its intention to reject the Auction Bid Process or (y) failed to timely deliver a notification within the fifteen (15) Business Day period, the Auction Bid Initiator may exercise its Drag Along Right in accordance with Section 11.2.

(oo)	No Drag Along Right may be exercised by the Auction Bid Initiator on the basis of a Global Offer which is not an Admissible Offer and it is specified that:

(i)
in the event that (A) the Financial Investors are the Auction Bid Initiator and (B) a Global Offer is made in the Auction Bid Process by one of the Financial Investor or an Affiliate of a Financial Investor, such Global Offer shall be deemed not to be an Admissible Offer unless the Willis Parties, the Lucas Parties, the Gras Parties and, as the case may be, any other Direct Party which has become entitled to appoint two (2) nominees at the Supervisory Board in accordance with Section 2.6 have notified their intention to accept this Global Offer;

(ii)
in the event that (A) the Willis Parties are the Auction Bid Initiator and (B) a Global Offer is made in the Auction Bid Process by a Willis Party or another Willis Entity, such Global Offer shall be deemed not to be an Admissible Offer unless the Financial Investors, the Lucas Parties, the Gras Parties and, as the case may be, any other Direct Party which has become entitled to appoint two (2) nominees at the Supervisory Board in accordance with Section 2.6 have notified their intention to accept this Global Offer; and

(iii)
in the event that (A) the Lucas Parties are the Auction Bid Initiator and (B) a Global Offer involving one or several Lucas Parties and/or one or several Lucas Shareholders and/or one or several of their Affiliates is made in the Auction Bid Process, such Global Offer shall be deemed not to be an Admissible Offer unless the Financial Investors, the Willis Parties, the Gras Parties and, as the case may be, any other Direct Party which has become entitled to appoint two (2) nominees at the Supervisory Board in accordance with Section 2.6 have notified their intention to accept this Global Offer;

(iv)
in the event that (A) the Gras Parties are the Auction Bid Initiator and (B) a Global Offer involving one or several Gras Parties and/or one or several Gras Shareholders and/or one or several of their Affiliates is made in the Auction Bid Process, such Global Offer shall be deemed not to be an Admissible Offer unless the Financial Investors, the Willis Parties, the Lucas Parties and, as the case may be, any other Direct Party which has become entitled to appoint two (2) nominees at the Supervisory Board in accordance with Section 2.6 have notified their intention to accept this Global Offer; and

(v)
in the event that (A) the Auction Bid Process has been initiated by a Direct Party which has become entitled to appoint two (2) nominees at the Supervisory Board in accordance with Section 2.6 and (B) a Global Offer is made by such Direct Party or an Affiliate of such Direct Party in the Auction Bid Process, such Global Offer shall be deemed not to be an Admissible Offer unless the Financial Investors, the Willis Parties, the Lucas Parties and the Gras Parties have notified their intention to accept this Global Offer.

(pp)
Where the Auction Bid Process is successful (i.e., a Global Offer is accepted either by all Direct Parties or by the Auction Bid Initiator), all fees incurred by the Investment Bank in connection therewith and not borne by the Transferee shall be borne by the Company to the extent permitted by applicable Law and, for the remainder, by the Direct Parties in accordance with Section 7.2(e). In case of failure of the Auction Bid Process, all fees incurred by the Investment Bank in connection therewith shall be borne by the Auction Bid Initiator, it being agreed that, to the extent permitted by applicable Law, such fees shall be added to the fees and costs incurred in the context of the completion of a successful Full Exit.

(qq)
In case of failure of the Auction Bid Process, a new Auction Bid Process may not be initiated by any Authorized Group prior to the expiration of a six (6) month-period from and including the date upon which the previous Auction Bid Process was concluded.

(rr)	Each Party shall cooperate in good faith and take all actions which may be reasonably required for the purposes of this Section 11.1.

11.2	Drag Along

(i)
At any time after the expiration of the Standstill Period and provided that the Willis Parties have not acquired the Option Securities pursuant to Section 10, an Authorized Group may notify the other Direct Parties (the "Other Parties") of its intention to accept a Global Offer, by delivering a Transfer Notice to the Other Parties (a "Drag Along Notice"), if:

(iii)	such Global Offer was the Best Global Offer submitted during the course of an Auction Bid Process initiated by this Authorized Group in accordance with Section 11; or

(iv)	such Global Offer was unsolicited and received by this Authorized Group, provided that where an unsolicited Global Offer is received by an Authorized Group outside the conduct of an Auction Bid Process, this Authorized Group may only exercise its Drag Along Right (as such term is defined hereunder) in accordance with this Section 11.2 if such unsolicited Global Offer is approved by the Financial Investors, the Lucas Parties, the Gras Parties and, as the case may be, any other Direct Party which has become entitled to appoint two (2) nominees at the Supervisory Board in accordance with Section 2.6. The Authorized Group which delivers a Drag Along Notice to the Other Parties is hereinafter referred to as the "Drag Along Party".

(j)
Without prejudice to the foregoing, in the event that a Permitted Transfer pursuant to Section 9.1(o) qualifies as a Global Offer, all (and not several of) the Parties having consented to such Permitted Transfer in accordance with the provisions of Section 9.1(o) will be entitled to jointly serve a Drag Along Notice to the Other Parties (which, for the avoidance of doubt, shall comprise any Direct Party which either has voted against the Permitted Transfer at stake or was not allowed to vote on such Permitted Transfer) and exercise in common their rights as Drag Along Parties under this Section 11.2 irrespective of the date of the said Global Offer.

(k)
By delivering the Drag Along Notice, the Drag Along Party(ies) shall have the absolute right to require the Other Parties, to Transfer all of their Securities pursuant to the Global Offer concomitantly with the Transfer of the Securities of the Drag

Along Parties, under the same terms and conditions and for a price calculated in accordance with Section 8 on the basis of the Global Valuation included in the Global Offer (the "Drag Along Right"), within sixty (60) Business Days following the receipt of the Drag Along Notice at the latest (or such later date as may be necessary to obtain any authorization or consent by a Governmental Authority).

(l)
Within ten (10) Business Days of delivery of the Drag Along Notice, each of the Other Parties shall execute and deliver to the Drag Along Party, or in case there are several Drag Along Parties, to such Drag Along Party designated by the Drag Along Parties to such effect (the "Attorney-in-Fact") a power of attorney in favor of the Attorney-in-Fact, in form and substance reasonably satisfactory to the Drag Along Parties, appointing the Attorney-in-Fact as the true and lawful attorney-in-fact for such Other Parties, with full power of substitution, and authorizing the Attorney-in-Fact to execute and deliver a sale and purchase agreement containing the terms and conditions of the Global Offer and to take such actions as the Attorney-in-Fact may deem necessary or appropriate to effect the sale and Transfer of such Other Parties' Securities, upon receipt of the consideration therefor set forth in the Drag Along Notice and the Global Offer, free and clear of all Encumbrances, together with all other documents delivered with such Drag Along Notice and required to be executed in connection with the sale thereof pursuant to the Global Offer. The Attorney-in-Fact shall hold such documents for such Other Parties pending completion or abandonment of such sale.

(m)
The Attorney-in-Fact shall give notice to the Other Parties of the completion of the Transfer pursuant to the Global Offer on the date of such completion and shall remit to each of the Other Parties the total consideration for the Securities of such Other Party Transferred pursuant thereto, and promptly thereafter shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may reasonably be requested by any of the Other Parties.

(n)
Provided that (i) Manco1 has complied with the commitments relating to its assets and liabilities and the prohibition of off-balance sheet liabilities (engagements hors bilan) included in Article 12 of Manco1 Shareholders' Agreement and (ii) all Manco1's shareholders agree to Transfer the number of Manco1 shares they are bound to Transfer to the Transferee who made the Global Offer pursuant to the terms of Manco1 Shareholders' Agreement, Manco1 shall be released from its obligation to Transfer its Securities pursuant to the Global Offer upon exercise of a Drag Along Right.

(o)
Provided that (i) Manco2 has complied with the commitments relating to its assets and liabilities and the prohibition of off-balance sheet liabilities (engagements hors bilan) included in Manco2 Shareholders' Agreement and (ii) all Manco2's shareholders agree to Transfer the number of Manco2 shares they are bound to Transfer to the Transferee who made the Global Offer pursuant to the terms of Manco1 Shareholders' Agreement, Manco2 shall be released from its obligation to

Transfer its Securities pursuant to the Global Offer upon exercise of a Drag Along Right.

(p)
If the Transfer contemplated by the Global Offer has not occurred within sixty (60) Business Days following delivery of the Drag Along Notice by the Drag Along Party(ies) pursuant to this Section 11.2 (or such later date as is necessary to obtain all required approval from any Governmental Authority), the Attorney-in-Fact shall return to each Other Party all documents that such Other Party delivered in connection with such Transfer.

(q)
For the avoidance of doubt, from the date of receipt of the Drag Along Notice, no Direct Party may Transfer any of its Securities to any other Party or to any Third Party except pursuant to a Permitted Transfer.

(r)	No Drag Along Right may be exercised by a Drag Along Party on the basis of a Global Offer which is not an Admissible Offer and, for the avoidance of doubt, it is specified that:

(i)
in the event that (A) the Financial Investors are the exclusive Drag Along Party and (B) an unsolicited Global Offer is made by a Financial Investor or an Affiliate of a Financial Investor, such Global Offer shall be deemed not to be an Admissible Offer;

(ii)
in the event that (A) the Willis Parties are the exclusive Drag Along Party and (B) an unsolicited Global Offer is made by a Willis Party or another Willis Entity, such Global Offer shall be deemed not to be an Admissible Offer;

(iii)
in the event that (A) the Lucas Parties are the exclusive Drag Along Party and (B) an unsolicited Global Offer is made by one or several Lucas Parties and/or one or several Lucas Shareholders and/or one of their Affiliates, such Global Offer shall be deemed not to be an Admissible Offer;

(iv)
in the event that (A) the Gras Parties are the exclusive Drag Along Party and (B) an unsolicited Global Offer is made by one or several Gras Parties and/or one or several Gras Shareholders and/or one of their Affiliates, such Global Offer shall be deemed not to be an Admissible Offer; and

(v)
in the event that (A) a Direct Party which has become entitled to appoint two (2) nominees at the Supervisory Board in accordance with Section 2.6, is the exclusive Drag Along Party and (B) an unsolicited Global Offer is made by such Direct Party and/or one of its Affiliates, such Global Offer shall be deemed not to be an Admissible Offer.

11.3	Liquidity of the Lucas Shareholders

(i)
Subject to Paragraph (d) of this Section 11.3, in the context of an Auction Bid Process and/or if a Drag Along Right is exercised (including if the Drag Along Right is exercised by the Lucas Parties), the Lucas Representative may opt (by notification delivered to the other Parties no later than twenty (20) Business Days prior to the contemplated date of completion of the Transfer envisaged by the Global Offer) for the Transfer by the Lucas Shareholders of all their Lucas Securities instead of the Transfer by the Lucas Parties of all their Securities, as if the Lucas Shareholders were the direct owners of the Securities held by the Lucas Parties.

(j)
The Auction Bid Initiator or the Drag Along Party shall use its best endeavors to allow such a direct exit either (i) by obtaining the purchase of the Lucas Securities by the Transferee who made the Global Offer or (ii)  to the extent possible under applicable Laws, by merging the Lucas Parties into the Company prior to the completion of the Transfer resulting from the Global Offer. Should the Auction Bid Initiator or the Drag Along Party opt for the mergers, the other Direct Parties undertake, to the extent permitted by applicable Laws, to take all Applicable Actions in order to approve such mergers.

(k)	Should the Auction Bid Initiator or the Drag Along Party opt for the Transfer of the Lucas Securities to the Transferee who made the Global Offer:

(x)
Sections 11.1 and 11.2 shall apply mutatis mutandis to the Lucas Shareholders who shall be bound to Transfer all the Lucas Securities to the Transferee as if the Lucas Shareholders were the direct owners of the Securities held by the Lucas Parties; and

(xi)
the price to be paid by such Transferee for the Lucas Securities shall be calculated by Transparency from the valuation of the Securities held by the Lucas Parties as determined by the rules set forth in Section 8 on the basis of the Global Valuation included in the Global Offer.

(l)	The rights of the Lucas Shareholders under this Section 11.3 shall not apply if:

(viii)	any of the Lucas Parties is a Defaulting Party; or

(ix)	there are significant liabilities on the balance sheet of any of the Lucas Parties; or

(x)
the Lucas Shareholders refuse to make any reasonable and customary representations and warranties which may be required by the Transferee who made the Global Offer or the Company to the conduct of the business of the Lucas Parties (including the place of effective management of the Lucas Parties or the compliance by the Lucas Parties with their tax obligations); or

(xi)
the Lucas Parties refuse to undertake to indemnify the Transferee who made the Global Offer or the Company for any loss resulting from undisclosed liabilities of the Lucas Parties or from a breach or inaccuracy of the above mentioned representations and warranties or to secure such obligation of indemnification by cash collateral or a first demand guarantee issued by a first rank bank; or

(xii)	any of the Lucas Securities is not delivered to the Transferee who made the Global Offer or exchanged against Securities.

12.	RESTRICTIONS ON TRANSFERS

12.1	Pre-emption Right
For the avoidance of doubt, the Transfers of Securities completed pursuant to Section 9 (Permitted Transfers), Section 10 (Willis' Call Options), Section 11 (Liquidity procedure) and Section 11.2 (Drag Along Right) shall not be subject to this Section 12.1.

(s)
From the expiration of the Standstill Period or pursuant to Section 7.1(e), in the case of a contemplated Transfer of Securities by a Direct Party to another Party or any Third Party, each non Transferring Direct Party holding Voting Shares (each a "Pre-emption Beneficiary") shall have the right (but not the obligation) to purchase a number of Securities held by the Transferor in lieu of the Proposed Transferee in the conditions set forth in this Section 12.1 and Section 12.4 (the "Pre-emption Right"), provided that, in case of a contemplated Transfer by a Family Company, the other Family Company shall benefit from a first rank Pre-emption Right in accordance with Paragraph (e) of this Section 12.1.

(t)
The Pre-emption Rights shall only be valid if exercised by the Pre-emption Beneficiaries (taken as a whole) with respect to all the Offered Securities, failing which such Pre-emption Beneficiaries shall be deemed to have irrevocably waived their Pre-emption Rights and the Transferor may validly Transfer its Securities to the Proposed Transferee, subject to Sections 12.2 (Total Tag Along Right) and 12.3 (Proportional Tag Along Right), as the case may be.

(u)
Subject to paragraph (e) of this Section 12.1, if the total number of Securities that the Pre-emption Beneficiaries wish to purchase represents more than the Offered Securities, each such Pre-emption Beneficiary shall exercise its Pre-emption Right for a number of Securities corresponding to the lower of:

(i)	the number of Offered Securities that such Pre-emption Beneficiary wishes to purchase as mentioned in its exercise notice;

(ii)	a number of Shares on a Fully Diluted Basis, equal to the product of:

(A)
a fraction the numerator of which is the number of Shares held by such Pre-emption Beneficiary (calculated on a Fully Diluted Basis), and the denominator of which is the total number of Shares (calculated on a Fully Diluted Basis) held by such Pre-emption Beneficiary and the other Pre-emption Beneficiaries having exercised their Pre-emption Rights; and

(B)	the total number of Shares corresponding to the Offered Securities (calculated on a Fully Diluted Basis).

(v)	In case of a fractional share, the number of Securities that may be purchased by a Pre-emption Beneficiary shall be rounded to the immediately inferior number.

(w)
In case of Transfer by a Family Company, the Pre-emption Beneficiaries other than the Family Companies shall only be entitled to exercise their Pre-emption Right after full satisfaction of the Family Companies which wish to exercise their Pre-emption Rights, as the case may be, provided that, if the total number of Securities that such Family Companies wish to purchase represents more than the Offered Securities, each Family Company shall be entitled to exercise its Pre-emption Right for a number of Securities corresponding to the lower of:

(i)	the number of Offered Securities that such Family Company wishes to purchase as mentioned in his exercise notice;

(ii)	a number of Shares on a Fully Diluted Basis, equal to the product of:

(A)
a fraction the numerator of which is the number of Shares held such Family Company (calculated on a Fully Diluted Basis), and the denominator of which is the total number of Shares (calculated on a Fully Diluted Basis) held by such Family Company and the other Family Companies having exercised their Pre-emption Rights; and

(B)	the total number of Shares corresponding to the Offered Securities (calculated on a Fully Diluted Basis).

(x)	In case of a fractional share, the number of Securities that may be purchased by a Family Company upon exercise of its Pre-emption Right shall be rounded to the immediately inferior number.

(y)	The Pre-emption Beneficiaries shall purchase the Offered Securities in accordance with all terms and conditions, including the price conditions, set forth in the Transfer Notice.

(z)
In case of a valid exercise of a Pre-emption Right with respect to all Offered Securities in accordance with this Section 12.1 and Section 12.4, the Transfer of such Offered Securities shall be completed within twenty (20) Business Days from the expiration of the Exercise Period.

(aa)	Subject to the execution and delivery by these substituted Third Parties of an Instrument of Adherence, for the purposes of any Transfer pursuant to this Section 12.1:

(i)	The Willis Parties may substitute any Willis Entity as a Pre-Emption Beneficiary;

(ii)	the Financial Investors may substitute any Affiliate of the Original Fund as a Pre-Emption Beneficiary;

(iii)	the Lucas Parties may substitute any other Lucas Entity as a Pre-emption Beneficiary; and

(iv)	the Gras Parties may substitute any other Gras Entity as a Pre-emption Beneficiary.

12.2	Total Tag Along Right
For the avoidance of doubt, the Transfers of Securities completed pursuant to Section 9 (Permitted Transfers) shall not be subject to this Section 12.2.

(m)
From the expiration of the Standstill Period or pursuant to Section 7.1(e), in the event that a Direct Party intends to complete a Transfer (including as a result of the exercise of a Pre-emption Right) which would result in a Total Tag Along Situation, if completed, any non-Transferring Direct Party other than the Mancos (each a "Total Tag Along Beneficiary") shall have the right (but not the obligation) to Transfer along with the Transferor(s) all of its Securities in the conditions set forth in this Section 12.2 and Section 12.4 (the "Total Tag Along Right").

(n)
The Transferor shall sell the Offered Securities in accordance with all terms and conditions set forth in the Transfer Notice (or in the Transfer Notice on the basis of which a Pre-emption Right has been exercised).

(o)	The Transfer may only be completed if:

(iii)
the Total Tag Along Beneficiaries having validly notified the Other Parties of their intention to exercise their Total Tag Along Right have been allowed to Transfer all of their Securities, concomitantly with the Transferor(s), in accordance with the same terms and for a price per Security calculated in accordance with Section 8 on the basis of the highest of:

(1)	the Global Valuation set forth in the Transfer Notice, and

(2)
a Global Valuation calculated on the basis of the weighted average of the prices offered in the context of the Transfers completed to the benefit of the Proposed Transferee for the last twelve (12) months, if any;

(iv)
the Proposed Transferee expressly undertakes – should it subsequently Transfer all or a portion of its Securities within a twelve (12) month-period as from the completion of the Transfer – to pay each of the Total Tag Along Beneficiaries having validly exercised their Total Tag Along Right an additional amount equal to the difference between (A) the higher price per Security paid to the Transferee for each subsequent Transfer of his Securities multiply by the number of Securities Transferred by such Total Tag Along Beneficiary, and (B) the price that such Total Tag Along Beneficiary has received for its Securities by exercising its Tag Along Right, it being specified that the payment of this additional amount shall not occur later than fifteen (15) Business Days after the above mentioned twelve (12) month-period has expired.

(p)
If, after a Total Tag Along Situation, the Transferor which has caused this Total Tag Along Situation keeps some Securities and subsequently Transfers all or a portion of them within a twelve (12) month-period as from the completion of the Transfer which caused the Total Tag Along Situation, this Transferor shall pay to each of the Total Tag Along Beneficiaries which exercised their Total Tag Along Rights with respect to such Total Tag Along Situation an amount equal to the difference between (i) the higher price per Security paid to this Transferor for each subsequent Transfer of his remaining Securities multiply by the number of Securities Transferred by such Total Tag Along Beneficiary, and (ii) the price that such Total Tag Along Beneficiary has received for its Securities by exercising its Tag Along Right, it being specified that the payment of this additional amount shall not occur later than fifteen (15) Business Days after the above mentioned twelve (12) month-period has expired.

(q)
Notwithstanding any other provision to the contrary, where the contemplated Transfer is not completed for any reason whatsoever, the Total Tag Along Beneficiaries may not prevail themselves of any right to have (part or all of) their Securities purchased by the Transferor in application of this Section 12.2.

12.3	Proportional Tag Along Right
For the avoidance of doubt, the Transfers of Securities completed pursuant to Section 9 (Permitted Transfers) shall not be subject to this Section 12.3.

(q)	From the expiration of the Standstill Period or pursuant to Section 7.1(e), in case a Direct Party wishes to Transfer part of its Securities to any other Party or any Third

Party, each non Transferring Direct Party other than the Mancos (each a "Proportional Tag Along Beneficiary") shall have the right (but not the obligation) to Transfer, in place of the Transferor, part of its Securities in the conditions set forth in this Section 12.3 and Section 12.4 (the "Proportional Tag Along Right").

(r)
Under its Proportional Tag Along Right, each Proportional Tag Along Beneficiary shall be entitled to Transfer to the Transferee or any Direct Parties holding Voting Shares having exercised their Pre-emption Rights (as the case may be) a number of Securities corresponding to a number of Shares calculated on a Fully Diluted Basis, equal to the product of (i) a fraction the numerator of which is the number of Shares of such Proportional Tag Along Beneficiary (calculated on a Fully Diluted Basis), and the denominator of which is the total number of the Shares held by all Proportional Tag Along Beneficiaries having exercised their Proportional Tag Along Right and the Transferring Party (calculated on a Fully Diluted Basis) and (ii) the total number of Shares corresponding to the Offered Securities (calculated on a Fully Diluted Basis). In case of a fractional share, the number of Securities that may be Transferred by a Proportional Tag Along Beneficiary shall be rounded to the immediately inferior number.

(s)
The Transfer to the Transferee contemplated by the Transferring Party may only be completed for the remaining portion of the Offered Securities and only if the Proportional Tag Along Beneficiaries having validly notified the Other Parties of their intention to exercise their Proportional Tag Along Right have been allowed to Transfer to the Transferee the number of Securities that they are allowed to Transfer pursuant to Paragraph (b) of this Section 12.3 and in accordance with all terms and conditions, including the price conditions, set forth in the Transfer Notice.

(t)
Notwithstanding any other provision to the contrary, in case the contemplated Transfer is not completed for any reason whatsoever, the Proportional Tag Along Beneficiaries may not prevail themselves of any right to have (part or all of) their Securities purchased by the Transferor in application of this Section 12.3.

12.4	Exercise of the Pre-emption Right, the Total Tag Along Right and the Proportional Tag Along Right

(g)
Within twenty five (25) Business Days following receipt of the Transfer Notice (the "Exercise Period"), each Pre-emption Beneficiary, Total Tag Along Beneficiary or Proportional Tag Along Beneficiary may notify (x) the Transferor, (y) the other Direct Parties and (z) the Agreement Manager of:

(xiv)
its intention to exercise exclusively its Pre-emption Right, such notice stating the number of Securities the subject of its request and being deemed to be a waiver of its Proportional Tag Along Right and of its Total Tag Along Right, as the case may be;

(xv)
its intention to exercise exclusively its Proportional Tag Along Right, such notice stating the number of its Securities the subject of its request and being deemed to be a waiver of its Pre-emption Right and its Total Tag Along Right, as the case may be; or

(xvi)
its intention to exercise exclusively its Total Tag Along Right, such notice stating the number of its Securities the subject of its request and being deemed to be a waiver of its Pre-emption Right and its Proportional Tag Along Rights.

(h)
In the event that (i) the Transfer Notice refers to a Total Tag Along Situation, (ii) some Direct Parties notify their intention to exercise their Total Tag Along Rights, (iii) some Direct Parties also notify their intention to exercise their Pre-emption Right on all the Offered Securities and (iv) the Total Tag Along Situation would disappear if the notified Pre-emption Rights were exercised, then the Pre-emption Rights shall prevail and the Total Tag Along Rights shall be deemed not to have been exercised, whether or not they were exercised before the Pre-emption Rights.

(i)
In the event that the exercise by a Pre-emption Beneficiary of its Pre-emption Right could entail a Total Tag Along Situation, such Pre-emption Beneficiary shall attach a Transfer Notice to its notification of exercise of its Pre-emption Right. If at the end of the Exercise Period considering the other Pre-emption Rights exercised it is confirmed that a Total Tag Along Situation would occur should such Pre-emption Beneficiary exercise its Pre-emption Right, a new Exercise Period shall commence in order to allow the Direct Parties other than the Transferring Direct Party and the pre-emption Beneficiary exercising its Pre-Emption Right to exercise their Total Tag Along Rights.

(j)
In case any Pre-emption Beneficiary, Total Tag Along Beneficiary or Proportional Tag Along Beneficiary does not exercise, respectively, its Pre-emption Right, its Total Tag Along Right or its Proportional Tag Along Right in a timely manner, it shall be deemed to have irrevocably waived such right with respect to the Transfer referred to in the Transfer Notice.

(k)
In case of a dispute between the Transferor on the one hand, and, one or more of the Pre-emption Beneficiaries, the Total Tag Along Beneficiaries or the Proportional Tag Along Beneficiaries, on the other hand, with respect to an Offered Price which includes Non-Cash Consideration, one or more of the Pre-emption Beneficiaries, the Total Tag Along Beneficiaries or the Proportional Tag Along Beneficiaries, as the case may be, shall notify the Transferor of such disagreement within ten (10) Business Days following receipt of the Transfer Notice. Upon receipt of such notification, the Transferor shall promptly request the judicial appointment of an expert in accordance with Article 1843-4 of the French Civil Code (Code civil) and any Pre-emption Right, Total Tag Along Right or Proportional Tag Along Right that may have been exercised prior thereto shall be deemed null and void. Within fifteen (15) Business Days from its appointment, the expert shall determine the Global Valuation and the valuation of the consideration for the Offered Securities (including the Non-Cash Consideration) and prepare and deliver to the Direct Parties a report setting forth the Global Valuation and the valuation of the consideration for the Offered Securities, which shall be final and binding upon the Parties if the Transferor wishes to proceed with the Transfer in accordance with Paragraph (h) below.

(l)
In the event that the Transferor does not file an application for the appointment of the expert with the Nanterre Commercial Court (Tribunal de commerce) within fifteen (15) as from the receipt of a notice of disagreement, it shall be deemed to have abandoned the contemplated Transfer described in the Transfer Notice.

(m)	All fees incurred by the expert in connection with his mission hereunder shall be borne:

(v)
where the consideration determined by the expert is equal to or lower than the consideration set forth in the Transfer Notice, by the Pre-emption Beneficiaries, the Total Tag Along Beneficiaries and/or the Proportional Tag Along Beneficiaries having requested the expert's nomination, pro-rata to their Imputed Holdings; or

(vi)	where the consideration as determined by the expert exceeds the consideration set forth in the Transfer Notice, by the Transferor.

(n)
Upon the delivery of the expert's report, should the Transferor wish to proceed with the Transfer, the Transferor shall provide the other Parties with a revised Transfer Notice updated to refer to the consideration determined by the expert, within ten (10) Business Days of receipt of the expert's report and the other Direct Parties shall be entitled to exercise any of their Pre-emption Rights, Proportional Tag Along Rights and Total Tag Along Rights if applicable to such Transfer in accordance with this Section 12.

12.5	Completion of a Transfer
If no Pre-emption Right is validly exercised with respect to a Transfer pursuant to Section 12.1 (for the avoidance of doubt, should one or several Pre-emption Rights be validly exercised, Section 12.1(h) shall apply), such Transfer of Securities shall be validly completed provided that:

(m)	the Total Tag Along Rights and/or the Proportional Tag Along Rights shall be either waived or complied with;

(n)
any and all documents required by applicable Laws in connection with such Transfer, such as the share transfer form, shall be duly executed and delivered by the relevant Persons within seventy-five (75) Business Days following the receipt of the Transfer Notice (except where an extension is necessary for antitrust clearance purposes), failing which such Transfer shall be deemed to be a new Transfer subject to a new Transfer Notice in accordance with the provisions of this Chapter II;

(o)
such Transfer shall be made on the same terms and conditions as those set forth in the Transfer Notice, failing which such Transfer shall be deemed to be a new Transfer subject to a new Transfer Notice in accordance with the provisions of this Chapter II; and

(p)	except in case of a Full Exit, any Transferee which is a Third Party shall execute an Instrument of Adherence.

12.6	Exercise of the Total Tag Along Right by the Lucas Shareholders

(f)
Subject to Paragraph (b) of this Section 12.6, if the Lucas Parties are entitled to exercise their Total Tag Along Rights pursuant to Section 12.2, the Lucas Representative may opt (by notification delivered to the other Parties prior to the expiry of the Exercise Period) for the Transfer by the Lucas Shareholders of all their Lucas Securities instead of the Transfer by the Lucas Parties of all their Securities, as if the Lucas Shareholders were the direct owners of the Securities held by the Lucas Parties.

(g)
If the Lucas Representative opts for such a direct exit of the Lucas Shareholders, the Direct Party which intends to complete a Transfer which would result in a Total tag Along Situation, if completed, shall use its best endeavors to allow such a direct exit of the Lucas Shareholders by obtaining from the Proposed Transferee the purchase of the Lucas Securities, provided that:

(xii)	none of the Lucas Parties is a Defaulting Party;

(xiii)	there are no significant liability on the balance sheet of any of the Lucas Parties;

(xiv)
the Lucas Shareholders make any reasonable representations and warranties as may be required by the Proposed Transferee with respect to the conduct of the business of the Lucas Parties (including the place of effective management of the Lucas Parties or the compliance by the Lucas Parties with their tax obligations);

(xv)
the Lucas Parties undertake to indemnify the Proposed Transferee for any loss resulting from undisclosed liabilities or from a breach or inaccuracy of the above mentioned representations and warranties and such obligation of indemnification shall be secured by cash collateral or a first demand guarantee issued by a first rank bank;

(xvi)	none of the Lucas Parties is involved in litigation proceedings with a Third Party or a Lucas Shareholders; and

(xvii)	100% of the Lucas Securities shall be delivered to the Proposed Transferee.

(h)
The price to be paid by the Proposed Transferee for the Lucas Securities shall be calculated by Transparency from the valuation of the Securities held by the Lucas Parties as determined by the rules set forth in Section 8 on the basis of the Global Valuation included in the Transfer Notice.

13.	INITIAL PUBLIC OFFERING

(r)
At any time after the expiration of the Standstill Period, provided that no Auction Bid Process shall have been initiated in the last twelve (12) months, (i) the Financial Investors, the Willis Parties, (ii) the Lucas Parties or (iii) the Gras Parties may propose to the other Shareholders to initiate an initial public offering on an Eligible Stock Exchange (an "IPO") as soon as reasonably practicable, subject to the Qualified Requisite Consent.

(s)
The Supervisory Board shall appoint a first ranked investment bank for the purpose of carrying out such IPO as sponsoring bank / lead manager and shall promptly notify the Direct Parties of its choice.

(t)
The Parties shall cooperate in good faith in order to complete the IPO as soon as reasonably practicable and shall procure that their nominees on the Supervisory Board approve any decisions as may be required by Law.

(u)
The Supervisory Board shall, after consultation of the Executive Committee, determine with the sponsoring bank (i) the definitive offering price for the Shares in the IPO and (ii) the number of new Shares to be issued by the Company (the "New Offered Shares"), if any, and the number of existing Shares proposed to be included in the IPO (the "Existing Offered Shares"), in accordance with applicable Laws and regulations.

(v)
The Supervisory Board shall notify each Direct Party of the number of New Offered Shares and the number of Existing Offered Shares that may be sold pursuant to the IPO and the proposed offering price and each Direct Party shall have the right to sell pursuant to such IPO a number of Shares equal to the product of (i) the number of the Existing Offered Shares and (ii) the fraction having as its numerator (x) the number of Shares held by such Direct Party on a Fully Diluted Basis (prior to any conversion of the Subordinated Convertible Bonds) and as its denominator (y) the total number of Shares on a Fully Diluted Basis (prior to any conversion of the Subordinated Convertible Bonds) prior to the issue of any New Offered Shares, subject to the customary lock-up agreements that may be required by the sponsoring bank(s) and/or the Governmental Authority monitoring the chosen Eligible Stock Exchange.

(w)
The Parties shall cooperate in good faith in order to enter into any underwriting and offering agreements which are required or customary for an IPO, and hereby acknowledge and agree that such agreements may include lock-up undertakings. It is specified that any undertakings under such agreements shall not be more restrictive for the Willis Parties than for the Financial Investors.

(x)	It is expressly agreed that it is the common intention of the Parties that the Company shall be the Group Company to be listed if the Supervisory Board decides to launch an IPO.

(y)
To the extent possible pursuant to applicable Laws, the Direct Parties undertake to take all Applicable Actions to merge the Lucas Parties into the Company in order to allow the Lucas Shareholders to take part to the IPO as if they were the direct owners of Securities, provided that:

(i)	none of the Lucas Parties is a Defaulting Party;

(ii)	there are no significant liability on the balance sheet of any of the Lucas Parties;

(iii)
the Lucas Shareholders make any reasonable representations and warranties as may be required by the Company with respect to the conduct of the business of the Lucas Parties (including the place of effective management of the Lucas Parties or the compliance by the Lucas Parties with their tax obligations);

(iv)
the Lucas Parties undertake to indemnify the Company for any loss resulting from undisclosed liabilities of the Lucas Parties or from a breach or inaccuracy of the above mentioned representations and warranties and such obligation of indemnification shall be secured by cash collateral or a first demand guarantee issued by a first rank bank; and

(v)	none of the Lucas Parties is involved in litigation proceedings with a Third Party or a Lucas Shareholders.

(z)	All fees and expenses in relation to the IPO (whether achieved or not achieved) shall be borne by the Company to the fullest extent permitted by applicable Law.

14.	LUCAS PARTIES' PUT OPTIONS

14.1	Conditions to the Put Options

(u)
In the event that Mr. Patrick Lucas is appointed as President in accordance with the provisions of Section 2.1, the Willis Parties, on the one hand, and the Financial Investors, on the other hand, (each, a "Put Options Grantor") undertake to grant for the benefit of each Lucas Party put options (collectively, the "Put Options"), pursuant to which each Lucas Party shall have the right (but not the obligation) to request the Transfer of all (and not part) of its Put Securities to each Put Options Grantor, in proportion to their respective Imputed Holdings and in accordance with the terms and conditions set forth in this Section 14, it being specified that the obligations of the Willis Parties under this Section 14 shall be irrevocably guaranteed by Willis Parent and that the obligations of TeamCo under this Section 14, in its capacity as Financial Investor, shall be irrevocably guaranteed by the Original Financial Investors.

(v)	The Put Options are only exercisable in case of a Cessation without Cause.

(w)	Each Lucas Party accepts the Put Options as options only, without any undertaking or obligation to exercise the Put Options.

14.2	Determination of the Base Put Value and Prices

(o)
In case of a Cessation without Cause, the Lucas Parties may at any time within fifteen (15) Business Days following the date of such Cessation send a written request to each Put Options Grantor and the Company in order to obtain the calculation of the Base Put Value and Prices by the Agreed 1592 Arbitrator, it being specified that for the purposes of the determination of the Base Put Value and Prices, the Company shall provide the Agreed 1592 Arbitrator with the appropriate Annual Accounts, unaudited accounts of the Company and BidCo and/or GSC's accounts as required under Schedule 1(B).

(p)
In the event that the Lucas Parties do not request a calculation of the Base Put Value and Prices within fifteen (15) Business Days following the date of a Cessation without Cause, they shall be deemed to have irrevocably waived their right to exercise the Put Options.

(q)
Should the Lucas Parties request such calculation within the fifteen (15) Business Day-period referred to in Paragraph (b) above, the Base Put Value and Prices shall be determined by the Agreed 1592 Arbitrator.

(r)
Should the Agreed 1592 Arbitrator be unable or not willing to perform this mission, an Appointed 1592 Arbitrator shall be appointed by the Président of the Nanterre Commercial Court (Tribunal de commerce) at the request of any of the Lucas Parties or any of the Put Options Grantors, whichever is the most diligent.

(s)
The 1592 Arbitrator shall determine the Base Put Value and Prices per type of Put Security within forty five (45) Business Days from his appointment and shall promptly and simultaneously notify the Lucas Parties and all of the Put Options Grantors thereof. This period for delivering a written report may be extended for up to thirty (30) Business Days for good cause by the mutual written consent of the

Lucas Parties and the Put Options Grantors or by the 1592 Arbitrator at his sole discretion.

(t)
In the absence of fraud or manifest error, the Base Put Value and Prices (including each item of the Base Put Equity Value other than "C" and the multiples K1 and K2) shall be final and binding upon the Lucas Parties and the Put Options Grantors. The Lucas Parties shall, and the Put Options Grantors shall, and shall take all Applicable Actions to cause the Company to, cooperate in good faith and furnish to the 1592 Arbitrator, as the case may be, any information and documents which such 1592 Arbitrator may reasonably require in connection with his mission.

14.3	Exercise of the Put Options.

(q)
At any time during a three month-period following the determination of the Base Put Value and Prices by the 1592 Arbitrator in accordance with Section 14.2 (the "Put Options Exercise Period"), the Lucas Parties shall have the right (but not the obligation) to exercise all (and not part of) the Put Options with respect to all (and not part of) their Put Securities.

(r)	It is expressly agreed that the Lucas Parties are not authorized to exercise a Put Option without simultaneously exercising all other Put Options.

(s)
The Lucas Parties shall exercise their Put Options by delivering a notice to each Put Options Grantor within the Put Options Exercise Period, failing which they shall be deemed to have irrevocably waived their rights under the Put Options and the Put Options will be null and void.

14.4	Completion of the Transfers upon exercise of the Put Options.

(i)
In case of exercise by the Lucas Parties of the Put Options in accordance with the terms of this Section 14, the Lucas Parties shall Transfer title to the Put Securities within twenty (20) Business Days following the receipt of the exercise notice referred to in Section 14.3(c) or at such later date as may be necessary to obtain any authorization or consent by a Governmental Authority (the "Put Options Completion Date") and the following provisions of this Section 14.4 shall apply.

(j)	Should an authorization or consent by a Governmental Authority be necessary under applicable Laws:

(vi)
the Put Options Grantors shall prepare and file as promptly as reasonably practicable after the receipt of the exercise notice referred to in Section 14.3(c) all necessary application, notices or requests with a view of obtaining such authorization or consent within eight (8) months as from the receipt of the exercise notice referred to in Section 14.3(c);

(vii)
the Company shall, and shall cause the other Group Companies to, fully cooperate with the Put Options Grantors and to supply as promptly as practicable any information or documentation with respect to the Group Companies that may be requested by any competent Governmental Authority;

(viii)
The Put Options Grantors shall keep the Lucas Parties and the Company regularly informed of the processing of these filings and promptly inform the Lucas parties and the Company if they become aware of anything that could result in the obtaining of such authorization or consent being delayed or denied;

(ix)	the Put Options Completion Date shall not occur later than ten (10) Business Days following the day on which such authorization is obtained or deemed to be obtained pursuant to Applicable Laws;

(x)
such authorization or consent shall be deemed not to have been obtained if it is obtained subject to the implementation of certain commitments of the Willis Entities or of the Financial Investors or their Affiliates (for instance, divestiture of activities);

(xi)
if (A) such authorization or consent is not obtained or is deemed not to have been obtained pursuant to Paragraph (v) above or has not been obtained or deemed to have been so obtained pursuant to Applicable Laws within six (6) months as from the receipt of the exercise notice referred to in Section 14.3(c) because there are market overlaps between the Group Companies, on the one hand, and the Willis Entities or the Financial Investors and their Affiliates, on the other hand, the Put Options granted by the Put Options Grantor with market overlaps shall lapse and such Put Options Grantor shall be under no obligation to acquire its portion of the Put Securities but the other Put Options Grantor shall remain bound to purchase its portion of the Put Securities subject to obtaining, if necessary, another authorization or consent from the competent Governmental Authority;

(xii)
if the Put Options Grantor with no market overlap is not authorized or deemed to be authorized to complete the acquisition of its portion of the Put Securities by the competent Governmental Authority pursuant to applicable Laws within twelve (12) months as from the receipt of the exercise notice referred to in Section 14.3(c), the Put Options granted by the Put Options Grantor with no market overlap shall lapse and the Put Options Grantor with no market overlap shall be under no obligation to acquire its portion of the Put Securities;

(xiii)
if, as a result of the foregoing, all or part of the Securities held by the Lucas Parties are not Transferred to the Put Options Grantors, a Final Put Equity Value (the "Frozen Value") shall be calculated in accordance with

Section 14.7 as if a Full Exit was completed twelve (12) months as from the receipt of the exercise notice referred to in Section 14.3(c) (the "Frozen Date");

(xiv)
in order to calculate this Frozen Value in accordance with the Schedule 1(B), the Lucas Parties shall select and appoint an Expert and the Put Option Grantors which were not authorized to acquire their portion of the Securities held by the Lucas Parties shall jointly select and appoint an Expert within five (5) Business Days as from the Frozen Date;

(xv)
the price of each type of non-Transferred Security (the "Frozen Prices") shall be calculated in accordance with the rules set forth in Section 8 on the basis of a Global Valuation equal to the Frozen Value;

(xvi)
in the context of a subsequent Full Exit, the Lucas Parties shall be allowed to Transfer their Securities which were not Transferred to the Put Options Grantors despite the exercise of the Put Options for their Frozen Prices;

(xvii)
if those Frozen Prices exceed the price that the Lucas Parties should have obtained for their Securities in the context of the Full Exit, this difference shall be deducted, in proportion to their respective Imputed Holdings, from the price to be paid to the Put Options Grantor(s) which was(were) not authorized to purchase Securities upon exercise of the Put Options;

(xviii)
if those Frozen Prices are below the price that the Lucas Parties should have obtained for their Securities in the context of the Full Exit, this difference shall be paid, in proportion to their respective Imputed Holdings, to the Put Options Grantor(s) which was(were) not authorized to purchase Securities upon exercise of the Put Options; and

(xix)
in order to give full effect to the foregoing, or every act of Transfer in the context of a Full Exit will as far as possible contain all useful provisions to permit the payment of the Frozen Prices to the Lucas Parties in consideration for their remaining Securities; in any event (i.e., even in the absence of express provision in such act), the Lucas Parties and the Put Options Grantors agree, for themselves, to take all necessary action to this effect and will proceed between them to conclude all agreements, all movements of funds and as the case may be all transfers of Securities which are necessary.

(k)
On the Put Options Completion Date, each Lucas Party shall deliver to each Put Options Grantor transfer forms (ordre de mouvement) with respect to the Put Securities respectively Transferred to each of them. In case of failure to deliver all of such forms, the Lucas Parties shall be deemed to have abandoned the contemplated Transfer and to have waived their rights under the Put Options.

(l)
The Lucas Parties shall only represent and warrant to each of the Put Options Grantors as of the Put Options Completion Date that they have good title to their Put Securities, and that the Put Securities are validly issued and free and clear from any Encumbrances.

(m)
The Lucas Parties shall not receive any consideration for their Put Securities on the Put Options Completion Date. The payment of the consideration for the Put Securities shall always be made after completion of a Full Exit in accordance with Section 14.7.

(n)
Each Put Options Grantor shall deliver to the Lucas Parties, on the Put Options Completion Date, pledges (nantissement de compte de titres) on the Put Securities to the benefit of the Lucas Parties, in order to secure the payment of the consideration for such Put Securities according to Sections 14.5 and 14.7. These pledges shall rank after the pledges on the Put Securities to be granted to the benefit of the Finance Parties pursuant to the Finance Documents and shall be automatically released in case of enforcement of the pledges on the Put Securities granted to the Finance Parties.

14.5	Final consideration for the Put Securities

(g)
Subject to Section 14.6 and Paragraph (b) of this Section 14.5, the final consideration to be paid by the Put Options Grantors for each Put Security upon exercise of the Put Options shall be equal to the Final Put Price of such type of Put Security.

(h)
In the event that, for any reason whatsoever, no Full Exit has been completed when this Agreement terminates, the Put Options Grantors shall pay to the Lucas Parties, for each Put Security, the Base Put Price of such type of Put Security by wire transfer of immediately available cleared funds within twenty (20) Business Days as from the termination of this Agreement.

14.6	Earn out

(l)
In the event of the exercise of the Put Options due to a Cessation without Cause and in case of a Full Exit paid in cash or Cash Equivalent within a nine (9) month-period from the Cessation, each of the Lucas Parties shall have the right to receive an earn-out (the "Put Earn-Out") equal to the difference between:

(iv)
the price that such Lucas Party would have received for its Put Securities if it had participated in such Full Exit, after deduction of its share of fees and expenses calculated in accordance with Section 7.2(f) above and deduction, as the case may be, of an amount (the "Put Escrow Amount") equal to the product of (A) the maximum liability specified in respect of the representations and warranties, if any, granted to the Transferee pursuant to such Full Exit, and (B) the pro-rata share of such representations and warranties for which it would have been responsible if it had participated in such Full Exit (such pro-rata share being calculated in accordance with Section 7.2(f)); and

(v)	the price to be paid to such Lucas Party pursuant to Section 14.5(a).

(m)
the Put Escrow Amount will be paid on the date of completion of the Full Exit to those of the Lucas Parties who provide the Put Options Grantors with first demand guarantees from first rank banks for the same amount.

(n)
Except for the Lucas Parties who provide the Put Options Grantors with first demand guarantees, each Put Escrow Amount shall be deposited with an escrow account opened in the books of a first rank bank for a duration as long as the longest time limitation regarding the representations and warranties granted to the Transferee pursuant to the Full Exit.

(o)
If the Put Options Grantors are obliged to indemnify the Transferee pursuant to the agreement relating to the Full Exit, they are expressly authorized, with respect to each of the Lucas Parties and in proportion to their respective Imputed Holdings, to call under the first demand guarantee or to take from the escrow account, as the case maybe, an amount corresponding to the product of (A) the amount of the evidenced loss suffered by the Transferee and (B) the share for which such Lucas Party would have been responsible if it had participated to the Full Exit.

(p)
At the expiry of the longest time limitation regarding the representations and warranties granted to the Transferee pursuant to the Full Exit, each first demand guarantee shall be released, each escrow account shall be released and the sums (including any interests and/or gains thereon) remaining on this account after payments made in accordance with Paragraph (d) above shall be paid to the Lucas Parties.

(q)	When held in escrow, each Put Escrow Amount shall be invested in liquid and short-term investment.

(r)	The Put Options Grantors shall use their commercially reasonable efforts to mitigate any claim or liability asserted by the Transferee pursuant to a Full Exit.

14.7	Determination of the Final Put Value and Prices and payment of the consideration for the Put Securities

(g)
In the event that Willis has not delivered Confirming Notifications or in the event that the Call Options or the Willis Put Options have not been exercised, the Put Options Grantors shall jointly notify the Lucas Parties of the possibility of a Full Exit at least thirty (30) Business Days prior to the completion of such Full Exit. Within five (5) Business Days as from such notification, the Lucas Parties shall select and appoint an Expert and the Put Options Grantors shall jointly select and appoint an Expert in order to perform the mission described in Schedule 1(B).

(h)	The Put Options Grantors shall jointly notify the Lucas Parties of the occurrence of the completion of a Full Exit at least ten (10) Business Days prior to such completion (the "Full Exit Notice").

(i)
The Full Exit Notice shall include the Put Options Grantors' calculation of the Final Put Value and Prices and, as the case may be, the Put Earn-Out and the Put Escrow Amount and shall be accompanied by all the supporting documentation (including the reports of the Experts, if any).

(j)
The Lucas Parties may request a verification of such calculation by sending a notice of verification to the Put Options Grantors within fifteen (15) Business Days following the receipt of the Full Exit Notice. If no notice of verification has been received by the Put Options Grantors within this fifteen (15) Business Day-period, the Final Put Value and Prices and, as the case may be, the Put Earn-Out and the Put Escrow Amount determined by the Put Options Grantors shall be final and binding upon the Lucas Parties and each Put Options Grantor shall pay to the Lucas Parties the Final Put Price for each of their Put Securities and the Put Earn-Out by wire transfers of immediately cleared funds within two (2) Business Days of the first payment in cash or Cash Equivalent to be received by such Put Options Grantor pursuant to the Full Exit described in the Full Exit Notice. In any case, the Put Escrow Amount shall be paid or released pursuant to Section 14.6.

(k)
If one of the Lucas Parties delivers a notice of verification in due time, the Final Put Value and Prices and, as the case may be, the Put Earn-Out and the Put Escrow Amount shall be determined by the Agreed 1592 Arbitrator. Should the Agreed 1592 Arbitrator be unable or not willing to perform this mission, an Appointed 1592 Arbitrator shall be appointed by the Président of the Nanterre Commercial Court (Tribunal de commerce) at the request of the Lucas Parties or any of the Put Options Grantors, whichever is the most diligent.

(l)
The 1592 Arbitrator shall determine the Final Put Value and Prices and, as the case may be, the Put Earn-Out and the Put Escrow Amount within forty five (45) Business Days from his appointment and shall promptly and simultaneously notify the Lucas Parties and the Put Options Grantors thereof. This period for delivering a written report may be extended for up to thirty (30) Business Days for good cause by the mutual written consent of the Lucas Parties and the Put Options Grantors or by the 1592 Arbitrator at its sole discretion. In the absence of fraud or manifest error, the 1592 Arbitrator's decision shall be final and binding upon the Lucas Parties and the Put Options Grantors.

(m)	The Lucas Parties shall, and the Put Options Grantors shall, and shall take all Applicable Actions to cause the Company to, cooperate in good faith and furnish to the 1592 Arbitrator, as the case may be, any information and documents which such 1592 Arbitrator may reasonably require in connection with his mission.

(n)
Each Put Options Grantor shall pay to the Lucas Parties the Final Put Price for each of their Put Securities and the Put Earn-Out by wire transfers of immediately cleared funds within two (2) Business Days of the latest of:

(i)	the first payment in cash or Cash Equivalent to be received by such Put Options Grantor pursuant to the Full Exit described in the Full Exit Notice; and

(ii)	the determination by the 1592 Arbitrator of the Final Put Value and Prices; and

(o)	In any case, the Put Escrow Amount shall be paid or released pursuant to Section 14.6.

14.8	Sale of securities issued by the Lucas Parties

(g)
Subject to Paragraph (d) of this Section 14.8, if the Lucas Parties have duly exercised their Put Options pursuant to this Section 14, the Lucas Representative may opt (by notification delivered to the Put Options Grantors within five (5) Business Days following the delivery by the Lucas Parties of exercise notice mentioned in Section 14.3(c)) for the Transfer by the Lucas Shareholders of all their Lucas Securities to the Put Options Grantors instead of the Transfer by the Lucas Parties of all their Put Securities to the Put Options Grantors, as if the Lucas Shareholders were the direct owners of the Put Securities held by the Lucas Parties.

(h)	Subject to the conditions set forth in this Section 14.8, the Put Options Grantors shall use their best endeavors to allow such a direct exit either:

(i)	by acquiring the Lucas Securities in proportion to their respective Imputed Holdings, provided that:

(A)
the Lucas Parties shall previously create Lucas Parties organized under the Laws of France and complete among Lucas Parties Transfers of Put Securities so that the Lucas Parties organized under the Laws of France hold the number of Put Securities which shall be purchased by the Financial Investors and the Lucas Parties organized under the Laws of other jurisdictions hold the number of Put Securities which shall be purchased by the Willis Parties,

(B)	the Financial Investors shall acquire the Lucas Securities issued by the Lucas Parties organized under the Laws of France, and

(C)	the Willis Parties shall acquire the Lucas Securities issued by the Lucas Parties organized under the Laws of other jurisdiction;

(ii)
or, to the extent possible under applicable Laws, by merging the Lucas Parties into the Company in which case the Put Options Completion shall be delayed in order to implement such mergers prior to it, it being specified that the other Direct Parties undertake, to the extent permitted by applicable Laws, to take all Applicable Actions in order to approve such mergers.

(i)	If the alternative set forth in Paragraph (b)(i) of this Section 14.8 can be implemented:

(vi)
the price to be paid by a Put Option Grantor for the Lucas Securities issued by a Lucas Party shall be calculated by Transparency on the basis of the Final Put Price of each of the Put Securities held by such Lucas Party increased, as the case may be, by the portion of the Put Earn-Out to be paid in relation to such Put Securities;

(vii)	each of the Lucas Shareholders shall be bound to sell their Lucas Securities to the appropriate Put Options Grantor; and

(viii)
each Put Options Grantor shall deliver, on the Put Options Completion Date, to each of the Lucas Shareholders a pledge (nantissement de compte de titres) on the Put Securities sold by such Lucas Shareholder to such Put Options Grantor, in order to secure the payment of the consideration for such Put Securities according to Paragraph (i) above.

(j)	The rights of the Lucas Shareholders under this Section 14.8 shall not apply if:

(vi)	any of the Lucas Parties is a Defaulting Party; or

(vii)	there are significant liabilities on the balance sheet of any of the Lucas Parties; or

(viii)
the Lucas Shareholders refuse to make any reasonable and customary representations and warranties which may be required by the Willis Put Grantors or the Company to the conduct of the business of the Lucas Parties (including the place of effective management of the Lucas Parties or the compliance by the Lucas Parties with their tax obligations); or

(ix)
the Lucas Parties refuse to undertake to indemnify the Willis Put Grantors or the Company for any loss resulting from undisclosed liabilities of the Lucas Parties or from a breach or inaccuracy of the above mentioned representations and warranties or to secure such obligation of indemnification by cash collateral or a first demand guarantee issued by a first rank bank; or

(x)	Any of the Lucas Securities is not delivered to the Willis Put Grantors or exchanged against Securities.

14.9	Miscellaneous

(d)
Each Put Options Grantor expressly acknowledges and agrees that forced execution of the Put Options may be requested and hereby irrevocably waives its right under Article 1142 of the French Civil Code (Code civil).

(e)
Should the first payment in cash or Cash Equivalent received by a Put Options Grantor pursuant to a Full Exit be insufficient to fulfill its payment obligations under the Put Options, the said Put Options Grantor shall allocate in priority any further payments in cash or Cash Equivalent received pursuant to a Full Exit to the payment of the price for the Put Securities within (2) Business Days of each further payment until its obligations under the Put Options and the Conditional Sale are fulfilled.

(f)
The Lucas Parties shall have the same rank with respect to the payment of the consideration for the Put Securities. Accordingly, in the situation described in Paragraph (b) of this Section 14.8(a), each Put Options Grantor shall allocate the cash or the Cash Equivalent it received among the Lucas Parties pro-rata the price they are supposed to receive eventually for their Put Securities in accordance with Section 14.7.

(g)
All fees incurred by the 1592 Arbitrator in connection with his mission(s) under this Section 14 shall be borne by the Lucas Parties and the Put Options Grantors pro-rata to their respective Imputed Holdings.

CHAPTER III
TRANSACTIONS ON CAPITAL

15.	ANTI-DILUTION PROTECTION.

(u)
In the event that the Company proposes to issue any Shares or Securities at any time following the date of this Agreement (the "New Securities"), each Direct Party shall have the right, but not the obligation, to subscribe to such New Securities for its pro-rata portion in the Company's share capital (calculated by dividing the number of Shares held by such Direct Party immediately prior to the issuance of the New Securities by the number of all outstanding Shares at that date), except for Securities issued (i) pursuant to a stock option plan, within a global limit of one percent (1%) of the share capital of the Company, (ii) upon conversion or exercise of any existing Securities, or (iii) in connection with an IPO.

(v)
To this effect, no later than thirty (30) Business Days prior to the consummation of such transaction (the "New Issuance"), the Company shall deliver a written notice (the "New Issuance Notice") to each Direct Party, which shall set forth (i) the date or dates on which such New Issuance is proposed to occur (which shall be no earlier than thirty (30) Business Days from the date the New Issuance Notice is delivered), (ii) the aggregate number of New Securities proposed to be issued, (iii) the amount and form of the consideration for which the Company proposes to issue such New Securities and (iv) the other terms and conditions of the New Securities and the New Issuance.

(w)
Within fifteen (15) Business Days of delivery of the New Issuance Notice, each Direct Party may elect to purchase some or all of its pro rata portion of the New Securities by delivering a written notice (a "New Issuance Election Notice") setting forth the number of New Securities representing some or all of such Direct Party's pro rata portion that such Direct Party agrees to subscribe for. If any Direct Party fails, within such fifteen (15) Business Day period, to deliver a New Issuance Election Notice, it shall be deemed to have waived its pre-emptive right to such New Securities and the other Direct Parties shall have the right to purchase some or all of the pro-rata portion of such failing Direct Party within an additional fifteen (15) Business Day Period. If the total number of the Securities that the other Direct Parties wish to subscribe for represents more than the pro-rata portion of the failing Direct Party, each Direct Party shall subscribe for a number of Securities determined in accordance with Section 12.1(c) mutatis mutandis.

16.	RECAPITALIZATION
In the event of a leveraged recapitalization, the Vendors Bonds shall be repaid in priority, each holder of Vendors Bonds having the right to have the same proportion of Vendors Bonds repaid.

If some of the holders of Vendors Bonds do not wish to have their Vendors Bonds repaid, the Direct Parties will take all Applicable Actions in order to allow the other holders of Vendors Bonds to have a higher proportion of their Vendors Bonds repaid.

17.	WILLIS CORREDURIA

17.1	[Reserved]

17.2	Distribution of Willis Correduria's profits

(i)
The Willis Parties undertake to ensure that, each accounting year, Willis Correduria shall distribute to the Group Companies holding Correduria Minority Shares an annual dividend (the "Correduria Annual Dividend") equal in aggregate to the product of (i) the Correduria Ratio and (ii) the net consolidated results of Willis Correduria for the previous accounting year.

(j)
In that purpose, the Willis Parties shall ensure that the necessary distributions by the Subsidiaries of Willis Correduria are made so that Willis Correduria has, each year, no later than June 30, a total amount of distributable profits and/or reserves pursuant to applicable Laws at least equal to the Correduria Annual Dividend.

(k)
Willis Correduria's net consolidated results shall be based on Willis Correduria's consolidated audited financial accounts prepared in accordance with Spanish GAAP applied in a manner consistent with past practices.

(l)	The Correduria Annual Dividend shall be paid each accounting year no later than June 30th.

(m)	[Reserved]

(n)
If the Call Options are exercised or if the Willis Put Options are exercised, the Correduria Annual Dividend to be paid in 2016 on the basis of the 2015 Willis Correduria's consolidated audited financial accounts shall be included in the "ICG 2016 Aggregate" of the Final Call Equity Value and be the last Correduria Annual Dividend to be paid to the Group Companies pursuant to this Section 17.2.

(o)
If the Call Options are waived by the Willis Parties in 2015 or if neither the Call Options nor the Willis Put Options are exercised in 2015, the last Correduria Annual Dividend to be paid to the Group Companies pursuant to this Section 17.2 shall be the Correduria Annual Dividend to be paid on the year of exercise of the Correduria Put or of the Correduria Call.

(p)
For purely illustrative purposes, the following calculation illustrates what would have been the Correduria Annual Dividend to be paid in 2009 based on the Willis Correduira's 2008 consolidated audited accounts:

Correduria Annual Dividend = Correduria Ratio x net consolidated results for 2008
Correduria Annual Dividend = 23.0% x €17,317,229.00
Correduria Annual Dividend = €3,982,963.00

17.3	Correduria Put and Call

(s)
Willis Europe shall have the right to purchase (the "Correduria Call") from Gras Savoye, GS Eurofinance and/or any other Group Company holding Correduria Minority Shares, which shall have an option to sell (the "Correduria Put") to Willis Europe, all but not less than the Correduria Minority Shares in accordance with the terms and conditions set forth in this Section 17.3.

(t)	The Company undertakes to cause any Group Company which may hold Correduria Minority Shares to comply with the Correduria Call.

(u)
Willis Europe accepts the Correduria Call as an option only, without any undertaking or obligation to exercise it. Gras Savoye, GS Eurofinance and the Company, on behalf of any other Group Company which may hold Correduria Minority Shares, accept the Correduria Put as an option only without any undertaking or obligation to exercise it.

(v)
The Correduria Call and the Correduria Put will be exercisable only if the Call Options and the Willis Put Options are not exercised. Accordingly, the Correduria Call and the Correduria Put will be exercisable at any time during an eighteen (18) month-period (the "Correduria Exercise Period") following:

(i)	May 1st, 2015 if the Willis Parties do not send Confirming Notifications pursuant to Section 10.3; or

(ii)	June 16, 2016, if the Willis Parties do send Confirming Notifications but do not exercise the Call Options in 2016 and the Willis Call Grantors do not exercise their Willis Put Options.

(w)
Willis Europe shall exercise the Correduria Call by delivering a notice to Gras Savoye, GS Eurofinance and any other Group Company holding Correduria Minority Shares within the Correduria Exercise Period, failing which it shall be deemed to have irrevocably waived its rights under the Correduria Call and the Correduria Call will be null and void.

(x)
Gras Savoye, GS Eurofinance and any other Group Company holding Correduria Minority Shares shall exercise the Correduria Put by delivering a notice to Willis Europe within the Correduria Exercise Period, failing which they shall be deemed to have irrevocably waived their rights under the Correduria Put and the Correduria Put will be null and void.

(y)
If the Correduria Call and the Correduria Put have not been exercised yet on January 1st, 2017, an Expert shall be selected and appointed by the Willis Parties and an Expert shall be selected and appointed by the Company no later than January 30, 2017.

(z)
Upon exercise of the Correduria Call or upon exercise of the Correduria Put, the consideration to be paid for all the Correduria Minority Shares shall be equal to the product of (i) the Correduria Ratio and (ii) the Correduria Equity Value (the "Correduria Price").

(aa)
The Correduria Equity Value shall be calculated on the basis of the two last Willis Correduria's consolidated audited financial accounts available at the time of the exercise of the Correduria Call or Correduria Put (i.e., N and N-1 Ebitda).

(bb)
If Willis Europe exercises the Correduria Call, its exercise notice shall include its calculation of the Correduria Price and shall be accompanied by all the supporting documentation (including the reports of the Experts, if any). If the Correduria Put is exercised first, within fifteen (15) Business Days as from its receipt of the last exercise notice, Willis Europe shall notify Gras Savoye, GS Eurofinance and any other Group Company holding Correduria Minority Shares of its calculation of the Correduria Price accompanied by all the supporting documentation (including the reports of the Experts, if any).

(cc)
Gras Savoye, GS Eurofinance and any other Group Company holding Correduria Minority Shares may request a verification of the calculation made by Willis Europe by sending it a notice of verification within ten (10) Business Days following the receipt of the calculation made by Willis Europe. If no notice of verification has been received by Willis Europe within this ten (10) Business Day-period, the Correduria Price shall be final and binding upon Gras Savoye, GS Eurofinance and any other Group Company holding Correduria Minority Shares.

(dd)
If any of Gras Savoye, GS Eurofinance and the other Group Companies holding Correduria Minority Shares delivers a notice of verification in due time, the Correduria Price shall be determined by the Agreed 1592 Arbitrator. Should the Agreed 1592 Arbitrator be unable or not willing to perform this mission, an Appointed 1592 Arbitrator shall be appointed by the Président of the Nanterre Commercial Court (Tribunal de commerce) at the request of Willis Europe or any of Gras Savoye, GS Eurofinance and the other Group Companies holding Correduria Minority Shares, whichever is the most diligent.

(ee)
The 1592 Arbitrator shall determine the Correduria Price within thirty (30) Business Days from his appointment and shall promptly and simultaneously notify Willis Europe, Gras Savoye, GS Eurofinance and any other Group Company holding

Correduria Minority Shares thereof. In the absence of fraud or manifest error, the 1592 Arbitrator's decision shall be final and binding upon Willis Europe, Gras Savoye, GS Eurofinance and any other Group Company holding Correduria Minority Shares.

(ff)
Willis Europe, Gras Savoye, GS Eurofinance and any other Group Company holding Correduria Minority Shares shall, and Willis Europe shall cause Willis Correduria to, cooperate in good faith and furnish to the 1592 Arbitrator, as the case may be, any information and documents which such 1592 Arbitrator may reasonable require in connection with his mission.

(gg)	The sale of the Correduria Minority Shares to Willis Europe shall be completed ten (10) Business Days as from the date on which the Correduria Price becomes final and binding. On such completion date:

(vi)
Gras Savoye, GS Eurofinance and any other Group Company holding Correduria Minority Shares shall sign all documents and take all other actions necessary under Spanish Laws to enable Willis Europe to become the registered and beneficial owner of the Correduria Minority Shares; and

(vii)	Willis Europe shall pay the Correduria Price by wire transfers of immediately cleared funds to the account(s) designated by the Company five (5) Business Days prior to such completion date.

(hh)
All Correduria Minority Shares sold pursuant to this Section 17.3 shall be sold with full title guarantee, free and clear from any Encumbrance and with all rights attaching to the Correduria Minority Shares on the date of completion.

(ii)
Willis Europe may substitute any Willis Entity as beneficiary of the Correduria Call or as grantor of the Correduria Put, the obligations of Willis Europe, any other Willis Parties and any substituted Willis Entity under this Section 17.3 being irrevocably guaranteed by Willis Parent.

(jj)
Willis Europe, Gras Savoye, GS Eurofinance and the Company on behalf of any other Group Company holding Correduria Minority Shares expressly acknowledge and agree that forced execution of the Correduria Call and the Correduria Put may be requested and hereby irrevocably waive their rights under Article 1142 of the French Civil Code (Code civil).

(kk)	All fees incurred by the 1592 Arbitrator in connection with his mission under this Section 17.3 shall be borne:

(i)	where the Correduria Price determined by the 1592 Arbitrator is equal or lower to the Correduria Price calculated by Willis Europe, by the Group Companies; and

(ii)	where the Correduria Price determined by the 1592 Arbitrator exceeds the Correduria Price Calculated by Willis Europe, by Willis Europe.

CHAPTER IV
MISCELLANEOUS

18.	COMPLIANCE WITH LAWS
The Direct Parties will use their respective best endeavors to procure that the Group shall comply with all applicable Laws.

19.	NON COMPETE AND NON SOLICITATION
The covenants and undertakings of the Parties under this Section 19 are made for the sole benefit of the Company, who accepts such benefit by signing this Agreement. By signing this Agreement, the Company also accepts to be bound by its covenants and undertakings made for the benefit of Willis Parent under this Section 19.

19.1	Willis Parties' Undertakings

(ll)
As long as the Willis Parties hold Securities and, thereafter, for a period ending on the second anniversary of the termination of their holding of Securities, the Willis Parties and Willis Parent shall not, and Willis Parent shall cause the other Willis Entities not to, with respect to territories where Group Companies have operations and in which the Willis entities do not already have operations, set up, buy or establish, directly or through any of their Affiliates, for themselves or on behalf of or in conjunction with any Person, as a director, shareholder, partner, investor, advisor, consultant or otherwise, competing Business Activities, provided that if the Control of the Company is acquired by a Competitor prior to the second anniversary of the termination of Willis Parties' holding of Securities, upon completion of this change of Control, the Willis Parties and Willis Parent shall be automatically released from their undertakings under this Paragraph (a) and, therefore, subject to Paragraph (c) below, the Willis Entities shall have the right to set up a new business in any country where the Group Companies carry out their Business Activities.

(mm)
Notwithstanding the foregoing and any other provision to the contrary, in the event that a Competitor takes over Control of Willis Parent, prior to the second anniversary of the termination of Willis Parties' holding of Securities, this Competitor and the Persons who already were such Competitor's Affiliates prior to the completion of this change of Control, shall not be regarded as Willis Entities for the purposes of this Section 19. Accordingly, the Willis Parties shall not be responsible under Paragraph (a) of this Section 19.1 if, after completion of this change of Control of Willis Parent, this Competitor and the Persons who already were such Competitor's Affiliates prior to the completion of such change of Control, engage or continue to participate in any Business Activities in any country where the Group Companies carry out their Business Activities, provided that, for a period ending on the second anniversary of the termination of Willis Parties holding of Securities, this Competitor and the Persons who already were such Competitor's Affiliates prior to the completion of such change of Control, do not, directly or through any of their Affiliates, whether for their account or for the account of any other Person, solicit or endeavor to entice away from the Group Companies any Person:

(i)	who is employed by or otherwise engaged to perform services for the Group Companies; or

(ii)	who is or was within the most recent twelve (12) month period, a customer or a client of the Group Companies;

(iii)	in particular, by attempting to influence, persuade or induce the above mentioned Persons to give up employment or a business relationship with the Group Companies.

(nn)
As long as the Willis Parties hold Securities and, thereafter, for a period ending on the second anniversary of the termination of their holding of Securities, and for the avoidance of doubt even in the case where the Control of the Company is acquired by a Competitor, the Willis Parties and Willis Parent shall not, and Willis Parent shall cause the other Willis Entities not to, directly or through any of their Affiliates, whether for their account or for the account of any other Person, solicit or endeavor to entice away from the Group Companies any Person (i) who is employed by or otherwise engaged to perform services for the Group Companies or (ii) who is or was within the most recent twelve (12) month period, a customer or a client of the Group Companies, in particular by attempting to influence, persuade or induce the above mentioned Persons to give up employment or a business relationship with the Group Companies.

(oo)
For the avoidance of doubt, notwithstanding Section 20.10, in case of termination of this Agreement as a result of the completion of all the Transfers resulting from the exercise by Willis of its Call Options or the exercise by the Willis Call Grantors of the Willis Put Options in accordance with Section 10, the undertakings of Willis Parent and the Willis Parties under this Section 19.1 shall automatically terminate.

19.2	Reciprocal Obligations of Willis Parent and the Company

(p)	if the Control of the Company is acquired by a Competitor and the Willis Parties have ceased to hold Securities prior to, or in the context of, this change of Control:

(i)
Willis Parent shall, and shall cause the Willis Entities to, continue to service the clients of the Group Companies in accordance with the Willis Global Network Rules, unless directed not to do so by those clients, for a period ending on the first anniversary of the termination of Willis Parties' holding of Securities;

(ii)
The Company shall, and shall cause the Group Companies to, continue to service the clients of the Willis Entities in accordance with the Willis Global Network Rules, unless directed not to do so by those clients, for a period ending on the first anniversary of the termination of Willis Parties' holding of Securities.

(q)	If the Willis Parties cease to hold Securities and the Control of the Company is not acquired by a Competitor:

(i)
Willis Parent shall allow the Group Companies to remain members of the Willis Global Network in accordance with the Willis Global Network Rules for a period ending on the second anniversary of the termination of Willis Parties' holding of Securities;

(ii)
if the Group Companies wish to leave the Willis Global Network before the second anniversary of the termination of Willis Parties' holding of Securities, the Company shall give a minimum of twelve (12) months prior written notice to Willis Parent;

(iii)
for a period ending on the earlier of the second anniversary of the termination of Willis Parties' holding of Securities or the expiration date of the above mentioned notice period, Willis Parent shall, and shall cause the Willis Entities to, continue to service the clients of the Group Companies in accordance with the Willis Global Network Rules, unless directed not to do so by those clients;

(iv)
for a period ending on the earlier of the second anniversary of the termination of Willis Parties' holding of Securities or the expiration date of the above mentioned notice period, the Company shall, and shall cause the Group Companies to, continue to service the clients of the Willis Entities in accordance with the Willis Global Network Rules, unless directed not to do so by those clients;

(r)
In the event that a Willis Entity acquires the Control of an Entity which has Subsidiaries established in territories where the Group Companies are established on the date hereof, to the extent that it is reasonably practicable, Willis Parent and the Company will use their best endeavors to ensure that the interests in such Subsidiaries are purchased by the appropriate Group Companies for a reasonable market value, at all times ensuring that such action complies fully with any applicable competition Laws. When the Supervisory Board is consulted on a transaction whereby a Willis Entity would sell part or all of its interest in a competing Subsidiary to a Group Company in accordance with this Paragraph (c), Class 1A Members shall have no voting rights.

(s)	In the event that a Group Company acquires the Control of an Entity which has Subsidiaries carrying out Business Activities in countries where the Willis Entities are carrying out Business Activities on the date hereof, to the extent that it is reasonably practicable, Willis Parent and the Company will use their best endeavors to ensure that the interests in such Subsidiaries are purchased by the appropriate Willis Entities for a reasonable market value, at all times ensuring that such action complies fully with any applicable competition Laws.

19.3	Financial Investors' Undertakings

(k)
As long as a Financial Investor holds Securities, it shall not, directly or through its Affiliates, with respect to territories where Group Companies have operations, participate or engage, as a shareholder or investor in any Entity carrying Business Activities in competition with the Group and representing more than 10% of the consolidated turnover of the Group, without giving the Company a right of first refusal (droit de préférence) to proceed with any such acquisition on same terms and conditions.

(l)
As long as a Financial Investor holds Securities and, thereafter, for a period ending on the second anniversary of the termination of its holding of Securities, each Financial Investor shall not, directly of through one of its Affiliates carrying out Business Activities in competition with the Group and representing more than 10% of the consolidated turnover of the Group (except if the Company has not exercised its right of first refusal, as stated in Paragraph (a)of this Section 19.3), solicit or endeavor to entice away from the Group Companies any Person (i) who is employed by or otherwise engaged to perform services for the Group Companies or (ii) who is or was within the most recent twelve (12) month period, a customer or a client of the Group Companies, in particular by attempting to influence, persuade or induce the above mentioned Persons to give up employment or a business relationship with the Group Companies.

19.4	Lucas Parties' Undertakings

(h)
As long as the Lucas Parties are holding Securities and, thereafter, for a period ending on the second anniversary of the termination of their holding of Securities, they undertake, and shall cause the Lucas Shareholders, not to participate or engage, directly or through any of their Affiliates, for themselves or on behalf of or in conjunction with any Person, as an executive, director, shareholder, partner, investor, advisor, consultant or otherwise in any Business Activities (other than duties within the Group Companies).

(i)
Notwithstanding the foregoing, Mr. Patrick Lucas shall be entitled to accept appointment, solely in a non-executive capacity, as a member of the board or supervisory board of an insurance company in France, provided always that the principal business of such insurance company is not the conduct of Business Activity.

(j)
As long as the Lucas Parties are holding Securities and, thereafter, for a period ending on the second anniversary of the termination of their holding of Securities, they further undertakes, and shall cause the Lucas Shareholders, not to, directly or through any of their Affiliates, whether for their account or for the account of any other Person, solicit or endeavor to entice away from the Group Companies any Person (i) who is employed by or otherwise engaged to perform services for the Group Companies or (ii) who is or was within the most recent twelve (12) month period, a customer or a client of the Group Companies, in particular by attempting to influence, persuade or induce the above mentioned Persons to give up employment or a business relationship with the Group Companies.

19.5	Gras Parties' Undertakings

(i)
As long as the Gras Parties are holding Securities and, thereafter, for a period ending on the second anniversary of the termination of their holding of Securities, they undertake, and shall cause the Gras Shareholders, not to participate or engage, directly or through any of their Affiliates, for themselves or on behalf of or in conjunction with any Person, as an executive, director, shareholder, partner, investor, advisor, consultant or otherwise in any Business Activities (other than duties within the Group Companies).

(j)
As long as the Gras Parties are holding Securities and, thereafter, for a period ending on the second anniversary of the termination of their holding of Securities, they further undertakes, and shall cause the Gras Shareholders, not to, directly or through any of their Affiliates, whether for their account or for the account of any other Person, solicit or endeavor to entice away from the Group Companies any Person (i) who is employed by or otherwise engaged to perform services for the Group Companies or (ii) who is or was within the most recent twelve (12) month period, a customer or a client of the Group Companies, in particular by attempting to influence, persuade or induce the above mentioned Persons to give up employment or a business relationship with the Group Companies.

19.6	Other Parties' Undertakings

(f)
As long as a Direct Party (other than the Willis Parties, the Financial Investors, the Lucas Parties and the Gras Parties) is holding Securities, it undertakes not to participate or engage, directly or through any of its Affiliates, for itself or on behalf of or in conjunction with any Person, as an executive, director, shareholder, partner, investor, advisor, consultant or otherwise, in any Business Activities.

(g)
If a Direct Party (other than the Willis Parties, the Financial Investors, the Lucas Parties and the Gras Parties) ceases at any time to hold any Securities, the Supervisory Board (by the affirmative vote of a simple majority of the Supervisory Board Members present or represented at a duly convened meeting) may require such Direct

Party to undertake that for a period ending on the third anniversary of the termination of its holding of Securities and with respect to territories where Group Companies have operations, such Direct Party shall not, at any time during that period, participate or engage, directly or through any of its Affiliates, for itself or on behalf of or in conjunction with any Person, in any Business Activities.

(h)
Each Direct Party (other than the Willis Parties, the Financial Investors, the Lucas Parties and the Gras Parties) further undertakes that for a period ending on the third anniversary of the termination of its holding of Securities, not to, directly or through any of its Affiliates, whether for its account or for the account of any other Person, solicit or endeavor to entice away from the Group Companies any Person (i) who is employed by or otherwise engaged to perform services for the Group Companies or (ii) who is or was within the most recent twelve (12) month period, a customer or a client of the Group Companies, in particular by attempting to influence, persuade or induce the above mentioned Persons to give up employment or a business relationship with the Group Companies.

20.	MISCELLANEOUS

20.1	Lucas Representative

(t)
The Lucas Shareholders shall act exclusively through a single representative (the "Lucas Representative") appointed to act on their behalf in connection with any matter arising out of this Agreement, including, but not limited to, (i) exercising any of their rights under this Agreement, (ii) negotiating, proposing and/or accepting any Amendments to this Agreement, (ii)  receiving any notices required or appropriate under this Agreement, (iii) delivering any notices, consents, approvals or waivers required or appropriate under this Agreement (as determined in the reasonable judgment of the Lucas Representative) and (iv) handling, contesting, disputing, compromising, adjusting, settling or otherwise dealing with any and all claims by or against or disputes with the other Parties or Ancillary Parties under this Agreement.

(u)
Each of the Lucas Shareholders hereby irrevocably appoints Lucaslux as the initial Lucas Representative. If Lucaslux shall cease to be able to act as the Lucas Representative for any reason whatsoever, the Lucas Shareholders shall promptly appoint by a simple majority vote another Lucas Party to act as the new Lucas Representative and shall promptly deliver to the Agreement Manager and each other Parties within ten (10) Business Days a copy of a written acceptance of appointment by the Lucas Party appointed to act as the new Lucas Representative.

20.2	Accession
Except in connection with a Full Exit or an IPO or with any pledge referred to in Section 9.1(e) or the enforcement of such pledge, any Transferee of Securities or any Transferee of

Lucas Securities which is not a Party to this Agreement shall upon consummation of, and as a condition to, such Transfer (including a Permitted Transfer) execute and deliver to the Company (which the Company shall then forthwith copy and deliver to all the Parties) an Instrument of Adherence in the form attached at Schedule 20.2, pursuant to which it agrees to be bound by the terms of this Agreement and such Transferee shall thereafter be deemed to be a Party with rights and obligations under this Agreement determined as follows:

(m)
in the event that the Transferee is a Transferee of Securities and an Affiliate of the Financial Investors, such Transferee shall become a Direct Party to this Agreement with the same rights and obligations as any other Financial Investors, irrespective of the identity of the Transferor;

(n)
in the event that the Transferee is a Transferee of Securities and a Willis Entity, such Transferee shall become a Direct Party to this Agreement with the same rights and obligations as any other Willis Party, irrespective of the identity of the Transferor;

(o)
in the event that the Transferee is a Transferee of Securities and a Lucas Entity, such Transferee shall become a Direct Party to this Agreement with the same rights and obligations as any other Lucas Party, irrespective of the identity of the Transferor;

(p)
in the event that the Transferee is a Transferee of Lucas Securities and is an Estate Entity, a Trust or a Relative of an Original Lucas Shareholder, such Transferee shall become a Party to this Agreement with the same rights and obligations as any other Lucas Shareholder;

(q)
in the event that the Transferee is a Transferee of Securities and a Gras Entity, such Transferee shall become a Direct Party to this Agreement with the same rights and obligations as any other Gras Party, irrespective of the identity of the Transferor; and

(r)
in the event that the Transferee is a Transferee of Securities and neither an Affiliate of a Financial Investor, nor a Willis Entity, nor a Lucas Entity, nor a Gras Entity, such Transferee shall become a Direct Party to this Agreement with the rights and obligations of any Direct Party which is neither a Financial Investor, nor a Willis Party, nor a Lucas Party, nor a Gras Party;

20.3	Agreement Manager
The Parties appoint the Company as Agreement Manager, and the Company accepts the position, which involves the duty of ensuring compliance with the provisions of the Agreement by the Parties. The Company's responsibilities as Agreement Manager shall be performed by the Supervisory Board. In its capacity as Agreement Manager, the Supervisory Board shall refuse to register any Transfer that has not been performed in compliance with the provisions of this Agreement. The Supervisory Board shall provide any Direct Party, as soon as possible, upon their first demand, with an updated list of all Shareholders and of all holders of any other Securities.

20.4	Affiliates
Any Direct Party and its Affiliates holding Shares or any other Securities in the Company shall act on a collective basis for all purposes of this Agreement as if they collectively constituted a single Direct Party, including for the purpose of exercising any rights benefiting any Direct Party pursuant to the terms of this Agreement.

20.5	Confidentiality
The covenants and undertakings of the Parties and Ancillary Parties under this Section 20.5 are also made for the benefit of the Company, who accepts such benefit by signing this Agreement.

(i)
This Agreement and all information and material supplied to or received by any Party or any Ancillary Party which is by its nature confidential or intended to be for the knowledge of the recipients only (the "Information"), is and shall remain confidential and no Party or Ancillary Party shall disclose any Information to any Third Party.

(j)	Notwithstanding the foregoing, the following disclosures are permitted under the circumstances and conditions described below:

(iii)
a Party or an Ancillary Party shall be able to disclose the Information to its shareholders (except for the Mancos or if the Party or Ancillary Party is a listed company), directors, employees and professional advisers who are advised of the confidential nature of such Information and agree to keep it confidential;

(iv)
in the event a disclosure of Information is required by applicable Law to be made by a Party or Ancillary Party, such Party or Ancillary Party shall notify the other Parties or Ancillary Parties of such obligation prior to making such disclosure and shall use its commercially reasonable endeavors to consult in good faith with the other Parties and Ancillary Parties to take into account the reasonable requirements of such Parties and Ancillary Parties as to the timing, content and manner of making such disclosure;

(v)	the Parties or the Ancillary Parties shall be able to disclose all or part of the Information to an expert or arbitrator appointed in accordance with this Agreement; and

(vi)	if a Party seeks to Transfer any of its Securities to a Person not Party to this Agreement, the Party proposing to Transfer the Securities shall be able to disclose the Information to the extent that the proposed Transferee and the relevant Party enter into a confidentiality agreement whereby the proposed Transferee undertakes (A) to be bound by the terms of this Section 20.5, (B) to use the Information only to evaluate the potential Transfer of the Securities and (C) not to, whether for its account or for the account of any other Third Party, solicit or endeavor to entice away from the Group Companies any Person who is employed by or otherwise engaged to perform services for the Group Companies, a customer or a client of the Group Companies, provided that the relevant Party shall be duly kept informed, be provided with a copy of, and benefit from, the obligations assumed by that proposed Transferee under this confidentiality agreement.

(k)
The Parties and the Ancillary Parties shall make those of their shareholders, limited partners, directors, employees and professional advisers who have access to Information aware of the provisions of this Section 20.5.

(l)
The obligations for each Party under this Section 20.5 shall remain in force with respect to any Party which ceases to hold any Securities for a period of two (2) years from the date upon which such Party ceases to hold the Securities.

(m)	The obligations for the Ancillary Parties other than Willis Parent under this Section 20.5 shall remain in force for a period of two (2) years from the date upon which this Agreement terminates.

20.6	Severability
If any provision of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstance shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity, inoperability or unenforceability of any one or more phrases, sentences, clauses, Articles, Paragraphs or subsections of this Agreement shall not affect the remaining portions of this Agreement.

20.7	Entire Agreement
This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties and Ancillary Parties with respect to the subject matter hereof.
During the whole term of this Agreement and subject to Manco1 Shareholders' Agreement and Manco2 Shareholders' Agreement, this Agreement shall constitute the only agreement to which the Direct Parties shall be party in order to organize or arrange their relationships as Shareholders and their votes in the Company's corporate body and the Direct Parties may not enter into any agreement other than this Agreement with respect to the subject-matter hereof.

20.8	Additional Information
Each of the Direct Parties agrees that, from and including the date of this Agreement and for so long as it shall own any Securities, it will furnish the Company such necessary information that is reasonably available to it and such reasonable assistance as the Company may reasonably request (x) in connection with the consummation of the transactions contemplated by this Agreement and (y) in connection with the preparation and filing of any reports, filings, applications, consents or authorizations with any Governmental Authority under any applicable Laws.

20.9	Notices

(a)
All notices and other communications, including exchange of Information, made in connection with this Agreement shall be in writing. All notices and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing in the English Language or in the French Language and shall be: (x) delivered by hand against an acknowledgement of delivery dated and signed by the recipient; (y) sent by an overnight courier service of recognized international standing (all charges paid); or (z) sent by e-mail or facsimile transmission and confirmed by registered mail (postage prepaid, return receipt requested) (lettre recommandée avec demande d'avis de réception) posted no later than the following Business Day, to the relevant Party or Ancillary Party at its address, e-mail address or fax number set forth below:

(iii)	If to the Willis Parties, the Willis Ancillary Parties or Willis Parent:
Willis Europe BV
51 Lime Street
London EC3M 7DQ
United Kingdom
Attn: Sarah Turvill
Fax: + 44 203 124 8882
e-mail: turvills@willis.com

(iv)	If to the Financial Investors:
Astorg Partners
68, rue du Faubourg Saint Honoré
75008 Paris
France
Attn: Christian Couturier

Fax: + 33 1 53 05 40 57
e-mail: ccouturier@astorg-partners.com

(v)	If to the Lucas Parties or the Lucas Shareholders:
Mr. Patrick Lucas
c/o Gras Savoye & Cie
33-34, quai de Dion Bouton
92800 Puteaux, France,
France
Fax: + 33 1 41 43 69 06
e-mail: patrick.lucas@grassavoye.com

(vi)	If to the Gras Parties or the Gras Accessing Parties:
Financière Natelpau
6, rue Guillaume Schneider
L-2522Luxembourg
Luxembourg
With a copy to:
Mr. Hervé d'Halluin
Affectio Finance
110, Avenue de Flandre
59290 Wasquehal
France
Fax: 33 3 62 84 99 72
e-mail: herve.d-halluin@affectio-finance.com

(vii)	If to Maera:
Maera
63-65, rue de Merl
L-2146 Luxembourg
Luxembourg
Fax: + 33 3 28 63 05 10
e-mail: patrick.lambert@grassavoye.com

(viii)	If to Simon EURL
Simon Minco EURL
6bis, rue Jean Nicolas Collignon
57070 Metz
France
Email: pierre.simon@grassavoye.com

(ix)	If to PRPHI:
PRPHI
13, rue du Tour des Portes
56100 Lorient
France
Email: philippe.rouault@grassavoye.com

(x)	If to the Company, Gras Savoye and/or GS Eurofinance:
Mr. Patrick Lucas
c/o Gras Savoye & Cie
33-34, quai de Dion Bouton
92800 Puteaux, France,
France
Fax: + 33 1 41 43 69 06
e-mail: patrick.lucas@grassavoye.com
Mr. Hubert Moreno
c/o Gras Savoye & Cie,
33-34, quai de Dion Bouton
92800 Puteaux, France,
France
Fax: + 33 1 41 43 69 06
Email: hubert.moreno@grassavoye.com
or to such other Persons or at such other addresses as hereafter may be furnished by any Party or any Ancillary Party by like notice to the other Parties, the Company, and the Agreement Manager.

(b)	A notice or a communication shall be deemed to have been received:

(ix)	at the time of delivery if delivered personally;

(x)	at the time of transmission (if such transmission is confirmed) if sent by email or fax;

(xi)	two (2) Business Days after the time and date of mailing if sent by pre-paid inland registered mail; or

(xii)	five (5) Business Days after the time and date of mailing if sent by pre-paid registered airmail;

(xiii)
provided that if deemed receipt of any notice or communication occurs after 7:00 p.m. or is not on a Business Day, deemed receipt of the notice shall be 9:00 a.m. on the next Business Day. References to time in this Section 20.9 are to local time in the country of the addressee.

(c)
For the purpose of this Section 20.9, all notices or communications to be addressed to any or all of the Lucas Shareholders pursuant to this Agreement shall be deemed addressed to respectively any or all of them when addressed to the Lucas Representative.

(d)
Any Party or any Ancillary Party may give any notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, facsimile, telex or regular mail), but no such notice or other communication shall be deemed to have been duly delivered and given unless and until it is actually received by the individual for whom it is intended.

20.10	Term
Without prejudice to the rights and obligations under Section 10.11 (Payment of the consideration upon exercise of the Call Options), Section 10.12 (Payment of the consideration upon exercise of the Willis Put Option), Section 10.14 (Mancos call Options), Section 14 (Lucas Parties' Put Options), Section 19 (Non-Compete and Non Solicitation) and this Section 20 (Miscellaneous) which shall survive the termination of this Agreement for the duration of the undertakings under Section 10.11 (Payment of the consideration upon exercise of the Call Options), Section 10.12 (Payment of the consideration upon exercise of the Willis Put Option), Section 10.14 (Mancos call Options), Section 14 (Lucas Parties' Put Options), Section 19 (Non-Compete and Non Solicitation) and Section 20.5 (Confidentiality), or otherwise expressly provided herein (including under Section 1.3 (Willis Ancillary Parties):

(a)	This Agreement shall become effective upon the date hereof and shall terminate upon the earlier of:

(xiv)	the expiration of a period of twenty (20) years from December 17, 2009;

(xv)
the completion of all the Transfers resulting from the exercise by Willis of its Call Options or the exercise by the Willis Call Grantors of the Willis Put Options and the First and Second Conditional Sales in accordance with Section 10;

(xvi)	the completion of a Full Exit or an IPO in accordance with the terms hereof;

(xvii)
the completion of Transfer(s) of Securities to any of the Finance Parties resulting from the enforcement of any of the pledges on Securities (nantissements de comptes de titres) granted to any of the Finance Parties pursuant to the Finance Document, provided that:

(A)	in the event this Agreement is terminated pursuant to this Section 20.10(a)(iv), none of the surviving provisions mentioned in the first paragraph of this Section 20.10 (namely, Sections 10.11, 10.12,

10.14, 14, 19 and 20.5) shall be binding upon any of the Finance Parties nor shall said surviving provisions create any obligations of any nature whatsoever on the Finance Parties; and

(B)	should such enforcement be cancelled as a result of a buy back of the Finance Parties' receivables under the Finance Documents by all or part of the Direct Parties, this Agreement shall be reinstated;

(xviii)	the date on which no Party has any further rights or obligations hereunder.

(b)
a Direct Party shall have no further rights and obligations and shall cease to be bound by this Agreement upon Transfer of all its Securities in accordance with the terms of this Agreement provided, however, that (i) a Direct Party shall remain bound by any of its obligations which became enforceable and was not performed before or at the time of the Transfer of all its Securities and (ii) the Willis Parent shall in any case remain bound by this Agreement in its capacity as Ancillary Party for the sole purpose of Section 1, Section 9, Section 10, Section 14, Section 17, Section 19 and this Section 20; and

(c)
a Lucas Shareholder shall have no further rights and obligations and shall cease to be bound by this Agreement upon Transfer of all its Lucas Securities or upon Transfer by the Lucas Parties in which such Lucas Shareholders is holding Lucas Securities of all their Securities in accordance with the terms of this Agreement, provided, however, that a Lucas Shareholder shall remain bound by any of its obligations which became enforceable and was not performed before or at the time of the Transfer of all its Lucas Securities or of all the Securities held by the Lucas parties in which it holds Lucas Securities.

20.11	Binding Effect
This Agreement shall be binding upon, and inure to the benefit of, (a) the Parties hereto, (b), when expressly provided herein, the Ancillary Parties and (c) their respective heirs, successors and permitted transferees or assigns.

20.12	Assignment
This Agreement shall not be assignable by any Party or any Ancillary Party without the prior written consent of each other Party, except as expressly provided for in this Agreement and other than in connection with a Permitted Transfer to a Person that agrees to adhere to this Agreement as a Party.

20.13	No Third Party Beneficiaries
Nothing in this Agreement shall confer any rights upon any Person other than (a) the Parties hereto, (b), when expressly provided herein, the Ancillary Parties and (c) their respective heirs, successors and permitted transferees or assigns.

20.14	Amendment; Waivers, etc.

(a)
This Agreement may be amended or modified, and any of the terms, covenants or conditions hereof may be waived, only by a written instrument executed by the Parties and the Ancillary Parties, or in the case of a waiver, by the Party or the Ancillary Party waiving compliance.

(b)
Any waiver by any Party or any Ancillary Party of any condition, or of the breach of any provision, term or covenant contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as furthering or being a continuing waiver of any such condition, or of the breach of any other provision, term or covenant of this Agreement.

(c)	Notwithstanding the foregoing, all the Parties and Ancillary Parties expressly agree that:

(iii)	the provisions of Chapter I (Corporate Governance) can be amended or modified by a written instrument executed by the Direct Parties holding Voting Shares only; and

(iv)
the amendments to, and the modifications of this Agreement and the waivers of any of the terms, covenants or conditions hereof which do not affect the rights and obligations of an Ancillary Party under this Agreement can be implemented by a written instrument which is not executed by such Ancillary Party.

20.15	Governing Law; Jurisdiction

(a)	Governing Law.
This Agreement shall be governed by and construed in accordance with the Laws of the French Republic.

(b)	Jurisdiction.

(v)
All disputes arising out of, or in connection with, this Agreement shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (respectively the "Rules" and the "ICC") by three arbitrators.

(vi)	The arbitrators shall decide all disputes pursuant to French Law. The seat of the arbitration shall be Paris (France) and the arbitration proceedings shall be conducted in English.

(vii)
In the event of an arbitration with two parties, one claimant and one respondent, each party shall appoint one arbitrator in accordance with the Rules. If any party fails to appoint an arbitrator, the appointment shall be made by the International Court of Arbitration of the ICC.

Within twenty-five (25) Business Days following the appointment of the second arbitrator by a party, or, as the case may be, by the International Court of Arbitration of the ICC, the two arbitrators designated in accordance with this paragraph (iii) shall appoint a third arbitrator, who shall act as chairman of the arbitral tribunal. If these two arbitrators fail to agree on the appointment of a third arbitrator within the above-mentioned twenty-five (25) Business Day-period, the third arbitrator shall be appointed by the International Court of Arbitration of the ICC.

(viii)
In the event that there is more than one claimant, all parties which are claimants (individually, a "Claimant Party" or, collectively, the "Claimant Parties") shall agree on the appointment of an arbitrator, such appointment to be set forth in the request of arbitration. In the event that there is more than one respondent, all parties which are respondents (individually, a "Respondent Party" or, collectively, the "Respondent Parties") shall agree on the appointment of an arbitrator in accordance with the Rules. Where there is more than one claimant and/or more than one respondent and either the Claimant Parties or the Respondent Parties, or both of them, as the case may be, fail to agree on the appointment of an arbitrator within the time limits specified in the Rules, both arbitrators shall be appointed by the International Court of Arbitration of the ICC, and any prior appointment by either the Claimant Parties or the Respondent Parties, as the case may be, shall be deemed to have been withdrawn.

Within twenty-five (25) Business Days following the appointment of the second arbitrator, or, as the case may be, of the appointment of the first two arbitrators by the International Court of Arbitration of the ICC, the two arbitrators designated in accordance with this paragraph (iv) shall appoint a third arbitrator, who shall act as chairman of the arbitral tribunal. If these two arbitrators fail to agree on the appointment of a third arbitrator within the above-mentioned twenty-five (25) Business Day-period, the third arbitrator shall be appointed by the International Court of Arbitration of the ICC.

(ix)
In the event of there being more than one referral to arbitration either arising out of, or in connection with, this Agreement, the same persons shall be appointed to be members of the arbitral tribunal with respect to each such arbitration. If, in the opinion of the arbitral tribunal appointed in accordance with the preceding sentence, the arbitrations are so closely connected that it is expedient for them to be resolved in the same arbitration, the arbitral tribunal shall have the power (at the request of either party or of its own volition) to order that such arbitrations shall be consolidated and the parties shall do all such things as may be necessary to ensure and organize such consolidation.

(x)
For the purpose of the application of this Section 20.15, the time limits specified for the appointment of an arbitrator shall be deemed to commence on the date immediately following receipt of the request of arbitration by the last Respondent Party to receive the request of arbitration. The same principle shall apply in relation to the calculation of the time limits for the filing of the answer to the request for arbitration (or answers to the request for arbitration in the event that a Respondent Party or a group of Respondent Parties wishes to file a separate answer to the request for arbitration) and of the appointment of the third arbitrator, such time limits to be deemed to commence on the date immediately following receipt of the notification of the appointment of the second arbitrator by the last Claimant Party.

(xi)
Unless expressly agreed in writing to the contrary, the parties to an arbitration pursuant to this Section 20.15 undertake, as a general principle, to keep confidential all awards, orders, submissions, hearing transcripts as well as all materials submitted by any party in connection with the arbitral proceedings and not otherwise in the public domain, except for, and to the extent that, a disclosure shall be required from a party pursuant to a legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a judicial authority. This undertaking shall also apply to the arbitrators, the tribunal-appointed experts and the secretary of the arbitral tribunal and the International Court of Arbitration of the ICC. The deliberations of the arbitral tribunal shall be deemed as confidential.

(xii)	An award may only be published, whether in its entirety or in the form of excerpts or a summary, under the following conditions:

(A)	a request for publication is addressed to the International Court of Arbitration;

(B)	all references to the parties' name are deleted; and

(C)	no party objects to such publication within the time-limit fixed for that purpose by the International Court of Arbitration.

20.16	Number of original copies

The Original Parties and the Ancillary Parties hereby expressly accept to limit the number of original copies of this Agreement and its Schedules to ten (10), it being specified that the Original Parties who do not receive one of the original copies expressly waive the benefit of the provisions of article 1325 of the French Civil Code (Code civil).
The original copies will be kept as follows:

(a)	one (1) original copy for the Financial Investors (this original copy being kept by the Original Fund);

(b)	one (1) original copy for the Willis Parties, the Willis Ancillary Parties and Willis Parent (this original copy being kept by Willis Parent);

(c)	one (1) original copy for the Lucas Parties and the Lucas Shareholders (this original copy being kept by Mr. Patrick Lucas);

(d)	one (1) original copy for the Gras Parties and the Gras Accessing Parties (this original copy being kept by Mr. Emmanuel Gras);

(e)	one (1) original copy for Maera (this original copy being kept by Maera);

(f)	one (1) original copy for the Simon EURL (this original copy being kept by Simon EURL);

(g)	one (1) original copy for PRPHI (this original copy being kept by PRPHI);

(h)	one (1) original copy for Manco1 (this original copy being kept by Manco1);

(i)	one (1) original copy for Manco2 (this original copy being kept by Manco2); and

(j)	one (1) original copy for the Company, Gras Savoye and Gras Savoye Euro Finance (this original copy being kept by the Company).

Signed in Paris, on April 15, 2013, in ten (10) originals
IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

Astorg IV FCPR	Financière Muscaris IV	Willis Europe BV
represented by Astorg Partners, SIGNATURE By:/s/ Thimbault Surer	SIGNATURE By: /s/ Thimbault Surer	SIGNATURE By:/s/ Geoff Butterfield
Name: Xavier Moreno or Thibault Surer	Name: Xavier Moreno or Thibault Surer	Name: Sarah Turvill or Geoff Butterfield

Lucaslux	Original Lucas Shareholders	Financière Natelpau
SIGNATURE By: /s/Hubert Moreno	represented by Lucaslux SIGNATURE By: /s/Hubert Moreno	SIGNATURE By: /s/ Hervé d'Halluin
Name: Patrick Lucas or Hubert Moreno	Name: Patrick Lucas or Hubert Moreno	Name: Hervé d'Halluin or Gérard Hees

Maera	Simon Minco EURL	PRPHI EURL
SIGNATURE By: /s/Hubert Moreno	SIGNATURE By: /s/Hubert Moreno _	SIGNATURE By: /s/Hubert Moreno
Name: Patrick Lambert or Hubert Moreno	Name: Pierre Simon or Hubert Moreno	Name: Philippe Rouault or Hubert Moreno

Dream Management 1	Dream Management 2
SIGNATURE By: /s/Hubert Moreno	SIGNATURE By: /s/Hubert Moreno
Name: François Varagne or Hubert Moreno	Name: François Varagne or Hubert Moreno:

Willis Group Holdings Plc	Willis Netherlands Holdings BV
SIGNATURE By:/s/ Geoff Butterfield	SIGNATURE By: /s/ Geoff Butterfield
Name: Sarah Turvill or Geoff Butterfield	Name: Sarah Turvill or Geoff Butterfield

Foyer International	Natelpau Belgium	Gras Accessing Relatives
SIGNATURE By: /s/ Hervé d'Halluin	SIGNATURE By: /s/ Hervé d'Halluin	SIGNATURE By: /s/ Hervé d'Halluin
Name: Hervé d'Halluin or Gérard Hees	Name: Hervé d'Halluin or Gérard Hees	Name: Hervé d'Halluin or Gérard Hees

GS & Cie Groupe	Gras Savoye	Gras Savoye Euro Finance
SIGNATURE By: /s/Hubert Moreno	SIGNATURE By: /s/Hubert Moreno	SIGNATURE By: /s/Hubert Moreno
Name: François Varagne or Hubert Moreno	Name: François Varagne or Hubert Moreno	Name: François Varagne or Hubert Moreno

LIST OF SCHEDULES

Schedule P0	List of the Gras Accessing Relatives
Schedule P1	List of the Original Lucas Shareholders
Schedule P2	List of the Original Gras Shareholders
Schedule (C)	Allocation of the Securities as at December 17, 2009
Schedule (E1)	Allocation of Manco1's share capital and list of the Original Managers as of December 17, 2009
Schedule (E2)	Allocation of Manco1's share capital and list of the Managers holding shares in Manco1 as of the date hereof
Schedule (F)	Allocation of Manco2's share capital as of the date hereof
Schedule (G)	Chart of the Group
Schedule (K)	Allocation of the Securities as at the date hereof
Schedule 1(A)	Company's By-Laws
Schedule 1(B)	Formulas
Schedule 1(C)	Transparency
Schedule 8.4	Examples of the application the Distribution Fundamentals in the case of various types of Sales
Schedule 8.7	Examples of the application of the Distribution Fundamentals in the case of exercise of the Call Options or Willis Put Options
Schedule 8.8	Examples of the application of the Distribution Fundamentals in the case of exercise of the Lucas Parties' Put Options
Schedule 8.9	Examples of the application of the Distribution Fundamentals to a Refinancing
Schedule 20.2	Form of Instrument of Adherence

Schedule P1 - 1

Schedule 1(A)
Company’s By-Laws
(The following document is a fair and accurate English translation of the original French document. The original French document will be provided to the SEC supplementally on its request).

GS & CIE GROUPE
A French société par actions simplifiée
share capital: 118,564,674 euros
Registered office:
120, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Registered in Nanterre, France under no. 515 061 141
BY-LAWS
Updated on 17 December 2009

Preliminary note:
For the purposes of the application of these By-Laws (hereinafter the “By-Laws”), any terms beginning with a capital letter shall have the meaning that is attributed to them in Appendix A of the By-Laws.
Unless it is provided otherwise, any reference to an Article, a Heading or an Appendix shall be deemed to be a reference to an Article, a Heading or an Appendix of the By-Laws.
HEADING I
FORM OF INCORPORATION — COMPANY NAME — OBJECT CLAUSE –REGISTERED ADDRESS — TERM
ARTICLE 1 — FORM OF INCORPORATION
The Company is a French société par actions simplifiée governed by articles L. 227-1 et seq. of the French Commercial Code (Code de Commerce), as well as by any supervening law or decree which might modify, complement or replace these provisions, and by the By-Laws.
Any natural or legal entities who own Shares shall be shareholders of the Company (hereinafter jointly the “Shareholders” or individually a “Shareholder”).
The Company shall operate identically under the same form of incorporation whether it has one or more Shareholders. Should there only be a sole shareholder (hereinafter the “Sole

2

Shareholder”), the prerogatives of the Shareholders under the By-Laws shall be exercised by the Sole Shareholder.
ARTICLE 2 — COMPANY NAME
The Company’s name is: GS & CIE GROUPE
In all the deeds and documents issued by the Company, the company name must be immediately preceded or followed by the words “société par actions simplifiée” or by the French acronym “SAS” and by the Company’s share capital.
ARTICLE 3 — OBJECT CLAUSE
The Company’s object shall be as follows, in France and abroad:

-	the design and implementation of any projects of an industrial, commercial, financial, securities-related or real-estate nature;

-
the acquisition of shareholdings or interests, directly or indirectly, in all companies, whatever the legal nature or object of same, by way of the creation of new companies, contributions, subscribing to or purchasing Securities or other rights, or by way of mergers, undeclared partnerships or otherwise;

-	the management and the disposal of its shareholdings;

-
the provision of support and advice to the companies of the Group in the fields of sales and marketing, administration, legal services, regulations and financial affairs, but also in the fields of management, growth strategy and negotiation;

-	the holding, the management and the disposal of any trademarks, patents, domain names and other intellectual property rights;

-	the acquisition, the management, the administration, the enhancement, the conversion and the rental of any buildings or real-estate properties;

-
the granting of any guarantees or endorsements in favour of any company of the Group or in the course of the day-to-day activity of any companies of the Group, and the performance of any operations authorized under article L. 511-7-3 of the French Monetary and Financial Code (Code monétaire et financier); and

-
in general, any financial, commercial, industrial, real-estate or securities-related operations that may be directly or indirectly related to the abovementioned object or to all similar or related objects, and that are likely to foster its extension or further its development.

3

ARTICLE 4 — REGISTERED OFFICE
The registered office of the Company is 120, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France.
It may be transferred anywhere within the same district (département) or an adjacent one by a decision of the President, who shall also be empowered to modify the By-Laws accordingly, and to any other location by a collective decision taken by the Shareholders.

ARTICLE 5 — TERM
The Company’s term shall last for ninety nine (99) years as of the date of its registration with the French Registry of Commerce and Companies, unless it is wound up before its term or extended.

HEADING II
SHARE CAPITAL — SHARES
ARTICLE 6 — CONTRIBUTIONS
Upon formation of the Company, the Shareholder contributed a cash sum of ten thousand (10,000) euros corresponding to the subscription by FCPR Astorg IV, represented by its management company Astorg Partners, whose registered address is 68, rue du Faubourg Saint-Honoré, 75008 Paris, France, registered with the Registry of Commerce and Companies of Paris under no. 419 838 545, of all of the ten thousand (10,000) Shares with a nominal value of one (1) euro each, which were fully subscribed to and fully paid up upon formation of the Company.
Pursuant to decisions taken by the Sole Shareholder and collective decisions taken by the Shareholders on 17 December 2009, the following took place:

-	the conversion of ten thousand (10,000) existing Ordinary Shares into ten thousand (10,000) 1B Shares with a nominal value of one (1) euro each;

-
an increase of the Company’s share capital in cash of a nominal value of thirty five million eight hundred and eighty thousand seven hundred and sixty seven (35,880,767) euros to raise it to thirty five million eight hundred and ninety thousand seven hundred and sixty seven (35,890,767) euros by issuing thirty five million eight hundred and eighty thousand seven hundred and sixty seven (35,880,767) 1B Shares, with a nominal value of one (1) euro each;

-
an increase of the Company’s share capital in cash of a nominal value of three hundred and fifty eight thousand nine hundred and seven (358,907) euros to raise it to thirty six million two hundred and forty nine thousand six hundred and seventy four (36,249,674) euros by issuing three hundred

4

and fifty eight thousand nine hundred and seven (358,907) 1B Shares, with a nominal value of one (1) euro each;

-
an increase of the Company’s share capital by way of a contribution in kind of a nominal value of sixty two million twenty two thousand and sixty eight (62,022,068) euros to raise it to ninety eight million two hundred and seventy one thousand seven hundred and forty two (98,271,742) euros by issuing thirty six million two hundred and forty nine thousand six hundred and seventy four (36,249,674) 1A Shares, twenty four million two hundred and forty two thousand nine hundred and ninety three (24,242,993) 1C Shares, and one million three hundred and fifty four thousand two hundred and seven (1,354,207) 2 Shares, with a nominal value of one (1) euro each;

-
an increase of the Company’s share capital in cash of a nominal value of twelve million six thousand six hundred and eighty one (12,006,681) euros to raise it to one hundred and ten million two hundred and seventy eight thousand four hundred and twenty three (110,278,423) euros by issuing twelve million six thousand six hundred and eighty one (12,006,681) 1D Shares with a nominal value of one (1) euro each;

-
an increase of the Company’s share capital in cash of a nominal value of seven million one hundred and sixty six thousand two hundred and fifty one (7,166,251) euros to raise it to one hundred and seventeen million four hundred and forty four thousand six hundred and seventy four (117,444,674) euros by issuing seven million one hundred and sixty six thousand two hundred and fifty one (7,166,251) 2 Shares with a nominal value of one (1) euro each; and

-
an increase of the Company’s share capital in cash of a nominal value of one million one hundred and twenty thousand (1,120,000) euros to raise it to one hundred and eighteen million five hundred and sixty four thousand six hundred and seventy four (118,564,674) euros by issuing one million one hundred and twenty thousand (1,120,000) 3 Shares with a nominal value of one (1) euro each.

ARTICLE 7 — SHARE CAPITAL
The company’s share capital amounts to one hundred and eighteen million five hundred and sixty four thousand six hundred and seventy four (118,564,674) euros.
It is divided into one hundred and eighteen million five hundred and sixty four thousand six hundred and seventy four (118,564,674) Shares with a nominal value of one (1) euro each, which are fully subscribed to and paid-up and divided on the Completion Date into six (6) different classes, to wit:

5

-	thirty six million two hundred and forty nine thousand six hundred and seventy four (36,249,674) class 1A Preferred Shares (hereinafter the “1A Shares”);

-	thirty six million two hundred and forty nine thousand six hundred and seventy four (36,249,674) class 1B Preferred Shares (hereinafter the “1B Shares”);

-	twenty four million two hundred and forty two thousand nine hundred and ninety three (24,242,993) class 1C Preferred Shares (hereinafter the “1C Shares”);

-	twelve million six thousand six hundred and eighty one (12,006,681) class 1D Preferred Shares (hereinafter the “1D Shares”);

-	eight million six hundred and ninety five thousand six hundred and fifty two (8,695,652) class 2 Preferred Shares (hereinafter the “2 Shares”); and

-	one million one hundred and twenty thousand (1,120,000) class 3 Preferred Shares (hereinafter the “3 Shares”).

There are no ordinary Share and no 4 Shares on the Completion Date.

ARTICLE 8 — MODIFICATION OF THE SHARE CAPITAL
The share capital of the Company may be increased, decreased or amortised in accordance with the applicable legal provisions, by a collective decision taken by the Shareholders in accordance with Article 14 below.

ARTICLE 9 — FORM OF THE COMPANY’S SHARES, SECURITIES AND CB —RIGHTS AND OBLIGATIONS ATTACHED TO SAME

9.1	Form

9.1.1
All Shares, Securities and CB that are issued by the Company shall be registered securities. They shall be registered in the name of their holders in accounts that are kept by the Company. Certificates of registration in these accounts may be validly signed by the President or by any other person who has been empowered by the President to that end.

9.1.2	The Company’s Shares shall be indivisible as far as it is concerned.

9.2	Rights and obligations

6

9.2.1	General

The ownership of a Share, of a Security or of a CB of the Company shall automatically imply an undertaking to adhere to the By-Laws and to the decisions of the Sole Shareholder or of the Shareholders. It shall also imply an undertaking to adhere to any Shareholders’ Agreements to which a Shareholder who wishes to transfer Shares is a party.

Whenever it is necessary to possess several Shares, Securities or CB of the Company in order to exercise a given right, for instance in case of an exchange or allocation of Securities in the course of an operation such as a decrease of the share capital, an increase of the share capital by incorporation of the content of reserve funds, a merger or otherwise, any Shares, Securities or CB of the Company that are isolated or of a number less than that which is required shall not confer upon their holders any right against the Company; the Shareholders or the holders shall be responsible for the grouping and, where applicable, the purchasing or selling of the requisite number of Shares, Securities or CB.

9.2.2	The voting rights attached to the Shares

Each Share shall grant its holder the right to cast one vote. As an exception to this rule, the voting rights of 2 Shares, 3 Shares and 4 Shares may only be wielded as part of the decisions that are listed exhaustively under Article 14.1.1.

Subject to the existence of an agreement that provides otherwise between the beneficial owner (usufruitier) and the bare owner (nu-propriétaire), the voting right that is attached to a Share shall be wielded by the beneficial owner in all collective decisions taken by the Shareholders, with the exception of the decisions listed in Articles 14.1.1 and 14.1.2 for which the voting rights shall be wielded by the bare owner. The joint owners of shares must arrange to be represented at collective decisions taken by the Shareholders by only one of them or by a sole attorney-in-fact who can produce a special power of attorney. In case of a disagreement, the attorney-in-fact shall be appointed by a ruling handed down by the local commercial court in the form of an injunction.

9.2.3	Representation of the 1A Shareholders, the 1B Shareholders, the 1C Shareholders and the 1D Shareholders

(a)	Representation on the Supervisory Board

Save in case of Enforcement of the Pledges of the Share Accounts, the nine members of the Supervisory Board shall be appointed and removed as follows:
-
three (3) members (hereinafter the “1A Members (of the Supervisory Board)”) shall be appointed and removed by a collective decision taken by the 1A Shareholders in accordance with the terms of Article 14.7;

7

-
three (3) members (hereinafter the “1B Members (of the Supervisory Board)”) shall be appointed and removed by a collective decision taken by the 1B Shareholders in accordance with the terms of Article 14.7;

-
two (2) members (hereinafter the “1C Members (of the Supervisory Board)”) shall be appointed and removed by a collective decision taken by the 1C Shareholders in accordance with the terms of Article 14.7; and

-
one (1) member (hereinafter the “1D Member (of the Supervisory Board)”) shall be appointed and removed by a collective decision taken by the 1D Shareholders in accordance with the terms of Article 14.7.

As an exception to this rule, the abovementioned allocation of the seats on the Supervisory Board may be modified in accordance with the rules set forth in Appendix B.

In case of Enforcement of the Pledges of the Share Accounts, the nine (9) Members of the Supervisory Board shall be appointed and removed by a collective decision taken by the Shareholders in accordance with the conditions of majority stipulated by Article 14.1.3.

(b) Representatives of the Shareholders of the various Classes

Should the number of Shareholders of a given class of Preferred Shares become greater than two (2), the President must consult the Shareholders of the relevant class and propose that they appoint one or more representatives in accordance with the terms of Article 14.7 (hereinafter the “Representative(s) of the Shareholders of a Given Class”).

This article shall not apply in case of Enforcement of the Pledges of the Share Accounts
9.2.4	Financial rights attached to the Shares
(a) Financial rights attached to the Shares before the Enforcement of the Pledges of the Share Accounts

In the absence of the Enforcement of the Pledges of the Share Accounts, in those cases where the Shareholders benefit from the payment of a sum of money or the allocation of Securities owing to or as a result of holding or of Transferring (including as a result of a Transfer covered by sections 9.1(g), (i) to (m) and (o) of the Main Shareholders’ Agreement, but to the exclusion of all other Permitted Transfers) Shares of the Company or, subject to the Transparency, Lucas Securities (for instance as part of (i) a distribution of dividends or of reserves, or pursuant to a de-merger or a reduction of the share capital that is not motivated by losses, (ii) a Transfer, (iii) an IPO, (iv) a Merger or (v) the voluntary or compulsory liquidation of the Company) (hereinafter the “Distribution”; any terms beginning with a capital letter shall have the meaning that are attributed to them in Appendix C), the allocation of the consideration or of the total proceeds received by all of the Shareholders pursuant to such a Distribution (the “Distribution Amount”) shall not take place in proportion to the stake of each Shareholder in the share capital of the Company, but in accordance with the specific rules that are defined in Appendix C.

8

(b) Financial rights attached to the Shares as of the date of Enforcement of the Pledges of the Share Accounts

As of the date of Enforcement of the Pledges of the Share Accounts, the provisions of Article 9.2.5(b) shall not apply, so that any Transfer or issuing of Shares resulting from this enforcement shall not lead to the conversion of such Shares into Preferred Shares of another class or into Ordinary Shares.

Immediately and as of right as of the date of Enforcement of the Pledges of the Share Accounts, as an exception to the provisions of Article 9.2.4(a), the allocation of the Distribution Amount shall take place in accordance with the following rules:

(i)
the beneficiaries of the Pledges of the Share Accounts who have acquired the 1A Shares, the 1B Shares, the 1C Shares, the 1D Shares, the 2 Shares and the 3 Shares with respect to the Enforcement of the Pledges of the Share Accounts (hereinafter the “Beneficiaries”) shall receive by priority to the other holders of Shares the Distribution Amount subject to a cap equal to the total amount of (i) all the moneys owed in principal, interest or other under the Financing Contracts and no longer owing pursuant to the Enforcement of the Pledges of the Share Accounts, plus (ii) any amounts which remain due or which might come to be owed as principal, interest or other (including by way of adjustments and, as the case may be, expenses related to the Enforcement of the Pledges of the Share Accounts) on the terms of the Financing Contracts bearing in mind that this sum of money shall be allocated among such Beneficiaries in proportion to the stake in the share capital (excluding 4 Shares) that their Shares account for respectively;

(ii)
the 4 Shareholders shall receive the Distribution Amount minus the moneys distributed to the Beneficiaries in accordance with the terms of paragraph (i) above subject to a cap equal to the sum of the subscription price of the CB converted into 4 Shares and of the interest accrued on such CB and not paid out, bearing in mind that this sum of money shall be allocated among the 4 Shareholders in proportion to the respective share of all of the 4 Shares that their respective 4 Shares account for; and

(iii)
any remainder of the Distribution Amount minus the moneys distributed in accordance with the terms of paragraphs (i) and (ii) above shall be allocated among the holders of Shares in proportion to the stake in the share capital, bearing in mind that all Shares shall have the same financial rights whichever class they belong to.

As of the date of notification to the Company of the effective implementation of the Pledges of the Share Accounts and until the date of Enforcement, the rules set forth at Article 9.2.4(a) shall not be applicable.

9.2.5	Conversion of the Preferred Shares
(a) Conversion in case of Merger or IPO

The Preferred Shares shall be converted into Ordinary Shares immediately prior to a Merger or an IPO in accordance with the provisions of Appendix C.

(b) Conversion in case of Transfer or issue

9

Except in the event of Transfers resulting from the Enforcement of the Pledges of the Share Accounts, any Shares that are Transferred to a 1A Shareholder, a 1B Shareholder, a 1C Shareholder, a 1D Shareholder, a 2 Shareholder or a 3 Shareholder, or one of their Affiliates, shall automatically and as of right be converted into Preferred Shares belonging to the same class as that of the Preferred Shares held by such Shareholder or its Affiliates on the date of the Transfer. Similarly, any Shares that are issued in favour of a 1A Shareholder, a 1B Shareholder, a 1C Shareholder, a 1D Shareholder, a 2 Shareholder or a 3 Shareholder, or one of their Affiliates, (including any Shares that are issued as part of an increase of share capital by incorporation of the content of reserve funds or any Shares allocated free of charge) shall belong to the same class as that of the Preferred Shares held by such Shareholder or its Affiliates on the date on which they are issued.

Except in the event of Transfers resulting from the Enforcement of the Pledges of the Share Accounts, if no Preferred Shares are held by the person to whom Preferred Shares are transferred or its Affiliates, the Shares that are Transferred shall automatically and as of right be converted into Ordinary Shares. Similarly, if a person in favour of whom Shares (including Shares that are issued as part of an increase of share capital by incorporation of the content of reserve funds or Shares that are allocated free of charge) are issued does not hold any Preferred Shares, the Shares to which that person subscribes shall be Ordinary Shares.

As an exception to the rules set forth in this Article 9.2.5(b), Shares which are issued on conversion of the CB will be 4 Shares whatever Shares are held by the holder of the CB on the date of their conversion. Similarly, Shares which are issued or allocated as pre-existing 4 Shares (including Shares which are issued pursuant to a share capital increase by incorporation of the content of reserve funds or Shares allocated free of charge) shall be 4 Shares.

In the event of conversion of Preferred Shares by application of the provisions of Article 9.2.5 (a) and (b), the president of the Supervisory Board will have all the powers to complete, directly or by an agent, all acts and formalities relating to such conversion and, in particular, to undertake (i) the recording in the Company’s register of movements of securities and Shareholders’ accounts and (ii) the modifications to the by-laws linked to this conversion, in particular Article 7.

9.2.6	Protection of the holders of Preferred Shares

The rights that are attached to the Preferred Shares of each class can only be modified by a collective decision taken by the holders of the Preferred Shares of that same class, subject however to automatic conversions pursuant to Article 9.2.5 and contractual undertakings granted by such holders, except in the event where such changes are already provided for in the Bylaws, including in the event of Enforcement of the Pledges of the Share Accounts.

The collective decisions taken by the 1A Shareholders, the 1B Shareholders, the 1C Shareholders, the 1D Shareholders, the 2 Shareholders, the 3 Shareholders and the 4 Shareholders shall be taken in accordance with the terms of article L. 225-99 of the French Commercial Code (Code de Commerce) and in accordance with the provisions of Article 14.7.

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ARTICLE 10 — TRANSFERS OF SHARES AND CB AND EXPULSION

10.1	Share Transfers

10.1.1
All Transfers of the Company’s Shares shall be governed by the provisions of the Shareholders’ Agreements, unless the parties to such Agreement(s) agree otherwise. Any Transfer that takes place in breach of a Shareholders’ Agreement shall be deemed to have taken place in breach of the provisions of the By-Laws and shall therefore be null and void in accordance with the provisions of article L. 227-15 of the French Commercial Code (Code de Commerce).

10.1.2
Transfers of the Company’s Shares and the CB shall take place in accordance with the provisions of articles L. 228-1 and R. 228-10 of the French Commercial Code (Code de Commerce), by registration of the Share and CB Transfer on the books of the Company in the account of the transferee, without prejudice to the provisions of Article 10.2 which are applicable to the Securities.

10.1.3
The Chairman of the Supervisory Board of the Company shall be responsible for keeping the Company’s Share and CB Transfer registers and the individual Shareholders’ accounts. He alone shall be empowered (i) to make entries in the accounts opened in the name of the owners of Securities and the CB in the Company’s registers in accordance with the provisions of the By-Laws and of the Shareholders’ Agreements and (ii) to make entries in the Company’s Share and CB Transfer registers and the relevant individual Shareholders’ accounts, even in the absence of the production of Transfer orders, such as pursuant to any decision to expel a Shareholder taken in accordance with the provisions of the By-Laws, in return for evidence of the payment or the consignation of the price.

The Chairman of the Supervisory Board can delegate his powers in this respect to any external consultant of his choosing.

Should the Chairman of the Supervisory Board fail to perform his duties in this respect, the Supervisory Board shall instruct one of its members to take over the task of keeping the registers and individual shareholder accounts in lieu of the Chairman of the Supervisory Board. The member who is thus appointed shall thereupon have the same powers, including the power to delegate his powers, and shall be subject to the same obligations as the Chairman of the Supervisory Board.

10.1.4	As of the date of Enforcement of the Pledges of the Share Accounts no Transfer of Securities shall occur without the consent of the Beneficiaries.

10.2	Expulsion

10.2.1
In accordance with the provisions of article L. 227-16 of the French Commercial Code (Code de Commerce), any Shareholder may be expelled from the Company under the terms that are set out below if he does not comply with its drag along obligation (or Drag-Along Right) in accordance with the provisions of a Shareholders’ Agreement. By way of exception, no decision of expulsion may be taken against the Beneficiaries.

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10.2.2
As soon as the President, a member of the Executive Committee, a member of the Supervisory Board or a Shareholder becomes aware of an event that is likely to lead to the expulsion of a Shareholder, he must notify the Supervisory Board and all the other Shareholders. As soon as he is informed of such event, the President or member of the Supervisory Board shall convene a meeting of the Supervisory Board in accordance with the terms of Articles 13.2(g) and 13.7(a) in order for it to take a decision concerning the expulsion of the Shareholder involved (hereinafter the “Expulsion Procedure”), stating, upon convening the Supervisory Board, the grounds for the Expulsion Procedure under consideration.

10.2.3
The person who initiates the Expulsion Procedure mentioned above must also concurrently notify the Shareholder involved of the grounds of the Expulsion Procedure initiated against him. The Shareholder shall have the right to present his point of view and his explanations during the meeting(s) of the Supervisory Board that are held in connection with the Expulsion Procedure.

10.2.4
The decision of the Supervisory Board concerning the expulsion of the Shareholder must be approved by a favourable vote in accordance with the terms of Article 13 and, in particular, under the conditions governing majority that are mentioned in Article 13.7.

10.2.5
Should a Shareholder be expelled, the Shares of the Shareholder involved shall be redeemed by the Company (which shall have the right to substitute another party to itself) at a price per Security equal, for each class of Securities, to the transfer price that would have been received for the of Securities concerned as part of its drag along obligation (or Drag-Along Right) specified by a Shareholders’ Agreement minus the costs incurred by the Company as part of the Expulsion Procedure.

10.2.6
The Transfer of the Securities shall take place upon delivery to the expelled Shareholder (x) of a check or an irrevocable transfer order amounting to the price of the Securities determined in accordance with Article 10.2.5 or (y) in those cases where the consideration for the Transfer of the Securities is not payable in cash, of the Transfer of this consideration. If, for any particular reason, the expelled Shareholder is unable to receive payment of the price, the price shall be consigned or put in escrow with any bank or public notary by the Company; as of this consignation or escrow, the Company shall be deemed to have fulfilled its obligations in respect of the payment of the price.

10.2.7
The Transfer of the Securities held by the expelled Shareholder shall take place automatically, even without the production of a share transfer order signed by the expelled Shareholder, on the date on which (i) the expelled Shareholder receives the price, or (ii) the Company notifies the expelled Shareholder that it has consigned or escrowed the price in accordance with the foregoing section. To that end, the President of the Company or the Chairman of the Supervisory Board shall register the Transfer of the Securities on the books of the Company.

10.2.8
The Securities shall be Transferred inclusive of all rights to dividends, interest or other financial rights that are attached thereto, and clear of any surety interest, lien or charge whatsoever, a state of affairs which the expelled Shareholder shall be responsible for ensuring.

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10.2.9
Within six (6) months, the Securities that are redeemed by the Company in accordance with the terms of this Article 10 must either be sold by the Company to a Shareholder or to a third party or they must be cancelled.

10.2.10
From the decision taken by the Supervisory Board to expel a Shareholder and until the date of the Transfer of title over the Securities of the expelled Shareholder, all the non-financial rights that are attached to the ownership of the Securities both by the By-Laws and by law shall be suspended. Specifically, the Shareholder who is expelled shall no longer have the right to receive any of the information that is destined to the Shareholders, shall no longer be convened to take part in collective decisions taken by the Shareholders and shall be barred from taking part in the votes over these collective decisions. The Securities of the Company that are allocated to or subscribed by the expelled Shareholder between the date of the decision taken by the Supervisory Board to expel the Shareholder and the date of the Transfer shall as of right be included as part of the Securities that are covered by the Expulsion Procedure.

10.2.11
The fact that a Shareholder is expelled shall not obviate his liability for any damage or loss that he may have caused to the Company or to the other Shareholders, whether in connection with the grounds for the expulsion or otherwise.

HEADING III
ADMINISTRATION AND CONTROL OF THE COMPANY
The Company shall be administered and run by the President (and, where applicable, the Executive Officers) who shall be assisted, where applicable, by an Executive Committee chaired by the President and instituted pursuant to Article 12 (hereinafter the “Executive Committee”) which shall operate under the supervision of a Supervisory Board instituted pursuant to Article 13 (hereinafter the “Supervisory Board”).
In the event of Enforcement of the Pledges of the Share Accounts the rules set forth in Articles 11 to 13.8 shall be automatically and as of right amended as stated in Article 13.9.

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ARTICLE 11 — THE PRESIDENT — THE EXECUTIVE OFFICERS — REPRESENTATION OF THE COMPANY

11.1	Appointment of the President and the Executive Officers — Duration of their terms
(a)	The President of the Company

The President of the Company, as per the meaning of this term in article L. 227-6 of the French Commercial Code (Code de Commerce) (hereinafter the “President”) shall be a private individual appointed by the Supervisory Board in accordance with the terms of Article 13.2(d).

The President’s term shall last for three (3) years. It shall expire pursuant to the collective decision taken by the Shareholders in connection with the accounts of the past fiscal year in the year during which his term is due to expire. The President may be reappointed without limitation.

The President may be removed at any time without cause by a decision taken by the Supervisory Board. Except in the case of Enforcement of the Pledges of the Share Accounts, the decision is taken by a two thirds majority of its members in accordance with the terms of Article 13.2(d). The decision to dismiss the President can be taken without notice and shall not give rise to the payment of any damages. If the President also happens to hold a contract of employment with the Company, his dismissal shall not put an end to this contract.

The President may resign from his position subject to providing a six (6) months prior notice to the Chairman of the Supervisory Board. In the event of a resignation caused by a 2nd or 3rd class permanent invalidity pursuant to article L341-4 of the French Social Security Code the President is entitled not to give the aforementioned notice.

In addition to the circumstances of the termination of the duties of the President as set out above, the President’s duties shall end upon his death, disability, bankruptcy or prohibition from holding a managerial position.

(b)	The Executive Officers

One or more Executive Officers within the meaning of this term in article L. 227-6 of the French Commercial Code (Code de Commerce) (hereinafter the “Executive Officers”) may be appointed by the Supervisory Board among the members of the Executive Committee based on a recommendation of the President in accordance with the terms of Article 13.2(d), to assist the President in performing his duties.

The duration of the mandate of the Executive Officers shall correspond to that of their mandates as members of the Executive Committee.

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Except in the event of Enforcement of the Pledges of Share Accounts, the Executive Officers may however be removed at any time without cause by a decision taken by the Supervisory Board in accordance with the terms of Article 13.2(d). The decision to dismissal them can be taken without notice and shall not give rise to the payment of damages.

An Executive Officer may resign from their position subject to providing a 3 months prior notice to the Chairman of the Supervisory Board. In the event of a resignation caused by a 2nd or 3rd class permanent invalidity pursuant to article L341-4 of the French Social Security Code the Executive Officer is entitled not to give the aforementioned notice.

11.2	The powers of the President and the Executive Officers

11.2.1
The President and the Executive Officers shall be in charge of the management and administration of the Company, and are assisted in these tasks by the Executive Committee, subject to the powers and duties that are expressly attributed by law or by the By-Laws to the Executive Committee, the Supervisory Board and the Shareholders.

11.2.2	The President’s powers to represent the Company

The Company shall be represented by the President in its dealings with third parties. The President shall have the broadest powers to act in all circumstances for and on behalf of the Company, within the limits of the Company’s object clause and subject to the powers that the law and the By-Laws expressly attribute to the Executive Committee, to the Supervisory Board and to the Shareholders.

In its dealings with third parties, the Company shall be bound even by those acts of the President which do not fall within its object, unless it can prove that the third party knew that the act exceeded this purpose or that it could not fail to know in the circumstances, the publication of these By-Laws alone being sufficient proof of such knowledge.

The provisions of the By-Laws which limit the powers of the President shall not be enforceable against third parties.

11.2.3	The Executive Officers’ powers to represent the Company

The Executive Officers shall have the same powers to represent and bind the Company in its dealings with third parties as the President, in accordance with the terms of Article 11.2.2 above.

11.2.4	The other members of the Executive Committee – Lack of a power of representation

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The other members of the Executive Committee who are neither the President, nor the Executive Officers, shall not be permitted to represent the Company.

11.3	Compensation

The President may receive a compensation in consideration for the performance of his duties; this compensation shall be set by a decision taken by the Supervisory Board in accordance with the terms of Article 13.2(d), where applicable after consultation of the compensation committee set up to that end by the Supervisory Board in accordance with Article 13.2(f).

The reasonable costs that he shall incur in the course of performing his duties shall moreover be reimbursed by the Company on presentation of corresponding evidence.

ARTICLE 12 — THE EXECUTIVE COMMITTEE

12.1	Composition of the Executive Committee — Appointment of its members

The Executive Committee is a collegial body consisting (i) of executives and senior officers of the Group and (ii) of the President, who shall be a member of the Executive Committee as of right.

The Executive Committee shall comprise at least two (2) members including the President.

With the exception of the President, the members of the Executive Committee, who must be private individuals, shall be appointed by the Supervisory Board upon the President’s recommendation after prior formal consultation of the Members of the Supervisory Board 1A and the Members of the Supervisory Board 1B.

12.2	Duties and powers of the Executive Committee

The Executive Committee shall assist the President and, where applicable, the Executive Officers appointed within the Executive Committee with the administration and the management of the Company. To that end, it shall take decisions on any matter that is inserted onto the agenda of its meetings by the President.

12.3	President

The Executive Committee shall be chaired as of right by the President.

12.4	Duration and termination of the duties of the members of the Executive Committee

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Unless the Supervisory Board decides otherwise, the members of the Executive Committee shall be appointed for an open-ended term. If they should be appointed for a fixed term, then unless it is provided otherwise, their mandate shall expire pursuant to the collective decision taken by the Shareholders in connection with the accounts for the past fiscal year in the year during which their mandate is due to expire. They may be reappointed without limitation.

Members of the Executive Committee (other than the President and the members of the Executive Committee appointed as Executive Officers) may be removed at any time without cause by a decision taken by the President after consultation of the Supervisory Board and after prior formal consultation of the Members of the Supervisory Board 1A and the Members of the Supervisory Board 1B. The decision to dismiss a member of the Executive Committee may be taken without notice and shall not give rise to the payment of damages. If the member who is removed also happens to hold a contract of employment with the Company, his dismissal shall not put an end to this contract.

The members of the Executive Committee (other than the President) may resign from their positions subject to providing 3 months prior notice to the President and to the Chairman of the Supervisory Board. In the event of a resignation caused by a 2nd or 3rd class permanent invalidity pursuant to article L341-4 of the French Social Security Code a member of the Executive Committee is entitled not to give the aforementioned notice.

In addition to the circumstances of the termination of the duties of the members of the Executive Committee as set out above, their duties shall end upon their death, disability, bankruptcy or prohibition from holding a managerial position.

The termination of the duties of the President shall automatically lead to the termination of his position as a member of the Executive Committee.

12.5	Compensation

Each of the members of the Executive Committee (other than the President) may receive a compensation in consideration for the performance of its duties as member of the executive committee and, if applicable, for the performance of its duties as Executive Officer. This compensation shall be set by a decision taken by the President, subject to obtaining the prior approval of the Supervisory Board, which shall be granted by a simple majority of the members who are present or represented at the meeting in accordance with Article 13.3(a)(ix) if the total amount of the compensation received by the relevant member for the performance of his duties (as agent for the company and/or employee) within the Group exceeds 250,000 Euros per year excluding tax.

The reasonable costs that the members of the Executive Committee incur in the course of performing their duties shall moreover be reimbursed by the Company on presentation of corresponding evidence.

12.6	Decisions of the Executive Committee — Minutes
(a)	Proceedings — Convening to attend

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The Executive Committee shall meet as often as required in the ordinary course of business of the Company, pursuant to being convened by its Chairman, either at the registered office, or in any other location in France or abroad chosen by the party who convenes the meeting.

The Executive Committee can also take any decision that fall within the scope of its competence via videoconferencing or teleconferencing means (provided that these methods feature technical characteristics that guarantee effective participation in the meeting of the Executive Committee) or by the signature by all its members of a unanimous deed, at the President’s discretion.

Save (i) in the event that the members of the Executive Committee unanimously renounce this or are all present or represented at the meeting or (ii) in case of an emergency, the Executive Committee may only take decisions if it has been convened at least one (1) business day in advance; the convening to attend meetings of the Executive Committee may be sent out by any means, such as by way of fax or e-mail.

(b)	Agenda

The agenda of each meeting must be disclosed to the members of the Executive Committee together with the summonses to attend that meeting.

(c)	Presidency of the meetings

The meetings of the Executive Committee shall be chaired by the President.

(d)	Quorum – Participation

In order for its decisions to be valid, the participation of at least half of the members of the Executive Committee shall be required. If the Executive Committee comprises two members, both must be present.

Members of the Executive Committee may take part in the meetings of the Executive Committee either by being physically present or by way of videoconferencing or teleconferencing, or by arranging to be represented by any other member of the Executive Committee or any other person to whom they shall have given a power of attorney. In case

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of a consultation by way of a unanimous deed, members shall be deemed to have taken part upon signing the deed.
(e)	Majority

Subject to what is provided below, the decisions of the Executive Committee shall be taken by a simple majority of the members who are present or represented at the meeting. For the purposes of the calculation of the majority at meetings of the Executive Committee, the members of the Board who are taking part in the meeting via videoconferencing or teleconferencing shall be deemed to be present (provided that these methods feature technical characteristics that guarantee effective participation in the meeting of the Executive Committee).

In case of a hung ballot, the President shall have the casting vote.

(f)	Minutes

The decisions of the Executive Committee shall be witnessed by minutes which shall list the names of the members who took part in the meeting and shall be signed by the President and by another member, or should the President be unable to do so, by two members of the Executive Committee. The minutes shall be kept in a register held at the registered office. Copies or excerpts of these minutes shall be validly certified by the President, by the Executive Officers or by an attorney-in-fact who is duly empowered to do so.

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ARTICLE 13 — THE SUPERVISORY BOARD

13.1	Composition of the Supervisory Board — Appointment of its members

The Supervisory Board shall consist of nine (9) members who shall be appointed in accordance with the provisions of Article 9.2.3(a), save in case of Enforcement of the Pledges of the Share Accounts and application of Appendix B.

The members of the Supervisory Board may be natural or legal entities and need not be Shareholders of the Company. The President can be appointed as a member of the Supervisory Board.

Legal entities which are appointed to the Supervisory Board must appoint a permanent representative who shall be subject to the same terms and conditions and obligations as though he were a member of the Supervisory Board in his own right.

Whenever a legal entity revokes the mandate of its permanent representative, it must simultaneously appoint a replacement. The same shall apply in case of the death or resignation of the permanent representative.

13.2	Duties and powers of the Supervisory Board
(a)	Permanent monitoring

The Supervisory Board shall be in charge of permanently monitoring the management of the Company by the President and the Executive Officers and the Executive Committee.

The Supervisory Board shall moreover have the power to grant the authorizations stipulated by Article 13.3 to the President, to the Executive Officers and to the Executive Committee.

(b)	Verification and right of access

The Supervisory Board shall perform and may commission any third party of its choosing to perform the checks and verifications that it sees fit at all times of the year; the Supervisory Board can obtain disclosure of all the documents that it considers to be useful to the performance of its duties; the President, the Executive Officers and the Executive Committee shall be barred from refusing to comply with its requests or from hindering its work in any way; they shall have a duty to assist the Supervisory Board to that end.

(c)	Information — Report — Accounts

The President and the Executive Committee shall give each member of the Supervisory Board all information to which he has a right to pursuant to and within the time frame provided in the Main Shareholders’ Agreement.

Within four (4) months following the end of each fiscal year, the President or the Executive Committee must disclose to the Supervisory Board the accounts of the Company for that year (balance sheet, profit & loss account, note to the accounts) and the consolidated accounts if there are any, for purposes of verification and checking.

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The Supervisory Board shall be entitled to receive all the reports originating from the President, the Executive Committee and the statutory auditors that are destined to the Shareholders. Should the Supervisory Board have any comments to make on the report of the President, it shall present such comments to the Shareholders before they take a collective decision in connection with the approval of the accounts.

(d)	Appointments, dismissals and remuneration

The Supervisory Board, acting on the decision of a simple majority of its members who are present or represented at a meeting that is validly convened, shall have the power:
(i)	to appoint and renew the mandate of the President;

(ii)	to appoint and, where applicable, renew the members of the Executive Committee upon the President’s proposal;

(iii)	to set the remuneration of the President; and

(iv)	to dismiss the Executive Officers in accordance with the terms of Article 11.1(b).

The Supervisory Board, acting on the decision of a majority of two thirds of the members who are present or represented at any of its meetings, shall alone be competent to dismiss the President, in accordance with the terms of Article 11.1(a), and the President shall not take part in the ballot over his dismissal should he be a member of the Supervisory Board.

(e)	Consultation of the Shareholders by a member of the Supervisory Board

The Supervisory Board may submit its comments on the management of the Company by the President and the Executive Committee to the Shareholders; the Supervisory Board may also submit its comments on any proposal that is submitted to the Shareholders by the President or by the Executive Committee. At any time, a member of the Supervisory Board may take the initiative to consult the Shareholders collectively over any matter that falls within the scope of its competence. In that case, the member of the Supervisory Board shall draw up the draft resolutions and the reports to be submitted to the Shareholders.

(f)	Creation of committees

The Supervisory Board may decide, by a simple majority of the members present or represented during a meeting which has been validly convened, to set up committees whose composition and powers it shall set and which operate under its responsibility, provided that such powers shall not be designed to delegate to a committee the powers that are attributed to the Supervisory Board itself by the By-Laws, nor to reduce or to limit the powers of the President or the Executive Committee.

These committees shall have a purely consultative role without any decision making powers and shall comprise of members of the Supervisory Board only. Each class of Shares which has the right to appoint a member of the Supervisory Board shall have the right to be represented at these committees.

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The members of the Supervisory Board shall not be entitled to any compensation for their duties in these committees.

The committee members shall be appointed for an open-ended term. They may be removed at any time without cause by a simple majority decision of the members of the Supervisory Board who are present or represented. The decision may be taken without giving any prior notice and may not give rise to any damages.

Members of the Supervisory Board who are part of a committee may resign from their duties within such committee provided they give one (1) month notice.

Any member of a committee who should cease to be a member of the Supervisory Board shall be deemed to have resigned effective immediately from his duties within any committee set-up by the Supervisory Board.

(g)	Expulsion

The Supervisory Board, acting on the decision of a simple majority of the members who are present or represented at a meeting that is validly convened, shall have the power to expel a Shareholder as part of an Expulsion Procedure in accordance with the terms of Article 10.2.

(h)	Agreed Restructuring Plan
(i)	Negotiation of an Agreed Restructuring Plan

The negotiations of an Agreed Restructuring Plan with the Senior Lenders can be initiated either by one or more of the 1A Members, or by one or more of the 1B Members, or by one or more of the 1C Members (hereinafter the “Initiating Members”) bearing in mind that the Members of the Supervisory Board 1A, the Members of the Supervisory Board 1B or the Members of the Supervisory Board 1C shall lose their right to initiate negotiations with the Banks if the number of members is less than two (2) within their Supervisory Board.

After the opening of the negotiations with the Senior Lenders, the Initiating Members must keep the other members of the Supervisory Board regularly informed of the terms and conditions of the Agreed Restructuring Plan that is proposed to the Senior Lenders.

(ii)	Approval and implementation of an Agreed Restructuring Plan

In the event of an Agreed Restructuring Plan and notwithstanding any provisions of the By-Laws to the contrary and, in particular, Articles 13.3 and 14 thereof:

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(x)
during the four (4) months as from the occurrence of a Triggering Event, all the decisions of the Supervisory Board which are necessary for the purposes of the approval or the implementation of the Agreed Restructuring Plan shall be validly taken by a majority of two thirds of its Members who are present or represented at a duly convened meeting of the Supervisory Board;

(y)
If the Agreed Restructuring Plan has not been approved by a majority of two thirds of the Members of the Supervisory Board as set out in the foregoing paragraph during the four (4) months as from the occurrence of a Triggering Event, all the decisions of the Supervisory Board which are necessary for the purposes of the approval or the implementation of the Agreed Restructuring Plan shall be validly taken, after the expiry of the four (4) month-period as from the occurrence of a Triggering Event, by a majority of one third of its Members who are present or represented at a duly convened meeting of the Supervisory Board;

(z)
all the collective decisions taken by the Shareholders which are necessary for the purposes of the approval or the implementation of the Agreed Restructuring Plan shall be taken by a majority of one third of the voting rights of the Shareholders who are present or represented, bearing in mind, for the avoidance of doubt, that in case of an Agreed Restructuring Plan, the provisions of sections (x) and (y) above shall apply, among other things, to the decisions stipulated by Articles 13.3(a)(iii), 13.3(a)(xv), 13.3(a)(xviii), 13.3(c)(i) and 13.3(c)(iv) to (vii).

As an exception to the foregoing, the provisions of sections (x) and (y) above shall not be applicable:
	-	to the decisions described in Articles 13.3(b)(v) and 13.3(b)(vi) which shall remain in any event subject to the terms and conditions of Article 13.3(b), in particular, the majority rules; and

-
to the decisions described in Article 13.2(d) concerning the dismissal of the President which shall remain in any event subject to the terms and conditions of the last section of Article 13.2(d), in particular, the majority rules.

13.3	Acts that are subject to the prior consent of the Supervisory Board
(a)	Prior consent of the Supervisory Board granted by a simple majority

For internal purposes, and except in case of Enforcement of the Pledges of the Share Accounts or for any decisions validly authorised prior to the Completion Date by a company of the Group, the decisions that are listed below concerning the Company or the Group may only be validly taken by the President, the Executive Officers, the Executive Committee or the Shareholders acting collectively after prior consent of the Supervisory Board by the affirmative vote of a simple majority of its members who are present or represented at a duly convened meeting:

(i)
the approval or the modification of the annual budget prepared on a consolidated basis and the modification of the business plan prepared on a consolidated basis, as well as any strategic decision which is not consistent with them;

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(ii)	the approval or the modification of the annual general rules governing the cash investment practices (hereinafter the “Investment Rules”);

(iii)
the investment in, the acquisition or the disposal (including through the creation or exercising of options) by one of the companies of the Group, of Shares or other Securities or fixed or tangibles assets in excess of an individual amount of 300,000 euros or in excess or an aggregate annual amount of 1,000,000 euros (unless already approved in the annual budget or in the Investment Rules);

(iv)
any decision relating to the shareholdings held by a company of the Group in a company of the Group, other than GS Financière, Gras Savoye &Cie and Gras Savoye SA, including, without limitation, any transfer or granting or any security interests, for an individual amount in excess of 300,000 euros or for an aggregate annual amount in excess of 1,000,000 euros (unless already approved in the annual budget);

(v)
any decision involving immediately or in the future, an investment or commitment to be undertaken by one of the companies of the Group for an individual amount in excess of 300,000 euros or for an aggregate annual amount in excess of 1,000,000 euros (unless already approved in the annual budget or the Investment Rules);

(vi)
the conclusion, material modification or termination of any significant modification commercial agreements outside the ordinary course of business and generating an income or expense in excess of 1,000,000 euros (unless already approved in the annual budget);

(vii)	the approval of the issuance and allocation by any company of the Group of an employee incentive plan or of a stock options plan to subscribe to or purchase shares;

(viii)	any decision to appoint, renew or dismiss a director of the Group whose non-consolidated turnover is greater than 15,000,000 euros;

(ix)	any decision to recruit, appoint, remove and set the terms of the remuneration of an employee of a company of the Group with an individual annual gross remuneration in excess of 250,000 euros;

(x)	the appointment and/or renewal of the statutory auditors of any company of the Group which generates an annual unconsolidated turnover in excess of 10,000,000 euros;

(xi)	any material change of the accounting methods that does not directly result from a change in the applicable laws or regulations;

(xii)	the approval of the annual accounts of the Company, GS Financière, Gras Savoye & Cie and Gras Savoye SA, and the allocation of profits;

(xiii)
any distribution of dividends or any distribution of funds drawn from a reserve fund, such as in the form of an advance on dividends, by the Company, by GS Financière, by Gras Savoye & Cie or by Gras Savoye SA;

24

(xiv)
the initiation of any litigation proceedings, the signature of any settlement of an uninsured dispute that involves any of the companies of the Group in relation to an amount at stake in excess of 1,000,000 euros per settlement (unless the payment

25

of such amount has already been taken into consideration as part of the annual budget);
(xv)
any granting of a real or personal security interest (other than guarantees (a) granted in the ordinary course of business in accordance with the uniform acts of OHADA, (b) in accordance with the statutory and regulatory provisions that are applicable to the insurance brokerage activities and (c) more generally, granted in the ordinary course of business) in favour of any person as security for obligation(s) of an individual amount in excess of 300,000 euros or an aggregate annual amount in excess of 1,000,000 euros;

(xvi)	the exercise of the Correduria Put (this term shall have the meaning given to it in the Main Shareholders’ Agreement)

(xvii)
the conclusion, modification or termination of any arrangement or agreement within the scope of articles L. 225-38 et seq. and of L. 227-10 et seq. of the French Commercial Code (Code de Commerce) between the Company, GS Financière, Gras Savoye & Cie or Gras Savoye SA, on the one hand, and any private individual or legal entity, or any company of the Group, or any entity referred to by these legal provisions, on the other hand, including any agreement (a) which directly or indirectly involves (as per the meaning of this term in articles L. 225-38 et seq. and L. 227-10 et seq. of the French Commercial Code (Code de Commerce)) a Shareholder, one of its Affiliates, a Lucas Shareholder or a Gras Shareholder and (b) which is not entered into at arms’ length, bearing in mind that any Members of the Supervisory Board who are involved or who are appointed by collective decisions taken by Shareholders who are involved shall refrain from voting for and that their votes shall not taken into consideration for the purposes of the calculation of the quorum and of the majority;

(xviii)	any creation, allocation or issue of Shares by the Company, GS Financière, Gras Savoye & Cie or Gras Savoye SA other than those that are authorized in accordance with Article 13.3(b)(v).
(b)	Prior consent of the Supervisory Board granted by the affirmative vote of a majority of 7/9ths

For internal purposes, and except in case of Enforcement of the Pledges of the Share Accounts or decisions which are validly authorised by a company of the Group prior to the Completion Date, the decisions that are listed below concerning the Company or the Group may only be validly taken by the President, the Executive Officers, the Executive Committee or the Shareholders acting collectively after prior consent of the Supervisory Board by the affirmative vote of a majority of seven ninths (7/9) of its members who are present or represented at a duly convened meeting:

(i)
any Transfer as a result of which the Company would hold less than 95% of the share capital or voting rights of GS Financière (this percentage being calculated after the eventual exercise of any securities giving access to the share capital of GS Financière);

(ii)
any Transfer as a result of which GS Financière would hold less than 95% of the share capital or voting rights of Gras Savoye & Cie (this percentage being calculated after the eventual exercise of any securities giving access to the share capital of Gras Savoye & Cie);

26

(iii)
any Transfer as a result of which Gras Savoye & Cie would hold less than 95% of the share capital or voting rights of Gras Savoye SA (this percentage being calculated after the eventual exercise of any securities giving access to the share capital of Gras Savoye SA);

(iv)
any decision involving immediately or in the future an amendment to the By-Laws of the Company, of GS Financière, Gras Savoye & Cie or Gras Savoye SA, other than of a modification resulting from an issuance of Securities or a transfer of registered office;

(v)
any issue of Securities by the Company which would enable a third party (other than a Shareholder) to subscribe to its Securities, except for any issuance (x) pursuant to a stock option plan, (y) upon conversion or exercise of any existing Securities, and (z) in connection with an IPO;

(vi)
any issue of Securities by GS Financière, Gras Savoye & Cie or Gras Savoye SA enabling a third party (other than a company of the Group) to subscribe to its Securities except for any issue (x) pursuant to a stock option plan, (y) upon conversion or exercise of any existing Securities

(vii)
any decision concerning an IPO or any public offering of Securities issued by one of the companies of the Group, as well as any action required to be taken by such company in relation thereto, including the appointment of the listing advisers, the financial advisers and underwriters; and

(viii)	any of the decisions that are mentioned in Article 13.3(a) if all the 1C Shares have been sold to the holders of the 1A Shares and/or the holders of 1B Shares.
(c)	Prior consent of the Supervisory Board requiring the approval by a majority of the 1B Members (of the Supervisory Board)

For internal purposes, and except for the decisions validly authorised prior to the Completion Date by a company of the Group, the decisions that are listed below concerning the Company or the Group may only be validly taken by the Supervisory Board after prior consent of the 1B Members (of the Supervisory Board) by the affirmative vote of a majority of the 1B Members (of the Supervisory Board) who are present or represented at a meeting, without prejudice to the terms governing the majority required for authorizations by the Supervisory Board in accordance with Articles 13.3(a) and (b):

(i)
any investment, acquisition or disposal (including through creation or exercise of stock options) by one of the companies of the Group, of Shares or other Securities or of any fixed or tangible for an individual amount in excess of 1,000,000 euros;

(ii)	any decision, involving immediately or in the future, any investment or commitment to be undertaken by any company of the Group for an amount in excess of 1,000,000 euros;

27

(iii)
any decision which would require the prior consent of the lenders under one of the Financing Contracts or which, failing such prior consent, would constitute an event of default under the Financing Contracts;

(iv)
any decision by a company of the Group to subscribe to any new indebtedness or to modify an existing indebtedness, resulting in the incurring of a new indebtedness for a principal amount in excess of 1,000,000 euros;

(v)	the prepayment by any company of the Group of any indebtedness for a principal amount in excess of 1,000,000 euros;

(vi)	the granting by any company of the Group of any loan for a principal amount in excess of 1,000,000 euros to an entity other than a Group’s company;

(vii)	any significant modification to the terms and conditions of any banking borrowing for a principal amount in excess of 1,000,000 euros and which was taken out by one of the companies of the Group;

(viii)
the redemption or repurchase by the Company, Gras Savoye & Cie or Gras Savoye SA of their Securities, subject to any redemptions and repurchases that are authorized (a) as part of any stock options plans to subscribe to or purchase shares or (b) resulting from existing arrangements or agreements in full force and effect on the Completion Date;

(ix)	the approval of the issuance of any stock options plan to subscribe to or purchase shares by one of the companies of the Group;

(x)
any significant change to a Group company’s business, including by engaging in a new business other than in relation insurance and risk prevention, and any termination of a significant activity of the Group; and

(xi)	any material change in the strategy of the Group.
(d)	Prior authorization of the Supervisory Board granted unanimously by its members

For internal purposes, and except in case of enforcement of the Pledges of the Share Accounts and decisions validly authorised prior to the Completion Date by a company of the Group, the decisions that are listed below concerning the Company or the Group may only be validly taken after prior unanimous consent of the members of the Supervisory Board present or represented :

(i)	any decision to discontinue the activities, wind up or liquidate the Company, GS Financière, Gras Savoye & Cie or Gras Savoye SA;

(ii)	any release of the non-transferability of the Securities set forth in the Shareholders’ Agreements prior to the expiry of the period of the Standstill Period; and

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(iii)	if the number of the 1C Members and 1D Members falls below three (3) in aggregate:
-
any Transfer as a result of which the Company would hold less than 95% of the share capital or voting rights of GS Financière (this percentage being calculated after the eventual exercise of any securities giving access to the share capital of GS Financière);

-
any Transfer as a result of which GS Financière would hold less than 95% of the share capital or voting rights of Gras Savoye & Cie (this percentage being calculated after the eventual exercise of any securities giving access to the share capital of Gras Savoye & Cie);

-	any Transfer as a result of which Gras Savoye &Cie would hold less than 95% of the share capital or voting rights of Gras Savoye SA (this percentage being calculated after the eventual exercise of any securities giving access to the share capital of Gras Savoye SA);
-
any issuance of Securities by GS Financière, by GS & Cie or by GS SA which would enable a third party (other than a company of the Group) to subscribe for their Securities, with the exception of Securities issued as part of an external growth operation which does not result in a change of control over GS Financière, GS &Cie or GS SA.

(e)	Duty to inform the Supervisory Board in hindsight

Should any of the decisions listed in Articles 13.3(a), (b) or (c) be completed or implemented after the Completion Date as a result of a commitment validly approved by one of the companies of the Group prior to that date, the Supervisory Board shall be informed of this completion or implementation by the President, the members of the Executive Committee of the Company or the duly appointed representatives of one of the companies of the Group within one (1) month.

13.4	Duration and termination of the duties of the Members of the Supervisory Board

Except in case of a collective decision to the contrary taken by the Shareholders who appointed them, the members of the Supervisory Board shall be appointed in accordance with Article 9.2.3(a) for an undetermined term. If they are appointed for a fixed term, then unless it is provided otherwise, their mandates shall expire pursuant to the collective decision taken by the shareholders in connection with the approval of the accounts for the past fiscal year in the year during which the mandates of the members of the Supervisory Board are due to expire. They may be reappointed without limitation.

The 1A, 1B, 1C and 1D Members of the Supervisory Board can be removed at any time without cause by a collective decision taken respectively by the 1A, 1B, 1C and 1D Shareholders. The decision to remove these members can be taken without notice and shall not give rise to the payment of damages.

In addition to the circumstances of the termination of the duties of the members of the Supervisory Board as set out above, their duties shall end upon their death, bankruptcy, resignation or dismissal.

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The termination of the duties of the Chairman of the Supervisory Board, as member of the Supervisory Board, shall automatically lead to the termination of his term as Chairman of the Supervisory Board.

13.5	The Chairman of the Supervisory Board

If the President of the Company is a member of the Supervisory Board, he shall automatically be designated as Chairman of the Supervisory Board.

Failing this, the members of the Supervisory Board shall appoint among themselves a Chairman who shall be a private individual. In that case, the duration of the mandate of the Chairman of the Supervisory Board shall be identical to that of his mandate as a member of the Supervisory Board. The mandate of the Chairman shall be renewable without limitation.

The Chairman of the Supervisory Board shall be in charge of conducting the meetings of the Supervisory Board.

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13.6	Compensation

The members of the Supervisory Board shall not receive any compensation in consideration for the performance of their duties. However, the reasonable costs that they incur in the course of performing their duties shall be reimbursed by the Company on presentation of corresponding evidence.

13.7	Decisions of the Supervisory Board — Minutes
(a)	Meetings — Notice to attend

The Supervisory Board may be convened by the President of the Company or by one of its members or, in the event of Enforcement of the Pledges of the Share Accounts by any Beneficiary and shall meet as often as is required by the interests of the company and, unless its members agree otherwise, at least ten (10) times per year.

Except in the event (i) that the members of the Supervisory Board unanimously agree to waive this or are all present or represented or (ii) in case of Enforcement of the Pledges of the Share Accounts, the Supervisory Board may only take decisions if it has been convened preferably at least ten (10) business days in advance and in any case at least six (6) business days prior to the meeting, the notice to attend to include the agenda, it being understood that this meeting may be convened by all means ensuring effective receipt and awareness of such notice to attend by its intended recipient, such as by way of e-mail.

Should the President not be a member of the Supervisory Board, he may nevertheless attend its meetings, without the right to vote, when this is pertinent in light of the agenda.

The other members of the Executive Committee may take part in the meetings of the Supervisory Board upon notice to attend sent by the Chairman of the Supervisory Board.

(b)	Agenda

The agenda of a meeting of the Supervisory Board shall be set by the person who convenes the meeting. The Supervisory Board can validly take decisions on topics that do not feature on the agenda if all the members are present or represented when the decision is taken.

(c)	Presidency of the meetings

The meetings of the Supervisory Board shall be controlled by the Chairman of the Supervisory Board or, failing this, by a member of the Supervisory Board chosen by the Board at the start of the meeting.

(d)	Quorum — Participation

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The first time a meeting of the Supervisory Board is convened, except in case of Enforcement of the Pledges of the Share Accounts, at least one 1A Member, one 1B Member, and, if applicable, a member of any new class of members created pursuant to Appendix B and, at least one 1C Member or one 1D Member shall be present or represented in order for the Supervisory Board to be able to validly take decisions; the second time the meeting is convened, the Supervisory Board can take decisions whatever the number and status of the members taking part, subject to the decisions that must be taken unanimously in accordance with the provisions of Article 13.3(d) and which require the participation of all the members of the Supervisory Board.

Members of the Supervisory Board may take part in the meetings of the Supervisory Board either by being physically present or by way of videoconferencing or teleconferencing, or by arranging to be represented by any other person to whom they shall have granted a suitable power of attorney, be they or not a member of the Supervisory Board so long as such person does not have a conflict of interest with a company of the Group or a Shareholder. In case of a consultation by way of a unanimous deed, members shall be deemed to have taken part in the consultation upon signing the deed.

(e)		Language of the proceedings

The proceedings of the Supervisory Board shall be held in French.

As an exception to the foregoing, if one of the members of the Supervisory Board is not a French-speaker, the meetings shall be held in English. In that case, the members who are not French-speakers can be assisted during the meetings by any individual of their choice provided that:

	-	the Chairman of the Supervisory Board shall be informed of the identity of this individual at least three (3) business days before the meeting of the Supervisory Board;

	-	this individual shall have no conflict of interests with one of the companies of the Group or a Shareholders;

	-	this individual shall only act as a translator; and

	-	this individual shall be subject to the same confidentiality duties as the other members of the Supervisory Board.
(f)	Majority

Except in those cases where the By-Laws provide for a qualified majority, such as in Articles 13.2(d) (removal of the President), 13.3(b) and 13.3(c), and except in case of Enforcement of the Pledges of the Share Accounts, the decisions of the Supervisory Board shall be taken by a simple majority of the votes of the members who are present or represented at its meetings.

In case of a hung ballot, the session chairman shall not have the casting vote.

(g)	Minutes — Register

At each meeting of the Supervisory Board, an attendance sheet and minutes of all the decisions taken by the Supervisory Board shall be drawn up.

The minutes must be drawn up by a secretary chosen by the Supervisory Board at the start of the session or, failing this, by the chairman of the meeting.

The Minutes shall be drawn up in French and shall be accompanied by a translation in English if one of the members of the Supervisory Board does not speak French. They shall be kept in a register at the registered office and signed by (i) a 1A Member present or represented at the relevant meeting if at least one 1A Member was present or represented at this meeting, (ii) a 1B Member present or represented at the relevant meeting if at least one 1B Member was present or represented at this meeting, (iii) if applicable, a member of any new class of members created pursuant to Appendix B present or represented at the relevant meeting if at least one of them was present or represented at this meeting and (iv) either a 1C Member present or represented at the relevant meeting or a 1D Member present or represented at the relevant meeting if at least one 1C Member or one 1 D Member was present or represented at the meeting.

Copies or excerpts of these minutes shall be validly certified by the President, by the Chairman of the Supervisory Board, by the Executive Officers or by an agent who is duly empowered to do so.
13.8	Observers
(a)	The Supervisory Board at a simple majority of its members present or represented may appoint one or more observers who shall be convened to the meetings of the Supervisory Board without voting rights.

The observers shall be convened to the meetings of the Supervisory Board in the same way as the members of the members of the Supervisory Board. They shall be entitled to receive the same information as the members of the Supervisory Board from the President or the Executive Committee.

(b)
The observers may be removed at any time without cause by a decision of the Supervisory Board taken at a simple majority by the members present or represented. The decision to remove an observer may be taken without giving prior notice and shall not give rise to damages.

(c)	The observers shall be bound by an obligation of discretion and confidentiality.

(d)
The observers shall not receive any compensation in consideration for the performance of their duties. However, the reasonable costs that they shall incur in the course of performing their duties shall be reimbursed by the Company on presentation of corresponding evidence.

13.9	Applicable rules in the event of Enforcement of the Pledges of Share Accounts

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In the event of Enforcement of the Pledges of Share Accounts, the applicable rules of procedure for the different bodies shall automatically and as of right be amended as follows. However, the non-contradicting provisions of Articles 11 to 13.8 shall continue to apply:

(a)	As an exception to the provisions of Articles 11.1(a) and 13.2(d), the removal of the President shall occur by a decision of the Supervisory Board taken at a simple majority of its members who are present or represented (the President shall not take part in the vote if his is a member of the Supervisory Board);
(b)
As an exception to the provisions of Articles 12.1 and 12.4 the members of the Executive Committee shall be appointed and removed by a decision of the Supervisory Board taken at a simple majority of its members who are present or represented without it being necessary to obtain the consent or opinion of the Shareholders;

(c)
As an exception to the provisions of Articles 9.2.3(a), 13.1 and 13.4 the members of the Supervisory Board shall be appointed and removed by a collective decision of the Shareholders taken by a simple majority of the Shareholders who are present or represented; all the Shares shall have the same voting rights, except for Shares 4 and Shares 2 and 3 which are not held by the Beneficiaries (as defined in article 9.2.4(b)(i) above);

(d)
As an exception to paragraphs (a), (b), (c) and (d) of Article 13.3 all decisions which are within the powers of the Supervisory Board shall be taken at a simple majority of the its members who are present or represented;

(e)
As an exception to the provisions of Article 13.7(d), at the first convened meeting, the participation of at lease half of the members of the Supervisory Board is required to validly make decisions and, at the second convened meeting, the Supervisory Board shall take decisions whichever the number or position of the members who are present;

(f)	As an exception to the provisions of Article 13.7(f), the decisions of the Supervisory Board shall be made at the majority of the members who are present or represented.

(g)	As an exception to the provisions of Article 13.7(g), the minutes of decisions of the Supervisory Board shall be signed by the president and a member of the Supervisory Board.

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HEADING IV
COLLECTIVE DECISIONS TAKEN BY THE SHAREHOLDERS
ARTICLE 14 — COLLECTIVE DECISIONS TAKEN BY THE SHAREHOLDERS

14.1	Decisions that fall within the scope of the powers of the shareholders

14.1.1
In accordance with article L. 227-19 of the French Commercial Code (Code de Commerce), the decisions stipulated by articles L. 227-13, L. 227-14, L. 227-16 and L. 227-17 of the French Commercial Code (Code de Commerce) can only be adopted or modified by a unanimous decision taken by the Shareholders.

14.1.2
Except in the event of Enforcement of the Pledge of Share Accounts (in which case the decisions provided for in this Article 14.1.2 shall be adopted according to the majority rules set forth in Article 14.1.3) the following decisions must be approved by a decision taken by a majority of four fifths (4/5) of the voting rights attached to the Shares of the Shareholders who are present or represented:

(a)	transformation of Company;

(b)	winding up the Company;

(c)	mergers, de-mergers, partial takeovers governed by the rules applicable to mergers and acquisitions, and

(d)	in general, any decision that involves an amendment to the By-Laws other than those that are mentioned in Articles 4, 14.1.1, 14.1.3(a) and 9.2.5 at the end (in fine).
14.1.3	The following decisions must be approved by a decision taken by a simply majority of the voting rights attached to the Shares of the Shareholders who are present or represented:
(a)
any increase, decrease or amortization the share capital and the issuance any securities which may provide access, whether immediately or at some point in the future, to the share capital or to the voting rights of the Company;

(b)	appointment of the statutory auditors;

(c)	approbation of the annual accounts and, where applicable, the consolidated accounts of the Company and the allocation of its profits;

(d)	any payment of dividends or any other distribution;

(e)	any affiliation to any grouping or entity which may lead to open-ended joint and several liability for the Company;

(f)	approbation of any regulated agreements mentioned in Article 18;

(g)	appointment of the receiver(s) and all decisions concerning the liquidation of the Company; and

(h)	transfer of the registered office subject to the provisions of Article 4.
The Shareholders may also take decisions on any other matter that falls within the scope of their powers or that is submitted to them, in accordance with the By-Laws.

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14.2	Method used to consult the Shareholders and periodicity of consultation

The Shareholders shall be consulted at the initiative (i) of the President, (ii) of a member of the Supervisory Board (iii) of the statutory auditors, or (iv) in the event of Enforcement of the Pledges of the Share Accounts, by any Beneficiary.

Collective decisions shall be taken, at the discretion of the person who initiates the consultation, either at a general meeting of the Shareholders (hereinafter the “Shareholders’ Meeting”), or by the Shareholders signing written resolutions or a deed delivered under private seal (acte sous seing privé).

The statutory auditors shall be convened to the Shareholders’ Meetings and shall be informed, at the same time as the Shareholders, of the holding of any Shareholders’ Meetings or use of any other methods to consult the Shareholders.

The Shareholders must take a collective decision at least once a year, within six (6) months following the end of the fiscal year, to approve the accounts for that fiscal year.

All other collective decisions may be taken at any point in time during the year.

14.3	Terms governing the holding of the Shareholders’ Meetings
(a)	Notice to attend

The Shareholders shall be convened to a Shareholders’ Meeting by any written means (including by means of a letter sent by regular post, by facsimile or by e-mail) ten (10) business days in advance, with an indication of the date, the time, the place and the agenda of the Shareholders’ Meeting. The Shareholders’ Meeting may meet spontaneously if all the shareholders are present or represented, in which case the agenda of this meeting shall be set jointly by the shareholders.

At the same time as the summons, and unless the Shareholders renounce this, all the documents that are required to take an informed decision shall be sent to or placed at the disposal of the Shareholders.

In the event of Enforcement of the Pledges of the Share Accounts a Shareholders Meeting may be convened without further delay.

The Shareholders’ Meetings shall be held at the registered office of the Company or at any other location that is stipulated in the notice to attend.

The Shareholders’ Meetings shall be controlled by the person at whose initiative they are convened, when such person is the President or the Chairman of the Supervisory Board. Failing this, the meeting shall appoint its own chairman.

(b)	Quorum

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A Shareholders’ Meeting may only be held if Shareholders who have at least half of the voting rights are present or represented.

(c)	Majority — Representation

Collective decisions taken by the Shareholders shall be adopted by a simple majority of the votes cast, subject to those cases provided for in Article 14.1.1 and, except in the event of Enforcement of the Pledges of the Share Accounts, those cases which are provided for in Article 14.1.2 which shall require a qualified majority.

Each of the Shareholders may appoint an attorney-in-fact of his choosing (who need not be a Shareholder) in order to represent him. There shall be no limits to the number of powers of attorney that a shareholder may have. The powers of attorney may be granted in writing by any means.

Subject to the provisions of Article 9.2.2, the voting rights that are attached to the Shares shall be proportional to the stake in the share capital that they account for and each share shall grant its holder the right to cast one vote.

(d)	Attendance sheet

An attendance sheet shall be drawn up and kept at each Shareholders’ Meeting. This attendance roll, which shall be initialled by the Shareholders who are present and those who are representing other Shareholders, and to which the powers of attorney granted to each representative shall be appended, shall be certified as accurate in the same way as the minutes.

14.4	Deeds delivered under private seal (acte sous seing privé)

Any decision that falls within the scope of the competence of the Shareholders may also be taken, in the absence of a Shareholders’ Meeting, as a result of the consent of all the Shareholders expressed in a written deed, drawn up in French and signed by all the Shareholders. This deed shall then be entered in the register of decisions taken by the Shareholders. So long as companies incorporated under the laws of non French speaking countries or non French speaking persons shall be Shareholders any signed document shall include an English translation.

14.5	Written resolutions

Decision can also be taken without convening a Shareholders’ Meeting by the consent of the Shareholders expressed in writing. The text of the draft resolutions shall be sent out by the person who has taken the initiative to consult the Shareholders to each Shareholder and, for information purposes, to the statutory auditor and to the Company, by letter sent by recorded delivery with acknowledgement of receipt, letter sent by regular post, by facsimile, e-mail or by any other means that provides evidence of both sending and receipt.

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The Shareholders shall have a ten (10) business day-period following receipt of the draft resolutions to sign those resolutions that they approve and return the document to the person who took the initiative of introducing the resolution, by letter sent by recorded delivery with acknowledgement of receipt, by letter sent by regular post or by facsimile. Any shareholder whose answer does not reach the Company within the abovementioned time-period shall be deemed to have rejected the resolutions.

The date on which the last response from a Shareholder to the resolution is received in writing, enabling the requisite majority to be reached, and, where applicable, the date on which the specific approvals required for the passing of the resolution are received, shall be considered as the date on which the resolution in question was adopted.

During the answer period, each Shareholder may request any complementary explanation from the person who has taken the initiative to consult the Shareholders or, where applicable, from the President.

The evidence of the sending and the receipt of the text of the draft resolutions and of the copies of these resolutions duly signed by the Shareholders as indicated above shall be kept at the registered office.

14.6	Decisions taken by the Sole Shareholder

The Sole Shareholder shall exercise the powers that are attributed by law and by the By-Laws to the Shareholders acting collectively.

14.7	Collective decisions taken by the 1A Shareholders, the 1B Shareholders, the 1C Shareholders, the 1D Shareholders, the 2 Shareholders, the 3 Shareholders and the 4 Shareholders

The 1A Shareholders acting collectively, the 1B Shareholders acting collectively, the 1C Shareholders acting collectively, the 1D Shareholders acting collectively, the 2 Shareholders acting collectively, the 3 Shareholders acting collectively and the 4 Shareholders acting collectively, may each take decisions concerning the following matters, in accordance with the provisions of article L. 225-99 of the French Commercial Code (Code de Commerce):

(a)
decisions concerning the prior authorizations or approvals stipulated by Article 9.2.5 and by any other provision of a statute, a regulation or the By-Laws which requires that an act or a decision be authorized beforehand by the Shareholders of a given class; and

(b)	decisions concerning those acts and decisions that fall within the scope of their respective competence in accordance with the By-Laws, and specifically Article 9.2.3 thereof.

Collective decisions taken by the 1A Shareholders, the 1B Shareholders, the 1C Shareholders, the 1D Shareholders, the 2 Shareholders, the 3 Shareholders and the 4 Shareholders shall be taken at the initiative (i) of the President, (ii) of a representative of the Shareholders of a Class, (iii) of one or more Shareholders whose voting rights account for at least one fifth (1/5) of the total number of voting rights attached to the existing Shares of the class that is concerned, (iv) of the statutory auditors, or (v) in the event of Enforcement of the Pledges of the Share Accounts, by any Beneficiary holding existing Shares of the relevant class.

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Subject to the provisions of this Article, the other provisions of article 14 shall be applicable to the collective decisions taken by the Shareholders who hold any class of preferred Shares.

14.8	Minutes of the decisions of the Sole Shareholder and of the collective decisions taken by the Shareholders

Whatever the chosen method of consulting the Sole Shareholder or the Shareholders, minutes of such decisions shall be drawn up in French and shall be signed and dated as soon as possible by the President and the Sole Shareholder or by the President and one of the 1A Shareholders, one of the 1B Shareholders, one of the 1C Shareholders, one of the 1D Shareholders and one of the Shareholders of any new class of Shares with voting rights who took part in the decision.

By way of exception to the provisions of the preceding paragraph, in the case of Enforcement of the Pledges of the Share Accounts, the minutes of the decisions of the Sole Shareholder or the collective decisions of the Shareholders shall be signed by the president and a member of the board.

These minutes shall be kept in a register held at the Company’s registered office. So long as companies incorporated under the laws of non French speaking countries or non French speaking persons shall be Shareholders any minutes shall include an English translation.

ARTICLE 15 — SHAREHOLDERS’ RIGHT TO THE DISCLOSURE OF INFORMATION
Whatever the chosen mode, any consultation of the Shareholders must be preceded by an information process comprising any documents and information that are usually sent to the shareholders of a public limited company or kept at their disposal at the registered office in accordance with the provisions of article L. 225-115 and articles R. 225-81 and R. 225-83 of the French Commercial Code (Code de Commerce), the provisions concerning the reports of the Board of Directors being replaced for the present purposes by the reports of the President or the Executive Committee. As an exception to the above, this information must be notified to each Shareholder at least ten (10) business days prior to the date of the consultation (except in cases where the bylaws provide for a prior notice of less than ten (10) days or allow for a meeting to be convened without delay in which case the information shall be given with the notification convening the meeting). Should the consultation of the Shareholders call for the presentation of a report drawn up by the statutory auditor or by auditors specifically appointed to that end, the right to obtain communication of the report of the statutory auditor or of the specifically appointed auditor shall be exercised within the time-periods that are stipulated by law.
The Shareholders can waive their right to obtain communication of information within the time-period stipulated in the foregoing paragraph if they all take part in the collective decision and if they declare that they have all the information they require to take informed decisions.

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 HEADING V
ACCOUNTS — THE COMPANY’S EARNINGS
ARTICLE 16 — FISCAL YEAR
Each fiscal year shall last for one year, beginning on 1 November and ending on 31 October of each year.
As an exception to the above, the first fiscal year began on the registration date of the Company and ended on 31 October 2009.
ARTICLE 17 — DETERMINATION, ALLOCATION AND DISTRIBUTION OF PROFITS
The Shareholders shall take a collective decision concerning the accounts for the fiscal year and shall determine the allocation of the distributable profits in accordance with the applicable legal provisions.
Subject to the provisions of Article 9.2.4, each Share shall grant its holder the right to a share of the Company’s profits that is proportional to its shareholding.

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HEADING VI
AUDIT AND CONTROL
ARTICLE 18 — REGULATED AGREEMENTS

18.1
The President must inform the statutory auditors of any agreements that are signed directly or through one or more intermediaries by the Company, GS Financière, Gras Savoye & Cie and Gras Savoye SA, on the one hand, and a 1A Shareholder, a 1B Shareholder, a 1C Shareholder, a 1D Shareholder or a Shareholder holding more than ten percents of the voting rights or, in the case of a Shareholder which is a company, the company which controls it within the meaning of article L. 233-3 of the French Commercial Code (Code de Commerce), or the President himself, on the other hand, within one month following the signature of such agreements. The statutory auditors shall present a report to the Shareholders concerning these agreements. The Shareholders shall take a decision on this report each year concurrently with the collective decisions in connection with the approval of the accounts.

18.2
If the Company has only one Shareholder, the abovementioned procedure shall not apply. In that case, agreements between the Company and its senior officers shall only be mentioned in the register of Company’s decisions.

18.3
Agreements that are not approved shall nevertheless remain valid, though the interested party and, where applicable, the President, shall bear any damaging consequences that they may have on the Company.

18.4
These provisions shall not apply to agreements covering day-to-day operations that are entered into on arms’ length basis, a list of which shall be disclosed to the statutory auditors. The agreements which, as regards their purpose or their financial implications, are not significant for either party, need be disclosed.

18.5
The prohibitions mentioned in article L. 225-43 of the French Commercial Code (Code de Commerce) shall apply, in accordance with the terms of this article, to the President, to the Executive Officers, to the members of the Executive Committee and to the members of the Supervisory Board.

ARTICLE 19 — THE STATUTORY AUDITORS
The Company shall be audited by one or more statutory auditors who shall be appointed by a collective decision taken by the Shareholders in accordance with the applicable statutory and regulatory provisions.
One or more substitute statutory auditors shall be appointed by a collective decision taken by the Shareholders with a view of replacing their principals in case the latter die, are disabled, resign or refuse to perform their duties.
The first statutory auditors shall be appointed for a term of six (6) fiscal years in the initial By-Laws of the Company. Subsequently, during the existence of the Company, the statutory auditors shall be appointed by the Sole Shareholder or by the Shareholders acting collectively in

40

accordance with the terms of Article 14 and, in particular, the terms governing majority of Article 14.1.3.
ARTICLE 20 — REPRESENTATION OF THE WORKERS’ COMMITTEE
If a workers’ committee is formed, the delegates to this committee, who shall be appointed in accordance with the provisions of the French Labor Code (Code du travail), shall exercise their rights as defined by articles L. 2323-62 to L. 2323-67 of the French Labor Code (Code du travail) before the President.

Whenever such committee contemplates to exercise the right stipulated in section 2 of article L. 2323-67 of the French Labor Code (Code du travail) in order to request the inclusion of draft resolutions on the agenda of the collective decisions taken by the Shareholders, the workers’ committee, represented by one of its members who is duly mandated to that end, must send its request to the registered office of the Company, for the attention of the President, by letter sent by recorded delivery with acknowledgement of receipt. In order for the draft resolutions to be entered on the agenda of the collective decisions taken by the Shareholders, this request must be delivered to the Company at least 8 days before the date on which these decisions are due to be taken. The request must be accompanied by the text of the draft resolutions, which may include a brief description of the grounds.

HEADING VII
WINDING UP – LIQUIDATION
ARTICLE 21 — WINDING UP — LIQUIDATION
The decision to wind up and liquidate the Company shall be taken by the Sole Shareholder or by the Shareholders acting collectively in accordance with the majority provisions of Article 14.1.2 (except in the event of Enforcement of the Pledges of the Share Accounts in which case the decision shall be made according to the majority rules set forth in Article 14.1.3.)
The liquidation surplus shall be allocated among the Shareholders in accordance with the provisions of Article 9.2.4.
ARTICLE 22 — DISPUTES
Any disputes that may arise during the Company’s term or during its liquidation, between its President, one or more Executive Officers, members of the Executive Committee, members of the Supervisory Board and/or one or more Shareholders, concerning the company’s business, shall be shall be submitted to the competent courts in accordance with law.

41

APPENDIX A
Definitions
For the purposes of the By-Laws, any terms used with a capital letter set out below shall have the following meanings:

1A Member(s) (of the Supervisory Board)	shall have the meaning defined in Article 9.2.3(a);

1B Member(s) (of the Supervisory Board)	shall have the meaning defined in Article 9.2.3(a);

1C Member(s) (of the Supervisory Board)	shall have the meaning defined in Article 9.2.3(a);

1D Member(s) (of the Supervisory Board)	shall have the meaning defined in Article 9.2.3(a);

Affiliate	shall have the meaning given to that term in the Main Shareholders’ Agreement or in the Shareholders’ Agreement of the 2 Shareholders, as the case may be;

Agreed Restructuring Plan	shall have the meaning given to that term in the Main Shareholder Agreement;

Beneficiaries	shall have the meaning given to that term in Article 9.2.4(b)(i)

Distribution Fundamentals	shall have the meaning defined in Appendix C;

Permitted Transfer	shall have the meaning defined in Appendix C;

By-Laws	shall mean the By-Laws of the Company;

CB	shall have the meaning defined in Appendix C;

Sale	shall have the meaning defined in Appendix C;

Executive Officer(s)	shall have the meaning defined in Article 11.1(b);

1A Shareholder(s)	shall mean the persons who hold 1A Shares;

1A Shares	shall have the meaning defined in Article 7;

1B Shareholder(s)	shall mean the persons who hold 1B Shares;

1B Shares	shall have the meaning defined in Article 7;

42

1C Shareholder(s)	shall mean the persons who hold 1C Shares;

1C Shares	shall have the meaning defined in Article 7;

1D Shareholder(s)	shall mean the persons who hold 1D Shares;

1D Shares	shall have the meaning defined in Article 7;

2 Shareholder(s)	shall mean the persons who hold 2 Shares;

2 Shares	shall have the meaning defined in Article 7;

3 Shareholder(s)	shall mean the persons who hold 3 Shares;

3 Shares	shall have the meaning defined in Article 7;

4 Shareholder(s)	shall mean the persons who hold 4 Shares;

4 Shares	shall mean the class 4 preferred shares which may be issued by the company after conversion of the CB;

Company	shall mean the company identified in the beginning of these By-Laws;

Distribution	shall have the meaning defined in Article 9.2.4(a);

Enforcement of the Pledges of the Share Accounts	shall mean the allocation of Securities to all or part of the beneficiaries of the Pledges of the Share Accounts as a result of the enforcement of all or part of the Pledges of the Share Accounts;

Executive Committee	shall have the meaning defined in Heading III;

Expulsion Procedure	shall have the meaning defined in Article 10.2.2;

Financing Contracts	shall mean (i) the Senior Facilities Agreement and (ii) the other Finance Documents (as defined in the Senior Facilities Agreement);

Gras Shareholder	shall have the meaning given to that term in the Main Shareholders’ Agreement;

43

Group	shall mean the Company and the companies that it controls, whether directly or indirectly within the meaning of the provisions of article L. 233-3 of the French Commercial Code (Code de Commerce);

Gras Savoye & Cie
shall mean GRAS SAVOYE & CIE, a French société par actions simplifiée, whose registered address is 2, rue Ancelle, 92200 Neuilly-sur-Seine, France, registered with the French Registry of Commerce and Companies under no. 457 509 867 RCS Nanterre;

GS Financière
shall mean GS FINANCIERE (previously referred to as ALCéE), a French société par actions simplifiée, whose registered address is 120, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France, registered with the French Registry of Commerce and Companies under no. 517 842 811 RCS Nanterre

Gras Savoye SA	shall mean GRAS SAVOYE SA, a French société anonyme, whose registered address is 2, rue Ancelle, 92200 Neuilly-sur-Seine, France, registered with the

French Registry of Commerce and Companies under no. 311 248 637 RCS Nanterre;

IPO	shall have the meaning defined in Appendix C;

Lucas Securities	shall have the meaning given to that term in the Main Shareholders’ Agreement;

Lucas Shareholder	shall have the meaning given to that term in the Main Shareholders’ Agreement;

Main Shareholders’ Agreement
shall mean, as the case may be, the agreement between the shareholders and holders of the Securities of the Company in English entitled “Shareholders’ agreement with respect to GS & Cie Groupe” dated 17 December 2009, as in force at the time under consideration;

44

Manco	shall have the meaning defined in Appendix C;

Merger	shall have the meaning defined in Appendix C;

Ordinary Shares	shall mean the ordinary shares issued or to be issued by the Company;

Ordinary Shareholder	shall mean the holder of Ordinary Shares;

Pledges of the Share Accounts	shall mean the pledges of the Share accounts granted by the Shareholders and the holders of Subordinated CB over their Securities pursuant to the Financing Contracts;

President / President of the Company	shall have the meaning defined in Article 11.1(a);

Completion Date	shall mean 17 December 2009;

Securities
shall mean the Shares, the Subordinated CB, the warrants, or other Securities issued or to be issued by the Company (or, depending on the context, by another company) or, more generally, all other rights giving access, or likely to give access, directly or indirectly, immediately or in the future, with or without any exercise, notice or other formality, by conversion, exchange, repayment, presentation or exercise of a warrant or by any other means to the allocation of a Security representing or giving access to a fraction of the share capital, of the profits, of the liquidation surplus or of the voting rights of the Company (or, depending on the context, of another company), including any preferential rights of subscription to any share capital increase or to any issue of any security issued or allocated as a result of a transformation, merger, spin-off, contribution or similar operation, it being specified, for the avoidance of doubt, that (i) CB and (ii) bonds with initially attached warrants which have been subsequently detached;

45

Senior Facilities Agreement
shall mean the senior loan agreement in English entitled “Senior Facilities Agreement” executed by, namely GS Financière, the Company, the Senior Lenders, the Mandated Lead Arrangers, the Senior Agent and the Security Agent dated 16 December 2009 (any terms used with a capital letter having the meaning ascribed to them in such contract) and (ii) the other Finance Documents (as referred to in the Senior Facilities Agreement);

Senior Lenders	shall have the meaning that is defined for “Senior Lenders” in the Financing Contracts;

Shareholder(s)	shall have the meaning that is defined in Article 1;

Shareholders’ Agreement of the 2 Shareholders
shall mean the agreement between the shareholders and holders of the securities of Manco signed by the Shareholders, Manco and its shareholders, as per its drafting at the given time under consideration;

Shareholders’ Agreements	shall mean, as applicable, the Main Shareholders’ Agreement and/or the Shareholders’ Agreements of the 2 Shareholders;

Shares
shall mean all of the shares issued by the Company to represent its share capital, to wit the 1A Shares, the 1B Shares, the 1C Shares, the 1D Shares, the 2 Shares, the 3 Shares, the 4 Shares, any Ordinary shares and/or other Shares which may be created or issued pursuant to Appendix B;

Sole shareholder	shall have the meaning that is defined in Article 1;

Subordinated CB	shall have the meaning that is defined in Appendix C;

Supervisory Board	shall have the meaning that is defined in Heading III;

46

Transfer
shall mean the transfer of any right or obligation and in the context of the Securities (i) all transfers, sales or assignments of partial (e.g. jouissance, usufruit ou nue-propriété) or full title by any legal means (including by means of an exchange, split, sale with option or redemption, contribution, partial hive-down (apport partiel d’actifs), in the form of a payment in kind (dation en paiement), merger or de-merger (scission)), (ii) any transfer following death or transfer in trust or fiducie or by any other similar means, (iii) any gratuitous or onerous transfer even when the transfer is made pursuant to a public auction ordered by a court or a tribunal or where the transfer of ownership is delayed, (iv) any transfer which is the result of any contribution, with or without division of legal and beneficial title to shares (usufruit) loan, constitution of guarantee, convention de croupier redemption or otherwise, and, more generally, (v) any transfer with or without usufruct, loan, constitution of a guarantee as a result of a pledge of securities or the enforcement of such pledge of securities or the entering into a convention de croupier, it being specified that the verb “to Transfer” shall be interpreted accordingly;

Transparency	shall have the meaning given to that term tin the Main Shareholders’ Agreement.

Triggering Event	shall have the meaning given to that term in the Financing Contracts; and

47

APPENDIX B
Terms governing the adjustment of the allocation of the seats on the Supervisory Board
As of the date of any Enforcement of Pledges of Share Accounts the provisions of this Appendix shall no longer be applicable.

1.
The number of 1A Members, 1B Members, 1C Members or 1D Members who are appointed respectively by the 1A Shareholders acting collectively, the 1B Shareholders acting collectively, the 1C Shareholders acting collectively and the 1D Shareholders acting collectively in accordance with Article 9.2.3(a) shall be reduced automatically and as of right:

(x)	from three (3) to two (2) as soon as the number of 1A Shares or of 1B Shares shall cease to account for more than 26% of the voting rights of the Company respectively;

(y)	from two (2) to one (1) as soon as the number of 1A Shares, of 1B Shares or of 1C Shares shall cease to account for more than 18% of the voting rights of the Company respectively; and

(z)	to zero (0) as soon as the number of 1A Shares, of 1B Shares, of 1C Shares or of 1D Shares shall cease to account for more than 8% of the voting rights of the Company respectively.

If the number of 1A Members, 1B Members, 1C Members or 1D Members is reduced in accordance with the provisions of the foregoing section, the competent Representative of the Shareholders of a Class or, failing this, the President, must consult the Shareholders who hold the relevant class of shares collectively in order to designate the member of the Supervisory Board whose duties shall end pursuant to this reduction.

2.
If in accordance with the provisions of the foregoing section, the number of members of the Supervisory Board who are appointed by the Shareholders (excluding 2 Shareholders, 3 Shareholders and Ordinary Shareholders) is reduced and:

2.1.
If as a result of one or more Transfers or of a new Share issue, an Ordinary Shareholder or a group of Ordinary Shareholders acting in a concerted manner (as per the meaning of this term in article L. 233-3-I of the French Commercial Code (Code de Commerce) but not including any grouping formed by the Main Shareholders’ Agreement) should come to hold a number of Ordinary Shares accounting for 8% or more of the voting rights of the Company and should they not be entitled to appoint a member of the Supervisory Board, a new class of Shares with voting rights and a new category of members of the Supervisory Board shall be created and this new class of Shares with voting rights shall grant to the Sole Shareholder or to the shareholders of this class acting collectively, as the case may be, the right to appoint a total of :

(i)
one (1) member of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 8% inclusive and 18% (exclusive) of the Shares with voting rights (i.e. excluding the 2 Shareholders and 3 Shareholders);

(ii)
two (2) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 18% (inclusive) and 26% (exclusive) of the Shares with voting rights (i.e. excluding the 2 Shareholders and 3 Shareholders);

(iii)
three (3) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 26% (inclusive) and 40% (exclusive) of the Shares with voting rights (i.e. excluding 2 Shareholders and 3 Shareholders);

(iv)
four (4) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 40% (inclusive) and 50% (exclusive) of the Shares with voting rights (i.e. excluding the 2 Shareholders and 3 Shareholders);

(v)
five (5) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 50% (inclusive) and 60% (exclusive) of the Shares with voting rights (i.e. excluding the 2 Shareholders and 3 Shareholders);

(vi)
six (6) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 60% (inclusive) and 70% (exclusive) of the Shares with voting rights (i.e. excluding the 2 Shareholders and 3 Shareholders);

(vii)
seven (7) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 70% (inclusive) and 80% (exclusive) of the Shares with voting rights (i.e. excluding 2 Shareholders and 3 Shareholders);

(viii)
eight (8) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 80% (inclusive) and 92% (exclusive) of the Shares with voting rights (i.e. excluding 2 Shareholders and 3 Shareholders); et

(ix)
all the members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold more than 92% of the Shares with voting rights (i.e. excluding 2 Shareholders and 3 Shareholders);

and/or

2.2.
If as a result of one or more Transfers or of a new Share issue, the proportion of the share capital that is accounted for respectively by all of the Shares of a class with voting rights (i.e. excluding the 2 Shareholders and 3 Shareholders) should increase, the Sole Shareholder or the Shareholders of this class of Shares with voting rights acting collectively shall have the right to appoint a total of :

(i)
two (2) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 18% (inclusive) and 26% (exclusive) of the Shares with voting rights (i.e. excluding 2 Shareholders and 3 Shareholders);

48

(ii)
three (3) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 26% (inclusive) and 40% (exclusive) of the Shares with voting rights (i.e. excluding the 2 Shareholders and 3 Shareholders);

(iii)	four (4) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 40% (inclusive)

49

and 50% (exclusive) of the Shares with voting rights (i.e. excluding the 2 Shareholders and 3 Shareholders);
(iv)
five (5) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 50% (inclusive) and 60% (exclusive) of the Shares with voting rights (i.e. excluding 2 Shareholders and 3 Shareholders);

(v)
six (6) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 60% (inclusive) and 70% (exclusive) of the Shares with voting rights (i.e. excluding 2 Shareholders and 3 Shareholders);

(vi)
seven (7) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 70% (inclusive) and 80% (exclusive) of the Shares with voting rights (i.e. excluding the 2 Shareholders and 3 Shareholders);

(vii)
eight (8) members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold between 80% (inclusive) and 92% (exclusive) of the Shares with voting rights (i.e. excluding 2 Shareholders and 3 Shareholders); et

(viii)
all the members of the Supervisory Board, if the Sole Shareholder or the Shareholders of this new class of Shares acting collectively should come to hold more than 92% of the Shares with voting rights (i.e. excluding 2 Shareholders and 3 Shareholders);

2.3.
If the number of shares with voting rights belonging to a given class accounts for a proportion of the Shares with voting rights (i.e. excluding 2 Shareholders and 3 Shareholders) that is lower than any of the abovementioned percentages, the number of members of the Supervisory Board appointed by the Sole Shareholder or the Shareholders of this new class of Shares acting collectively must be reduced accordingly.

2.4.
In any event, the application of the provisions of Articles 2.1 to 2.3 cannot increase the total number of members of the Supervisory Board, and if several new Ordinary Shareholders and/or if the Sole Shareholder or the Shareholders of a given class of Shares with voting rights acting collectively request to benefit from the foregoing provisions, so that the maximum number of members of the Supervisory Board would thereby be exceeded, the Shareholders who hold the highest number of Shares with voting rights shall benefit from these provisions.

Notwithstanding the foregoing provisions, if (i) in accordance with the provisions of this Appendix, only two classes of Shares with voting rights and the power to appoint members of the Supervisory Board remain and (ii) the Shareholders of each of these classes hold a number of shares with exactly the same voting rights the Shareholders of each of these classes shall be entitled to each appoint four (4) members of the Supervisory Board even if their Shares allow them to have 50% of the voting rights of the Company.

50

SCHEDULE 1(B)
FORMULAS
If not specifically defined in this Schedule 1B, words, terms and expressions used in this Schedule 1B with capitalized initials have the meanings ascribed to them in the Preamble, Recitals and Section 1 (“Definitions and Interpretation”) of the Amended and Restated Shareholders Agreement (the "SHA") to which this Schedule is attached.

1.	Estimated Notification Equity Value

The Estimated Notification Equity Value (ENEqV) in Euro is defined according to the following formula:

ENEqV = [40 % x K1 x 2015 Annual Budget Sales] + [60 % x K2 x ((2015 Annual Budget EBITDA + EBITDA 2014) x 0.5)] + 2015 Annual Budget C + Estimated ICG 2015

Where:

•
K1 is defined as the 2014 “EV/Sales” market multiple computed as the average of the 2014 EV/Sales multiples of a sample of comparable quoted companies provided that K1 is a minimum multiple of 1.50x and a maximum multiple of 1.80x and as further described in section 10.3 below;

•	2015 Annual Budget Sales is defined as the consolidated net turnover of the 2015 Annual Budget with the Sales aggregate defined as per section 9.6 below;

•
K2 is defined as the 2014 “EV/EBITDA” market multiple computed as the average of the 2014 EV/EBITDA multiples of a sample of comparable quoted companies provided that K2 is a minimum multiple of 9.00x and a maximum multiple of 10.00x and as further described in section 10.4 below;

•
2015 Annual Budget EBITDA is defined as the consolidated “Earning before interest, tax, depreciation and amortization” of the 2015 Annual Budget with the EBITDA aggregate defined as per section 9.7 below, adjusted at the ENEqV Calculation Date to include any EBITDA Impact Adjustments on EBITDA for 2015 as set forth in the 2015 Annual Budget;

•
EBITDA 2014 is defined as the consolidated “Earning before interest, tax, depreciation and amortization” for the fiscal year ended December 31st, 2014, with the EBITDA aggregate defined as per section 9.7 below, as adjusted at the ENEqV Calculation Date to include any EBITDA Impact Adjustments on EBITDA for 2014;

1

•
2015 Annual Budget C is defined as the consolidated net cash position (if positive) or net debt position (if negative) at December 31, 2015 as per the 2015 Annual Budget excluding Insurance Working Capital as further described in section 9.3 below; and

•	Estimated ICG 2015 is defined as the Estimated Interim Cash Generated between 01/01/2015 and 30/06/2015 as further described in section 9.4.1 below.

2.	Final Notification Equity Value

The Final Notification Equity Value (FNEqV) in Euro is defined according to the following formula:

FNEqV = ENEqV – Estimated ICG 2015 + Final ICG 2015

Where:

•	ENEqv is defined as the Estimated Notification Equity Value described in section 1 above;

•	Estimated ICG 2015 is defined as the Estimated Interim Cash Generated between 01/01/2015 and 30/06/2015 as further described in section 9.4.1 below, and

•	Final ICG 2015 is defined as the Final Interim Cash Generated between 01/01/2015 and 30/06/2015 as further described in section 9.4.2 below.

3.	Notification Enterprise Value

The Notification Enterprise Value (NEnV) in Euro is defined according to the following formula:

NEnV = [40 % x K1 x 2015 Annual Budget Sales] + [60 % x K2 x ((2015 Annual Budget EBITDA + EBITDA 2014) x 0.5)]

Where K1, 2015 Annual Budget Sales, K2, 2015 Annual Budget EBITDA and EBITDA 2014 have the same definition and calculation period as in the ENEqV’s definition above.

4.	Estimated Call Equity Value

The Estimated Call Equity Value (ECEqV) in Euro is defined according to the following formula:

2

ECEqV = [40 % x K1 x Sales 2015] + [60 % x K2 x ((EBITDA 2015 + EBITDA 2014) x 0,5 ) ] + C 2015 + Final ICG 2015

Where:

•
K1 is defined as the “EV/Sales” market multiple computed as the average of the EV/Sales multiples of a sample of comparable quoted companies over the period 2015 and 2014 provided that K1 is a minimum multiple of 1.50x and a maximum multiple of 1.80x and as further described in section 10.3 below;

•	Sales is defined as the consolidated net turnover for the fiscal year ended on December 31st of the relevant period, as per section 9.6 below;

•
K2 is defined as the “EV/EBITDA” market multiple computed as the average of the EV/EBITDA multiples of a sample of comparable quoted companies over the period 2015 and 2014 provided that K2 is a minimum multiple of 9.00x and a maximum multiple of 10.00x and as further described in section 10.4 below;

•
EBITDA is defined as the consolidated “Earning before interest, tax, depreciation and amortization” for the fiscal year ended on December 31st of the relevant period, as per section 9.7 below, as adjusted at the ECEqV Calculation Date to include any EBITDA Impact Adjustments on EBITDA for the relevant year;

•
C 2015 is defined as the consolidated net cash position (if positive) or net debt position (if negative) at December 31, 2015 excluding Insurance Working Capital as further described in section 9.3 below; and

•	Final ICG 2015 is defined as the Final Interim Cash Generated between 01/01/2015 and 30/06/2015 and as further described in section 9.4.2 below.

The following table illustrates the methodology to compute the Estimated Call Equity Value as at 31/03/2009 (excluding the impact of any EBITDA Impact Adjustments on EBITDA for the relevant periods) on the basis of December 2007 and December 2008 Aggregates using for illustration purposes the minimum and maximum value of K1 and K2.

3

5.	Final Call Equity Value

The Final Call Equity Value (FCEqV) in Euro is defined according to the following formula:

FCEqV = ECEqV – Final ICG 2015 + ICG 2016

Where:

•	ECEqV is defined as the Estimated Notification Equity Value described in section 4 above;

•	Final ICG 2015 is defined as the Final Interim Cash Generated between 01/01/2015 and 30/06/2015 as further described in section 9.4.2 below; and

4

•	ICG 2016 is defined as the Interim Cash Generated between 01/01/2016 and 30/06/2016 as further described in section 9.4.3 below.

It is expressly agreed and understood that for purposes of the definition of Final Manco Call Price in Section 1.1 of the SHA, FCEqV shall be computed as if EBITDA in the ECEqV formula was adjusted at the FCEqV Calculation Date to include any EBITDA Impact Adjustments on EBITDA for the relevant year.

The following table illustrates the methodology to compute the Final Call Equity Value as at 30/09/2009 (excluding the impact of any EBITDA Impact Adjustments on EBITDA for the relevant periods) on the basis of December 2007, December 2008 and June 2009 Aggregates using for illustration purposes the minimum and maximum value of K1 and K2.

6.	Call Enterprise Value

The Call Enterprise Value (CEnV) in Euro is defined according to the following formula:

CEnV = [40 % x K1 x Sales 2015] + [60 % x K2 x ((EBITDA 2015 + EBITDA 2014) x 0.5)]

5

Where K1, Sales, K2 and EBITDA have the same definition and calculation period as in the ECEqV’s definition above.

The following table illustrates the methodology to compute the Call Enterprise Value as at 31/03/2009 (excluding the impact of any EBITDA Impact Adjustments on EBITDA for the relevant periods) on the basis of December 2007 and December 2008 Aggregates using for illustration purposes the minimum and maximum value of K1 and K2.

6

7.	Overperformance Adjustment Amount

For purposes of the definitions of Final Notification Price, Estimated Call Price and Final Call Price in Section 1.1 of the SHA, the Overperformance Adjustment Amount (OAA) in Euro with respect to a given Security is defined according to the following formulae:

OAA[EBITDA Security Value(1.05) > PAP] = 0

OAA[EBITDA Security Value(1.10) > PAP > EBITDA Security Value(1.05)] = .6 x [PAP - EBITDA Security Value(1.05)]

OAA[EBITDA Security Value(1.15) > PAP > EBITDA Security Value(1.10)] = [.6 x [EBITDA Security Value(1.10) - EBITDA Security Value(1.05)]] + [.7 x [PAP - EBITDA Security Value(1.10)]]

OAA[EBITDA Security Value(1.15) < PAP] = [.6 x [EBITDA Security Value(1.10) - EBITDA Security Value(1.05)]] + [.7 x [EBITDA Security Value(1.15) - EBITDA Security Value(1.10)]] + [.8 x [PAP - EBITDA Security Value(1.15)]]

Where:

•	PAP means the Pre-Adjustment Price and is defined, with respect to a Security, as the price of such Security determined in accordance with the rules set forth in Section 8 of the SHA on the basis of:

◦
a Distribution Amount equal to the Final Notification Equity Value, the Estimated Call Equity Value or the Final Call Equity Value, as applicable, in each case, calculated in accordance with Sections 2, 4 or 5, and

◦	an Options Completion Date deemed to occur on June 30, 2016; and

•	EBITDA Security Value(n) means, with respect to a Security, the PAP that such Security would have had if

o	EBITDA 2015 and EBITDA 2014 had been equal to

▪	n times BP EBITDA 2015 and n times BP EBITDA 2014, respectively (and not actual EBITDA 2015 and EBITDA 2014),

▪	plus any Out of Scope Amount included in any Aggregate included in the Final Notification Equity Value, the Estimated Call Equity Value or the Final Call Equity Value, as applicable, and

o	all other information used in the determination of PAP (including ICG 2015 and 2016, K1, K2, and Sales) remained the same.

7

For purposes of the foregoing:

“Out of Scope Amount” means any EBITDA Impact Adjustments, any Financial income related to Insurance Working Capital "FI", any charges to or (releases) from PSAR ("Provision pour service à rendre"), and any amount of EBITDA with respect to Correduria or OAAGC.

“BP EBITDA 2015” and “BP EBITDA 2014” are defined as the consolidated “Earning before interest, tax, depreciation and amortization” (as such term is further described in Section 9.7 below, excluding however the impact of the crédit d'impôt pour la compétitivité et l'emploi and any Out of Scope Amounts) for the fiscal years ended December 31st, 2014 and 2015, respectively, as set forth in the management's business plan attached hereto as Section 12; provided in each case that in order to ensure that for the determination of OAA, actual EBITDA and BP EBITDA are determined on the basis of the same perimeter and accounting methods, each of BP EBITDA 2014 and BP EBITDA 2015 shall be adjusted as at the FNEqV, ECEqV or FCEqV Calculation Date, as applicable, so as to (a) include the actual EBITDA for the relevant year of subsidiaries or businesses which enter the Consolidation Scope after the date of the business plan, and eliminate any amount of EBITDA set forth in the business plan relating to any division or subsidiary which leaves the Consolidation Scope after the date of the business plan, in each case in accordance with the Proforma Adjustment principles set forth in Section 9.2, and (b) include the actual amount for the relevant year of the crédit d'impôt pour la compétitivité et l'emploi.

The following table illustrates the methodology to compute the Overperformance Adjustment Amount as at 30/06/2015 on the basis of December 2014 and December 2015 Aggregates, using for illustration purposes (a) the minimum values of K1 and K2 and (b) no EBITDA Impact Adjustments for the relevant periods.

8

Valuation Hypothesis:		Working Case	Reference Cases used purely for over-performance adjustment calculation		
Sales Multiple		1.5x			
EBITDA Multiple		9.0x			

		Illustrative Case @ BP + 20%	Reference Case 1 @ BP + 5%*	Reference Case 2 @ BP + 10%*	Reference Case 3 @ BP + 15%*
I. Computation of Distribution Amount before OAA for each party**					
Sales 2015		398.0m€	398.0m€	398.0m€	398.0m€
[illegible]		[illegible]	[illegible]	[illegible]	[illegible]
[illegible]		[illegible]	[illegible]	[illegible]	[illegible]
EBITDA 2015		81.4m€	72.0m€	75.1m€	78.2m€
[illegible]	A	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]		[illegible]	[illegible]	[illegible]	[illegible]
EBITDA 2014		76.1m€	67.2m€	70.2m€	73.1m€
[illegible]	B	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]		[illegible]	[illegible]	[illegible]	[illegible]
EnV		663.9m€	614.8m€	631.2m€	647.6m€
C 2015 + Final IOS 2016		17.9m€	17.9m€	17.9m€	17.9m€
EqV		656.0m€	606.9m€	623.3m€	639.7m€
Distribution Amount Class 2 - BMI & BMD		35.0m€	25.6m€	28.6m€	31.9m€
Distribution Amount FCPE		4.9m€	4.6m€	4.7m€	4.8m€
Remaining balance of Distribution Amount		616.1m€	576.7m€	589.9m€	603.0m€
Distribution Amount Class 1B (before OAA) = ASTORG	F	240.7m€	G 229.7m€	H 232.6m€	I 236.3m€
Distribution Amount Class 1C & 1D (before OAA) = FAMILIES		184.9m€	170.6m€	175.6m€	180.5m€
Distribution Amount Class 3 (before OAA) = MINCOS		5.7m€	5.3m€	5.4m€	5.6m€
Distribution Amount Class 1A = WILLIS		184.9m€	170.6m€	175.6m€	180.5m€

The Pre-Adjustment Final Cash Price for a Security of a given category is the aggregate Distribution Amount for such category as per the above calculation, divided by the number of Securities of such category.

II. Computation of OAA for each party					
Mean EBITDA 2015 - EBITDA 2014 (pre-adjustments for Out of Scope Amounts)	C = (A + B) / 2	72.8m€	63.7m€	66.7m€	69.7m€
Mean BP EBITDA 2015 - BP EBITDA 2014 (pre-adjustments for Out of Scope Amounts)	D	60.7m€	60.7m€	60.7m€	60.7m€
Over-performance vs. BP	E = (C / D) - 1	+20.0%	+5.0%	+10.0%	+15.0%
Reallocation Floor Tranche 1	Reference Case 1 performance over BP	5.0%			
Reallocation Floor Tranche 2	Reference Case 2 performance over BP	10.0%			
Reallocation Floor Tranche 3	Reference Case 3 performance over BP	15.0%			
Reallocation Tranche 1	E > Reference Floor Tranche 1 ?	YES			
Reallocation Tranche 2	E > Reference Floor Tranche 2 ?	YES			
Reallocation Tranche 3	E > Reference Floor Tranche 3 ?	YES			
Reallocation rate Tranche 1	M	60.0%			
Reallocation rate Tranche 2	N	70.0%			
Reallocation rate Tranche 3	O	80.0%			
Distribution amount Class 1B (before OAA) @10% - Distribution amount Class 1B (before OAA) @5%	J = H - G	3.1m€			
Distribution amount Class 1B (before OAA) @15% - Distribution amount Class 1B (before OAA) @10%	K = I - H	3.5m€			
Distribution amount Class 1B (before OAA) - Distribution amount Class 1B (before OAA) @15%	L = F - I	4.3m€			
OAA Class 1B Tranche 1	P = M x J	1.8m€			
OAA Class 1B Tranche 2	Q = N x K	2.5m€			
OAA Class 1B Tranche 3	R = O x L	3.5m€			
OAA Class 1B	S = P + Q + R	7.8m€			
Distribution amount Class 1C&1D @ 10% - Distribution amount Class 1C&1D @5%		5.0m€			
Distribution amount Class 1C&1D @ 15% - Distribution amount Class 1C&1D @10%		4.7m€			
Distribution amount Class 1C&1D - Distribution amount Class 1C&1D @ 15%		4.3m€			
OAA Class 1C&1D Tranche 1		3.0m€			
OAA Class 1C&1D Tranche 2		3.3m€			
OAA Class 1C&1D Tranche 3		3.5m€			
OAA Class 1C&1D		9.8m€			
Distribution amount Class 3 @10% - Distribution amount Class 3 @5%		0.2m€			
Distribution amount Class 3 @15% - Distribution amount Class 3 @10%		0.1m€			
Distribution amount Class 3 - Distribution amount Class 3 @15%		0.1m€			
OAA Class 3 Tranche 1		0.1m€			
OAA Class 3 Tranche 2		0.1m€			
OAA Class 3 Tranche 3		0.1m€			
OAA Class 3		0.3m€			
OAA Class 1A = - (OAA Class 1B + OAA Class 1C&1D + OAA Class 3)		(17.9)m€			

The OAA for a Security of a given category is the aggregate OAA for such category as per the above calculation, divided by the number of Securities of such category.

III. Computation of Distribution Amount after OAA for each party					
Distribution Amount Class 1B (after OAA)	T = F + S	232.9m€			
Distribution Amount Class 1C&1D (after OAA)		175.1m€			
Distribution Amount Class 3 (after OAA)		5.4m€			

The Final Cash Price for a Security of a given category is the distribution amount for such category (after OAA) as per the above calculation, divided by the number of Securities of such category.

**BP+5% should be understood as mean EBITDA (pre-adjustments) over 2014-2015 exceeds mean BP EBITDA (pre-adjustments) over 2014-2015 by 5%.*

***Distribution Amount includes the impact of (i) dilution caused by warrants in the money and (ii) related cash proceeds to the Company.*

9

8.	Put Equity Value

8.1.	Base Put Equity Value

As it relates to Mr. Lucas’ Put Options, the Base Put Equity Value (BPEV) in Euro is defined according to the following formula:

BPEV = [40 % x 1.50 x Sales n] + [60 % x 8.50 x ((EBITDA n + EBITDA n-1) x 0.5)] + Cn

Where:

•	Sales is defined as the consolidated net turnover as per section 9.6 below;

•	EBITDA is defined as the consolidated “Earning before interest, tax, depreciation and amortization” as per section 9.7 below;

•	Cn is defined as the consolidated net cash position (if positive) or net debt position (if negative) excluding Insurance Working Capital as further described in section 9.3 below;

•	n is defined as the last Financial Year ending December 31 before Cessation date; and

•	n-1 is defined as the Financial Year ending December 31 before year n.

The following table illustrates the methodology to compute the Base Put Equity Value as of 30/06/09 on the basis of December 2007 and December 2008 Aggregates.

10

8.2.	Final Put Equity Value

As it relates to Mr. Lucas’ Put Options, the Final Put Equity Value (PEV) in Euro is defined according to the following formula:

•	PEV = [40 % x K1 x Sales n ] + [ 60 % x K2 x (( EBITDA n + EBITDA n-1) x 0.5)] + C n+1

Where:

•	K1 is defined as the “EV/Sales” market multiple used in the Call Equity Value;

•	Sales is defined as the consolidated net turnover as per section 9.6 below;

•	K2 is defined as the “EV/EBITDA” market multiple used in the Call Equity Value;

11

•	EBITDA is defined as the consolidated “Earning before interest, tax, depreciation and amortization” as per section 9.7 below;

•
C n+1 is defined as the consolidated net cash position (if positive) or net debt position (if negative) at the quarter end date closest to the Cessation date , excluding Insurance Working Capital as further described in section 9.3 below;

•	n+1 is defined as the Financial Year in which the Cessation date occurs;

•	n is defined as the last Financial Year ending December 31 before Cessation date; and

•	n-1 is defined as Financial Year ending December 31 before year n.

The following table illustrates the methodology to compute the Final Put Equity Value as of 30/09/2009 on the basis of December 2007, December 2008 and June 2009 Aggregates using for illustration purposes the minimum and maximum value of K1 and K2.

8.3.	Final Put Equity Value in case Willis does not exercise the Call Options

12

Should Willis decide not to exercise its Call Options on the Company (i.e. Topco) in 2015, then K1 and K2 will be computed by the Experts the year of the Full Exit.

9.	Definitions related to accounting and financial aggregates

9.1.	General definitions

“Accounting Principles”: means general accepted accounting principles under the French Financial Reporting Standards established by the Comité de la Réglementation Comptable, and notably the regulation CRC 99-02 in respect of consolidated accounts. Any changes to the accounting principles as applied by Gras Savoye & Cie and as detailed in the notes and appendices of Gras Savoye & Cie annual report for the year ended December 2008, resulting from the Group management decisions, legal, or regulatory changes, the sum of whose impact on any particular Aggregate would be the lower of €100,000 or 1% of the value of that Aggregate before the change, shall be adjusted in the computation of the Aggregates.
For the avoidance of doubt, all Aggregates will be based on or extracted from the Group’s Annual Accounts.

“Aggregates”: means cash element “C”, Insurance Working Capital element “IWC”, Financial Income related to IWC “FI”, net revenue element “Sales”, EBITDA element “EBITDA” and Interim Cash Generated element “ICG”. Accounting Principles shall apply when computing Aggregates.

“Annual Budget”: means Annual Budget as defined in Section 1.1 of the SHA but including the annual budget of Willis Correduria when relevant for the computation of all the formulas in this Schedule 1B.

“Calculation Date”: means the last date of a financial quarter i.e. 31/03, 30/06, 30/09 and 31/12 of a Financial Year at which C Aggregate is computed.

“Closing Date”: means December 17, 2009.

“Financial Debt”: shall be equal to the sum of all amounts due to financial institutions (excluding those balances with banks and insurers relating to the brokerage and other operating activities of the company that are otherwise captured in the C Aggregate) as of the Calculation Date including but not limited to:
•amounts drawn under long term credit facilities (whether due in less than or more than twelve (12) months);

13

•	bank loans, bonds, debentures, and mezzanine debt including but not limited to LBO debt
•bank overdrafts;

•	Vendor Loans (but, for the avoidance of doubt, this does not include Vendor preferred shares or Vendor convertible bonds)
•residual amounts due in respect of finance leases; and
•amounts borrowed under asset securitization facilities and all other interest and non-interest bearing loans including accrued interest;

9.2.	Definition of Consolidation Scope

The Consolidation Scope applying to the computation of the Aggregates at the Calculation Date will be determined based on the Accounting Principles except for Minorities Adjustment and taking Proforma Adjustements (see definition below) into consideration.

For the calculation of the Aggregates, the Consolidation Scope will be adjusted according to the share of each Group Company’s contribution to the Annual Accounts depending on the percentage of control:

•	100% share for fully consolidated Group Companies;

•
Percentage of direct or indirect economic interest for subsidiaries that are proportionally consolidated (if any), it being agreed that, as long as the Group holds a minority interest in OAAGC, the Group’s Annual Accounts shall be adjusted, if necessary, to include a proportional consolidation of OAAGC; and

•
0% for those subsidiaries that are equity accounted at the Closing Date to the exception of Willis Correduria. Should a new entity be created or acquired after the Closing Date and such entity be an equity accounted entity and its EBITDA (including Proforma Adjustment) be in excess of the lower of €100.000 (one hundred thousand Euros) and 1.0% (one percent) of the EBITDA Aggregate prior to the new entity creation or acquisition, then such entity’s contribution to the Aggregates would be accounted for on a proportional basis.

14

The contribution of Willis Correduria is exclusively taken for Willis Correduria’ Sales and Willis Correduria’s EBITDA Aggregates on a proportional basis according to the Correduria Ratio as if the Company consolidated its economic ownership interest in Willis Correduria. Willis Correduria will be excluded from all other Aggregates except ICG where the Correduria Annual Dividend will be included.

Accounting information with respect to OAAGC shall be derived from OAAGC's audited accounts.

“Minorities Adjustment”: When a Group Company is (i) subject to a direct or indirect economic ownership interest less than 100% but is (ii) fully consolidated, then the Group Company’s contribution to the Aggregate is taken as follows:
Group Company’s Aggregate x (percentage of direct or indirect economic ownership + percentage of minority interests covered by put/call agreements).
The corresponding cost of the put/call agreement shall be included as an off balance sheet liability in Section 9.3 hereafter.

“Proforma Adjustment”: means restatement applied to the computation of the Sales and EBITDA aggregates to account for the full year impact of acquisitions and disposals of businesses occurring during the 2 full Financial Years preceding the Calculation Date as if the entity was acquired or disposed as of 1st January of the 1st full Financial Year :

•
For the acquisition and disposal of shares, the Proforma Adjustment will be based on the statutory account of the company acquired or disposed of (or consolidated account for the acquisition or disposal of a group of companies); and

•
For the acquisition and disposal of business goodwills structured as asset deals, the Proforma Adjustment will be prepared by the Group’s management taking into account revenue seasonality and the cost structure acquired. Classification of revenues and cost will be aligned on the Accounting Principles and accounting classifications of the Group.

For each full Financial Year considered, the Proforma Adjustment will correspond to the difference between the full year impact of the acquisition or disposal and the contribution of the Group Companies acquired or disposed of to the Annual Accounts.

Proforma Adjustments shall be made for any impact to the Sales and EBITDA Aggregates greater than the lesser of €100.000 (one hundred thousand Euros) or 1.0% (one percent) of the Aggregate prior to the Proforma Adjustment.

9.3.	Definition of net cash or net debt element “C”

15

The net cash or net debt element “C” is defined as the following sum of sub-elements it being understood that the following sub-elements will be taken at their accounting value at the Calculation Date. It is also understood that in calculating C any item included in one of the categories listed below shall not be counted in any other category or any other balance sheet Aggregate:

i.	Plus: Cash at bank and in hand, net of any other financial liabilities, and marketable securities taken into account at their market value at the Calculation Date and excluding treasury shares;

ii.	Minus: Financial Debt;

iii.	Plus: loans advanced to companies outside the Consolidation Scope (in particular, loan advanced to Willis Entities);

iv.	Minus: Amounts borrowed from companies outside the Consolidation Scope, with the exception of GS Re Luxembourg as long as Gras Savoye & Cie owns 99% of this entity;

v.
Minus: Off balance sheet liabilities relating to historical acquisitions based on the relevant put/call instruments and contractual formula with the minority shareholder using the latest audited statutory accounts available for these subsidiaries;

vi.
Minus: On balance sheet liabilities relating to historical acquisitions based on the relevant put/call instruments and contractual formula with the minority shareholder using the latest audited statutory accounts available for these subsidiaries

vii.	Plus: Receivables relating to disposals of subsidiaries;

viii.	Minus: Dividends payables outside of the Group;

ix.	Plus: Approved dividends not received at the Calculation Date from non consolidated entities;

x.
Minus: Liabilities relating to historical employee related incentive plans such as FCPE scheme, stock option plans (to the extent that there is no corresponding charge accounted for within EBITDA such as Bonuses payable);

xi.	Minus: The absolute value of Insurance Working Capital “IWC” position (see definition hereafter) to the extent “IWC” is a liability with insurance companies or insureds; and

xii.
Minus: Provisions or other liabilities for which there is no corresponding charge accounted for within EBITDA (excluding the PSAR – “provision pour services à rendre”) and to the extent that such provisions will result in a cash settlement.

16

For the avoidance of doubt, C Aggregate of Willis Correduria should be excluded from the computation of the C Aggregate of the Company and the Correduria Annual Dividend should be included in ICG.

The following table illustrates the methodology to compute the C Aggregate on the basis of December 2008 Annual Accounts. References made in said table to WGS Ré are not applicable to Calculation Dates based on FYs following the FY of the disposal of the Company's interests in WGS Ré.

17

9.4.	Definition of Interim Cash Generated

Interim Cash Generated (ICG) is defined as the amount of cash generated by Group’s operations between January 1st and June 30th i.e. the first six months of a Financial Year.

For the avoidance of doubt, ICG shall include the cash proceeds received upon the exercise of any Warrants during the relevant 6-month period, but no cash proceeds with respect to Warrants which are not effectively exercised on or prior to the Options Completion Date (notwithstanding the fact that the proceeds from the exercice of those unexercised Warrants will be taken into account to determine the Global Valuation and the allocation of Distribution Amounts amongst the different categories of Securities, in each case as per Section 8 of the SHA).

9.4.1.	Definition of Estimated Interim Cash Generated 2015

Estimated Interim Cash Generated 2015 (“Estimated ICG 2015”) will be calculated from the following elements:

i.	Plus: EBITDA from 01/01/2015 to 30/06/2015 forecast as per the 2015 Annual Budget

ii.	Minus: Capex from 01/01/2015 to 30/06/2015 forecast as per the 2015 Annual Budget

iii.	Plus/Minus: Financial interest income excluding FI forecast and financial interest expense from 01/01/2015 to 30/06/2015 forecast as per the 2015 Annual Budget

iv.	Minus: Share of income tax at computation date, based on estimated average tax rate for the year as per the 2015 Annual Budget

v.
Plus or Minus : Any expected exceptional or non-operating cash inflows or outflows which would not be otherwise captured in the above captions or in the C definition, such as, but not limited to : dividends payable, income from disposals, etc

For the avoidance of doubt, Correduria Annual Dividend to be paid in 2015 (if any) must be integrated in Estimated ICG 2015 if relevant and if not already included in C as at 31/12/2014.

Should it be not possible to compute certain Aggregates at 30/06/2015, such Aggregates as set forth in the 2015 Annual Budget divided by 2 will be used.

The following table illustrates the methodology to compute the Estimated ICG 2015 Aggregates on the basis of December 2008 Annual Accounts and 2009 Annual Budget.

18

9.4.2.	Definition of Final Interim Cash Generated 2015

Final Interim Cash Generated 2015 (“Final ICG 2015”) is defined according to the following formula:

i.	Plus: C Aggregate as at 30/06/2015

ii.	Minus: C Aggregate as at 31/12/2014

For the avoidance of doubt, Correduria Annual Dividend to be paid in 2015 (if any) must be integrated in Final ICG 2015 if relevant and if not already included in C as at 31/12/2014 and as at 30/06/2015.

The following table illustrates the methodology to compute the Final ICG 2015 Aggregate on the basis of December 2008 Annual Accounts and C Aggregate as at 30/06/2009. References made in said table to WGS Ré are not applicable to Calculation Dates based on FYs following the FY of the disposal of the Company's interests in WGS Ré.

As the same methodology applies for ICG 2016 defined as per section 9.4.3 below, the following table also illustrates the methodology to compute the ICG 2016 Aggregate on the basis of December 2008 Annual Accounts and C Aggregate as at 30/06/2009.

19

Calculation of Final ICG 2009

€m	June 2009
(i) Plus: Cash at bank and in hand and marketable securities excluding treasury shares net of any other financial liabilities.	
Cash in bank	166,8
Cash in cashier	0,3
Overdraft and other short term facilities,	(158,4)
Marketable securities (stocks) (Gross)	1,1
Other marketable securities (Gross)	44,3
Marketable securities (Mutual funds) (Gross)	24,4
Marketable securities (Bonds) (Gross)	70,6
Short term bonds	1,8
Other marketable securities (Prov)	(1,0)
Other marketable securities (Prov)	(0,1)
Marketable securities (Bonds) (Prov)	-
Value for collection	0,8
Restatement	
Provisioning of marketable securities	-
Subtotal	*150,7*
(ii) Less: Financial Debt	
Debt with financial institution	(0,6)
Leasings	(0,1)
Other financial debt	(0,0)
Other short term financial debt	(0,0)
Subtotal	*(0,7)*
(iii) Plus: loans advanced to companies outside the Consolidation scope (in particular, loan advanced to Willis related companies)	
Current account subs. (Gross)	3,6
Current account subs. (Prov)	(0,4)
Reclassify capital increase of GS Re Luxembourg - inaccurately accounted for in A45500 (reclassified in July as non consolidated investment)	(2,0)
(iv) Less: Amounts borrowed from companies outside the Consolidation scope	
Debt with subsidiaries	(0,0)
Current account subsidiaries	(1,0)
(v) Less: Off balance sheet liabilities relating to historical acquisitions	(21,0)
(vi) Less: On balance sheet liabilities relating to historical acquisitions	
Financial fixed assets payables	(8,4)
(vii) Plus: Receivables relating to disposals of subsidiaries	
Financial fixed assets receivables	0,1
(viii) Less: Dividends payables outside of GS group	-
(ix) Less: Liabilities relating to historical employee related incentive plans such as FCPE scheme, stock option plans (to the extent that there is no corresponding charge accounted for within EBITDA eg. Bonuses payable)	-
GS & Cie Stock option scheme liability	(2,4)
GS SA Stock option scheme liability	(1,0)
FCPE repurchase commitment	-
(x) Minus: The absolute value of Insurance Working Capital "IWC" position (see definition hereafter) to the extent "IWC" is a liability toward insurance companies.	(99,4)
Restate WGS Re contribution to IWC component	1,8
(xi) Minus: Provisions or other liabilities for which there is no corresponding charge accounted for within EBITDA (excluding for the avoidance of doubt the PSAR – "provision pour services à rendre")	(2,7)
(xii) Plus: The share capital of GS Re Luxembourg	4,0
Restate WGS Re contribution to C component (excl. IWC component)	(1,1)
Minority interest restatement (items i, ii, iii)	(12,6)
Cash equivalent "C" Aggregate as of 06/30/2009 (a)	7,4

Cash equivalent "C" Aggregate as of 12/31/2008	(b) - see section 9.3	4,3
Variance C	(c) = (a) - (b)	3,2
Willis Corredura dividend	(d)	3,9
Final ICG 2009	(e) = (c) + (d)	7,1

20

9.4.3.	Definition of Interim Cash Generated 2016

Interim Cash Generated 2016 (“ICG 2016”) is defined according to the following formula:

i.	Plus: C Aggregate as at 30/06/2016

ii.	Minus: C Aggregate as at 31/12/2015

For the avoidance of doubt, Correduria Annual Dividend to be paid in 2016 (if any) must be integrated in ICG 2016 if relevant and if not already included in C as at 31/12/2015 and as at 30/06/2016.

The table in section 9.4.2 illustrates the methodology to compute the ICG 2016 Aggregate on the basis of December 2008 Annual Accounts and C Aggregate as at 30/06/2009.

9.4.4.	Others

•
Clause de bon père de famille regarding ICG’s calculation: The affairs of the Group shall be managed in the normal course of business in the period leading up to the Options Completion Date, notably as regards normal collection periods, cut off issues and payment terms in respect of customers and third parties.

If there is an acquisition or disposal in the period between January 1, 2016 and June 30, 2016, then the Parties agree to adjust all relevant Aggregates for that period, meaning as if no changes in perimeter occurred during this period:

•	For an acquisition: As Sales and EBITDA Aggregates relate to 2014 and 2015 Annual Accounts, then only the cash paid for the acquisition will be added back to the ICG 2016 Aggregate.

•	For a disposal: As Sales and EBITDA Aggregates relate to 2014 and 2015 Annual Accounts, then only the cash received from the disposal will be subtracted from the ICG 2016 Aggregate.

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9.5.	Definition of Insurance Working Capital

The parties intend that Insurance Working Capital (“IWC”) shall be a calculation of the aggregate of the funds of each operating Group Company, net of claims payments advanced on behalf of insurers, collected from and held on behalf of insureds and insurers of the relevant Group Company prior to payment, recognizing that this calculation is not required in France. To the extent that the Group changes its Accounting Principles or to the extent that one of the operating Group Companies has a different accounting model, the calculation of the funds of that Group Company shall be prepared to achieve this objective of deriving net funds held on behalf of insureds and insurers. The Insurance Working Capital will be computed by taking the following balance:

i.
Minus: Insurance company payables, comprising all balances due to insurers in relation with the brokerage activity including but not limited to premiums to be reverted to insurers whether collected from the client or not,

ii.	Minus: Other insurance cycles payables, including but not limited to down payments from customers, client and insurance companies unallocated credit balances,

iii.
Plus: Gross value of Client receivables including premiums, commissions and fees to be collected from customers in relation with the brokerage activity as well as receivables in relation with the other Company’s activities turnover (notably consulting fees).

iv.	Plus: Gross value of Insurance receivables including commissions and fees to be received from insurers as well as claims refund from insurers,

v.	Minus: Deposits received from insurance companies and clients related to the claim management activity,

Adjusted for the following items:

vi.
Minus: Gross value of Clients or Insurance receivables in respect of commissions and fees to be recovered from customers. For those Group Companies whose accounting scheme in respect of brokerage activity includes the double counting of these balances within Client receivables and Insurance receivables, the restatement will relate to the amount included in Insurance receivables.

vii.	Plus: Commissions and fees payables to intermediaries accounted for within the balances listed hereabove,

viii.	Plus: 14.8% of any unreconciled items relating to cash received but not yet allocated to Client or Insurance Receivables. 14.8% is representative of the average commission

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rate and if actual rates differ from more than a 1% change in average rate from this 14.8% rate, then the actual rate will be used

The following table illustrates the methodology to compute the IWC Aggregate on the basis of December 2008 Annual Accounts. In case of accounting misclassifications in the Annual Accounts the concepts and methodology used hereabove and illustrated below will prevail. References in said table to WGS Ré are not applicable to Calculation Dates based on FYs following the FY of the disposal of the Company's interests in WGS Ré.

It is understood by the Parties that the current reporting systems of the Group Companies does not systematically allow to track the balances for such calculation, the Company’s management should take the relevant actions to implement an accurate reporting tool in the next 18 months post Closing Date.

9.6.	Definition of Sales

Consolidated net revenues “Sales” is equal to:

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i.	Plus: Gross turnover

ii.	Minus: Intermediary Fees and Commissions,

iii.	Plus: Financial income related to Insurance Working Capital (“FI”),

“Gross Turnover”; shall be made up of brokerage income and related income derived from the insurance activity (fees notably). The above definition will include the remuneration of consulting services performed by the Group (notably Sageris and GS SA FUSAC department).

“Intermediary Fees and Commissions” shall be the Group remuneration of third parties for the bringing of insurance business to GS or managing business on GS behalf.

“FI” shall be computed as Total Financial Income multiplied by (Average of Insurance Working Capital values for Q1, Q2, Q3 and Q4n) divided by (Average of sum of C(i) and C(iii) values for Q1, Q2, Q3 and Q4n) where C(i) and C(iii) are the items listed in C definition.

“Total Financial Income” will include the following balances

•	Interest income on financial investments and loans to companies outside the Consolidation Scope,

•	Profits/losses on marketable securities (VMP)
It being understood that if the above calculation exceeds the Total Financial Income then FI shall be equal to the Total Financial Income.

The following table illustrates the methodology to compute the Sales Aggregate on the basis of December 2008 Annual Accounts. References in said table to WGS Ré are not applicable to Calculation Dates based on FYs following the FY of the disposal of the Company's interests in WGS Ré.

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9.7.	Definition of EBITDA

9.7.1.	EBITDA

EBITDA is defined as:

i.	Plus: Operating Profit (equivalent to "Résultat d'exploitation"), including the impact of the crédit d'impôt pour la compétitivité et l'emploi (CICE)

ii.	Plus: Financial income related to Insurance Working Capital "FI"

iii.	Plus: Amortization of intangible fixed assets and depreciation of tangible fixed assets

iv.	Plus/(Minus): Charges to and (releases) from PSAR ("Provision pour service à rendre").

For clarification purposes, EBITDA will be adjusted at each relevant Calculation Date for EBITDA Impact Adjustments.

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The following table illustrates the methodology to compute the EBITDA Aggregate on the basis of 2008 Annual Accounts. References in said table to WGS Ré are not applicable to Calculation Dates based on FYs following the FY of the disposal of the Company's interests in WGS Ré.

9.7.2.	EBITDA Impact Adjustments

EBITDA Impact Adjustments for any relevant period shall mean the following adjustments to EBITDA:

a)    To the extent deducted from EBITDA the following one-off / non-recurring items not in the ordinary course of business will be added back to EBITDA:

•
Exceptional Severance Expenses: exceptional severance costs (i.e., (i) departure of the relevant person approved by the Supervisory Board, provided that such Board approval shall include the affirmative vote of all Class 1A Members, and (ii) severance cost for that person exceeding 100k€).

b)    To the extent deducted from EBITDA all restructuring costs directly related to the restructuring and/or redundancy plan will be added back to EBITDA, up to a maximum amount of 2.0 million Euros, including in particular:

•
Employment costs (salary, charges, temporary workers costs…) related to people made redundant in 2014 in connection with the restructuring including employees accompanying the transformation and not replaced after their departure in 2014. A list of positions which will not be included in 2015/2016 headcount (but which are required during a period of transition and therefore have to be maintained in 2014) will be prepared at the end of 2013.

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Full employment costs of positions included in this list will be added back to 2014 EBITDA, and

•	Renting costs included in 2014 EBITDA related to buildings or floors that are no longer occupied by the end of 2014.
It is specified for the avoidance of doubt that the provisions of this paragraph (b) will only apply for the purposes of computing the 2014 EBITDA.

10.	Definitions related to market multiples K1 & K2

10.1.	Mission of the Experts in charge of calculating the market multiples K1 & K2

Experts must be chosen by the Parties among the companies/names listed below (the "Experts List"):

•	Finexsi ;

•	Cabinet Dominique Ledouble ;

•	Bellot Mullenbach & Associés ;

•	Fairness Finance ;

•	Associés en Finance ; and

•	Paper Audit & Conseil.

10.1.1.	Missions of the Experts in connection with the Willis' Call Options and the Willis Put Options

(a)	Mission in 2015:

Each of the Experts has the following mission in 2015 (the "2015 Mission"): it shall determine the K1 and K2 multiples used in the formulas of the Estimated Notification Equity Value, Final Notification Equity Value and Notification Enterprise Value in accordance with this Schedule 1B and shall deliver to the Parties, the Company and the 1592 Arbitrator a written report in that respect no later than March 24, 2015 or, if such an extension is agreed in writing by the Parties

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for good cause or requested by one of the Experts at his sole discretion, no later than March 31, 2015 (the "Notification Requested Date").

On January 15, 2015 at the latest, the Expert appointed by Willis and the Expert appointed by the Financial Investors in accordance with Section 10.2 of the SHA shall confirm in writing to Willis, the Financial Investors and the Company their capacity to perform the 2015 Mission.

If one of such Experts fails to confirm its capacity in due time or informs Willis, the Financial Investors and the Company in writing that it is unable or not willing to perform the 2015 Mission, the Party having appointed this Expert shall select and appoint another Expert from the Experts List (a "2015 Substitute") and this 2015 Substitute shall accept the 2015 Mission no later than five (5) Business days after January 15, 2015.
In the absence of fraud or manifest error, the reports of the Experts with respect to the 2015 Mission shall be final and binding upon the Parties, the Company and the 1592 Arbitrator.

The 2015 Mission will be performed by the 1592 Arbitrator acting alone in the event that:

•	either Willis or the Financial Investors refuse to appoint an Expert or do not appoint an Expert in due time;

•	one of the Experts or 2015 Substitute does not deliver his report on the Notification Requested Date at the latest;

•	the 2015 Substitute fails to accept the 2015 Mission in due time or refuses to perform the 2015 Mission
All fees incurred by the Experts in connection with the 2015 Mission shall be borne by Willis and the Willis Call Grantors pro-rata their respective Imputed Holdings.

(b)	Mission in 2016:

Each of the Experts has the following mission in 2016 (the "2016 Mission"): it shall determine the K1 and K2 multiples used in the formulas of the Estimated Call Equity Value, Final Call Equity Value and Call Enterprise Value in accordance with this Schedule 1B and shall deliver to the Parties, the Company and the 1592 Arbitrator a written report in that respect no later than March 23, 2016 or, if such an extension is agreed in writing by the Parties for good cause or requested by one of the Experts at his sole discretion, no later than March 30, 2016 (the "Call Requested Date").

On January 15, 2016 at the latest, the Expert appointed by Willis and the Expert appointed by the Financial Investors in accordance with Section 10.5 of the SHA shall confirm in writing to Willis, the Financial Investors and the Company their capacity to perform the 2016 Mission.

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If one of such Experts fails to confirm its capacity in due time or informs Willis, the Financial Investors and the Company in writing that it is unable or not willing to perform the 2016 Mission, the Party having appointed this Expert shall select and appoint another Expert from the Experts List (a "2016 Substitute") and this 2016 Substitute shall accept the 2016 Mission no later than five (5) Business Days after January 15, 2016.

In the absence of fraud or manifest error, the reports of the Experts with respect to the 2016 Mission shall be final and binding upon the Parties, the Company and the 1592 Arbitrator.

The 2016 Mission will be performed by the 1592 Arbitrator acting alone in the event that:

•	either Willis or the Financial Investors refuse to appoint an Expert or do not appoint an Expert in due time;

•	one of the Experts or 2016 Substitute does not deliver his report on the Call Requested Date at the latest;

•	the 2016 Substitute fails to accept the 2016 Mission in due time or refuses to perform the 2016 Mission
All fees incurred by the Experts in connection with the 2016 Mission shall be borne by Willis and the Willis Call Grantors pro-rata their respective Imputed Holdings.

10.1.2.	Missions of the Experts in connection with the Lucas’ Parties Put Options

In the event that the consideration for the Put Securities becomes payable in the context of a Full Exit resulting from the exercise of the Call Options or the exercise of the Willis Put Options, the K1 and K2 multiples used in the formula of the Final Put Value shall be the K1 and K2 multiples calculated by the Experts or the 1592 Arbitrator for the 2016 Mission.

In the event that Willis has not delivered Confirming Notifications or in the event that the Call Options or the Willis Put Options have not been exercised, the K1 and K2 multiples used in the formula of the Final Put Value shall be determined by the Experts selected and appointed by the Willis Parties and the Willis Call Grantors in accordance with Section 14.7(a) of the SHA no later than twelve (12) Business Days prior to the completion of the Full Exit (the "Put Mission").

If those Experts are able to perform the Put Mission in due time, in the absence of fraud or manifest error, the reports of the Experts with respect to the Put Mission shall be final and binding upon the Lucas Parties, the Put Options Grantors and the 1592 Arbitrator and shall be attached to the Full Exit Notice.

If any of those Experts is unable or not willing to perform the Put Mission in due time, the Full Exit Notice shall include the Put Options Grantors' own calculation of the K1 and K2 multiples

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and if one of the Lucas Parties delivers a notice of verification pursuant to Section 14.7(d) of the SHA, the 1592 Arbitrator shall verify such calculation.

Each of the Lucas Parties, the Willis Parties and the Financial Investors shall bear one third of the fees incurred by the Experts in connection with the Put Mission.

10.1.3.	Mission of the Experts in connection with the Correduria Equity Value

If the Correduria Call or the Correduria Put is exercised in 2015, the K1 and K2 multiples used in the formula of the Correduria Equity Value shall be the K1 and K2 multiples calculated by the Experts or the 1592 Arbitrator for the 2015 Mission.

If the Correduria Call or the Correduria Put is exercised in 2016, the K1 and K2 multiples used in the formula of the Correduria Equity Value shall be the K1 and K2 multiples calculated by the Experts or the 1592 Arbitrator for the 2016 Mission.

If the Correduria Call and the Correduria Put have not been exercised yet on January 1st 2017, the K1 and K2 multiples used in the formula of the Correduria Equity Value shall be determined by the Experts selected and appointed by the Willis Parties and the Company in accordance with Section 17.3(g) of the SHA no later than January 30, 2017 (the “Correduria Mission”)

If those Experts are able to perform the Correduria Mission in due time, in the absence of fraud or manifest error, the reports of the Experts with respect to the Correduria Mission shall be final and binding upon the Willis Parties, the Group Companies and the 1592 Arbitrator and shall be attached to any exercise notice of the Correduria Call or Correduria Put.

If any of those Experts is unable or not willing to perform the Correduria Mission in due time, Willis Europe shall provide Gras Savoye, GS Eurofinance and any other Group Company holding Correduria Minority Shares with its own calculation of the K1 and K2 multiples and if any of Gras Savoye, GS Eurofinance and the other Group Company holding Correduria Minority Shares delivers a notice of verification pursuant to Section 17.3(k) of the SHA, the 1592 Arbitrator shall verify such calculation.

The fees incurred by the Experts for the Correduria Mission shall be shared equally between the Willis Entities, on the one hand, and the Group Companies, on the other hand.

10.2.	Methodology related to market multiples K1 & K2

The K1 and K2 market multiples that will be selected for the formulas will be equal to the average of the two multiples selected by each Expert.

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The sample “s” of comparable listed insurance brokers (“The Sample”) shall include “liquid” companies listed on regulated financial markets:

•	K1 and K2 will be computed on the same Sample.

•	The Sample will include the following 5 quoted companies:

•	Aon Corporation;

•	Arthur J. Gallagher & Co;

•	Jardine Lloyd Thompson Group PLC;

•	Marsh & McLennan Companies Inc; and

•	Willis Group Holdings Ltd.

The evolution of the Sample over time (potential delisting of companies, M&A activities within the Sample) shall be discussed between the Parties and the Experts, who will monitor the Sample and have the final decision on its evolution.

Should consolidated accounts by one or several Sample companies not be publicly available, Experts will rely on (i) preliminary results (in the form of a press release or presentation) if applicable or (ii) Bloomberg consensus of results otherwise.

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10.3.	Definition related to K1

K1 is defined as the “Enterprise Value/Sales” market multiple computed as the average of the “Enterprise Value/Sales” multiples of the Sample “s” over a defined period of time provided that K1 is a minimum multiple of 1.50x and a maximum multiple of 1.80x.

K1 will be computed according to the following formula, it being understood that this formula is a framework which the Experts will try to respect as much as possible:

K1 = [MC (s) + Net Debt (s)] / Sales (s)

MC (s) = MC is defined as the average daily Market Capitalization over a full year (12 months) period for each company of the Sample “s”.
Experts will make all relevant adjustments to MC (number of shares selected to compute the market capitalization, volume weighted share price methodology etc…) to reflect market’s view.

Net Debt (s) = Net Debt is equal to the adjusted consolidated financial debt minus adjusted consolidated cash excluding fiduciary cash or “restricted cash” calculated on audited consolidated accounts at year end (December 31st) for each company of the Sample “s”.
Experts will make all relevant adjustments to Net Debt (pro forma for acquisitions / disposals, unfunded provisions for retirement, provisions with cash impact, off balance sheet commitments, debts related to minority interests, financial assets etc…) to reflect market’s view.

Sales (s) = Sales is defined as the consolidated net sales including financial income related to fiduciary cash calculated on audited consolidated accounts at year end (December 31st) for each company of the Sample “s”.
Experts will make all relevant adjustments to Sales (pro forma for acquisitions / disposals, non recurring items etc…) to reflect market’s view.

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10.4.	Definitions related to K2

K2 is defined as the “Enterprise Value/EBITDA” market multiple computed as the average of the “Enterprise Value/EBITDA” multiples of the Sample “s” over a defined period of time provided that K2 is a minimum multiple of 9.00x and a maximum multiple of 10.00x.

K2 will be computed according to the following formula, it being understood that this Formula is a framework which the Experts will try to respect as much as possible:

K2 = [MC (s) + Net Debt (s)] / EBITDA (s)

MC (s) = See section on K1.

Net Debt (s) = See section on K1.

EBITDA (s) = EBITDA is defined as the consolidated “Earnings before Interest, Tax, Depreciation and Amortization” including financial income related to fiduciary calculated on audited consolidated accounts at year end (December 31st) for each company of the Sample “s”.
Experts will make all relevant adjustments to EBITDA (gains or losses on asset sale, pro forma for acquisitions / disposals, non recurring items etc…) to reflect market’s view, consistent in all material respects with the definitions of EBITDA and EBITDA Impact Adjustments set forth in Section 9.7 of this Schedule 1(B).

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11.	Definitions related to Willis Correduria Equity Value.

The valuation of GSC’s share capital of Willis Correduria is defined in the above sections for computation of the ENEqV, FNEqV, NEnV, ECEqV, FCeqV, CEnV,BPEV, PEV and Willis Put Option formulas.

The definition of Correduria Equity Value (“CEV”) defined in this section relates to Correduria Put and Call as described in the Recitals of the SHA.

Correduria Equity Value (CEV) in Euro is defined according to the following formula:

CEV = [40 % x K1 x Willis Correduria Sales n] + [60 % x K2 x ((Willis Correduria EBITDA n + Willis Correduria EBITDA n-1) x 0.5)]

Where:

•	K1 is defined as the “EV/Sales” market multiple as further defined in section 10.3 above;

•	Willis Correduria Sales is defined as the consolidated net turnover of Willis Correduria with the Sale Aggregate defined as per section 9.6. above;

•	K2 is defined as the “EV/EBITDA” market multiple as further defined in section 10.4 above;

•	Willis Correduria EBITDA is defined as the consolidated “Earning before interest, tax, depreciation and amortization” of Willis Correduria with the EBITDA Aggregate defined as per section 9.7 above;

•	n is defined as the last Financial Year ending December 31 before the year of the exercise of the Correduria Put or Call;

•	n-1 is defined as Financial Year ending December 31 before year n; and

•	Willis Correduria Sales and Willis Correduria EBITDA are calculated from the Willis Correduria’s consolidated audited financials prepared in accordance with statutory accounting rules in Spanish Gaap.

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12.	Appendix: Management Business Plan

(in million Euros)

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